As filed with the Securities and Exchange Commission on June 21, 2019

File No. 000-56052

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10/A

(Amendment No. 1 to Form 10 filed May 2, 2019)

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Goldman Sachs Private Middle Market Credit II LLC

(Exact name of registrant as specified in charter)

Delaware	83-3053002
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

200 West Street New York, New York	10282
(Address of principal executive offices)	(Zip Code)

(212) 902-0300

(Registrant’s telephone number, including area code)

with copies to:

Lisa Schneider, Esq. Joshua Wechsler, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Telephone: (212) 859-8000 Facsimile: (212) 859-4000	Thomas J. Friedmann, Esq. William Bielefeld, Esq. Dechert LLP One International Place 40th Floor 100 Oliver Street Boston, MA 02110 Telephone: (617) 728-7100 Facsimile: (617) 426-6567	Margery K. Neale, Esq. James G. Silk, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 Telephone: (212) 728-8000 Facsimile: (212) 728-9294

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

None

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

Limited Liability Company Common Units

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

EXPLANATORY NOTE

Goldman Sachs Private Middle Market Credit II LLC (“the Company”) is filing this registration statement on Form 10 (the “Registration Statement”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis in connection with its election to be regulated as a business development company (a “BDC”), under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and to provide current information to the investment community while conducting a private offering of securities. In this Registration Statement, the “Company,” “we,” “us,” and “our” refer to Goldman Sachs Private Middle Market Credit II LLC and “Investment Adviser” refers to Goldman Sachs Asset Management, L.P. (“GSAM”), unless otherwise specified. Goldman Sachs (as defined below) advises clients in all markets and transactions and purchases, sells, holds and recommends a broad array of investments for Goldman Sachs’ own accounts, accounts in which personnel of Goldman Sachs have an interest, accounts of Goldman Sachs’ clients, including separately managed accounts (or separate accounts), and pooled investment vehicles that Goldman Sachs sponsors, manages or advises, including the Company (collectively, “Accounts”). The Investment Adviser, through the GSAM Private Credit Group, manages certain Accounts, including Goldman Sachs BDC, Inc. (“GS BDC”), Goldman Sachs Private Middle Market Credit LLC (“PMMC”) and Goldman Sachs Middle Market Lending Corp. (“MMLC”) and may manage one or more additional BDCs (the “Other BDCs and Related Entities”). The Investment Adviser, through the GSAM Private Credit Group, may in the future establish additional Accounts, which will pursue strategies similar to those of the Company.

Once this Registration Statement is effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Concurrent with the initial filing of this Registration Statement, we have filed an election to be regulated as a BDC under the Investment Company Act and are subject to the Investment Company Act requirements applicable to BDCs. In addition, we intend to elect to be treated, and expect to qualify annually, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements that involve substantial risks and uncertainties, which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “target,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Statements that contain these words should be read carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. Our forward-looking statements include information in this Registration Statement regarding general domestic and global economic conditions, our future financing plans, our ability to operate as a BDC and the expected performance of, and the yield on, our portfolio companies. There may be events in the future, however, that we are not able to predict accurately or control. The factors listed under “Risk Factors” as well as any cautionary language in this Registration Statement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in the forward-looking statements contained in this Registration Statement. The occurrence of the events described in these risk factors and elsewhere in this Registration Statement could have a material adverse effect on our business, results of operation and financial position. Any forward-looking statement made in this Registration Statement speaks only as of its date. Factors or events that could cause our actual results to differ from our forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. You are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the U.S. Securities and Exchange Commission (the “SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Under Section 21E(b)(2)(B) of the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to the statements made in this Registration Statement or periodic reports we file under the Exchange Act.

The following factors are among those that may cause actual results to differ materially from our forward-looking statements in this Registration Statement:

•	the Company’s future operating results;

•	changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets;

•	uncertainty surrounding the financial and political stability of the United States, the United Kingdom, the European Union and China;

•	the Company’s business prospects and the prospects of its prospective portfolio companies;

•	the impact of investments that the Company expects to make;

•	the impact of increased competition;

•	the Company’s contractual arrangements and relationships with third parties;

•	the dependence of the Company’s future success on the general economy and its impact on the industries in which the Company invests;

•	the ability of the Company’s prospective portfolio companies to achieve their objectives;

•	the relative and absolute performance of the Investment Adviser;

•	the Company’s expected financings and investments;

•	the use of borrowed money to finance a portion of the Company’s investments;

•	the Company’s ability to make distributions;

•	the adequacy of the Company’s cash resources and working capital;

•	the timing of cash flows, if any, from the operations of the Company’s prospective portfolio companies;

•	the impact of future acquisitions and divestitures;

•	the effect of changes in tax laws and regulations and interpretations thereof;

•	the Company’s ability to maintain its status as a BDC and a RIC;

•	actual and potential conflicts of interest with GSAM and its affiliates;

•	the ability of GSAM to attract and retain highly talented professionals;

•	the impact on the Company’s business of new legislation;

•	the availability of credit and/or the Company’s ability to access the equity and capital markets; and

•	currency fluctuations, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars.

ITEM 1. BUSINESS.

(a)	General Development of Business

The Company was formed as a Delaware limited liability company on December 20, 2018 with the name Goldman Sachs Private Middle Market Credit II LLC. We are conducting a private offering of common units of our limited liability company interests (the “Units”) to investors in reliance on exemptions from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”). An affiliate of the Investment Adviser made an initial capital contribution to the Company and serves as its initial member (the “Initial Member”). The Company canceled the Initial Member’s interest in the Company on May 3, 2019, the first date on which investors (other than the Initial Member) were required to make their initial capital contribution to purchase Units (the “Initial Drawdown Date”).

From inception through June 21, 2019, we called approximately $84.4 million of capital and made five secured, first lien debt investments, totaling approximately $101.5 million, in the aggregate, at cost.

We have filed an election to be regulated as a BDC under the Investment Company Act. We also intend to elect to be treated, and expect to qualify annually, as a RIC under Subchapter M of the Code for U.S. federal income tax purposes. As a BDC and a RIC, we will be required to comply with certain regulatory requirements. See “Item 1(c). Description of Business—Regulation as a Business Development Company” and “Item 1(c). Description of Business—Certain U.S. Federal Income Tax Considerations.”

(b)	Financial Information about Industry Segments

Our operations comprise only a single reportable segment. See “Item 2. Financial Information.”

(c)	Description of Business

The Company – Goldman Sachs Private Middle Market Credit II LLC

The Company’s investment objective is to generate current income and, to a lesser extent, capital appreciation primarily through direct originations of secured debt, including first lien, unitranche, including last-out portions of such loans, and second lien debt, and unsecured debt, including mezzanine debt, as well as through select equity investments. See “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The securities in which we invest will generally not be rated by any rating agency, and if they were rated, they would be below investment grade (rated lower than “Baa3” by Moody’s Investors Service and lower than “BBB-” by Fitch Ratings or Standard & Poor’s Ratings Services (“S&P”)). These securities, which may be referred to as “junk bonds,” “high yield bonds” or “leveraged loans,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal.

Unitranche loans are first lien loans that may extend deeper in a company’s capital structure than traditional first lien debt and may provide for a waterfall of cash flow priority between different lenders in the unitranche loan. In a number of instances, the Company may find another lender to provide the “first-out” portion of such loan and retain the “last-out” portion of such loan, in which case, the “first-out” portion of the loan would generally receive priority with respect to payment of principal, interest and any other amounts due thereunder over the “last-out” portion that the Company would continue to hold. In exchange for the greater risk of loss, the “last-out” portion generally earns a higher interest rate than the “first-out” portion. The term “mezzanine” refers to debt that ranks senior only to a borrower’s equity securities and ranks junior in right of payment to all of such borrower’s other indebtedness. The Company may make multiple investments in the same portfolio company (each, a “Portfolio Company”).

The Company’s principal investment strategy is to invest primarily in U.S. middle-market companies, predominantly through direct origination. The Company may also invest in newly-issued debt securities that are sold by issuers with an original issue discount (“OID”) to par value of 1% to 3%. To the extent the Company purchases such new issues with OID, the discounts will be accreted over the life of the securities, as required under U.S. generally accepted accounting principles (“GAAP”). Loan origination fees, OID and market discount or premium are capitalized, and we accrete or amortize such amounts into income over the life of the loan. We record contractual prepayment premiums on loans and debt securities as interest income.

The Company expects to invest, under normal circumstances, at least 80% of its net assets (plus any borrowings for investment purposes), directly or indirectly in private middle-market credit obligations and related instruments. The Company defines “credit obligations and related instruments” for this purpose as any fixed-income instrument, including loans to, and bonds and preferred stock of, portfolio companies and other instruments that provide exposure to such fixed-income instruments. “Middle-market” is used to refer to companies with between $5 million and $200 million of annual earnings before interest expense, income tax expense, depreciation and amortization (“EBITDA”) excluding certain one-time and non-recurring items that are outside the operations of these companies. While, as a result of fluctuations in the net asset value (“NAV”) of one asset relative to another asset, private middle-market credit obligations and related instruments may represent less than 80% of the Company’s net assets (plus any borrowings for investment purposes) at any time, the Company may not invest, under normal circumstances, more than 20% of its net assets (plus any borrowings for investment purposes) in securities and other instruments that are not private middle-market credit obligations and related instruments. Derivative instruments will be counted towards the Company’s 80% policy to the extent they have economic characteristics similar to private middle-market credit obligations. To the extent we determine to invest indirectly in private middle-market credit obligations and related instruments, we may invest through certain synthetic instruments, which we will value at market value or, if no market value is ascertainable, at fair value for the purpose of complying with the above mentioned policy. For purposes of determining compliance with our 80% policy, each applicable derivative instrument will be valued based upon its market value. We will notify Unitholders (as defined below) at least 60 days prior to any change to the 80% investment policy described above.

The Company expects to directly or indirectly invest at least 70% of its total assets in middle-market companies domiciled in the United States. However, the Company may from time to time invest opportunistically in large U.S. companies, non-U.S. companies, stressed or distressed debt, structured products, private equity or other opportunities, subject to limits imposed by the Investment Company Act.

The Company does not currently intend to invest more than 15% of its net assets in entities that rely on the exclusions from the definition of an “investment company” in Sections 3(c)(1) or 3(c)(7) of the Investment Company Act, although the Company may exceed that level from time to time. However, to the extent the Company invests in such entities, the Company undertakes to comply with any applicable disclosure requirements related to the fees and expenses indirectly incurred by the Company as a result of such investments.

While the Company’s investment program is expected to focus primarily on debt investments, the Company’s investments may include equity features, such as a direct investment in the equity or convertible securities of a Portfolio Company or warrants or options to buy a minority interest in a Portfolio Company. Any warrants the Company may receive with debt securities will generally require only a nominal cost to exercise, so as a Portfolio Company appreciates in value, the Company may achieve additional investment return from these equity investments. The Company may structure the warrants to provide provisions protecting the Company’s rights as a minority-interest holder, as well as puts, or rights to sell such securities back to the Portfolio Company, upon the occurrence of specified events. In many cases, the Company may also obtain registration rights in connection with these equity investments, which may include demand and “piggyback” registration rights.

Subject to applicable provisions of the Investment Company Act and applicable Commodity Futures Trading Commission (“CFTC”) regulations, the Company may enter into hedging transactions in a manner consistent with SEC guidance. To the extent that any of the Company’s loans are denominated in a currency other than U.S. dollars, the Company may enter into currency hedging contracts to reduce its exposure to fluctuations in currency exchange rates. The Company may also enter into interest rate hedging agreements. Such hedging activities, which will be subject to compliance with applicable legal requirements, may include the use of futures, options, swaps and forward contracts. Costs incurred in entering into such contracts or in selling them, if any, will be borne by the Company. The Investment Adviser has claimed no-action relief from CFTC registration and regulation as a commodity pool operator pursuant to a CFTC staff no-action letter with respect to the Company’s operations, with the result that the Company will be limited in its ability to use futures contracts or options on futures contracts or engage in swap transactions. Specifically, the CFTC staff no action letter (the “BDC CFTC No-Action Letter”) imposes strict limitations on using such derivatives other than for hedging purposes, whereby the use of derivatives not used solely for hedging purposes is generally limited to situations where (i) the aggregate initial margin and premiums required to establish such positions does not exceed five percent of the liquidation value of the Company’s portfolio, after taking into account unrealized profits and unrealized losses on any such contracts it has entered into; or (ii) the aggregate net notional value of such derivatives does not exceed 100% of the liquidation value of the Company’s portfolio. Moreover, the Company anticipates entering into transactions involving such derivatives to a very limited extent solely for hedging purposes or otherwise within the limitations of the BDC CFTC No-Action Letter. As of June 19, 2019, we have not used any hedging arrangements.

Each investment held by the Company is referred to herein as an “Investment” and collectively as the “Investments.”

The particular strategies that the Investment Adviser will utilize will depend on the specific opportunities that arise during the Investment Period (as defined in “—Investment Period,” below). While it is currently expected that the Company will target investments in or related to middle-market companies in the United States, the Investment Adviser will have the flexibility to choose opportunities and strategies as events dictate, and will not be bound by any concentration limits or diversification guidelines relating to asset type, investment or geographic sector or strategy, other than those required under Subchapter M of the Code, Section 55 of the Investment Company Act relating to qualifying assets and eligible portfolio companies, and its expectation of investing at least 80% of its net assets (plus any borrowings for investment purposes), directly or indirectly in private middle-market credit obligations and related instruments.

There can be no assurance that the Company’s investment objective will be achieved or that the investment strategies employed by the Investment Adviser will be successful.

Because we are a BDC and intend to qualify as a RIC under the Code, our portfolio will be subject to diversification and other requirements. See “—Certain U.S. Federal Income Tax Considerations.”

We are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of units senior to the Units (the “Preferred Units”), if our asset coverage, as defined in the Investment Company Act, would at least equal 150% immediately after each such issuance. On May 2, 2019, the Initial Member approved the adoption of the 150% threshold pursuant to Section 61(a)(2) of the Investment Company Act and such election became effective the following day. The Company expects from time to time to borrow funds for a variety of purposes, subject to the limitations of the Investment Company Act, including to bridge fundings for Investments in advance of drawdowns, as part of its investment program, to meet other short-term liquidity needs, including to pay the Management Fee (as defined below), and to facilitate the Company’s hedging activities. Sources of leverage include the issuance of senior securities (including Preferred Units) and credit facilities (secured by Investments and/or pledges of Undrawn Commitments, as defined in “—The Private Offering—Drawdown Dates”). For a further description of the Company’s ability to borrow, please see “Item 1A: Risk Factors—Risks Relating to Our Business and Structure—Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital.”

The Investment Adviser

GSAM serves as the Company’s Investment Adviser. GSAM has been registered as an investment adviser with the SEC since 1990 and is a wholly-owned subsidiary of The Goldman Sachs Group, Inc. (“Group Inc.”), a bank holding company. Goldman Sachs & Co. LLC, a wholly-owned subsidiary of Group Inc., acts as placement agent for the Company in connection with the offering of Units to U.S. persons and Goldman Sachs International, a wholly-owned subsidiary of Group Inc., acts as placement agent for the Company in connection with the offering of Units to non-U.S. persons (each, a “Placement Agent” and collectively, the “Placement Agents”). Group Inc., together with Goldman Sachs & Co. LLC, Goldman Sachs International, GSAM and their respective subsidiaries and affiliates, are referred to collectively herein as “Goldman Sachs.”

Subject to the supervision of the Company’s board of directors (the “Board of Directors” or the “Board”), the Investment Adviser provides day-to-day advice regarding the Company’s portfolio transactions and is responsible for the Company’s business affairs and other administrative matters.

As a registered investment adviser under the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”), the Investment Adviser is required to file a Form ADV with the SEC. Form ADV contains information about assets under management, types of fee arrangements, types of investments, potential conflicts of interest and other relevant information regarding the Investment Adviser. A copy of Part 1 and Part 2A of the Investment Adviser’s Form ADV is available on the SEC’s website (www.adviserinfo.sec.gov). A copy of Part 2B of the Investment Adviser’s Form ADV will be provided to Unitholders or prospective Unitholders upon request.

Goldman Sachs Asset Management

As of March 31, 2019, GSAM and its advisory affiliates acted as investment adviser in respect of over $1.38 trillion in assets. GSAM is part of Goldman Sachs’ Investment Management Division, which offers a full range of equity, fixed income and money market mutual funds, private investment funds and separately managed accounts, and currently serves a wide range of clients including private and public pension funds, endowments, foundations, banks, insurance companies, corporations, private investors and family groups.

The GSAM Private Credit Group

The GSAM Private Credit Group is responsible for identifying investment opportunities, conducting research and due diligence on prospective investments, negotiating and structuring the Company’s investments and monitoring and servicing the Company’s investments. The GSAM Private Credit Group is comprised of 23 investment professionals all of whom are primarily dedicated to the private middle-market lending investment strategy of the Company and other funds that share a similar investment strategy with the Company.

The GSAM Private Credit Group sits with a broader team known as the “GSAM Credit Alternatives Team” which has additional responsibilities other than those relating to the Company. In addition, GSAM has risk management, legal, accounting, tax, information technology and compliance personnel, among others, who provide services to the Company. The Company benefits from the expertise provided by these personnel in its operations.

The GSAM Private Credit Group is dedicated primarily to private corporate credit investment opportunities in North America, and utilizes a bottom-up, fundamental research approach to lending. The senior members of the GSAM Private Credit Group have been working together since 2006 and have an average of over 15 years of experience in leveraged finance and private transactions.

The Investment Adviser, through the GSAM Private Credit Group, manages certain Accounts, including GS BDC, PMMC and MMLC. In addition, the GSAM Private Credit Group may manage Other BDCs and Related Entities. The Investment Adviser may in the future establish additional Accounts, which will pursue strategies similar to ours. It is currently expected that each of the Company and the Other BDCs and Related Entities will generally pursue its strategy through primary originations. As a result, there will likely be instances in which an investment may be appropriate for both the Company and one or more of the Other BDCs and Related Entities. See “—Allocation of Investment Opportunities” below and “Item 7(a). Transactions with Related Persons; Review, Approval or Ratification of Transaction with Related Persons—Potential Conflicts of Interest” for certain considerations regarding our investing in parallel with some or all of the Other BDCs and Related Entities.

All investment decisions are made by an investment committee (the “Investment Committee”) of GSAM’s Private Credit Group, which consists, as of the date of this Registration Statement, of five voting members: Brendan McGovern, Jon Yoder, David Yu, Jordan Walter and Michael Mastropaolo, as well as three non-voting members with operational and/or legal expertise. For biographical information about the voting members of the Investment Committee, see “Item 5. Directors and Executive Officers.” The Investment Committee is responsible for approving all of our investments. The Investment Committee also monitors investments in our portfolio and approves all asset dispositions. We expect to benefit from the extensive and varied relevant experience of the investment professionals serving on the Investment Committee, which includes expertise in privately originated and publicly traded leveraged credit, stressed and distressed debt, bankruptcy, mergers and acquisitions and private equity. The voting members of the Investment Committee collectively have over 50 years of experience in middle-market investment and activities related to middle-market investing. The membership of the Investment Committee may change from time to time.

The purpose of the Investment Committee is to evaluate and approve, as deemed appropriate, all investments by our Investment Adviser. The Investment Committee process is intended to bring the diverse experience and perspectives of the Investment Committee’s members to the analysis and consideration of every investment. The Investment Committee also serves to provide investment consistency and adherence to our Investment Adviser’s investment philosophies and policies. The Investment Committee also determines appropriate investment sizing and suggest ongoing monitoring requirements.

The Investment Committee meetings serve as a forum for discussing credit views and outlooks, as well as reviewing investments. Potential transactions and investment opportunities are also reviewed on a regular basis. Members of the GSAM Private Credit Group’s team are encouraged to share information and views on credits with the Investment Committee early in their analysis. This process improves the quality of the analysis and assists the deal team members to work more efficiently.

Investment Criteria

We are committed to a value-oriented philosophy implemented by the Investment Adviser, which manages our portfolio and seeks to minimize the risk of capital loss without foregoing the potential for capital appreciation. We have identified several criteria, discussed below, that GSAM believes are important in identifying and investing in prospective portfolio companies.

These criteria provide general guidelines for our investment decisions. However, not all of these criteria will be met by each prospective portfolio company in which we choose to invest. Generally, we seek to use our experience and access to market information to identify investment candidates and to structure investments quickly and effectively.

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Value orientation and positive cash flow. Our investment philosophy places a premium on fundamental analysis and has a distinct value orientation. We focus on companies in which we can invest at relatively low multiples of operating cash flow and that are profitable at the time of investment on an operating cash flow basis. Typically, we do not expect to invest in start-up companies or companies having speculative business plans.

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Experienced management and established financial sponsor relationships. We generally require that our portfolio companies have an experienced management team. We also require the portfolio companies to have proper incentives in place to induce management to succeed and to act in concert with our interests as investors. In addition, we focus our investments in companies backed by strong financial sponsors that have a history of creating value and with whom members of the Investment Adviser have an established relationship.

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Strong and defensible competitive market position. We seek to invest in target companies that have developed leading market positions within their respective markets and are well-positioned to capitalize on growth opportunities. We also seek companies that demonstrate significant competitive advantages versus their competitors, which should help to protect their market position and profitability while enabling us to protect our principal and avoid capital losses.

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Viable exit strategy. We seek to invest in companies that GSAM believes will provide a steady stream of cash flow to repay our loans and reinvest in their respective businesses. We expect that such internally generated cash flow, leading to the payment of interest on, and the repayment of the principal of, our investments in portfolio companies to be a key means by which we exit from our investments over time. In addition, we also seek to invest in companies whose business models and expected future cash flows offer attractive exit possibilities. These companies include candidates for strategic acquisition by other industry participants and companies that may repay our investments through an initial public offering of common stock or other capital markets transactions.

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Due diligence. The Investment Adviser takes a bottom-up, fundamental research approach to our potential investments. It believes it is critical to conduct extensive due diligence on investment targets and in evaluating new investments. The Investment Adviser conducts a rigorous due diligence process that is applied to prospective portfolio companies and draws from its experience, industry expertise and network of contacts. In conducting due diligence, the Investment Adviser uses information provided by companies, financial sponsors and publicly available information as well as information from relationships with former and current management teams, consultants, competitors and investment bankers.

Our due diligence typically includes:

•	review of historical and prospective financial information;
•	review of the capital structure;
•	analysis of the business and industry in which the company operates;
•	on-site visits;
•	interviews with management, employees, customers and vendors of the potential portfolio company;
•	review of loan documents;
•	background checks; and
•	research relating to the portfolio company’s management, industry, markets, products and services and competitors.

Upon the completion of due diligence and a decision to proceed with an investment in a company, the team leading the investment presents the investment opportunity to the Investment Committee (as defined below). This committee determines whether to pursue the potential investment. All new investments are required to be reviewed by the Investment Committee. The members of the Investment Committee are employees of the Investment Adviser and they do not receive separate compensation from us or the Investment Adviser for serving on the Investment Committee.

Additional due diligence with respect to any investment may be conducted on our behalf (and at our expense) by attorneys and independent auditors prior to the closing of the investment, as well as other outside advisers, as appropriate.

Investment Structure

Once we determine that a prospective Portfolio Company is suitable for investment, we work with the management of that company and its other capital providers, including senior, junior and equity capital providers, to structure an investment. We negotiate among these parties and use creative and flexible approaches to structure our investment relative to the other capital in the Portfolio Company’s capital structure.

We expect our secured debt to have terms of three to ten years. We generally obtain security interests in the assets of our Portfolio Companies that will serve as collateral in support of the repayment of this debt. This collateral may take the form of first or second priority liens on the assets of a Portfolio Company.

We use the term “mezzanine” to refer to debt that ranks senior only to a borrower’s equity securities and ranks junior in right of payment to all of such borrower’s other indebtedness. Mezzanine debt typically has interest-only payments in the early years, payable in cash or in-kind, with amortization of principal deferred to the later years of the mezzanine debt. In some cases, we may enter into mezzanine debt that, by its terms, converts into equity (or is issued along with warrants for equity) or additional debt securities or defers payments of interest for the first few years after our investment. Typically, our mezzanine debt investments will have maturities of three to ten years.

We may also invest in unitranche loans, which are loans that combine features of first-lien, second-lien and mezzanine debt, generally in a first-lien position. In a number of instances, the Company may find another lender to provide the “first-out” portion of such loan and retain the “last-out” portion of such loan, in which case, the “first-out” portion of the loan would generally receive priority with respect to payment of principal, interest and any other amounts due thereunder over the “last-out” portion that the Company would continue to hold. In exchange for the greater risk of loss, the “last-out” portion generally earns a higher interest rate than the “first-out” portion.

In the case of our secured debt and unsecured debt, including mezzanine debt investments, we seek to tailor the terms of the investments to the facts and circumstances of the transactions and the prospective Portfolio Companies, negotiating a structure that protects our rights and manages our risk while creating incentives for the Portfolio Companies to achieve their business plan and improve their profitability. For example, in addition to seeking a senior position in the capital structure of our Portfolio Companies, we seek to limit the downside potential of our investments by:

•	requiring a total return on our investments (including both interest and potential equity appreciation) that compensates us for credit risk;
•	incorporating “put” rights and call protection into the investment structure; and
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negotiating covenants in connection with our investments that afford our Portfolio Companies as much flexibility in managing their businesses as possible, consistent with preservation of our capital. Such restrictions may include affirmative and negative covenants, default penalties, lien protection, change of control provisions and board rights, including either observation or participation rights.

Our investments may include equity features, such as direct investments in the equity or convertible securities of Portfolio Companies or warrants or options to buy a minority interest in a Portfolio Company. Any warrants we may receive with our debt securities generally require only a nominal cost to exercise, so as a Portfolio Company appreciates in value, we may achieve additional investment return from these equity investments. We may structure the warrants to provide provisions protecting our rights as a minority-interest holder, as well as puts, or rights to sell such securities back to the company, upon the occurrence of specified events. In many cases, we may also obtain registration rights in connection with these equity investments, which may include demand and “piggyback” registration rights.

We expect to hold most of our investments to maturity or repayment, but may sell certain investments earlier if a liquidity event takes place, such as the sale or refinancing of a Portfolio Company. We also may turn over our investments to better position the portfolio as market conditions change.

Monitoring

The Investment Adviser monitors our Portfolio Companies on an ongoing basis. It monitors the financial trends of each Portfolio Company to determine if they are meeting their respective business plans and to assess the appropriate course of action for each company. The Investment Adviser has several methods of evaluating and monitoring the performance and fair value of our investments, which may include the following:

•	assessment of success in adhering to the Portfolio Company’s business plan and compliance with covenants;
•	periodic or regular contact with Portfolio Company management and, if appropriate, the financial or strategic sponsor, to discuss financial position, requirements and accomplishments;
•	comparisons to our other Portfolio Companies in the industry, if any;
•	attendance at and participation in board meetings or presentations by Portfolio Companies; and
•	review of monthly and quarterly financial statements and financial projections of Portfolio Companies.

The Investment Adviser also employs an investment rating system to categorize our investments. In addition to various risk management and monitoring tools, the Investment Adviser grades the credit risk of all investments on a scale of 1 to 4 no less frequently than quarterly. This system is intended primarily to reflect the underlying risk of a portfolio investment relative to our initial cost basis in respect of such portfolio investment (i.e., at the time of origination or acquisition), although it may also take into account under certain circumstances the performance of the Portfolio Company’s business, the collateral coverage of the investment and other relevant factors. The grading system is as follows:

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investments with a grade of 1 involve the least amount of risk to our initial cost basis. The trends and risk factors for this investment since origination or acquisition are generally favorable, which may include the performance of the Portfolio Company or a potential exit;

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investments with a grade of 2 involve a level of risk to our initial cost basis that is similar to the risk to our initial cost basis at the time of origination or acquisition. This Portfolio Company is generally performing as expected and the risk factors to our ability to ultimately recoup the cost of our investment are neutral to favorable. All investments or acquired investments in new Portfolio Companies are initially assessed a grade of 2;

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investments with a grade of 3 indicate that the risk to our ability to recoup the initial cost basis of such investment has increased materially since origination or acquisition, including as a result of factors such as declining performance and non-compliance with debt covenants; however, payments are generally not more than 120 days past due; and

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investments with a grade of 4 indicate that the risk to our ability to recoup the initial cost basis of such investment has substantially increased since origination or acquisition, and the Portfolio Company likely has materially declining performance. For debt investments with an investment grade of 4, in most cases, most or all of the debt covenants are out of compliance and payments are substantially delinquent. For investments graded 4, it is anticipated that we will not recoup our initial cost basis and may realize a substantial loss of our initial cost basis upon exit.

The Investment Adviser grades the investments in our portfolio at least each quarter and it is possible that the grade of a portfolio investment may be reduced or increased over time. For investments graded 3 or 4, the Investment Adviser enhances its level of scrutiny over the monitoring of such Portfolio Company.

Allocation of Investment Opportunities

The Company’s investment objectives and investment strategies are similar to those of other Accounts managed by the Investment Adviser (including GS BDC, PMMC and MMLC), and an investment appropriate for the Company may also be appropriate for those Accounts. This creates potential conflicts in allocating investment opportunities among the Company and such other Accounts, particularly in circumstances where the availability of such investment opportunities is limited (e.g., in high yield securities, fixed income securities, regulated industries, small capitalization and initial public offerings/new issues), where the liquidity of such investment opportunities is limited or where co-investments by the Company and other Accounts are not permitted under applicable law.

Subject to applicable law, the Company may invest alongside Goldman Sachs and its Accounts. In certain circumstances, negotiated co-investments by us and other Accounts may be made only pursuant to an order from the SEC permitting the Company to do so. Together with the Investment Adviser, GS BDC, PMMC and MMLC applied for and received an exemptive order from the SEC that permits GS BDC, PMMC and MMLC to participate in negotiated co-investment transactions with certain affiliates managed by the GSAM Credit Alternatives Team, including GS BDC, PMMC and MMLC and other funds established by the GSAM Credit Alternatives Team after the date of the exemptive order, which would include the Company, subject to certain conditions, such as that co-investments may be made in a manner consistent with the participants’ investment objectives, positions, policies, strategies and restrictions, as well as regulatory requirements and pursuant to the conditions required by the exemptive relief, and are allocated fairly among participants. As a result of such order, there could be significant overlap in the investment portfolio of the Company and the investment portfolios of GS BDC, PMMC, MMLC and/or other funds managed by the Investment Adviser. If the Investment Adviser identifies an investment and the Company was unable to rely on the exemptive relief for that particular opportunity, the Investment Adviser will be required to determine which Accounts should make the investment at the potential exclusion of other Accounts. In such circumstances, the Investment Adviser will adhere to its investment allocation policy in order to determine the Account to which to allocate the opportunity. The policy may provide that the Investment Adviser allocate opportunities through a rotation system or in such other manner as the Investment Adviser determines to be equitable. Accordingly, it is possible that, from time to time, the Company may not be given the opportunity to participate in investments made by other Accounts.

The Company is prohibited by the Investment Company Act from participating in certain transactions with its affiliates without the prior approval of the Independent Directors (as defined below in “Item 5. Directors and Executive Officers”) and, in some cases, of the SEC. Any person that owns, directly or indirectly, five percent or more of the Company’s outstanding voting securities will be an affiliate of the Company for purposes of the Investment Company Act, and the Company is generally prohibited from buying or selling any assets from or to, or entering into certain “joint” transactions (which could include investments in the same Portfolio Company) with such affiliates, absent the prior approval of the Independent Directors. The Investment Adviser and its affiliates, including persons that control, or are under common control with, the Company or the Investment Adviser, are also considered to be affiliates of the Company under the Investment Company Act, and the Company is generally prohibited from buying or selling any assets from or to, or entering into “joint” transactions with, such affiliates without exemptive relief from the SEC.

The Company may, however, invest alongside other Accounts advised by the Investment Adviser and its affiliates in certain circumstances where doing so is consistent with applicable law and SEC staff guidance and interpretations. For example, the Company may invest alongside such Accounts consistent with guidance promulgated by the staff of the SEC permitting the Company and such other Accounts to purchase interests in a single class of privately placed securities so long as certain conditions are met, including that the Investment Adviser, acting on behalf of the Company and on behalf of its other clients, negotiates no term other than price. The Company may also invest alongside other Accounts as otherwise permissible under SEC staff guidance and interpretations, applicable regulations and the allocation policy of the Investment Adviser.

To address these potential conflicts, the Investment Adviser has developed allocation policies and procedures that provide that personnel of the Investment Adviser making portfolio decisions for Accounts will make purchase and sale decisions and allocate investment opportunities among Accounts consistent with its fiduciary obligations. To the extent permitted by applicable law, these policies and procedures may result in the pro rata allocation of limited opportunities across eligible Accounts managed by a particular portfolio management team, but in many other cases the allocations reflect numerous other factors as described below. Accounts managed outside of the GSAM Private Credit Group are generally viewed separately for allocation purposes. There will be cases where certain Accounts receive an allocation of an investment opportunity when the Company does not and vice versa.

In some cases, due to information barriers that are in place, other Accounts may compete with the Company for specific investment opportunities without being aware that they are competing against each other. Goldman Sachs has a conflicts system in place above these information barriers to identify potential conflicts early in the process and determine if an allocation decision needs to be made. If the conflicts system detects a potential conflict, the legal and compliance departments of Goldman Sachs assess investment opportunities to determine whether a particular investment opportunity is required to be allocated to a particular Account (including the Company) or is prohibited from being allocated to a particular Account. Subject to a determination by the legal and compliance departments (if applicable), portfolio management teams are then charged with ensuring that investment opportunities are allocated to the appropriate Account.

Personnel of the Investment Adviser involved in decision-making for Accounts may make allocation related decisions for the Company and other Accounts by reference to one or more factors, including: the Account’s portfolio and its investment horizons, objectives, guidelines and restrictions (including legal and regulatory restrictions); strategic fit and other portfolio management considerations, including different desired levels of investment for different strategies; the expected future capacity of the applicable Accounts; limits on the Investment Adviser’s brokerage discretion; cash and liquidity considerations; and the availability of other appropriate investment opportunities. Suitability considerations, reputational matters and other considerations may also be considered. The application of these considerations may cause differences in the performance of different Accounts that have similar strategies. In addition, in some cases the Investment Adviser may make investment recommendations to Accounts where the Accounts make the investment independently of the Investment Adviser, which may result in a reduction in the availability of the investment opportunity for other Accounts (including the Company) irrespective of the Investment Adviser’s policies regarding allocation of investments. Additional information about the Investment Adviser’s allocation policies is set forth in Item 6 (“Performance-based Fees and Side-by-Side Management—Side-by-Side Management of Advisory Accounts; Allocation of Opportunities”) of the Investment Adviser’s Form ADV.

The Investment Adviser, including the GSAM Credit Alternatives Team, may, from time to time, develop and implement new trading strategies or seek to participate in new investment opportunities and trading strategies. These opportunities and strategies may not be employed in all Accounts or may be employed pro rata among Accounts, even if the opportunity or strategy is consistent with the objectives of such Accounts.

During periods of unusual market conditions, the Investment Adviser may deviate from its normal trade allocation practices. For example, this may occur with respect to the management of unlevered and/or long-only Accounts that are typically managed on a side-by-side basis with levered and/or long-short Accounts.

The Company may or may not receive opportunities referred by Goldman Sachs businesses and affiliates, but in no event does the Company have any rights with respect to such opportunities. Subject to applicable law, including the Investment Company Act, such opportunities or any portion thereof may be offered to other Accounts, Goldman Sachs, all or certain investors in us, or such other persons or entities as determined by Goldman Sachs in its sole discretion. The Company will have no rights and will not receive any compensation related to such opportunities. Certain of such opportunities may be referred to us by employees or other personnel of GS & Co., or by third parties. If we invest in any such opportunities, GS & Co. or such third parties may be entitled, to the extent permitted by applicable law, including the limitations set forth in Section 57(k) of the Investment Company Act, to compensation from us or from the borrowers in connection with such investments. Any compensation the Company pays in connection with such referrals will be an operating expense and will accordingly be borne by the Company (and will not serve to offset any Management Fee or Incentive Fee payable to the Investment Adviser).

In connection with certain of the Company’s investments, following the Investment Adviser’s determination that the appropriate portion of an applicable investment opportunity has been offered to the Company and other Accounts in accordance with the Investment Adviser’s allocation policy and applicable legal requirements, including the Investment Company Act and, if applicable, the terms of the SEC exemptive order on co-investments disclosed herein (collectively, “Applicable Law”), the Company and/or the Investment Adviser may have the opportunity to offer all or a portion of the excess amounts of such investment opportunity to other persons or entities. These opportunities include, for example, where the Investment Adviser has determined that while it is in the best interests of the Company to acquire the full amount of an investment available to it if the alternative is to not make the investment at all, it is further in the best interests of the Company, due to diversification, portfolio management, leverage management, investment profile, risk tolerance or other exposure guidelines or limitations, cash flow or other considerations, for the Company to hold less economic exposure to the investment than such full amount. Subject to Applicable Law, such opportunities may be structured as an investment alongside the Company or as a purchase of a portion of the investment from the Company (through a syndication, participation or otherwise).

In all cases, subject to Applicable Law, the Investment Adviser has broad discretion in determining to whom and in what relative amounts to offer such opportunities, and factors the Investment Adviser may take into account, in its sole discretion, include whether such potential recipient is able to assist or provide a benefit to the Company in connection with the potential transaction or otherwise, whether the Investment Adviser believes the potential recipient is able to execute a transaction quickly, whether the potential recipient is expected to provide expertise or other advantages in connection with a particular Company investment, whether the Investment Adviser is aware of such potential recipient’s expertise or interest in these types of opportunities generally or in a subset of such opportunities or, the potential recipient’s target investment sizing. Recipients of these opportunities may, in accordance with Applicable Law, include one or more investors in the Company, one or more investors in other funds managed by the GSAM Credit Alternatives Team, clients or potential clients of Goldman Sachs, or funds or accounts established for any such persons. These opportunities may give rise to potential conflicts of interest. These opportunities will be offered to the recipients thereof on such terms as the Investment Adviser determines in its sole discretion, subject to Applicable Law, including on a no-fee basis or at prices higher or lower than those paid by the Company. As a result of these and other reasons, returns with respect to an opportunity may exceed investors’ returns with respect to the Company’s investment in the same opportunity.

See “Item 7(a). Transactions with Related Persons; Review, Approval or Ratification of Transaction with Related Persons—Potential Conflicts of Interest—Other Activities of Goldman Sachs, the Sale of the Units and the Allocation of Investment Opportunities—Allocation of Investment Opportunities Among the Company and Other Accounts.”

Market Opportunity

The GSAM Private Credit Group believes there is an attractive investment opportunity to invest in U.S. middle-market companies. Specifically:

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The middle-market represents a large target market opportunity. According to the National Center for the Middle Market and the CIA World Factbook, the U.S. middle market is comprised of approximately 200,000 companies that represent approximately 33% of the private sector gross domestic product.[1] This makes the U.S. middle market equivalent to the world’s third largest global economy on a stand-alone basis. Collectively, the U.S. middle market generates more than $6 trillion in annual revenue. The GSAM Private Credit Group believes that there is an attractive investment environment for the Company to provide loans to U.S. middle-market companies.

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There have been secular changes in ownership structures of middle-market companies. The GSAM Private Credit Group has observed a transformation in the ownership structures of private and public companies. The number of U.S. private-equity firms is at its highest level since 2000.. Conversely, the number of listed U.S. domestic companies has dramatically declined over the same time period, yet the average market capitalization of listed U.S. companies has grown. The GSAM Private Credit Group believes that this has resulted in a shift in the ownership of middle market companies and thus creating a larger market opportunity for the Company to provide debt capital to the companies that the Company expects to target.

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There is a large amount of un-invested private equity capital for middle-market companies. There is a large amount of un-invested private equity capital for North America buyout funds. The GSAM Private Credit Group believes this creates additional capacity for the Company as the GSAM Private Credit Group expects private equity firms will seek to leverage their investments by combining equity capital with debt capital.

1 Estimate for 2017 by the National Center for the Middle Market, which defined middle market as companies with annual revenue of $10 million—$1 billion. See http://www.middlemarketcenter.org (relying on data from the CIA World Factbook, available at https://www.cia.gov/library/publications/the-world-factbook/).

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Changes in business strategy by banks have further reduced the supply of capital to middle-market companies. The trend of consolidation of regional banks into money center banks has reduced the focus of these businesses on middle-market lending. Money center banks traditionally focus on lending and providing other services to large corporate clients to whom they can deploy larger amounts of capital more efficiently. The GSAM Private Credit Group believes that this has resulted in fewer bank lenders to U.S. middle-market companies and reduced the availability of debt capital to the companies that the Company expects to target.

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The capital markets have been unable to fill the void in middle-market finance left by banks. While underwritten bond and syndicated loan markets have been robust in recent years, middle-market companies are rarely able to access these markets as participants are generally highly focused on the liquidity characteristics of the bond or loan being issued. For example, mutual funds and exchange traded funds (“ETFs”) are significant buyers of underwritten bonds and broadly syndicated loans. However, mutual funds and ETFs generally require the ability to liquidate their investments quickly in order to fund investor redemptions. Accordingly, the existence of an active secondary market for their investments is an important consideration in the initial investment decision. Because there is typically no active secondary market for the debt of U.S. middle-market companies, mutual funds and ETFs generally do not provide capital to U.S. middle-market companies. The GSAM Private Credit Group believes that this is likely to be a persistent problem for the capital markets and creates an advantage for investors like the Company who have a more stable capital base and can therefore invest in illiquid assets.

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It is difficult for new lending platforms to enter the middle market and fill the capital void because it is very fragmented. While the middle market is a very large component of the U.S. economy, it is a highly fragmented space with thousands of companies operating in many different geographies and industries. Typically, companies that need capital find lenders and investors based on preexisting relationships, referrals and word of mouth. Developing the many relationships and wide-spread recognition required to become a source of capital to the middle market is a time consuming, highly resource-intensive endeavor. As a result, the GSAM Private Credit Group believes that it is difficult for new lending platforms to successfully enter the middle market, thereby providing insulation from rapid shifts in the supply of capital to the middle market that might otherwise disrupt pricing of capital.

Competitive Advantages

The Goldman Sachs Platform: Goldman Sachs is a leading global financial institution that provides a wide range of financial services to a substantial and diversified client base, including companies and high net worth individuals, among others. The firm is headquartered in New York, and maintains offices across the United States and in all major financial centers around the world. Goldman Sachs’ asset management subsidiary, GSAM, is one of the world’s leading investment managers with over 730 investment professionals and approximately $1.38 trillion in assets under supervision as of March 31, 2019. GSAM’s investment teams, including the GSAM Private Credit Group, capitalize on the relationships, market insights, risk management expertise, technology and infrastructure of Goldman Sachs. The Company believes that the Goldman Sachs platform delivers a meaningful competitive advantage in the following ways:

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Origination of Investment Opportunities: Goldman Sachs has a preeminent network of relationships and the ability to provide valued intellectual, as well as financial, capital to middle-market borrowers which the GSAM Private Credit Group believes significantly enhances its origination capability. The GSAM Private Credit Group believes that many borrowers prefer to do business with Goldman Sachs and its advised funds because of its ability to offer further services to middle-market companies as they grow in their life cycle, including financial advice, acquisition opportunities and capital markets expertise. The GSAM Private Credit Group is also able to leverage the Goldman Sachs platform to provide borrowers with access to Goldman Sachs’ broad client network, which can be utilized to find new customers and partners as they seek to grow and execute their strategic plans.

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Evaluation of Investment Opportunities: The GSAM Private Credit Group is comprised of seasoned professionals with significant private credit investing experience. The team draws on a diverse array of skill sets, spanning fundamental credit and portfolio management, as well as legal and transactional structuring expertise. The GSAM Private Credit Group is trained in, and utilizes, proprietary investment practices and procedures developed over many decades by Goldman Sachs, including those related to performing due diligence on prospective portfolio investments and reviewing the backgrounds of potential partners. Further, Goldman Sachs is an active participant in a wide array of industries, both in service to clients operating in many different industries and acting as a principal or customer in such industries. Accordingly, Goldman Sachs houses a tremendous amount of industry knowledge and experience. Subject to internal information barriers and related limitations, the GSAM Private Credit Group is able to draw upon these industry insights and expertise as it evaluates investment opportunities.

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Risk Monitoring of Investments: The GSAM Private Credit Group has significant processes and procedures in place, including proprietary information technology systems, to monitor and evaluate the performance of its investments at the asset level. In addition, the Company benefits from Goldman Sachs’ extensive risk management capabilities, which have been developed and honed over many investment cycles. The Company’s portfolio is regularly reviewed and stressed under various scenarios by senior risk management personnel within Goldman Sachs. These scenarios are drawn from the expertise developed by Goldman Sachs for its own balance sheet. This risk monitoring is designed to minimize the risk of capital loss and maintain an investment portfolio that is expected to perform in a broad range of economic conditions.

Recent Investments

Since the Initial Drawdown Date, we have made investment commitments of $101.5 million across five portfolio companies. Set forth below is a brief description of each portfolio company in which we made an investment commitment:

CorePower Yoga, LLC

CorePower Yoga, LLC (“CorePower”) is the largest operator of yoga studios in the U.S., offering a fitness-focused heated yoga practice with programming variety that can fit all levels of experience in modern, “spa-like” facilities. In May 2019, we provided a $0.6 million revolver, $7.4 million first lien term loan, and a $2.1 million first lien delayed draw term loan to CorePower. The loans bear interest at a rate of the prevailing London Interbank Offer Rate (“LIBOR”) plus 4.75% per year and will mature in May 2025.

GlobalTranz Enterprises, Inc.

GlobalTranz Enterprises, Inc. (“GlobalTranz”) is a full-service transportation and logistics provider. In June 2019, we provided a $7.2 million first lien term loan and a $1.9 million first lien delayed draw term loan to GlobalTranz. The loans bear interest at a rate of LIBOR plus 5.00% per year and matures in May 2026.

Lone Wolf Real Estate Technologies, Inc.

Lone Wolf Real Estate Technologies, Inc. (“Lone Wolf”) provides transaction management services and back office accounting designed specifically for the real estate industry. In June 2019, we provided a $3.8 million revolver and a $38.1 million first lien term loan to Lone Wolf. The loans bear interest at a rate of LIBOR plus 6.00% subject to a 1.00% LIBOR floor per year and matures in June 2025.

Picture Head, LLC

Picture Head, LLC (“Picture Head”) a leading independent provider of post-production finishing and trailer services. In June 2019, we provided a $2.0 million revolver and a $26.7 million first lien term loan to Picture Head. The loans bear interest at a rate of LIBOR plus 6.75% subject to a 1.00% LIBOR floor per year and matures in August 2023.

Riverpoint Medical, LLC

Riverpoint Medical, LLC (“Riverpoint”) designs, develops and markets next generation medical devices for the veterinary and healthcare markets. In June 2019, we provided a $1.8 million revolver and $9.9 first lien term loan to Riverpoint. The loans bear interest at a rate of LIBOR plus 5.50% subject to a 1.00% LIBOR floor per year and matures in June 2025.

Investment Committee

All investment decisions are made by the Investment Committee of GSAM’s Private Credit Group (the “Investment Committee”), which currently consists of five voting members: Brendan McGovern, Jon Yoder, David Yu, Jordan Walter and Michael Mastropaolo, as well as three non-voting members with operational and/or legal expertise. For biographical information about the voting members of the Investment Committee, see “Item 5: Directors and Executive Officers”. The Investment Committee is responsible for approving all of the Company’s investments. The Investment Committee also monitors investments in the Company’s portfolio and approves all asset dispositions. The Company expects to benefit from the extensive and varied relevant experience of the investment professionals serving on the Investment Committee, which includes expertise in privately originated and publicly traded leveraged credit, stressed and distressed debt, bankruptcy, mergers and acquisitions and private equity. The voting members of the Investment Committee collectively have over 50 years of experience in middle-market investment and activities related to middle-market investing. The membership of the Investment Committee may change from time to time.

The purpose of the Investment Committee is to evaluate and approve, as deemed appropriate, all investments by the Investment Adviser. The Investment Committee process is intended to bring the diverse experience and perspectives of the Investment Committee’s members to the analysis and consideration of every investment. The Investment Committee also serves to provide investment consistency and adherence to the Investment Adviser’s investment philosophies and policies. The Investment Committee also determines appropriate investment sizing and suggest ongoing monitoring requirements.

In addition to reviewing investments, the Investment Committee meetings serve as a forum for discussing credit views and outlooks, as well as reviewing investments. Potential transactions and investment opportunities are also reviewed on a regular basis. Members of GSAM Private Credit Group’s investment team are encouraged to share information and views on credits with the Investment Committee early in their analysis. This process improves the quality of the analysis and assists the deal team members to work more efficiently.

Management Services

Pursuant to the terms of the investment management and advisory agreement (the “Investment Advisory Agreement”) between the Company and the Investment Adviser, GSAM, subject to the overall supervision of the Board of Directors, manages the Company’s day-to-day operations and provides investment advisory and management services to the Company.

Subject to compliance with applicable law and published SEC guidance, nothing contained in the Investment Advisory Agreement in any way precludes, restricts or limits the activities of the Investment Adviser or any of its respective subsidiaries or affiliated parties.

Investment Advisory Agreement

The Investment Advisory Agreement will remain in full force and effect for two years initially and continue for periods of one year thereafter but only so long as such continuance is specifically approved at least annually by (a) the vote of a majority of the Independent Directors in accordance with the requirements of the Investment Company Act, and (b) a vote of a majority of the Board of Directors or a majority of the Company’s outstanding voting securities, as defined in the Investment Company Act. The Investment Advisory Agreement may, on 60 days’ written notice to the other party, be terminated in its entirety at any time without the payment of any penalty, by the Board of Directors or by vote of a majority of the Company’s outstanding voting securities, on the one hand, or by the Investment Adviser, on the other hand. The Investment Advisory Agreement also will automatically terminate in the event of its assignment (as defined in the Investment Company Act). See “Item 1A. Risk Factors—Risks Relating to Our Business and Structure—We will be dependent upon management personnel of our Investment Adviser for our success.”

The Investment Adviser may also manage other investment funds and accounts that have investment programs that are similar to those of the Company. Please see “Item 7(a). Transactions with Related Persons; Review, Approval or Ratification of Transaction with Related Persons—Potential Conflicts of Interest.”

The Investment Adviser will keep the Board of Directors well informed as to the identity and title of each member of the Investment Committee and provide the Board of Directors such other information with respect to such persons and the functioning of the Investment Committee as the Board of Directors may, from time to time, request.

Management Fee

Pursuant to the Investment Advisory Agreement, the Company pays the Investment Adviser a management fee (the “Management Fee”), payable quarterly in arrears, equal to 0.375% (i.e., an annual rate of 1.50%) of the average NAV of the Company (including uninvested cash and cash equivalents) at the end of the then-current calendar quarter and the prior calendar quarter. For the avoidance of doubt, the Management Fee for the Company’s first quarter (i.e., the period beginning on the Initial Drawdown Date and ending on the last day of the quarter in which the Initial Drawdown Date occurred) will be equal to 0.375% (i.e., an annual rate of 1.50%) of the average of the Company’s NAV at the end of such quarter and zero (i.e., the Company’s NAV attributable to third-party investors immediately prior to the Initial Drawdown Date). The Management Fee for any partial quarter will be appropriately prorated.

Management Fees are generally expected to be paid using available funds, in which case these payments will not reduce Unitholders’ Undrawn Commitments. However, the Company may drawdown Undrawn Commitments for Management Fees, in which case amounts contributed would reduce Unitholders’ Undrawn Commitments.

Incentive Fee

Pursuant to the Investment Advisory Agreement, the Company pays to the Investment Adviser an Incentive Fee (the “Incentive Fee”) as follows:

(a)

First, no Incentive Fee will be payable to the Investment Adviser until the Company has made cumulative distributions pursuant to this clause (a) equal to aggregate Contributed Capital (as defined below);

(b)

Second, no Incentive Fee will be payable to the Investment Adviser until the Company has made cumulative distributions pursuant to this clause (b) equal to a 7% return per annum, compounded annually, on aggregate unreturned Contributed Capital, from the date each capital contribution is made through the date such capital has been returned;

(c)

Third, subject to clauses (a) and (b), the Investment Adviser will be entitled to an Incentive Fee equal to 100% of all amounts designated by the Company as proceeds intended for distribution and Incentive Fee payments, until such time as the cumulative Incentive Fee paid to the Investment Adviser pursuant to this clause (c) is equal to 15% of the amount by which the sum of (i) cumulative distributions to Unitholders pursuant to clauses (a) and (b) above and (ii) the cumulative Incentive Fee previously paid to the Investment Adviser pursuant to this clause (c) exceeds Contributed Capital; and

(d)

Fourth, at any time that clause (c) has been satisfied, the Investment Adviser will be entitled to an Incentive Fee equal to 15% of all amounts designated by the Company as proceeds intended for distribution and Incentive Fee payments.

The Incentive Fee is calculated on a cumulative basis and the amount of the Incentive Fee payable prior to a proposed distribution will be determined and, if applicable, paid in accordance with the foregoing formula each time amounts are to be distributed to the Unitholders. The Incentive Fee is a fee owed by the Company to the Investment Adviser and is not paid out of distributions made to Unitholders.

Notwithstanding anything to the contrary herein, in no event will an amount be paid with respect to the Incentive Fee to the extent it would exceed the limitations set forth in Section 205(b)(3) of the Advisers Act.

“Contributed Capital” is the aggregate amount of capital contributions that have been made by all Unitholders in respect of their Units to the Company. All distributions (or deemed distributions), including investment income (i.e. proceeds received in respect of interest payments, dividends and fees) and proceeds attributable to the repayment or disposition of any Investment, to Unitholders will be considered a return of Contributed Capital. Unreturned Contributed Capital equals aggregate Contributed Capital minus cumulative distributions, but is never less than zero.

The term “proceeds intended for distribution and Incentive Fee payments” includes proceeds from the full or partial realization of the Company’s Investments and income from investing activities and may include return of capital, ordinary income and capital gains.

If, at the termination of the Company, the Investment Adviser has received aggregate payments of Incentive Fees in excess of the amount the Investment Adviser would have received had the Incentive Fees been determined upon such termination, then the Investment Adviser will reimburse the Company for the difference between the amount of Incentive Fees actually received and the amount determined at termination (the “Investment Adviser Reimbursement Obligation”). However, the Investment Adviser will not be required to reimburse the Company an amount greater than the aggregate Incentive Fees paid to the Investment Adviser, reduced by the excess (if any) of (a) the aggregate federal, state and local income tax liability the Investment Adviser incurred in connection with the payment of such Incentive Fees (assuming the highest marginal applicable federal and New York city and state income tax rates applied to such payments), over (b) an amount equal to the U.S. federal and state tax benefits available to the Investment Adviser by virtue of the payment made by the Investment Adviser pursuant to its Investment Adviser Reimbursement Obligation (assuming that, to the extent such payments are deductible by the Investment Adviser, the benefit of such deductions will be computed using the then highest marginal applicable federal and New York city and state income tax rates).

If the Investment Advisory Agreement is terminated prior to the termination of the Company (other than the Investment Adviser voluntarily terminating the agreement), the Company will pay to the Investment Adviser a final Incentive Fee payment (the “Final Incentive Fee Payment”). The Final Incentive Fee Payment will be calculated as of the date the Investment Advisory Agreement is terminated and will equal the amount of Incentive Fee that would be payable to the Investment Adviser if (a) all Investments were liquidated for their current value (but without taking into account any unrealized appreciation of any Investment), and any unamortized deferred Investment-related fees would be deemed accelerated, (b) the proceeds from such liquidation were used to pay all the Company’s outstanding liabilities, and (c) the remainder was distributed to Unitholders and paid as Incentive Fee in accordance with the Incentive Fee waterfall described above for determining the amount of the Incentive Fee, subject to the limitations set forth in Section 205(b)(3) of the Advisers Act. The Company will make the Final Incentive Fee Payment in cash on or immediately following the date the Investment Advisory Agreement is so terminated. The Investment Adviser Reimbursement Obligation will be determined as of the date of the termination of the Investment Advisory Agreement for purposes of the Final Incentive Fee Payment.

Example Incentive Fee Calculations

Case #1 (5.00% return on Contributed Capital)

Assume $100.00 of aggregate Contributed Capital, with the entire amount contributed on January 1.

The Company produces $5.00 of net profit over the year (after payment of all Company expenses including the Management Fee) and liquidates on December 31, designating $105.00 for distribution and Incentive Fee payments.

Step 1: Unitholders receive distributions totaling their $100.00 of aggregate Contributed Capital. There remains $5.00 designated for distribution and Incentive Fee payments.

Step 2: Unitholders are entitled to 100% of the remaining amount until they have received a 7% annual return on their unreturned Contributed Capital, which in this case totals $7.00. The remaining $5.00 is distributed to the Unitholders in satisfaction of this entitlement, leaving no further amounts designated for distribution and Incentive Fee payments.

In this case the total Incentive Fee received by the Investment Adviser is $0.00, or 0% of the $5.00 of net profit to the Company.

Case #2 (7.75% return on Contributed Capital)

Assume $100.00 of aggregate Contributed Capital, with the entire amount contributed on January 1.

The Company produces $7.75 of net profit over the year (after payment of all Company expenses including the Management Fee) and liquidates on December 31, designating $107.75 for distribution and Incentive Fee payments.

Step 1: Unitholders receive distributions totaling their $100.00 of aggregate Contributed Capital. There remains $7.75 designated for distribution and Incentive Fee payments.

Step 2: Unitholders are entitled to 100% of the remaining amount until they have received a 7% annual return on their unreturned Contributed Capital, which in this case totals $7.00. $7.00 is distributed to the Unitholders in satisfaction of this entitlement. There remains $0.75 designated for distribution and Incentive Fee payments.

Step 3: The Investment Adviser is entitled to 100% of the remaining amount until it has received 15% of total distributions and Incentive Fee payments in excess of Contributed Capital, which in this case totals approximately $1.24. The remaining $0.75 is paid to the Investment Adviser as an Incentive Fee, leaving no further amounts designated for distribution and Incentive Fee payments.

In this case the total Incentive Fee received by the Investment Adviser is $0.75, or 9.68% of the $7.75 of net profit to the Company.

Case #3 (12.00% return on Contributed Capital)

Assume $100 of aggregate Contributed Capital, with the entire amount contributed on January 1.

The Company produces $12.00 of net profit over the year (after payment of all Company expenses including the Management Fee) and liquidates on December 31, designating $112.00 for distribution and Incentive Fee payments.

Step 1: Unitholders receive distributions totaling their $100.00 of aggregate Contributed Capital. There remains $12.00 designated for distribution and Incentive Fee payments.

Step 2: Unitholders are entitled to 100% of the remaining amount until they have received a 7% annual return on their unreturned Contributed Capital, which in this case totals $7.00. $7.00 is distributed to the Unitholders in satisfaction of this entitlement. There remains $5.00 designated for distribution and Incentive Fee payments.

Step 3: The Investment Adviser is entitled to 100% of the remaining amount until it has received 15% of total distributions and Incentive Fee payments in excess of Contributed Capital, which in this case totals approximately $1.24. Such amount is paid to the Investment Adviser as an Incentive Fee in satisfaction of this entitlement. There remains approximately $3.76 designated for distribution and Incentive Fee payments.

Step 4: Unitholders are entitled to 85% of the remaining amount and the Investment Adviser is entitled to 15% of the remaining amount. Therefore, the Unitholders receive approximately $3.20 in additional distributions while the Investment Adviser receives approximately $0.56 in additional Incentive Fee payments.

In this case the total Incentive Fee received by the Investment Adviser is $1.80, or 15.00% of the $12.00 of net profit to the Company.

Limited Liability of the Investment Adviser

The Investment Adviser and its officers, directors, partners, managing directors, stockholders, members, other equity holders, employees and controlling persons (if any) will not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which the Investment Advisory Agreement relates except a loss resulting from willful misfeasance, bad faith or gross negligence on the Investment Adviser’s part in the performance of its duties or from reckless disregard by the Investment Adviser of its obligations and duties under the Investment Advisory Agreement. Any person, even though also employed by the Investment Adviser, who may be or become an employee of and paid by us shall be deemed, when acting within the scope of his or her employment by us, to be acting in such employment solely for us and not as our Investment Adviser’s employee or agent. These protections may lead the Investment Adviser to act in a riskier manner when acting on the Company’s behalf than it would when acting for its own account. See “Item 1A. Risk Factors—Risks Relating to Our Business and Structure—Our Investment Adviser will be paid the Management Fee even if the value of the Unitholders’ investments declines and the Investment Adviser’s Incentive Fee may create incentives for it to make certain kinds of investments.”

The Investment Adviser has not assumed any responsibility to the Company other than to render the services described in the Investment Advisory Agreement, and it will not be responsible for any action of the Board of Directors in declining to follow the Investment Adviser’s advice or recommendations.

Administration Agreement

The Company has entered into an administration agreement (the “Administration Agreement”) with State Street Bank and Trust Company (the “Administrator”), under which the Administrator is responsible for providing various accounting and administrative services to the Company.

The Administration Agreement provides that the Administrator will not be liable to the Company for any damages or other losses arising out of the performance of its services thereunder except under certain circumstances, and contains provisions for the indemnification of the Administrator by the Company against liabilities to other parties arising in connection with the performance of its services to the Company.

The Company pays the Administrator fees for its services as the Company determines are commercially reasonable in its sole discretion. The Company also reimburses the Administrator for all reasonable expenses. To the extent that the Administrator outsources any of its functions, the Administrator will pay any compensation associated with such functions.

The Company is not obligated to retain the Administrator. The Administration Agreement is terminable by either party without penalty upon 30 days’ written notice to the other party.

The terms of the Administration Agreement that the Company may enter with any subsequent administrator may differ materially from the terms of the Administration Agreement with the Administrator in effect prior to such retention, including providing for a fee structure that results in the Company, directly or indirectly, bearing higher fees for similar services and other terms that are potentially less advantageous to the Company. The Unitholders will not be entitled to receive prior notice of the engagement of an alternate administrator or of the terms of any agreement that is entered into with such administrator.

Transfer Agent

State Street Bank and Trust Company serves as the Company’s transfer agent and disbursing agent.

License Agreement

The Company has entered into a license agreement (the “License Agreement”) with Goldman Sachs & Co. LLC pursuant to which the Company has been granted a personal, non-exclusive, worldwide, royalty-free right and license to use the “Goldman Sachs” name. Under the License Agreement, the Company does not have the right to use the Goldman Sachs name if GSAM or another affiliate of Goldman Sachs is not the Company’s investment adviser or if the Company’s continued use of such license results in a violation of applicable law, results in a regulatory burden or has adverse regulatory consequences. Other than with respect to this limited license, the Company has no legal right to the “Goldman Sachs” name.

Revolving Credit Facility

On May 7, 2019 (the “Closing Date”), the Company entered into a revolving credit facility (the “Revolving Credit Facility”) with MUFG Union Bank, N.A., as administrative agent (the “Administrative Agent”) and lender. Certain material terms of the Revolving Credit Facility are set forth below.

Proceeds from the Revolving Credit Facility may be used for investments, working capital, expenses and general corporate purposes (including to pay dividends or distributions).

The maximum principal amount of the Revolving Credit Facility is $125 million, subject to availability under the “Borrowing Base.” The Borrowing Base is calculated based on the Undrawn Commitments of the Unitholders meeting various eligibility requirements (subject to investor concentration limits) multiplied by specified advance rates. The Company has the ability to increase the maximum principal amount of the Revolving Credit Facility up to $500 million, subject to increasing commitments of existing lenders and/or obtaining commitments of new lenders and certain other customary conditions. As of June 19, 2019, total outstanding borrowings under the Revolving Credit Facility were $61.7 million.

Interest rates on obligations under the Revolving Credit Facility are based on LIBOR for one month plus 2.15% per annum or an alternate base rate equal to the greater of (i) the prime rate of such commercial bank, (ii) the federal funds rate plus 0.50%, and (iii) LIBOR plus 1.00% (“ABR”), in each case, plus 1.15% per annum. The Company has the ability to elect either LIBOR or ABR at the time of draw-down, and loans may be converted from one rate to another at any time, subject to certain conditions.

The Revolving Credit Facility will mature upon the two-year anniversary of the Closing Date, subject to the Company’s right to extend for up to a one-year period upon the satisfaction of certain customary conditions (including the payment of an extension fee equal to 0.25% of the aggregate principal amount of loans and commitments extended under the Revolving Credit Facility). Amounts drawn under the Revolving Credit Facility may be prepaid at any time without premium or penalty, subject to applicable breakage costs. Loans will be subject to mandatory prepayment for amounts exceeding the Borrowing Base or the lenders’ aggregate commitment and to the extent required to comply with the Investment Company Act, as applied to BDCs. Transfers of Units in the Company by Unitholders will be subject to certain restrictions. In addition, any transfer of Units from a Unitholder whose Undrawn Commitments are included in the Borrowing Base to a Unitholder that is not eligible to be included in the Borrowing Base (or that is eligible to be included in the Borrowing Base at a lower advance rate) may trigger mandatory prepayment obligations.

The Revolving Credit Facility is secured by a perfected first priority security interest in the Undrawn Commitments of the Unitholders (with certain exceptions) and the proceeds thereof, including an assignment of the right to make capital calls, receive and apply capital contributions, and enforce remedies and claims related thereto, and a pledge of the collateral account into which capital call proceeds are deposited. Additionally, under the Revolving Credit Facility, in certain circumstances after an event of default, the Administrative Agent will be able to require Unitholders to fund their Undrawn Commitments directly to the Administrative Agent for the purposes of repaying the loans, but lenders cannot seek recourse against a Unitholder in excess of such Unitholder’s obligation to contribute capital to the Company.

The Revolving Credit Facility contains customary representations, warranties, and affirmative and negative covenants of the Company, including, without limitation, representations and covenants regarding treatment of the Company as a “regulated investment company” under the Code and as a “business development company” under the Investment Company Act and restrictions on certain operations, including, without limitation, the ability of the Company to make certain distributions, to incur additional indebtedness, to incur any liens on the collateral and to permit certain transfers of Unitholders’ ownership interests in the Units. The Revolving Credit Facility includes customary conditions precedent to the draw-down of loans and customary events of default.

In connection with the closing of the Revolving Credit Facility, the Company paid at closing an upfront fee to each lender under the Revolving Credit Facility equal to 0.50% of the aggregate principal amount of such lender’s commitments, and upon any increase to the Revolving Credit Facility, the Company will pay to the applicable lenders an equivalent fee to the foregoing (prorated based on the remaining period from the date of such increase to the maturity date). The Company will also pay an arranger fee to the Administrative Agent equal to 0.05% of the aggregate principal amount of commitments in effect on the Closing Date, which will be payable on the earlier of (x) the date that any lender other than the Administrative Agent joins the Revolving Credit Facility or (y) 180 days following the Closing Date. An equivalent arranger fee will be due on the date of any increase to the Revolving Credit Facility (based upon the aggregate principal amount of such increase). The Company will pay a fee on a quarterly basis on the amount committed by lenders that is undrawn under the Revolving Credit Facility equal to 0.25% per annum of such undrawn amount.

Organizational and Operating Expenses

The Company’s primary operating expenses include the payment of the Management Fee and the Incentive Fee to the Investment Adviser, legal and professional fees, interest and other expenses of Financings (as defined in “—Investment Period” below) and other operating and overhead related expenses. The Management Fee and Incentive Fee compensate the Investment Adviser for its work in identifying, evaluating, negotiating, closing and monitoring the Company’s Investments. The Company bears all other costs and expenses relating to its operations and transactions including: (i) the Company’s operational, offering and organizational expenses; (ii) the Company’s fees and expenses, including travel expenses, incurred by the Investment Adviser or payable to third parties related to the Company’s Investments, including, among others, professional fees (including the fees and expenses of consultants and experts) and fees and expenses from evaluating, monitoring, researching and performing due diligence on Investments and prospective Investments; (iii) interest and other expense payable on Financings, if any, incurred by the Company; (iv) fees and expenses incurred by the Company in connection with membership in investment company organizations; (v) brokers’ commissions; (vi) fees and expenses associated with calculating the Company’s NAV (including the costs and expenses of any independent valuation firm); (vii) legal, auditing or accounting expenses; (viii) taxes or governmental fees; (ix) the fees and expenses of the Company’s Administrator, transfer agent and/or sub-transfer agent; (x) the cost of preparing unit certificates or any other expenses, including clerical expenses of issue, redemption or repurchase of the Units; (xi) the expenses of and fees for registering or qualifying Units for sale and of maintaining the Company’s registration or qualifying and registering the Company as a broker or a dealer; (xii) the fees and expenses of the Company’s Independent Directors; (xiii) the fees or disbursements of custodians of the Company’s assets, including expenses incurred in the performance of any obligations enumerated by the first amended and restated limited liability company agreement of the Company (as amended, the “LLC Agreement”) or other organizational documents of the Company insofar as they govern agreements with any such custodian; (xiv) the cost of preparing and distributing reports, proxy statements and notices to holders of equity interests in the Company, the SEC and other regulatory authorities; (xv) insurance premiums (xvi) costs of holding Unitholder meetings; and (xvii) costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with the Company’s business and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the Company’s rights against any person and indemnification or contribution expenses payable by the Company to any person and other extraordinary expenses not incurred in the ordinary course of our business. The Investment Adviser is not required to pay expenses of activities which are primarily intended to result in sales of Units, including all costs and expenses associated with the preparation and distribution of the Company’s private placement memorandum, dated January 2019, or any supplements or amendments thereto, the Subscription Agreements (as defined in “—The Private Offering,” below) or any key information document or similar document required by law.

Pursuant to the Investment Advisory Agreement, GSAM has agreed to limit certain expenses borne by the Company in the ordinary course on an annual basis (excluding Management Fees, the Incentive Fee, organizational and start-up expenses, and leverage-related expenses) to an amount equal to 0.5% of aggregate Commitments (as defined in “—The Private Offering,” below). Expenses incurred outside of the ordinary course, including litigation and similar expenses, are difficult to predict and are, therefore, not subject to such a cap.

The Company expects its general and administrative expenses to be relatively stable or decline as a percentage of total assets during periods of asset growth and to increase during periods of asset declines.

Competition

A number of entities, including GS BDC, PMMC and MMLC, compete with us to make the types of investments that we make in middle-market companies. We compete with other BDCs, commercial and investment banks, commercial financing companies, collateralized loan obligations (“CLOs”), private funds, including hedge funds, and, to the extent they provide an alternative form of financing, private equity funds. Many of our competitors are more experienced, substantially larger and have considerably greater financial, technical and marketing resources than we do. Some competitors may have a lower cost of funds, perpetual fund lives and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, certain of our competitors are not subject to the regulatory restrictions that the Investment Company Act imposes on us as a BDC and that the Code will impose on us as a RIC. Additionally, an investment opportunity may be appropriate for both us and GS BDC, PMMC or MMLC or any other investment fund managed by our affiliates, and co-investment may not be possible. In these instances GSAM will adhere to its investment allocation policy in order to determine to which entity to allocate the opportunity. Also, as a result of this competition, we may not be able to secure attractive investment opportunities from time to time.

We will not seek to compete primarily based on the interest rates we offer, and GSAM believes that some of our competitors may make loans with interest rates that are comparable to or lower than the rates we will offer. Rather, we will compete with our competitors based on our reputation in the market, our existing investment platform, the seasoned investment professionals of the Investment Adviser, our experience and focus on middle-market companies, our disciplined investment philosophy, our extensive industry focus and relationships and our flexible transaction structuring.

We may lose investment opportunities if we do not match our competitors’ pricing, terms and structure. If we match our competitors’ pricing, terms and structure, we may experience decreased net interest income and increased risk of credit loss. As a result of operating in such a competitive environment, we may make Investments that are on less favorable terms than what we may have originally anticipated, which may impact our return on these Investments. We cannot assure investors that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations.

Hedging

Subject to applicable provisions of the Investment Company Act and applicable Commodity Futures Trading Commission (“CFTC”) regulations, the Company may enter into hedging transactions in a manner consistent with SEC guidance. To the extent that any of the Company’s loans are denominated in a currency other than U.S. dollars, the Company may enter into currency hedging contracts to reduce its exposure to fluctuations in currency exchange rates. The Company may also enter into interest rate hedging agreements. Such hedging activities, which will be subject to compliance with applicable legal requirements, may include the use of futures, options, swaps and forward contracts. Costs incurred in entering into such contracts or in settling them, if any, will be borne by the Company. The Investment Adviser has claimed no-action relief from CFTC registration and regulation as a commodity pool operator pursuant to a CFTC staff no-action letter with respect to the Company’s operations, with the result that the Company will be limited in its ability to use futures contracts or options on futures contracts or engage in swap transactions. Specifically, the CFTC staff no action letter (the “BDC CFTC No-Action Letter”) imposes strict limitations on using such derivatives other than for hedging purposes, whereby the use of derivatives not used solely for hedging purposes is generally limited to situations where (i) the aggregate initial margin and premiums required to establish such positions does not exceed five percent of the liquidation value of the Company’s portfolio, after taking into account unrealized profits and unrealized losses on any such contracts it has entered into; or (ii) the aggregate net notional value of such derivatives does not exceed 100% of the liquidation value of the Company’s portfolio. Moreover, the Company anticipates entering into transactions involving such derivatives to a very limited extent solely for hedging purposes or otherwise within the limitations of the BDC CFTC No-Action Letter. Since we have not yet commenced operations, we have not used any hedging arrangements.

Employees

We do not currently have any employees. Our day-to-day operations are managed by our Investment Adviser. Our Investment Adviser has hired and expects to continue to hire professionals with skills applicable to our business plan, including experience in middle-market investing, leveraged finance and capital markets.

The Private Offering

Investors acquiring Units of the Company in the private offering will each enter into a subscription agreement (“Subscription Agreement”) pursuant to which the investor will agree to purchase Units for an aggregate purchase price equal to the portion of its requested capital commitment to the Company that is accepted by the Company (its “Commitment”). Pursuant to the Subscription Agreement, a prospective purchaser of Units will agree that, if its subscription to purchase Units is accepted, it will become a “Unitholder” bound by the terms of the Subscription Agreement and the LLC Agreement, including the obligation to contribute a specified amount of capital to the Company upon request. Each Unitholder will be required to make capital contributions (up to the amount of its Undrawn Commitment (as defined below)) to purchase Units in respect of its Commitment each time the Company delivers a drawdown notice, which will be delivered in respect of such Commitment at least five (5) business days (as defined in Rule 14d-1 of the Exchange Act) (“Business Days”) prior to the required funding date (the “Drawdown Date”). New Units will be issued on each Drawdown Date.

The first date on which the Company accepts subscriptions for Units, other than from the Initial Member, is referred to as the “Initial Closing Date.”

The offering price per Unit at the Initial Drawdown Date will be $100. Subject to certain limited exceptions under the Investment Company Act, following the Initial Drawdown Date, Units will be offered on a private placement basis at a price equal to the Company’s then-current NAV per Unit as of the end of the most recent calendar month prior to the date of the applicable drawdown notice or issuance date, subject to the limitations of Section 23 under the Investment Company Act (which generally prohibits the Company from issuing Units at a price below the then-current NAV of the Units as determined within 48 hours, excluding Sundays and holidays, of such issuance, subject to certain exceptions).

Unitholders are entitled to receive dividends or other distributions declared by the Board of Directors and are entitled to one vote for each Unit held on all matters submitted to a vote of the Unitholders.

Each purchaser of Units is required to represent that it is (i) either an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act or, in the case of Units sold outside the United States, is not a “U.S. person” in accordance with Regulation S of the Securities Act and (ii) is acquiring the Units purchased by it for investment and not with a view to resale or distribution.

Drawdown Dates

Investors agree to purchase Units for an aggregate purchase price equal to their respective Undrawn Commitments, payable at such times and in such amounts as required by the Company following receipt of required notice, as described above. Each investor and the Company agree that on each Drawdown Date, such investor will purchase from the Company, and the Company will issue to such investor, a number of Units equal to the Drawdown Unit Amount (as defined below) at an aggregate price equal to the Drawdown Purchase Price (as defined below); provided, however, under no circumstance will an investor be required to purchase Units for an amount in excess of its Undrawn Commitment.

“Drawdown Purchase Price” means, for each Drawdown Date with respect to an investor, an amount in U.S. dollars determined by multiplying (i) the aggregate amount of Commitments being drawn down by the Company from all investors on that Drawdown Date, by (ii) a fraction, the numerator of which is the Undrawn Commitment of such investor and the denominator of which is the aggregate Undrawn Commitments of all investors that are not Defaulting Unitholders (as defined below).

“Drawdown Unit Amount” means, for each Drawdown Date with respect to an investor, a number of Units determined by dividing (i) the Drawdown Purchase Price for that Drawdown Date with respect to such investor by (ii) the then-current NAV per Unit. The NAV per Unit as of the Initial Drawdown Date will be deemed to be $100.

Any portion of distributions made by the Company to the Unitholders during the Investment Period which represents a return of such Unitholders’ capital contributions to the Company, as determined by the Board (each such amount, “Returned Capital”), will increase the Unitholders’ Undrawn Commitments and may be drawn down by the Company in accordance with “—Investment Period,” below.

“Undrawn Commitment” means, with respect to an investor, the amount of such investor’s Commitment as of any date reduced by the aggregate amount of contributions made by that investor at all previous Drawdown Dates and Catch-Up Dates (as defined in “—Subsequent Closings,” below), and increased by the aggregate amount of Returned Capital received by that investor.

The obligation of Unitholders to fund Undrawn Commitments is without defense, counterclaim or offset of any kind.

Organizational Expenses

The Company bears, among other expenses, its operational and organizational expenses. Certain organizational expenses (as described below, the “Organizational Expenses”) will be charged to the Company on the Initial Drawdown Date. In order to more fairly allocate such expenses among all Unitholders, investors subscribing after the Initial Drawdown Date will be required to bear a pro rata portion of such expenses at the time of their first investment in the Company.

The Company’s initial offering costs (other than the Organizational Expenses) will be amortized over the 12 months beginning with commencement of operations. The effect of this accounting treatment is not expected to be material to the financial statements of the Company.

Subsequent Closings

The Company may hold, and expects to hold, a limited number of closings subsequent to the Initial Closing Date (each date on which a subsequent closing is held, a “Subsequent Closing Date”). The final closing date will occur no later than the 12-month anniversary of the Initial Closing Date (the “Final Closing Date”). However, the Board of Directors may extend the Final Closing Date by up to an additional six month period in its discretion.

As described below, upon or following the acceptance of an investor’s Commitment on any Subsequent Closing Date, such investor will be required to purchase from the Company, on no less than five (5) Business Days’ prior notice, a number of Units with an aggregate purchase price necessary to ensure that, upon payment of the aggregate purchase price for such Units by the investor, such investor’s Net Contributed Capital Percentage (as defined below) will be equal to the Net Contributed Capital Percentage of each prior investor (other than any Defaulting Unitholders or Unitholders who subscribed on prior Subsequent Closing Dates and have not yet funded the Adjusted Purchase Price) (the “Adjusted Purchase Price”). Such Units may be required to be purchased on any date on or following the applicable Subsequent Closing Date and on or prior to the next Drawdown Date (any such date, a “Catch-Up Date”). Any Unitholder increasing its Commitment on any Subsequent Closing Date will be treated as if it were making a new Commitment to the Company.

“Net Contributed Capital” means, (i) the aggregate amount of capital contributions that have been made by all Unitholders in respect of their Units to the Company less (ii) the aggregate amount of distributions categorized as Returned Capital made by the Company to all Unitholders in respect of their Units. For the avoidance of doubt, Net Contributed Capital will not take into account distributions of the Company’s investment income (i.e. proceeds received in respect of interest payments, dividends or fees) to Unitholders. Net Contributed Capital with respect to a Unitholder will be calculated on the basis of such Unitholder’s capital contributions and distributions made to such Unitholder categorized as Returned Capital.

“Net Contributed Capital Percentage” means, with respect to an investor, the percentage determined by dividing such investor’s Net Contributed Capital by such investor’s Commitment.

Upon payment of the Adjusted Purchase Price by all applicable investors on a Catch-Up Date, the Company will issue to each such investor a number of Units determined by dividing (x) the Adjusted Purchase Price for such investor, minus the Organizational Expense Allocation (as defined below), divided by (y) the then-current NAV per Unit. For the avoidance of doubt, in the event that a Catch-Up Date and a Drawdown Date occur on the same calendar day, such Catch-Up Date (and the application of these provisions) will be deemed to have occurred immediately prior to the relevant Drawdown Date. For purposes of this calculation, Units will be offered on a private placement basis at a price equal to the Company’s then-current NAV per Unit as of the end of the most recent calendar month prior to the date of the applicable drawdown notice or issuance date, subject to the limitations of Section 23 under the Investment Company Act (which generally prohibits the Company from issuing Units at a price below the then-current NAV of the Units as determined within 48 hours, excluding Sundays and holidays, of such issuance, subject to certain exceptions). The Company does not anticipate drawdowns to be made for Catch-Up Dates in the same month as drawdowns made for Drawdown Dates.

“Organizational Expense Allocation” means, with respect to an investor, the product obtained by multiplying (i) a fraction, the numerator of which is such investor’s Commitment and the denominator of which is the total Commitments received by us to date (including such investor’s Commitment), by (ii) the lesser of (a) a dollar amount equal to $500,000 or (b) the total amount of Organizational Expenses incurred by us.

“Organizational Expenses” means expenses incurred in respect of legal services pertaining to our organization and formation, the drafting of LLC Agreement, any administration, custody and transfer agent agreements, the performance of any research and consultation services in connection with the initial meeting of Directors, and audit fees relating to the initial registration statement and auditing the initial seed capital statement of assets and liabilities.

At each Drawdown Date following any Subsequent Closing Date, all Unitholders, including Unitholders who entered into Subscription Agreements on such Subsequent Closing Date, will purchase Units in accordance with the standard provisions for Drawdown Dates described above.

Below is an example that illustrates the calculations for purchase of Units at a Subsequent Drawdown Date:

•	Investor A makes a capital commitment of $1,000,000 as part of the Initial Closing Date.
•	50% of the capital commitment ($500,000) was called on the Initial Drawdown Date.
•	Initial offering price per Unit is $100.
•	The remaining 50% of the capital commitment ($500,000) was called on a subsequent Drawdown Date.

	Initial Drawdown	Offering Price per Unit	Units
Investor A	$500,000	$100.00	5,000

The following table illustrates the effect of changes in NAV on the number of Units purchased at a subsequent Drawdown Date, depending on whether the assumed NAV per unit was higher or lower than on the initial drawdown date.

The calculations in the table below are hypothetical, and actual returns may be higher or lower than those appearing in the table below.

	Assumed NAV per Unit at Subsequent Drawdown Date
	$90.00	$95.00	$100.00	$105.00	$110.00
Corresponding Units purchased	5,556	5,263	5,000	4,762	4,545

Total Units	10,556	10,263	10,000	9,762	9,545

Investment Period

The investment period will commence on the Initial Closing Date and will continue until the third anniversary of the Final Closing Date, provided that it may be extended by the Board of Directors, in its discretion, for one additional 12-month period, and, with the approval of a majority-in-interest of the Unitholders, for up to one additional year thereafter (such period, including any extensions, the “Investment Period”). In addition, the Board of Directors may terminate the Investment Period at any time in its discretion.

Drawdowns may be issued at any time prior to the expiration of the Investment Period for any permitted purpose.

Following the end of the Investment Period, the Company will have the right to issue drawdowns only (i) to pay, and/or establish reserves for, actual or anticipated Company expenses, liabilities, including the payment or repayment of Financings (as defined below), or other obligations, contingent or otherwise (including the Management Fee), whether incurred before or after the end of the Investment Period, (ii) to fulfill investment commitments made or approved by the Investment Committee prior to the expiration of the Investment Period, (iii) to engage in hedging transactions, or (iv) to make additional investments in existing Portfolio Companies (each, an “Additional Investment”) (including transactions to hedge interest rate or currency risks related to an Additional Investment).

“Financings” are indebtedness for borrowed money (including through the issuance of notes and other evidence of indebtedness), other indebtedness, financings or extensions of credit.

Default

If a Unitholder fails to make a required capital contribution or other required payment to the Company, in part or in full, and such default remains uncured for a period of 10 calendar days, the Company will be permitted to declare such Unitholder (any such Unitholder, a “Defaulting Unitholder”) to be in default of its obligations and will be permitted to pursue one or any combination of the following remedies:

(a)	The Company may prohibit the Defaulting Unitholder from purchasing any additional Units;

(b)

Twenty-five percent (25%) of the Units then held by the Defaulting Unitholder may (at the election of the Company) be automatically transferred on the books of the Company, without any further action being required on the part of the Company or the Defaulting Unitholder, to all other Unitholders (except to any other Defaulting Unitholder), pro rata in accordance with their respective number of Units held; provided, however, that no Units will be transferred to any other Unitholder pursuant to this section in the event that such transfer would (x) violate the Securities Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or such transfer, (y) constitute a non-exempt “prohibited transaction” under Section 406 of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code or (z) cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code (it being understood that this proviso will operate only to the extent necessary to avoid the occurrence of the consequences contemplated herein and will not prevent the Unitholder from receiving a partial allocation of its pro rata portion of Units); provided further, that any Units that have not been transferred to one or more other Unitholders pursuant to the previous proviso will be allocated among the other participating Unitholders pro rata in accordance with their respective number of Units held. In lieu of the mechanism described above, the Company may, in its sole discretion, cancel Units then held by the defaulting Unitholder in an amount sufficient to decrease the NAV of the Units held by such defaulting Unitholder by 25% (which would result in a corresponding increase in the NAV of the Units held by the non-Defaulting Unitholders). The mechanisms described in this section are intended to operate as liquidated damage provisions, since the damage to other Unitholders resulting from a default by the Defaulting Unitholder is both significant and not easily susceptible to precise quantification. By purchasing Units, each Unitholder agrees to this transfer provision and acknowledges that it constitutes a reasonable liquidated damage remedy for any default in the Unitholder’s obligation of the type described; and

(c)	The Company may pursue any other remedies against the defaulting Unitholder available to the Company, subject to applicable law.

Placement Agents

Goldman Sachs & Co. LLC acts as placement agent for the Company in connection with the offering of Units to U.S. persons (as defined for purposes of Regulation S under the Securities Act), and Goldman Sachs International acts as placement agent for the Company in connection with the offering of Units to non-U.S. persons. Neither the Company nor the Unitholders will be obligated to pay a placement fee to the Placement Agents. The Company is responsible for all expenses of the offering of Units, including (i) the fees, disbursements and expenses of counsel to the Company, (ii) expenses of preparing, reproducing, mailing and/or delivering offering and sales materials, and (iii) such other fees and expenses that the Placement Agents and the Company mutually agree are payable by the Company. The Placement Agents, from time to time in their respective sole discretion, may enter into sub-placement agreements with affiliates and unaffiliated third parties, the Company may engage one or more affiliated or unaffiliated successor or additional placement agents or distributors, in each case including Goldman Sachs and unaffiliated banks, registered broker-dealers and trust companies and others, on such terms as the Investment Adviser or the Placement Agent may determine.

The Company may indemnify and hold harmless the Placement Agents, their respective affiliates and any agents against any losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which the Placement Agents may become subject.

Preferred Units

Although there is no current intention to do so within twelve months of the effectiveness of this Registration Statement, the Company may offer Preferred Units as a means of providing leverage to the Unitholders’ investment in the Company under specified conditions as described in “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Leverage” below. Unitholders will not have any preemptive rights to purchase any Preferred Units that may be issued.

Furthermore, while any Preferred Units or debt securities are outstanding, the Company may be prohibited from making distributions to Unitholders or repurchasing Units unless it meets the applicable asset coverage ratio at the time of the distribution or repurchase.

By way of clarification, Preferred Units are not considered “Units,” as such term is used in this Registration Statement. Holders of Preferred Units are referred to in this Registration Statement as “Preferred Unitholders.”

Term

The term of the Company will be five years from the expiry of the Investment Period, subject to the Board of Directors’ right to liquidate the Company at any time and to extend the term of the Company for up to two successive one year periods (the five-year period and successive extensions, collectively, the “Term”). Upon the request of the Board of Directors and the approval of a majority-in-interest of the Unitholders, the Term of the Company may be further extended.

The Company will be dissolved (i) upon the expiration of its Term (as such Term may be extended pursuant to the above), (ii) at any time upon a decision of the Board of Directors, (iii) if there are no Unitholders, unless the business of the Company is continued in accordance with the LLC Agreement or applicable law, or (iv) upon the entry of a decree of judicial dissolution under applicable law.

Regulation as a Business Development Company

The Company has elected to be regulated as a BDC under the Investment Company Act. As with other companies regulated by the Investment Company Act, a BDC must adhere to certain substantive regulatory requirements. The Investment Company Act contains prohibitions and restrictions relating to transactions between BDCs and their affiliates (including any investment advisers or sub-advisers), principal underwriters and affiliates of those affiliates or underwriters and requires that a majority of the directors be persons other than “interested persons,” as that term is defined in the Investment Company Act. In addition, the Investment Company Act provides that the Company may not change the nature of its business so as to cease to be, or to withdraw its election as a BDC unless approved by a majority of the outstanding voting securities. A majority of the outstanding voting securities of a company is defined under the Investment Company Act as the vote: (i) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy or (ii) of more than 50% of the outstanding voting securities of such company, whichever is less. Any issuance of preferred securities must comply with the requirements of the Investment Company Act. Additionally, the Investment Company Act requires that (1) immediately after issuance and before any dividend or other distribution is made with respect to the Units and before any purchase of Units is made, such preferred securities together with all other senior securities must not exceed an amount equal to 50% of the Company’s total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of preferred securities, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on such preferred securities are in arrears by two full years or more. Certain other matters under the Investment Company

Act require a separate class vote of the holders of any issued and outstanding preferred securities. For example, holders of preferred securities would be entitled to vote separately as a class from the holders of Units on a proposal involving a plan of reorganization adversely affecting such preferred securities.

The Company may invest up to 100% of its assets in securities acquired directly from issuers in privately negotiated transactions. With respect to such securities, the Company may, for the purpose of public resale, be deemed a “principal underwriter” as that term is defined under the Securities Act. The Company may purchase or otherwise receive warrants which offer an opportunity (not a requirement) to purchase common stock of a Portfolio Company in connection with an acquisition financing or other investments. Similarly, the Company may acquire rights that obligate an issuer of acquired securities or their affiliates to repurchase the securities at certain times, under certain circumstances.

The Company does not intend to acquire securities issued by any investment company whereby its investment would exceed the limits imposed by the Investment Company Act. Under these limits, the Company generally cannot (1) acquire more than 3% of the total outstanding voting stock of any registered investment company, (2) invest more than 5% of the value of its total assets in the securities of one registered investment company, or (3) invest more than 10% of the value of its total assets in the securities of registered investment companies in general. These limitations do not apply where the Company acquires interests in a money market fund as long as it does not pay a sales charge or service fee in connection with the purchase. With respect to the portion of the Company’s portfolio invested in securities issued by investment companies, it should be noted that such Investments might subject Unitholders to additional expenses. None of the policies described above is fundamental, and each such policy may be changed without Unitholder approval, subject to any limitations imposed by the Investment Company Act.

Private funds that are excluded from the definition of “investment company” pursuant to either Section 3(c)(1) or 3(c)(7) of the Investment Company Act are also subject to certain of the limits under the Investment Company Act noted above. Specifically, such private funds generally may not acquire directly or through a controlled entity more than 3% of the Company’s total outstanding Units (measured at the time of the acquisition). Investment companies registered under the Investment Company Act are also subject to the restriction as well as other limitations under the Investment Company Act that would restrict the amount that they are able to invest in the Company’s securities. As a result, certain investors would be required to hold a smaller position in the Units than if they were not subject to such restrictions.

The Company is generally not able to issue and sell the Units at a price below the then-current NAV per Unit. The Company may, however, sell the Units at a price below the then-current NAV per Unit if the Board of Directors determines that such sale is in the Company’s best interests and the best interests of the Unitholders, and the Unitholders approve such sale.

The Company expects to deploy substantially all proceeds from its offerings for investment purposes within three years of the Final Closing Date.

Qualifying Assets

Under the Investment Company Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the Investment Company Act, which are referred to herein as “qualifying assets,” unless, at the time the acquisition is made, qualifying assets (not including certain assets specified in the Investment Company Act) represent at least 70% of the BDC’s total assets. The principal categories of qualifying assets relevant to the Company’s proposed business are the following:

(1)

Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding thirteen months an affiliated person of an eligible portfolio company, or from any other person, subject to such rules and regulations as may be prescribed by the SEC. An eligible portfolio company is defined in the Investment Company Act as any issuer that:

(a)	is organized under the laws of, and has its principal place of business in, the United States;

(b)

is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the Investment Company Act; and

(c)	satisfies any of the following:

•

does not have any class of securities listed on a national securities exchange or has a class of securities listed on a national securities exchange but has an aggregate market value of outstanding common equity of less than $250 million;

•	is controlled by a BDC or a group of companies including a BDC, and the BDC has an affiliated person who is a director of the eligible portfolio company; or

•	is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

(2)	Securities of any eligible portfolio company that the Company controls.

(3)

Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

(4)

Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and the Company already owns at least 60% of the outstanding equity of the eligible portfolio company.

(5)

Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of options, warrants or rights relating to such securities.

(6)	Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

Managerial Assistance to Portfolio Companies

A BDC must be organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described in (a), (b) or (c) above under “Qualifying Assets.” However, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must also either control the issuer of the securities or offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance (as long as the BDC does not make available significant managerial assistance solely in this fashion). Making available significant managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company. A BDC may charge a fee for providing such managerial assistance.

Temporary Investments

As a BDC, pending investment in other types of “qualifying assets,” as described above, the Company’s investments may consist of cash, cash items (such as money market funds), U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which are referred to, collectively, as “temporary investments”, so that 70% of the Company’s assets are qualifying assets. The Company may invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as the Company, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price which is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of the Company’s assets that may be invested in such repurchase agreements. However, if more than 25% of the Company’s total assets constitute repurchase agreements from a single counterparty, it would not meet the asset diversification requirements in order to qualify as a RIC for U.S. federal income tax purposes. Thus, the Company does not intend to enter into repurchase agreements with a single counterparty in excess of this limit. The Investment Adviser will monitor the creditworthiness of the counterparties with which the Company enters into repurchase agreement transactions.

Cash and Short-Term Investments

Subject to the tax and regulatory restrictions described in this Registration Statement, the Investment Adviser may cause the Company to hold cash or invest its cash balances at such times and in any instruments deemed appropriate by the Investment Adviser, including cash equivalents and short-term investments, pending allocation of such capital to one or more investments in Portfolio Companies, in order to meet operational needs or expenses or otherwise in the discretion of the Investment Adviser. These investments may include money market instruments and other short-term debt obligations, shares of money market mutual funds and repurchase agreements with banks and broker-dealers.

To the extent permitted by applicable law, the Company may invest its cash balances in money markets or similar funds sponsored or managed by Goldman Sachs & Co. LLC or any of its affiliates, and the Company will not be reimbursed for any fees accruing to Goldman Sachs & Co. LLC or any of its affiliates in respect of any such investment (i.e., there could be “double fees” involved in making such investments which would not arise in connection with a Unitholder’s direct investment in such money market funds, because Goldman Sachs & Co. LLC or any of its affiliates could receive fees with respect to both the management of the Company on one hand and such money market fund on the other).

Indebtedness and Senior Securities

The Company is permitted, under specified conditions, to issue multiple classes of indebtedness and one class of equity securities senior to the Units if its asset coverage, as defined under the Investment Company Act, would at least equal to 150% immediately after each such issuance. On May 2, 2019, the Initial Member approved the adoption of the 150% threshold pursuant to Section 61(a)(2) of the Investment Company Act and such election became effective the following day. In addition, except in limited circumstances, while any indebtedness and senior securities remain outstanding, the Company must make provisions to prohibit any distribution to Unitholders or the repurchase of the Units unless the Company meets the applicable asset coverage ratios at the time of the distribution or repurchase. The Company may also borrow amounts up to 5% of the value of its total assets for temporary purposes without regard to asset coverage. A loan is presumed to be made for temporary purposes if it is repaid within 60 days and is not extended or renewed; otherwise it is presumed to not be for temporary purposes. For a discussion of the risks associated with leverage, “Item 1A. Risk Factors—Risks Relating to Our Business and Structure—We may borrow money, which may magnify the potential for gain or loss and may increase the risk of investing in us.”

Goldman Sachs’ Investment; Goldman Sachs Employees’ Investments

Other than the investment held by the Initial Member prior to its cancellation on the Initial Drawdown Date, it is not expected that Goldman Sachs will hold a proprietary investment in the Company. Certain Goldman Sachs employees and their related entities may invest in the Company and/or the Other BDCs and Related Entities.

Code of Ethics

The Company has adopted a Code of Ethics (as defined below) pursuant to Rule 17j-1 under the Investment Company Act and has also adopted the Investment Adviser’s Code of Ethics in accordance with Rule 17j-1 and Rule 204A-1 under the Advisers Act. These codes of ethics establish, among other things, procedures for personal investments and restrict certain personal securities transactions, including transactions in securities that are held by the Company. Personnel subject to each code may invest in securities for their personal investment accounts, so long as such investments are made in accordance with the code’s requirements.

Proxy Voting Policies and Procedures

The Company has delegated the voting of portfolio securities to the Investment Adviser. For Accounts for which the Investment Adviser has voting discretion, it has adopted policies and procedures (the “Proxy Voting Policy”) for the voting of proxies. Under the Proxy Voting Policy, the Investment Adviser’s guiding principles in performing proxy voting are to make decisions that favor proposals that tend to maximize a company’s shareholder value and are not influenced by conflicts of interest. To implement these guiding principles for investments in publicly-traded equities, the Investment Adviser has developed customized proxy voting guidelines (the “Guidelines”) that it generally applies when voting on behalf of Accounts. Attached as Annex A is a summary of the Guidelines. These Guidelines address a wide variety of individual topics, including, among other matters, shareholder voting rights, anti-takeover defenses, board structures, the election of directors, executive and director compensation, reorganizations, mergers, issues of corporate social responsibility and various shareholder proposals.

The Proxy Voting Policy, including the Guidelines, is reviewed periodically to assure that it continues to be consistent with the Investment Adviser’s guiding principles. The Guidelines embody the positions and factors the Investment Adviser generally considers important in casting proxy votes.

The Investment Adviser has retained a third-party proxy voting service (the “Proxy Service”), currently Institutional Shareholder Services, to assist in the implementation and administration of certain proxy voting-related functions including, operational, recordkeeping, and reporting services. The Proxy Service also prepares a written analysis and recommendation (a “Recommendation”) of each proxy vote that reflects the Proxy Service’s application of the Guidelines to particular proxy issues. While it is the Investment Adviser’s policy generally to follow the Guidelines and Recommendations from the Proxy Service, the Investment Adviser’s portfolio management teams (“Portfolio Management Teams”) may on certain proxy votes seek approval to diverge from the Guidelines or a Recommendation by following an “override” process. Such decisions are subject to a review and approval process, including a determination that the decision is not influenced by any conflict of interest. A Portfolio Management Team that receives approval through the override process to cast a proxy vote that diverges from the Guidelines and/or a Recommendation may vote differently than other Portfolio Management Teams that did not seek to override the vote. In forming their views on particular matters, the Portfolio Management Teams are also permitted to consider applicable regional rules and practices, including codes of conduct and other guides, regarding proxy voting, in addition to the Guidelines and Recommendations. The Investment Adviser may hire other service providers to replace or supplement the Proxy Service with respect to any of the services the Investment Adviser currently receives from the Proxy Service.

From time to time, the Investment Adviser may face regulatory, compliance, legal or logistical limits with respect to voting securities that it may purchase or hold for Accounts which can affect the Investment Adviser’s ability to vote such proxies, as well as the desirability of voting such proxies. Among other limits, federal, state and foreign regulatory restrictions or company specific ownership limits, as well as legal matters related to consolidated groups, may restrict the total percentage of an issuer’s voting securities that the Investment Adviser can hold for clients and the nature of the Investment Adviser’s voting in such securities. The Investment Adviser’s ability to vote proxies may also be affected by, among other things: (i) late receipt of meeting notices; (ii) requirements to vote proxies in person; (iii) restrictions on a foreigner’s ability to exercise votes; (iv) potential difficulties in translating the proxy; (v) requirements to provide local agents with unrestricted powers of attorney to facilitate voting instructions; and (vi) requirements that investors who exercise their voting rights surrender the right to dispose of their holdings for some specified period in proximity to the shareholder meeting.

The Investment Adviser conducts periodic due diligence meetings with the Proxy Service which include a review of the Proxy Service’s general organizational structure, new developments with respect to research and technology, work flow improvements and internal due diligence with respect to conflicts of interest.

The Investment Adviser has adopted policies and procedures designed to prevent conflicts of interest from influencing the proxy voting decisions that the Investment Adviser makes on behalf of a client account and to help assure that such decisions are made in accordance with the Investment Adviser’s fiduciary obligations to its clients. These policies and procedures include the Investment Adviser’s use of the Guidelines and Recommendations from the Proxy Service, the override approval process previously discussed, and the establishment of information barriers between the Investment Adviser and other Goldman Sachs’ businesses. Notwithstanding such proxy voting policies and procedures, actual proxy voting decision of the Investment Adviser may have the effect of benefitting the interest of other clients or businesses of other divisions or units of Goldman Sachs and/or its affiliates, provided that the Investment Adviser believes such voting decisions to be in accordance with its fiduciary obligations. See “Item 7(a). Transactions with Related Persons; Review, Approval or Ratification of Transaction with Related Persons—Potential Conflicts of Interest.”

Voting decisions with respect to fixed income securities and the securities of privately held issuers generally will be made by the Investment Adviser based on its assessment of the particular transactions or other matters at issue.

Unitholders may obtain information about how the Company voted proxies by making a written request for proxy voting information to: State Street Bank and Trust Company, the Company’s Administrator. Requests should be addressed to:

State Street Bank and Trust Company

Transfer Agency

Attention: Compliance

100 Huntington Avenue

Copley Place Tower 2, Floor 3

Boston, MA 02116

With a copy to:

State Street Bank and Trust Company

Legal Division—Global Services Americas

One Lincoln Street, 21st Floor

Boston, MA 02111

Attn: Senior Vice President and Senior Managing Counsel

Privacy Principles

The following information is provided to help investors understand what personal information the Company collects, how the Company protects that information and why, in certain cases, the Company may share information with select other parties.

The Company may collect nonpublic personal information regarding investors from sources such as subscription agreements, investor questionnaires and other forms; individual investors’ account histories; and correspondence between the Company and individual investors. The Company may share information that the Company collects regarding an investor with its affiliates and the employees of such affiliates for everyday business purposes, for example, to service the investor’s accounts and, unless an investor opts out, provide the investor with information about other products and services offered by the Company or its affiliates that may be of interest to the investor. In addition, the Company may disclose information that the Company collects regarding investors to third parties who are not affiliated with the Company (i) as authorized by the investors in investor subscription agreements or the Company’s organizational documents; (ii) as required by applicable law or in connection with a properly authorized legal or regulatory investigation, subpoena or summons, or to respond to judicial process or government regulatory authorities having property jurisdiction; (iii) as required to fulfill investor instructions; or (iv) as otherwise permitted by applicable law to perform support services for investor accounts or process investor transactions with the Company or our affiliates.

Any party not affiliated with the Company that receives nonpublic personal information relating to investors from the Company is required to adhere to confidentiality agreements and to maintain appropriate safeguards to protect investor information. Additionally, for officers, employees and agents of ours and our affiliates, access to such information is restricted to those who need such access to provide services to the Company and investors. The Company maintains physical, electronic and procedural safeguards to seek to guard investor nonpublic personal information.

Other

The Company may also be prohibited under the Investment Company Act from knowingly participating in certain transactions with its affiliates without the prior approval of the members of the Board of Directors who are not interested persons and, in some cases, prior approval by the SEC. The SEC has interpreted the Investment Company Act prohibition governing transactions with affiliates to prohibit certain “joint transactions” involving certain entities that share a common investment adviser. The staff of the SEC has granted no-action relief permitting purchases of a single class of privately placed securities; provided that the investment adviser negotiates no term other than price and certain other conditions are met. Except in certain limited circumstances, the Company will be unable to invest in any issuer in which another Account sponsored or managed by the Investment Adviser has previously invested, including GS BDC, PMMC and MMLC. On January 4, 2017, the SEC granted GS BDC, PMMC and MMLC, as well as certain other funds that may be managed by GSAM, including the GSAM Credit Alternatives Team, in the future, exemptive relief to make negotiated co-investments, subject to certain terms and conditions in the exemptive relief. As a result of the exemptive relief, there could be significant overlap in the portfolio of the Company and the investment portfolios of GS BDC, PMMC, MMLC and/or other funds established by the GSAM Credit Alternatives Team that are able to rely on the order. If the Company were unable to rely on the order, when the Investment Adviser identifies certain investments, it will be forced to choose which Accounts should make the investment at the potential exclusion of other Accounts. In such circumstances, the Investment Adviser will adhere to its investment allocation policy in order to determine the Account to which to allocate the opportunity. The policy provides that the Investment Adviser allocate opportunities through a rotation system or in such other manner as the Investment Adviser determines to be equitable. Accordingly, it is possible that, from time to time, the Company may not be given the opportunity to participate in investments made by other Accounts.

As a BDC, the SEC will periodically examine the Company for compliance with the Investment Company Act.

The Company is required to provide and maintain a bond issued by a reputable fidelity insurance company in order to protect against larceny and embezzlement, covering each of its officers and employees, who may singly, or jointly with others, have access to the Company’s securities or funds. Furthermore, as a BDC, the Company is prohibited from protecting any director, officer, Investment Adviser or underwriter against any liability to the Company or the Unitholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

The Company and the Investment Adviser are each required to adopt and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws, review these policies and procedures annually for their adequacy and the effectiveness of their implementation and designate a chief compliance officer to be responsible for administering the policies and procedures.

Compliance with the Sarbanes-Oxley Act

The Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), imposes a wide variety of regulatory requirements on publicly-held companies and their insiders. In order to be regulated as a BDC under the Investment Company Act, we have filed this Registration Statement to register a class of our equity securities under the Exchange Act. Once this Registration Statement is effective, we will be subject to many of the Sarbanes-Oxley Act requirements. The Sarbanes-Oxley Act requires the Company to review its policies and procedures to determine whether it complies with the Sarbanes-Oxley Act and the regulations promulgated thereunder. We will continue to monitor compliance with all future regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we comply with such Act.

Compliance with the JOBS Act

The Company is, and expects to remain, an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, as it may be amended from time to time (the “JOBS Act”), until the earliest of:

•	the last day of the fiscal year in which the Company’s total annual gross revenues first exceed $1.07 billion;

•	the date on which the Company has, during the prior three-year period, issued more than $1.0 billion in non-convertible debt; or

•

the last day of a fiscal year in which the Company (1) has an aggregate worldwide market value of Units held by non-affiliates of $700 million or more (measured at the end of each fiscal year) as of the last business day of the Company’s most recently completed second fiscal quarter and (2) has been an Exchange Act reporting company for at least one year (and filed at least one annual report under the Exchange Act); or

•	The date five years after the date of an initial public offering of the Company.

Under the JOBS Act, the Company is exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act, which would require that the Company’s independent registered public accounting firm provide an attestation report on the effectiveness of the Company’s internal control over financial reporting. This may increase the risk that material weaknesses or other deficiencies in the Company’s internal control over financial reporting go undetected.

In addition, Section 13(a) of the Exchange Act, as amended by Section 102(b) of the JOBS Act, provides that an emerging growth company can take advantage of the extended transition period for complying with new or revised accounting standards. However, pursuant to Section 107 of the JOBS Act, the Company is choosing to “opt out” of such extended transition period, and as a result, the Company will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. The Company’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Compliance with the Bank Holding Company Act

Goldman Sachs is a bank holding company (a “BHC”) under the Bank Holding Company Act of 1956, as amended (the “BHCA”), and is therefore subject to supervision and regulation by the Federal Reserve Board (the “Federal Reserve”). In addition, Goldman Sachs is a financial holding company (a “FHC”) under the BHCA, which is a status available to BHCs that meet certain criteria. FHCs may engage in a broader range of activities than BHCs that are not FHCs. However, the activities of FHCs and their affiliates remain subject to certain restrictions imposed by the BHCA and related regulations. Because Goldman Sachs may be deemed to “control” the Company within the meaning of the BHCA, these restrictions could apply to the Company as well. Accordingly, the BHCA and other applicable banking laws, rules, regulations and guidelines, and their interpretation and administration by the appropriate regulatory agencies, including the Federal Reserve, may restrict the Company’s investments, transactions and operations and may restrict the transactions and relationships between the Investment Adviser, Goldman Sachs and their affiliates, on the one hand, and the Company on the other hand. For example, the BHCA regulations applicable to Goldman Sachs and the Company may, among other things, restrict the Company’s ability to make certain investments or the size of certain investments, impose a maximum holding period on some or all of the Investments and restrict the Company’s and the Investment Adviser’s ability to participate in the management and operations of the companies in which the Company invests. In addition, certain BHCA regulations may require aggregation of the positions owned, held or controlled by related entities. Thus, in certain circumstances, positions held by Goldman Sachs and its affiliates (including the Investment Adviser) for client and proprietary Accounts may need to be aggregated with positions held by the Company. In this case, where BHCA regulations impose a cap on the amount of a position that may be held, Goldman Sachs may utilize available capacity to make investments for its proprietary Accounts or for the Accounts of other clients, which may require the Company to limit and/or liquidate certain Investments. See “Item 7(a). Transactions with Related Persons; Review, Approval or Ratification of Transaction with Related Persons—Potential Conflicts of Interest.” Additionally, Goldman Sachs may in the future, in its sole discretion and without notice to investors, engage in activities impacting the Company and/or the Investment Adviser in order to comply with the BHCA or other legal requirements applicable to, or reduce or eliminate the impact or applicability of any bank regulatory or other restrictions on, Goldman Sachs, the Company or other funds and Accounts managed by the Investment Adviser and its affiliates. In addition, Goldman Sachs may cease in the future to qualify as a FHC, which may subject the Company to additional restrictions. Moreover, there can be no assurance that the bank regulatory requirements applicable to Goldman Sachs and the Company, or the interpretation thereof, will not change, or that any such change will not have a material adverse effect on the Company. See “Item 1A. Risk Factors—Risks Relating to Our Business and Structure—Our activities may be limited as a result of potentially being deemed to be controlled by a bank holding company.”

U.S. Investment Advisers Act of 1940

The Investment Adviser is registered as an investment adviser with the SEC pursuant to the Advisers Act.

Commodity Exchange Act

The CFTC and the SEC have issued final rules establishing that certain swap transactions are subject to CFTC regulation. Engaging in such swap or other commodity interest transactions such as futures contracts or options on futures contracts may cause the Company to fall within the definition of “commodity pool” under the Commodity Exchange Act and related CFTC regulations. The Investment Adviser has claimed no-action relief from CFTC registration and regulation as a commodity pool operator pursuant to a CFTC staff no-action letter with respect to the Company’s operations, with the result that the Company will be limited in its ability to use futures contracts or options on futures contracts or engage in swap transactions. Specifically, the BDC CFTC No-Action Letter imposes strict limitations on using such derivatives other than for hedging purposes, whereby the use of derivatives not used solely for hedging purposes is generally limited to situations where (i) the aggregate initial margin and premiums required to establish such positions does not exceed five percent of the liquidation value of the Company’s portfolio, after taking into account unrealized profits and unrealized losses on any such contracts it has entered into; or (ii) the aggregate net notional value of such derivatives does not exceed 100% of the liquidation value of the Company’s portfolio. Moreover, the Company anticipates entering into transactions involving such derivatives to a very limited extent solely for hedging purposes or otherwise within the limitations of the BDC CFTC No-Action Letter.

Reporting Obligations

In order to be regulated as a BDC under the Investment Company Act, we have filed this Registration Statement to register the Units under the Exchange Act. Following the effectiveness of this Registration Statement, we will be required to file annual reports, quarterly reports and current reports with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information filed electronically by us with the SEC. Copies of these reports, proxy and information statements and other information may be obtained by electronic request at the following e-mail address: publicinfo@sec.gov.

Certain U.S. Federal Income Tax Considerations

GOLDMAN SACHS DOES NOT PROVIDE LEGAL, TAX OR ACCOUNTING ADVICE. EACH PROSPECTIVE INVESTOR SHOULD OBTAIN INDEPENDENT TAX ADVICE BASED ON ITS PARTICULAR SITUATION.

The following discussion is a general summary of certain material U.S. federal income tax considerations applicable to the Company and an investment in Units to a Unitholder. This discussion is based on the United States Internal Revenue Code of 1986, as amended (the “Code”), the United States Treasury Regulations promulgated thereunder (the “Regulations”), the legislative history of the Code, current administrative interpretations and practices of the U.S. Internal Revenue Service (the “IRS”) including administrative interpretations and practices of the IRS expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers that requested and received those rulings, and judicial decisions each as of the date of this Registration Statement, and all of which are subject to change or differing interpretations, possibly retroactively, which could affect the continuing validity of this discussion. Subsequent developments and changes in the tax laws of the United States and any countries in which the Company directly or indirectly invests could have a material effect on the tax consequences to the Unitholders, the Company, and/or any intermediate vehicle through which the Company invests. Neither the Company nor the Investment Adviser undertakes any obligation to supplement or update the discussion contained in this summary if any applicable laws change after the date hereof. The Company has not sought and will not seek any ruling from the IRS or any other U.S. federal, state, local, or non-U.S. taxing authority with respect to any of the tax issues affecting the Company or the Unitholders or regarding any other matter discussed in this summary, and this summary is not binding on the IRS or any other taxing authority. Accordingly, there can be no assurance that the IRS or any other taxing authority will not assert, and a court will not sustain a position contrary to any of the tax considerations discussed in this summary.

This summary is necessarily general, does not constitute tax advice and does not purport to be a complete description of all the tax aspects affecting the Company or the beneficial owners of the Company’s Units. For example, this summary does not describe all of the U.S. federal income tax consequences and other considerations that may be relevant to certain types of Unitholders subject to special treatment under U.S. federal income tax laws, including Unitholders subject to the alternative minimum tax, insurance companies, U.S. Unitholders on the accrual method of accounting for U.S. federal income tax purposes that are required to accelerate the recognition of any item of gross income with respect to Units as a result of such income being recognized on an applicable financial statement, persons who have ceased to be U.S. citizens or to be taxed as residents of the United States, U.S. Unitholders (as defined below) whose functional currency is not the U.S. dollar, persons holding the Units in connection with a hedging, straddle, conversion or other integrated transaction, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, banks, pension plans, charitable remainder trusts, private foundations and financial institutions. This summary assumes that each Unitholder holds its Units as a capital asset for U.S. federal income tax purposes (generally, assets held for investment). This summary does not discuss any aspects of U.S. estate or gift taxation, U.S. state or local taxation or non-U.S. taxation. It does not discuss the special treatment under U.S. federal income tax laws that could result if the Company invests in tax exempt securities or certain other investment assets.

For purposes of this discussion, a “U.S. Unitholder” is a beneficial owner of Units that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation or partnership created or organized in or under the laws of the United States or any state thereof, including, for this purpose, the District of Columbia;

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (as defined in the Code) have the authority to control all substantive decisions of the trust, or (ii) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes; or

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

In the case of Unitholders that are treated as partnerships for U.S. federal income tax purposes, the tax consequences described below, as well as the other tax considerations described herein, will also generally apply to investors who indirectly invest in the Company through such Unitholders. Any Unitholder that is treated as a partnership for U.S. federal income tax purposes should consult its tax advisor regarding the tax consequences of an investment in the Company to it and its owners.

For purposes of this discussion, a “Non-U.S. Unitholder” is a beneficial owner of Units that is not a U.S. Unitholder and not a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

Tax matters are very complicated and the tax consequences to each Unitholder of the ownership and disposition of Units will depend on the facts of his, her or its particular situation. Unitholders should consult their own tax adviser regarding the specific tax consequences of the ownership and disposition of Units, including tax reporting requirements, the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws, eligibility for the benefits of any applicable income tax treaty and the effect of any possible changes in the tax laws.

Election to be Taxed as a RIC

The Company intends to elect to be treated as a corporation for U.S. federal income tax purposes, and expects to qualify annually as a RIC under Subchapter M of the Code, in each case commencing with the Initial Drawdown Date. The Company is not expected to make investments or recognize income and does not intend to make distributions during the period prior to the Initial Drawdown Date.

As a RIC, the Company generally will not be required to pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that it timely distributes to Unitholders as dividends. Rather, dividends the Company distributes generally will be taxable to Unitholders, and any net operating losses, foreign tax credits and other of its tax attributes generally will not pass through to Unitholders, subject to special rules for certain items such as net capital gains and qualified dividend income the Company recognizes. See “—Taxation of U.S. Unitholders” and “—Taxation of Non-U.S. Unitholders” below.

To qualify as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to qualify as a RIC, the Company must timely distribute to the Unitholders at least 90% of its investment company taxable income (determined without regard to the dividends paid deduction), which is generally its net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses, if any, for each taxable year (the “Annual Distribution Requirement”). If, prior to the date the Company elects to be treated as a RIC, the Company is treated for U.S. federal income tax purposes as a corporation that does not have RIC status (a C corporation) it will be subject to corporate-level U.S. federal income taxes on all of its income. The Company is not expected to be treated as a C corporation and, if it is treated as a C corporation, is not expected to have significant investments or income or to make distributions during the period prior to its election to be treated as a RIC. The conversion of the Company from C corporation status to RIC status by election, if applicable, would also include a deemed-sale election with respect to any net unrealized gain existing at the time of conversion, causing any overall net unrealized gain in the Company’s assets at such time to be treated as realized for tax purposes, effective on the last day of the Company’s status as a C corporation. Such realization of unrealized capital gain, if any, will be taxable to the Company as of the last day of C corporation status and the Company will be subject to federal income tax of 21% of such amounts, plus state and local income taxes.

Taxation as a RIC

Each year, if the Company qualifies as a RIC and satisfies the Annual Distribution Requirement, then the Company will not be subject to U.S. federal income tax on the portion of its investment company taxable income and net capital gain (generally, realized net long-term capital gain in excess of realized net short-term capital loss) that the Company timely distributes (or is deemed to timely distribute) to Unitholders. The Company will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gain not distributed (or deemed distributed) to Unitholders.

The Company generally will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income for a calendar year unless the Company distributes in a timely manner an amount at least equal to the sum of (1) 98% of its net ordinary income (taking into account certain deferrals and elections) for each calendar year, (2) 98.2% of its capital gains in excess of capital losses for the one-year period ending October 31 in that calendar year and (3) any net ordinary income and capital gains in excess of capital losses recognized, but not distributed, in preceding years (the “Excise Tax Avoidance Requirement”). The Company will not be subject to the U.S. federal excise tax on amounts on which the Company is required to pay U.S. federal income tax (such as retained net capital gains). Depending on the level of taxable income and net capital gain earned in a year, the Company may retain certain net capital gain for reinvestment and carry forward taxable income for distribution in the following year and pay any applicable tax.

In order to qualify as a RIC for U.S. federal income tax purposes, the Company must, among other things:

(a)	qualify and have in effect an election to be treated as a BDC under the Investment Company Act at all times during each taxable year;

(b)

derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities or foreign currencies, net income derived from an interest in a “qualified publicly traded partnership” (as defined in the Code), or other income derived with respect to its business of investing in such stock or securities or foreign currencies (the “90% Income Test”); and

(c)	diversify its holdings so that at the end of each quarter of the taxable year:

(1)

at least 50% of the value of its assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of the Company’s assets or more than 10% of the outstanding voting securities of the issuer; and

(2)

no more than 25% of the value of its assets is invested in (a) the securities, other than U.S. government securities or securities of other RICs, of one issuer or of two or more issuers that are controlled, as determined under applicable Code rules, by the Company and that are engaged in the same or similar or related trades or businesses or (b) the securities of one or more qualified publicly traded partnerships (the “Diversification Tests”).

For U.S. federal income tax purposes, the Company will include in its taxable income certain amounts that the Company has not yet received in cash. For example, if the Company holds debt obligations that are treated under applicable U.S. federal income tax rules as having OID (such as debt instruments with paid-in-kind (“PIK”) interest or, in certain cases, that have increasing interest rates or are issued with warrants), the Company must include in its taxable income in each year a portion of the OID that accrues over the life of the obligation, regardless of whether the Company receives cash representing such income in the same taxable year. The Company may also be required to include in its taxable income other amounts that the Company has not yet received in cash, such as accruals on a contingent payment debt instrument, accruals of interest income and/or original issue discount on defaulted debt or deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. Moreover, under the Tax Cuts and Jobs Act (as defined below in “Item 1A. Risk Factors—The Tax Cuts and Jobs Act could have a negative effect on us, our subsidiaries, our portfolio companies and the holders of our securities.”), the Company generally will be required to take certain amounts in income no later than the time such amounts are reflected on our financial statements. Because such OID or other amounts accrued will be included in its investment company taxable income for the year of accrual, the Company may be required to make distributions to Unitholders in order to satisfy the Annual Distribution Requirement and/or the Excise Tax Avoidance Requirement, even though the Company will not have received any corresponding cash payments. Accordingly, to enable the Company to make distributions to Unitholders that will be sufficient to enable the Company to satisfy the Annual Distribution Requirement, the Company may need to (1) sell some of its assets at times and/or at prices that the Company would not consider advantageous, the Company may need to (2) raise additional equity or debt capital, and/or the Company may need to (3) forego new investment opportunities or otherwise take actions that are disadvantageous to its business (or be unable to take actions that are advantageous to its business). If the Company is unable to obtain cash from other sources to enable the Company to satisfy the Annual

Distribution Requirement, the Company may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to a corporate-level U.S. federal income tax (and any applicable state and local taxes).

Because the Company expects to use debt financing, the Company may be prevented by covenants contained in its debt financing agreements from making distributions to Unitholders in certain circumstances. In addition, under the Investment Company Act, the Company is generally not permitted to make distributions to Unitholders while its debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “—Indebtedness and Senior Securities,” above. Limits on the Company’s distributions to Unitholders may prevent the Company from satisfying the Annual Distribution Requirement and, therefore, may jeopardize its qualification for taxation as a RIC, or subject the Company to the 4% U.S. federal excise tax.

Although it does not presently expect to do so, the Company may borrow funds and sell assets in order to make distributions to Unitholders that are sufficient for the Company to satisfy the Annual Distribution Requirement. However, the Company’s ability to dispose of assets may be limited by (1) the illiquid nature of its portfolio and/or (2) other requirements relating to its status as a RIC, including the Diversification Tests. If the Company disposes of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, the Company may make such dispositions at times and/or values that, from an investment standpoint, are not advantageous. Alternatively, although the Company currently does not intend to do so, to satisfy the Annual Distribution Requirement, the Company may declare a taxable dividend payable in Units or cash at the election of each Unitholder. In such case, for U.S. federal income tax purposes, the amount of the dividend paid in Units will generally be equal to the amount of cash that could have been received instead of Units. See “—Taxation of U.S. Unitholders” below for a discussion of the tax consequences to Unitholders upon receipt of such dividends.

A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If its expenses in a given year exceed its investment company taxable income, the Company would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years and such net operating losses do not pass through to its Unitholders. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, realized capital losses in excess of realized capital gains) to offset the RIC’s investment company taxable income, but may carry forward such losses, and use them to offset future capital gains, indefinitely. As a result of these limits on the deductibility of expenses and net capital losses, the Company may for tax purposes have aggregate taxable income for several years that the Company is required to distribute and that is taxable to Unitholders even if such income is greater than the aggregate net income the Company actually earned during those years. In addition, if future capital gains are offset by carried forward capital losses, such future capital gains are not subject to any corporate-level U.S. federal income tax, regardless of whether they are distributed to Unitholders. Accordingly, the Company does not expect to distribute any such offsetting capital gains.

Distributions the Company makes to Unitholders may be made from its cash assets or by liquidation of its Investments, if necessary. The Company may recognize gains or losses from such liquidations. In the event the Company recognizes net capital gains from such transactions, Unitholders may receive a larger capital gain distribution than they would have received in the absence of such transactions.

Failure to Qualify as a RIC

If the Company failed to satisfy the 90% Income Test for any taxable year or the Diversification Tests for any quarter of a taxable year, the Company might nevertheless continue to qualify as a RIC for such year if certain relief provisions of the Code applied (which might, among other things, require the Company to pay certain corporate-level U.S. federal taxes or to dispose of certain assets). If the Company failed to qualify for treatment as a RIC and such relief provisions did not apply to the Company, the Company would be subject to U.S. federal income tax on all of its taxable income at regular corporate U.S. federal income tax rates (and also would be subject to any applicable state and local taxes), regardless of whether the Company makes any distributions to Unitholders. The Company would not be able to deduct distributions to Unitholders, nor would distributions to Unitholders be required to be made for U.S. federal income tax purposes. Any distributions the Company makes generally would be taxable to its U.S. Unitholders (as defined below) as ordinary dividend income and, subject to certain limitations under the Code, would be eligible for the 20% maximum rate applicable to individuals and other non-corporate U.S. Unitholders, to the extent of the Company’s current or accumulated earnings and profits. Subject to certain limitations under the Code, U.S. Unitholders that are corporations for U.S. federal income tax purposes would be eligible for the dividends-received deduction. Distributions in excess of the Company’s current and accumulated earnings and profits would be treated first as a return of capital that would reduce the Unitholder’s adjusted tax basis in its Units (and correspondingly increase such Unitholder’s gain, or reduce such Unitholder’s loss, on disposition of such Units), and any remaining distributions in excess of the Unitholder’s adjusted basis would be treated as a capital gain.

Subject to a limited exception applicable to RICs that qualified as such under Subchapter M of the Code for at least one year prior to disqualification and that requalify as a RIC no later than the second year following the non-qualifying year, the Company could be subject to U.S. federal income tax on any unrealized net built-in gains in the assets held by the Company during the period in which the Company failed to qualify as a RIC that are recognized during the five-year period after its requalification as a RIC, unless the

Company made a special election to pay corporate-level U.S. federal income tax on such net built-in gains at the time of its requalification as a RIC. The Company may decide to be taxed as a regular corporation even if the Company would otherwise qualify as a RIC if the Company determines that treatment as a corporation for a particular year would be in its best interests.

Investments—General

Certain of the Company’s investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (1) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (2) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (3) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (4) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (5) cause the Company to recognize income or gain without receipt of a corresponding cash payment, (6) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (7) adversely alter the characterization of certain complex financial transactions and (8) produce income that will not be qualifying income for purposes of the 90% Income Test. The Company intends to monitor its transactions and may make certain tax elections to mitigate the potential adverse effect of these provisions, but there can be no assurance that the Company will be eligible for any such tax elections or that any adverse effects of these provisions will be mitigated.

Gain or loss recognized by the Company from warrants or other securities acquired by the Company, as well as any loss attributable to the lapse of such warrants, generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term depending on how long the Company held a particular warrant or security.

A Portfolio Company in which the Company invests may face financial difficulties that require the Company to work-out, modify or otherwise restructure its investment in the Portfolio Company. Any such transaction could, depending upon the specific terms of the transaction, result in unusable capital losses and future non-cash income. Any such transaction could also result in the Company receiving assets that give rise to non-qualifying income for purposes of the 90% Income Test or otherwise would not count toward satisfying the diversification requirements.

The Company’s investment in non-U.S. securities may be subject to non-U.S. income, withholding and other taxes. In that case, the Company’s yield on those securities would be decreased. Unitholders generally will not be entitled to claim a U.S. foreign tax credit or deduction with respect to non-U.S. taxes paid by the Company.

If the Company purchases shares in a “passive foreign investment company” (a “PFIC”), the Company may be subject to U.S. federal income tax on a portion of any “excess distribution” received on, or any gain from the disposition of, such shares even if the Company distributes such income as a taxable dividend to Unitholders. Additional charges in the nature of interest generally will be imposed on the Company in respect of deferred taxes arising from any such excess distribution or gain. If the Company invests in a PFIC and elects to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, the Company will be required to include in income each year its proportionate share of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed by the QEF. Alternatively, the Company may be able to elect to mark-to-market at the end of each taxable year its shares in a PFIC; in this case, the Company will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent that any such decrease does not exceed prior increases included in its income. The Company’s ability to make a QEF election will depend on factors beyond its control, and is subject to restrictions which may limit the availability of the benefit of this election. Under either election, the Company may be required to recognize in a year income in excess of any distributions the Company receives from PFICs and any proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of determining whether the Company satisfies the Excise Tax Avoidance Requirement. See “— Taxation as a RIC” above.

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Company accrues income, expenses or other liabilities denominated in a foreign currency and the time the Company actually collects such income or pay such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts and the disposition of debt obligations denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

Some of the income that the Company might otherwise earn, such as fees for providing managerial assistance, certain fees earned with respect to its Investments, income recognized in a work-out or restructuring of a portfolio Investment, or income recognized from an equity investment in an operating partnership, may not be qualifying income for purposes of the 90% Income Test. To manage the risk that such income might disqualify the Company as a RIC for failure to satisfy the 90% Income Test, one or more subsidiary entities treated as U.S. corporations for U.S. federal income tax purposes may be employed to earn such income and (if applicable) hold the related asset. Such subsidiary entities will be required to pay U.S. federal income tax on their earnings, which ultimately will reduce the yield to Unitholders on such fees and income.

The remainder of this discussion assumes that the Company qualifies as a RIC for each taxable year.

Taxation of U.S. Unitholders

The following discussion applies only to U.S. Unitholders. Prospective Unitholders that are not U.S. Unitholders should refer to “— Taxation of Non-U.S. Unitholders” below.

Distributions

Distributions by the Company (including distributions where Unitholders can elect to receive cash or Units) generally are taxable to U.S. Unitholders as ordinary income or capital gains. Distributions of the Company’s investment company taxable income will be taxable as ordinary income to U.S. Unitholders to the extent of the Company’s current or accumulated earnings and profits, whether paid in cash or Units. To the extent that such distributions paid by the Company to non-corporate U.S. Unitholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“Qualifying Dividends”) may be eligible for a reduced maximum U.S. federal income tax rate of 20%. In this regard, it is anticipated that the Company’s distributions generally will not be attributable to dividends received by the Company and, therefore, generally will not qualify for the 20% maximum rate applicable to Qualifying Dividends. Distributions of net capital gain (which is generally realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by the Company as “capital gain dividends” will be taxable to U.S. Unitholders as long-term capital gains (currently taxable at a maximum U.S. federal income tax rate of 20% in the case of non-corporate U.S. Unitholders (including individuals)), regardless of the U.S. Unitholder’s holding period for his, her or its Units and regardless of whether paid in cash or Units. Distributions in excess of the Company’s earnings and profits first will reduce a U.S. Unitholder’s adjusted tax basis in such Unitholder’s Units and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. Unitholder.

The Company may decide to retain some or all of its net capital gain for reinvestment, but designate the retained net capital gain as a “deemed distribution.” In that case, among other consequences, (i) the Company will pay tax on the retained amount, (ii) each U.S. Unitholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. Unitholder, and (iii) the U.S. Unitholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by the Company. Because the Company expects to pay tax on any retained net capital gains at the regular corporate U.S. federal income tax rate, and because that rate is in excess of the maximum U.S. federal income tax rate currently payable by individuals (and other non-corporate U.S. Unitholders) on long-term capital gains, the amount of tax that individuals (and other non-corporate U.S. Unitholders) will be treated as having paid will exceed the tax they owe on the capital gain distribution. Such excess generally may be claimed as a credit against the U.S. Unitholder’s other federal income tax obligations or may be refunded to the extent it exceeds the U.S. Unitholder’s U.S. federal income tax liability. The amount of the deemed distribution net of such tax will be added to the U.S. Unitholder’s tax basis for his, her or its Units. In order to utilize the deemed distribution approach, the Company must provide written notice to Unitholders prior to the expiration of 60 days after the close of the relevant taxable year. The Company cannot treat any of its investment company taxable income as a “deemed distribution.”

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, under certain circumstances, the Company may elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If the Company makes such an election, U.S. Unitholders will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by the Company in October, November or December of any calendar year, payable to Unitholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by its U.S. Unitholders on December 31 of the year in which the dividend was declared.

Although the Company currently does not intend to do so, the Company has the ability to declare a large portion of a distribution in Units. The Company is not subject to restrictions on the circumstances in which it may declare a portion of a distribution in Units but would generally anticipate doing so only in unusual situations, such as, for example if the Company does not have sufficient cash to meet its RIC distribution requirements under the Code. Generally, were the Company to declare such a distribution, the Company would allow Unitholders to elect payment in cash and/or Units of equivalent value. Under published IRS guidance, the entire distribution will generally be treated as a taxable distribution for U.S. federal income tax purposes, and count towards the Company’s RIC distribution requirements under the Code, if certain conditions are satisfied. Among other things, the aggregate amount of cash available to be distributed to all Unitholders is required to be at least 20% of the aggregate declared distribution. If too many Unitholders elect to receive cash, the cash available for distribution is required to be allocated among the Unitholders electing to receive cash (with the balance of the distribution paid in Units) under a formula provided in the applicable IRS guidance. Each Unitholder electing to receive cash would be entitled to receive cash in an amount equal to at least the lesser of (i) the portion of the distribution such Unitholder elected to receive in cash and (ii) such Unitholder’s entire distribution multiplied by the percentage limitation on cash available for distribution. The number of Units distributed would thus depend on the applicable percentage limitation on cash available for distribution, the Unitholder’s individual elections to receive cash or stock, and the value of the Units.

Each U.S. Unitholder generally would be treated as having received a taxable distribution on the date the distribution is received in an amount equal to the cash that such Unitholder would have received if the entire distribution had been paid in cash, even if the Unitholder received all or most of the distribution in Units. This may result in U.S. Unitholders having to pay tax on such distribution, even if no cash is received.

During the period when it has elected to be treated as a RIC, the Company generally expects to be treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Code) as a result of Units being held by at least 500 persons at all times during a taxable year. However, the Company cannot assure Unitholders that the Company will be treated as a publicly offered regulated investment company for all years; in particular, the Company may not be treated as a publicly offered regulated investment company for its first taxable year. If the Company is not treated as a publicly offered regulated investment company for any calendar year, for purposes of computing the taxable income of U.S. Unitholders that are individuals, trusts or estates, (i) the Company’s earnings will be computed without taking into account such U.S. Unitholders’ allocable shares of the Management Fees and Incentive Fees paid to the Investment Adviser and certain of its other expenses, (ii) each such U.S. Unitholder will be treated as having received or accrued a dividend from the Company in the amount of such U.S. Unitholder’s allocable share of these fees and expenses for the calendar year, (iii) each such U.S. Unitholder will be treated as having paid or incurred such U.S. Unitholder’s allocable share of these fees and expenses for the calendar year, and (iv) each such U.S. Unitholder’s allocable share of these fees and expenses will be treated as miscellaneous itemized deductions by such U.S. Unitholder. Miscellaneous itemized deductions of a U.S. Unitholder that is an individual, trust or estate are disallowed under the Tax Cuts and Jobs Act for tax years beginning before January 1, 2026, and thereafter generally are (i) deductible by such Unitholders only to the extent that the aggregate of such U.S. Unitholder’s miscellaneous itemized deductions exceeds 2% of such U.S. Unitholder’s adjusted gross income for U.S. federal income tax purposes, (ii) not deductible for purposes of the alternative minimum tax and (iii) are subject to the overall limitation on itemized deductions under Section 67 of the Code. In addition, if the Company is not treated as a publicly offered regulated investment company, the Company will be subject to limitations on the deductibility of certain “preferential dividends” that are distributed to Unitholders on a non-pro-rata basis.

If an investor purchases Units shortly before the record date of a distribution, the price of the Units will include the value of the distribution, and the investor will be subject to tax on the distribution, even though economically it may represent a return of his, her or its investment. The Company has the potential to build up large amounts of unrealized gain which, when realized and distributed, could have the effect of a taxable return of capital to U.S. Unitholders.

Each U.S. Unitholder in the Company will receive, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such Unitholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each year’s distributions from the Company generally will be reported to the IRS (including any amount of any distributions that are Qualifying Dividends eligible for the 20% maximum capital gains tax rate). Dividends paid by the Company generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because the Company’s income generally will not consist of dividends. Distributions may also be subject to additional state, local and non-U.S. taxes depending on a U.S. Unitholder’s particular situation.

The Company or a Unitholder’s financial intermediary is also generally required by law to report to each U.S. Unitholder and to the IRS cost basis information for shares of our stock sold by or redeemed from the U.S. Unitholder. This information includes the adjusted cost basis of the Units, the gross proceeds from disposition and whether the gain or loss is long-term or short-term. The adjusted cost basis of Units will be based on the default cost basis reporting method selected by the Company, unless a U.S. Unitholder, before the sale or redemption, informs the Company that it has selected a different IRS-accepted method offered by the Company. These requirements, however, will not apply for investments through an IRA or other tax-advantaged account. U.S. Unitholders should consult their financial intermediaries and tax advisers to determine the best cost basis method for their tax situation, and to obtain more information about how these cost basis reporting requirements apply to them.

Dispositions

A U.S. Unitholder generally will recognize taxable gain or loss if such U.S. Unitholder sells or otherwise disposes of his, her or its Units. The amount of gain or loss will be measured by the difference between such Unitholder’s adjusted tax basis in the Units sold and the amount of the proceeds received in exchange. Any gain or loss arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. Unitholder has held his, her or its Units for more than one year; otherwise, any such gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of Units held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such Units. In addition, all or a portion of any loss recognized upon a disposition of Units may be disallowed if other Units are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

In general, non-corporate U.S. Unitholders (including individuals) currently are subject to a maximum U.S. federal income tax rate of 20% on their net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in Units. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. Unitholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate U.S. Unitholders (including individuals) with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate U.S. Unitholder (including an individual) in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. Unitholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

Medicare Tax on Net Investment Income

A U.S. Unitholder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will generally be subject to a 3.8% tax on the lesser of (i) the U.S. Unitholder’s “net investment income” (or “undistributed net investment income” for an estate or trust) for a taxable year and (ii) the excess of the U.S. Unitholder’s modified adjusted gross income for such taxable year over a certain threshold, which for individuals is $200,000 in the case of single filers ($250,000 in the case of joint filers). For these purposes, “net investment income” will generally include taxable distributions and deemed distributions paid with respect to Units and net gain attributable to the disposition of Units (in each case, unless such Units are held in connection with certain trades or businesses), but will be reduced by any deductions properly allocable to such distributions or net gain.

Tax Shelter Reporting Regulations

Under applicable Treasury regulations, if a U.S. Unitholder recognizes a loss with respect to Units of $2 million or more for a non-corporate U.S. Unitholder or $10 million or more for a corporate U.S. Unitholder in any single taxable year (or a greater loss over a combination of years), the U.S. Unitholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. holders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. investors in a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. investors in most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. Unitholders should consult their own tax advisers to determine the applicability of these Treasury regulations in light of their individual circumstances.

Backup Withholding

The relevant withholding agent may be required to withhold U.S. federal income tax (“backup withholding”), at a current rate of 24%, from any taxable distribution to a U.S. Unitholder (other than a corporation, a financial institution, or a Unitholder that otherwise qualifies for an exemption) (1) that fails to provide a correct taxpayer identification number or a certificate that such Unitholder is exempt from backup withholding or (2) with respect to whom the IRS notifies the withholding agent that such Unitholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Backup withholding is not an additional tax, and any amount withheld under the backup withholding rules is allowed as a credit against the U.S. Unitholder’s U.S. federal income tax liability (which may entitle the U.S. Unitholder to a refund), provided that proper information is timely provided to the IRS.

U.S. Taxation of Tax-Exempt U.S. Unitholders

A U.S. Unitholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income (“UBTI”). The direct conduct by a tax-exempt U.S. Unitholder of the activities that the Company proposes to conduct could give rise to UBTI. However, a RIC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its shareholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. Unitholder should not be subject to U.S. federal income taxation solely as a result of such Unitholder’s direct or indirect ownership of equity of the Company and receipt of distributions with respect to such equity (regardless of whether the Company incurs indebtedness). Moreover, under current law, if the Company incurs indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. Unitholder. Therefore, a tax-exempt U.S. Unitholder should not be treated as earning income from “debt-financed property” and distributions the Company pays should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that it incurs. Certain tax-exempt private universities are subject to an additional 1.4% excise tax on their “net investment income,” including income from interest, dividends, and capital gains. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments. In the event that any such proposals were to be adopted and applied to RICs, the treatment of dividends payable to tax-exempt investors could be adversely affected. In addition, special rules would apply if the Company were to invest in certain real estate mortgage investment conduits or taxable mortgage pools, which the Company does not currently plan to do, that could result in a tax-exempt U.S. Unitholder recognizing income that would be treated as UBTI.

Taxation of Non-U.S. Unitholders

The following discussion applies only to Non-U.S. Unitholders. Whether an investment in Units is appropriate for a Non-U.S. Unitholder will depend upon that Unitholder’s particular circumstances. An investment in Units by a Non-U.S. Unitholder may have adverse tax consequences to such Non-U.S. Unitholder. Non-U.S. Unitholders should consult their own tax advisers before investing in the Company.

Distributions; Dispositions

Subject to the discussion below, distributions by the Company of investment company taxable income to a Non-U.S. Unitholder that are not effectively connected with the Non-U.S. Unitholder’s conduct of a trade or business within the United States will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable income tax treaty) to the extent of the Company’s current or accumulated earnings and profits.

Certain properly reported distributions are generally exempt from withholding of U.S. federal income tax where they are paid in respect of the Company’s (1) “qualified net interest income” (generally, U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the Company or the Non-U.S. Unitholder are at least a 10% shareholder, reduced by expenses that are allocable to such income) or (2) “qualified short-term capital gains” (generally, the excess of net short-term capital gain over net long-term capital loss for such taxable year), and certain other requirements are satisfied. No assurance can be given as to whether any of the Company’s distributions will be eligible for this exemption from withholding of U.S. federal income tax or, if eligible, will be reported as such by the Company. In particular, this exemption will not apply to distributions paid in respect of non-U.S. source interest income or dividend income (or any other type of income other than generally non-contingent U.S.-source interest income received from unrelated obligors and qualified short-term capital gains). In the case of Units held through an intermediary, the intermediary may withhold U.S. federal income tax even if the Company designates the payment as qualified net interest income or qualified short-term capital gain.

Distributions by the Company of investment company taxable income to a Non-U.S. Unitholder that are effectively connected with the Non-U.S. Unitholder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. Unitholder), generally will not be subject to withholding of U.S. federal income tax if the Non-U.S. Unitholder complies with applicable certification and disclosure requirements, although the distributions (to the extent of the Company’s current or accumulated earnings and profits) will be subject to U.S. federal income tax on a net basis at the rates and in the manner applicable to U.S. Unitholders generally.

Actual or deemed distributions by the Company of net capital gains to a Non-U.S. Unitholder, and gains realized by a Non-U.S. Unitholder upon the sale of Units, will not be subject to U.S. federal income tax or any withholding of such tax, unless (1) the distributions or gains, as the case may be, are effectively connected with the Non-U.S. Unitholder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. Unitholder), in which case the distributions or gains will be subject to U.S. federal income tax on a net basis at the rates and in the manner applicable to U.S. Unitholders generally or (2) the Non-U.S. Unitholder is an individual who has been present in the United States for 183 days or more during the taxable year and satisfies certain other conditions, in which case, except as otherwise provided by an applicable income tax treaty, the distributions or gains, which may be offset by certain U.S.-source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though the Non-U.S. Unitholder is not considered a resident alien under the Code.

If the Company distributes net capital gains in the form of deemed rather than actual distributions, a Non-U.S. Unitholder will be entitled to a U.S. federal income tax credit or tax refund equal to the Unitholder’s allocable share of the tax the Company pays on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. Unitholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return, even if the Non-U.S. Unitholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

For a corporate Non-U.S. Unitholder, both distributions (actual or deemed) and gains realized upon the sale of Units that are effectively connected with the Non-U.S. Unitholder’s conduct of a trade or business within the United States may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable income tax treaty).

Although the Company currently does not intend to do so, the Company has the ability to declare a large portion of a distribution in Units. The Company is not subject to restrictions on the circumstances in which the Company may declare a portion of a distribution in Units, but would generally anticipate doing so only in unusual situations, such as, for example, if the Company did not have sufficient cash to meet its RIC distribution requirements under the Code. Generally, were the Company to declare such a distribution, the Company would allow Unitholders to elect payment in cash and/or Units of equivalent value. Under published IRS guidance, the entire distribution will generally be treated as a taxable distribution for U.S. federal income tax purposes, and count towards the Company’s RIC distribution requirements under the Code, if certain conditions are satisfied. Among other things, the aggregate amount of cash available to be distributed to all Unitholders is required to be at least 20% of the aggregate declared distribution. If too many Unitholders elect to receive cash, the cash available for distribution is required to be allocated among the Unitholders electing to receive cash (with the balance of the distribution paid in Units) under a formula provided in the applicable IRS guidance. Each Unitholder electing to receive cash would be entitled to receive cash in an amount equal to at least the lesser of (i) the portion of the distribution such Unitholder elected to receive in cash and (ii) such Unitholder’s entire distribution multiplied by the percentage limitation on cash available for distribution. The number of Units distributed would thus depend on the applicable percentage limitation on cash available for distribution, the Unitholders’ individual elections to receive cash or Units, and the value of the Units. Each Non-U.S. Unitholder generally would be treated as having received a taxable distribution (including for purposes of the application of the withholding tax rules discussed above) on the date the distribution is received in an amount equal to the cash that such Non-U.S. Unitholder would have received if the entire distribution had been paid in cash, even if such Non-U.S. Unitholder received all or most of the distribution in Units. In such a circumstance, all or substantially all of the cash that would otherwise be distributed to a Non-U.S. Unitholder may be withheld or Units may be withheld and sold to fund the applicable withholding.

Each Non-U.S. Unitholder in the Company should consult its tax advisor with respect to its tax and filing obligations.

Jurisdiction of Tax Residence

The tax treatment of a Non-U.S. Unitholder in its jurisdiction of tax residence will depend entirely on the laws of such jurisdiction, and may vary considerably from jurisdiction to jurisdiction. Depending on (i) the laws of such Non-U.S. Unitholder’s jurisdiction of tax residence, (ii) how the Company is treated in such jurisdiction, and (iii) the activities of the Company, an investment in the Company could result in such Non-U.S. Unitholder recognizing adverse tax consequences in its jurisdiction of tax residence, including with respect to any generally required or additional tax filings and/or additional disclosure required in such filings in relation to the treatment for tax purposes in the relevant jurisdiction of an interest in the Company and/or of distributions from the Company and any uncertainties arising in that respect (the Company not being established under the laws of the relevant jurisdiction), the possibility of taxable income significantly in excess of cash distributed to a Non-U.S. Unitholder, and possibly in excess of the actual economic income of the Company, the possibilities of losing deductions or the ability to utilize tax basis and of sums invested being returned in the form of taxable income or gains, and the possibility of being subject to tax at unfavorable tax rates. A Non-U.S. Unitholder may also be subject to restrictions on the use of its share of the Company’s deductions and losses in its jurisdiction of tax residence. Each prospective investor is urged to consult its own tax advisors with respect to the tax and tax filing consequences, if any, in its jurisdiction of tax residence of an investment in the Company, as well as any other jurisdiction in which such prospective investor is subject to taxation.

Backup Withholding

A Non-U.S. Unitholder generally will be subject to information reporting and may be subject to backup withholding of U.S. federal income tax on taxable distributions unless the Non-U.S. Unitholder provides the applicable withholding agent with an IRS Form W-8 BEN or W-8BEN-E or an acceptable substitute form or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax, and any amount withheld under the backup withholding rules is allowed as a credit against the Non-U.S. Unitholder’s U.S. federal income tax liability (which may entitle the Non-U.S. Unitholder to a refund), provided that proper information is timely provided to the IRS.

Withholding and Information Reporting on Foreign Financial Accounts

Under the Code and applicable Treasury regulations, the applicable withholding agent generally will be required to withhold 30% of (a) any dividends on Units and (b) the gross proceeds from a sale of Units, in each case, paid to (i) a non-U.S. financial institution (whether such financial institution is the beneficial owner or an intermediary) unless such non-U.S. financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial non-U.S. entity (whether such entity is the beneficial owner or an intermediary) unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements. Under recently proposed Treasury regulations that may be relied on pending finalization, the withholding tax on gross proceeds would be eliminated and, consequently, withholding on gross proceeds is not currently expected to apply. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. If payment of this withholding tax is made, Non-U.S. Unitholders that are otherwise eligible for an exemption from, or a reduction in, withholding of U.S. federal income taxes with respect to such dividends or proceeds will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction. The Company will not pay any additional amounts in respect of any amounts withheld.

Each Non-U.S. Unitholder should consult its own tax advisers with respect to the U.S. federal income and withholding tax consequences, and state, local and non-U.S. tax consequences, of an investment in the Company.

The Company generally intends to provide its Unitholders with certain annual financial information regarding the Company’s operations. The information provided by the Company to a Unitholder may not be timely and, with respect to a Non-U.S. Unitholder, also may not be sufficient for such Unitholder to comply with its tax filing obligations. Each Unitholder will be responsible for the preparation and filing of such Unitholder’s own income tax returns, and each Unitholder should be prepared to obtain any available extensions of the filing date for its income tax returns.

Change in Tax Laws

Each prospective investor should be aware that tax laws and regulations are changing on an ongoing basis, and such laws and/or regulations may be changed with retroactive effect. Moreover, the interpretation and/or application of tax laws and regulations by certain tax authorities may not be clear, consistent or transparent. Uncertainty in the tax law may require the Company to accrue potential tax liabilities even in situations in which the Company and/or its Unitholders do not expect to be ultimately subject to such tax liabilities. In that regard, accounting standards and/or related tax reporting obligations may change, giving rise to additional accrual and/or other obligations.

Developments in the tax laws of the United States or other jurisdictions could have a material effect on the tax consequences to the Unitholders, the Company, and/or the Company’s direct and indirect subsidiaries, and Unitholders may be required to provide certain additional information to the Company (which may be provided to the IRS or other taxing authorities) and may be subject to other adverse consequences as a result of such change in tax laws. In the event of any such change in tax law, each Unitholder is urged to consult its own advisors.

ITEM 1A. RISK FACTORS.

Investing in our securities involves certain risks relating to our structure and investment objective. You should carefully consider these risk factors, together with all of the other information included in this Registration Statement, before you decide whether to make an investment in our securities. The risks set forth below are not the only risks we face, and we may face other risks that we have not yet identified, which we do not currently deem material or which are not yet predictable. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the NAV of our securities could decline, and you may lose all or part of your investment.

Risks Relating to Our Business and Structure

We are a new company and have a limited operating history. Investors have limited information to evaluate historical data or assess any of our Investments prior to participating in this offering.

We are a new company with limited operating history, and as a result, we have minimal financial information on which to evaluate an investment in us or our prior performance. Unitholders must rely on us to implement our investment policies, to evaluate all of our investment opportunities and to structure the terms of our Investments rather than evaluating our Investments in advance of purchasing Units. Because Unitholders are not able to thoroughly evaluate our Investments in advance of purchasing our Units, the offering may entail more risk than other types of offerings. This additional risk may hinder the ability of our investors to achieve their own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives. Additionally, the results of any other Accounts that have or have had an investment program which is similar to, or different from, our investment program are not indicative of the results that we may achieve. We expect to have a different investment portfolio from other Accounts. Accordingly, our results may differ from and are independent of the results obtained by such other Accounts. Moreover, past performance is no assurance of future returns.

We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objective and that the value of a Unitholder’s investment could decline substantially or could become worthless. We anticipate, based on the amount of proceeds raised in the initial or subsequent closings, that it could take some time to invest substantially all of the capital we expect to raise due to market conditions generally and the time necessary to identify, evaluate, structure, negotiate and close suitable Investments in middle-market companies. In order to comply with the RIC diversification requirements during the startup period, we may invest proceeds in temporary Investments, such as cash, cash equivalents, U.S. government securities and other high-quality debt Investments that mature in one year or less from the time of investment, which we expect will earn yields substantially lower than the interest, dividend or other income that we seek to receive in respect of suitable portfolio investments. We may not be able to pay any significant distributions during this period, and any such distributions may be substantially lower than the distributions we expect to pay when our portfolio is fully invested. We will pay a Management Fee to our Investment Adviser throughout this interim period irrespective of our performance. If the Management Fee and our other expenses exceed the return on the temporary investments, our equity capital will be eroded.

The limited term of the Company and the Investment Period may impact our investment strategy.

Unless earlier liquidated by the Board of Directors or extended by the Board of Directors (and, to the extent necessary, a majority-in-interest of the Unitholders), our Term will end five years from the expiry of the Investment Period. Due to our finite Term, we may be required to sell Investments at an inopportune time, which could adversely affect our performance and/or cause us to seek to invest in loans with a shorter term than would be the case if the Term of the Company was longer, which might adversely affect the nature and/or quality of our Investments.

Following the expiration of the Investment Period, we will not be permitted to reinvest proceeds realized by us from the sale or repayment of any Investment. Accordingly, we may be required to distribute such proceeds to Unitholders, which may cause our fixed expenses to increase as a percentage of assets under management. In addition, any proceeds realized by us from the sale or repayment of Investments could result in an increased concentration of our portfolio, which could increase the risks associated with ownership of the Units. For more information, see “—Risks Relating to Our Portfolio Company Investments—Our portfolio may be focused initially in a limited number of Portfolio Companies, which will subject us to a risk of significant loss if any of these companies default on their obligations under any of their debt instruments or if there is a downturn in a particular industry.”

The capital markets may experience periods of disruption and instability. Such market conditions may materially and adversely affect debt and equity capital markets in the United States, which may have a negative impact on our business and operations.

From time to time, capital markets may experience periods of disruption and instability. For example, from 2008 to 2009, the global capital markets were unstable as evidenced by the lack of liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market and the failure of major financial institutions. Despite actions of the U.S. federal government and various foreign governments, these events contributed to worsening general economic conditions that materially and adversely impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and financial services firms in particular. There have been more recent periods of volatility and there can be no assurance that adverse market conditions will not repeat themselves in the future. If similar adverse and volatile market conditions repeat in the future, we and other companies in the financial services sector may have to access, if available, alternative markets for debt and equity capital in order to grow. Equity capital may be particularly difficult to raise during periods of adverse or volatile market conditions because, subject to some limited exceptions, as a BDC, we are generally not able to issue additional Units at a price less than the NAV per Unit without first obtaining approval for such issuance from the Unitholders and the Independent Directors.

Moreover, the re-appearance of market conditions similar to those experienced from 2008 through 2009 for any substantial length of time or worsened market conditions, including as a result of United States government shutdowns or the perceived creditworthiness of the United States, could make it difficult for us to borrow money or to extend the maturity of or refinance any indebtedness we may have under similar terms and any failure to do so could have a material adverse effect on our business. The debt capital that will be available to us in the future, if any, may be at a higher cost and on less favorable terms and conditions than would currently be available. If we are unable to raise or refinance debt, Unitholders may not benefit from the potential for increased returns on equity resulting from leverage and we may be limited in our ability to make new commitments or to fund existing commitments to our Portfolio Companies.

Given the periods of extreme volatility and dislocation in the capital markets from time to time, many BDCs have faced, and may in the future face, a challenging environment in which to raise or access capital. In addition, significant changes in the capital markets, including the extreme volatility and disruption over the past several years, has had, and may in the future have, a negative effect on asset valuations and on the potential for liquidity events. While most of our Investments will not be publicly traded, applicable accounting standards require us to assume as part of our valuation process that our Investments are sold in a principal market to market participants (even if we plan on holding an Investment through our maturity). As a result, volatility in the capital markets can adversely affect our Investment valuations. Further, the illiquidity of our Investments may make it difficult for us to sell such Investments to access capital if required. As a result, we could realize significantly less than the value at which we have recorded our Investments if we were required to sell them for liquidity purposes. In addition, a prolonged period of market illiquidity may cause us to reduce the volume of loans and debt securities we originate and/or fund and adversely affect the value of our portfolio investments, which could have a material and adverse effect on our business, financial condition, results of operations and cash flows. An inability to raise or access capital could have a material adverse impact on our business, financial condition or results of operations.

Our operation as a BDC imposes numerous constraints on us and significantly reduces our operating flexibility. In addition, if we fail to maintain our status as a BDC, we might be regulated as a closed-end investment company, which would subject us to additional regulatory restrictions.

The Investment Company Act imposes numerous constraints on the operations of BDCs. For example, BDCs generally are required to invest at least 70% of their total assets primarily in securities of qualifying U.S. private companies or thinly traded public companies, cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the time of investment. These constraints may hinder the Investment Adviser’s ability to take advantage of attractive investment opportunities and to achieve our investment objective. Furthermore, any failure to comply with the requirements imposed on BDCs by the Investment Company Act could cause the SEC to bring an enforcement action against us and/or expose us to claims of private litigants.

We may be precluded from investing in what the Investment Adviser believes are attractive investments if such investments are not qualifying assets for purposes of the Investment Company Act. If we do not invest a sufficient portion of our assets in qualifying assets, we will be prohibited from making any additional investment that is not a qualifying asset and could be forced to forgo attractive investment opportunities. Similarly, these rules could prevent us from making follow-on investments in existing Portfolio Companies (which could result in the dilution of our position).

If we fail to maintain our status as a BDC, we might be regulated as a closed-end investment company that is required to register under the Investment Company Act, which would subject us to additional regulatory restrictions and significantly decrease our operating flexibility. In addition, any such failure could cause an event of default under any outstanding indebtedness we might have, which could have a material adverse effect on our business, financial condition or results of operations.

We will be subject to corporate-level U.S. federal income tax on all of our income if we are unable to qualify for tax treatment as a RIC under Subchapter M of the Code, which would have a material adverse effect on our financial performance.

Although we intend to elect to be treated, and expect to qualify annually, as a RIC under Subchapter M of the Code, commencing with the Initial Drawdown Date, there can be no assurances that we will be able to qualify for and maintain RIC status. To obtain and maintain RIC status and be relieved of U.S. federal income taxes on income and gains distributed to Unitholders, we must meet the annual distribution, source-of-income and asset diversification requirements described below.

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The annual distribution requirement for a RIC will generally be satisfied if we distribute to Unitholders on an annual basis at least 90% of our investment company taxable income (generally, our net ordinary income plus the excess of our realized net short-term capital gains over realized net long-term capital losses, determined without regard to the dividends paid deduction) for each taxable year. Because we expect to use debt financing, we expect to be subject to an asset coverage ratio requirement under the Investment Company Act, and we expect to be subject to certain covenants contained in our credit agreements and other debt financing agreements. This asset coverage ratio requirement and these covenants could, under certain circumstances, restrict us from making distributions to Unitholders that are necessary for us to satisfy the distribution requirement. If we are unable to obtain cash from other sources, and thus are unable to make sufficient distributions to Unitholders, we could fail to qualify for RIC tax treatment and thus become subject to corporate-level U.S. federal income tax (and any applicable U.S. state and local taxes).

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The source-of-income requirement will be satisfied if at least 90% of our gross income for each year is derived from dividends, interest, gains from the sale of stock or securities or foreign currencies, payments with respect to loans of certain securities, net income derived from an interest in a “qualified publicly traded partnership” or other income derived with respect to our business of investing in such stock or securities or foreign currencies.

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The asset diversification requirement will be satisfied if, at the end of each quarter of our taxable year, at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs and other acceptable securities, and no more than 25% of the value of our assets is invested in the securities (other than U.S. government securities or securities of other RICs) of one issuer, of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or of certain “qualified publicly traded partnerships.” Failure to meet these requirements may result in us having to dispose of certain Investments quickly in order to prevent the loss of RIC status. Because most of our Investments will be in private companies, and therefore will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

If we fail to qualify for or maintain our RIC status for any reason, and we do not qualify for certain relief provisions under the Code, we would be subject to corporate-level U.S. federal income tax (and any applicable U.S. state and local taxes). In this event, the resulting taxes and any resulting penalties could substantially reduce our net assets, the amount of our income available for distribution and the amount of our distributions to Unitholders, which would have a material adverse effect on our financial performance. For additional discussion regarding the tax implications of a RIC, see “Item 1(c). Description of Business —Certain U.S. Federal Income Tax Considerations.”

We are dependent upon management personnel of our Investment Adviser for our success.

We do not have any employees. We depend on the experience, diligence, skill and network of business contacts of the GSAM Credit Alternatives Team, together with other investment professionals that our Investment Adviser currently employs, or may subsequently retain, to identify, evaluate, negotiate, structure, close, monitor and manage our Investments. Our future success will depend to a significant extent on the continued service and coordination of our Investment Adviser’s senior investment professionals. The departure of any of our Investment Adviser’s key personnel, including members of the Investment Committee, or of a significant number of the investment professionals of our Investment Adviser, could have a material adverse effect on our business, financial condition or results of operations. In addition, we cannot assure investors that our Investment Adviser will remain our investment adviser or that we will continue to have access to our Investment Adviser or its investment professionals. See “—Our Investment Adviser can resign on 60 days’ notice. We may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.”

Our Investment Adviser, its principals, investment professionals and employees and the members of its Investment Committee have certain conflicts of interest.

Our Investment Adviser, its principals, affiliates, investment professionals and employees, the members of its Investment Committee and our officers and directors serve or may serve now or in the future as investment advisers, officers, directors, principals of, or in their capacities with respect to, public or private entities (including other BDCs and other investment funds) that operate in the same or a related line of business as us. For example, we have the same management and Investment Committee teams as GS BDC and GS MMLC. Therefore, we expect these individuals may have obligations to investors in such other BDCs, the fulfillment of which might not be in our best interests or the best interests of Unitholders, and we expect that investment opportunities will satisfy the investment criteria for both us and such other business development companies. In addition, GSAM and its affiliates also manage other investment funds (including vehicles in which Goldman Sachs and its personnel have an interest), and are expected to manage other vehicles in the future that have investment mandates that are similar, in whole or in part, to ours and, accordingly, may invest in asset classes similar to those targeted by us. As a result, our Investment Adviser and/or its affiliates may face conflicts in allocating investment opportunities between such other entities and us. The fact that our investment advisory fees may be lower than those of certain other funds advised by GSAM could result in this conflict of interest affecting us adversely relative to such other funds.

Subject to applicable law, Goldman Sachs or Accounts may invest alongside us. In certain circumstances, negotiated co-investments by us and other Accounts may be made only pursuant to an order from the SEC permitting us to do so. On January 4, 2017, the SEC granted GSAM, GS BDC, PMMC and MMLC an exemptive order from the SEC that permits GS BDC, PMMC and MMLC to co-invest with other funds managed by the GSAM Credit Alternatives Team, including GS BDC, PMMC, MMLC and other funds established by the GSAM Credit Alternatives Team after the date of the exemptive order, which would include the Company, subject to certain conditions, such as that co-investments be made in a manner consistent with the participants’ investment objectives, positions, policies, strategies and restrictions, as well as regulatory requirements and pursuant to the conditions required by the exemptive relief, and are allocated fairly among participants. Under the terms of the exemptive relief, a “required majority” (as defined in Section 57(o) of the Investment Company Act) of our Independent Directors must make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction are reasonable and fair to us and our Unitholders and do not involve overreaching of us or our stockholders on the part of any person concerned, and (2) the transaction is consistent with the interests of our Unitholders and is consistent with our board of directors approved criteria. See “—Our ability to enter into transactions with our affiliates is restricted.”

As a result of such order, there could be significant overlap in our investment portfolio and the investment portfolios of GS BDC, PMMC, MMLC and/or other funds managed by our Investment Adviser. If we are unable to rely on our exemptive relief for a particular opportunity, when our Investment Adviser identifies certain investments, it will be required to determine which Accounts should make the investment at the potential exclusion of other Accounts. In such circumstances, our Investment Adviser will adhere to its investment allocation policy in order to determine the Account to which to allocate the opportunity. The policy may provide that our Investment Adviser allocate opportunities through a rotation system or in such other manner as our Investment Adviser determines to be equitable. Accordingly, it is possible that we may not be given the opportunity to participate in certain investments made by other Accounts.

Goldman Sachs’ financial and other interests may incentivize Goldman Sachs to favor other Accounts.

Our Investment Adviser receives performance-based compensation in respect of its investment management activities on our behalf, which rewards our Investment Adviser for positive performance of our investment portfolio. As a result, our Investment Adviser may make investments for us that present a greater potential for return but also a greater risk of loss or that are more speculative than would be the case in the absence of performance-based compensation. In addition, our Investment Adviser may simultaneously manage other Accounts (including other business development companies (including GS BDC, PMMC and MMLC) for which our Investment Adviser may be entitled to receive greater fees or other compensation (as a percentage of performance or otherwise) than it receives in respect of us. In addition, subject to applicable law, Goldman Sachs may invest in other Accounts (including other business development companies (including GS BDC, PMMC and MMLC)), and such investments may constitute substantial percentages of such other Accounts’ outstanding equity interests. Therefore, our Investment Adviser may have an incentive to favor such other Accounts over us. To address these types of conflicts, the Investment Adviser has adopted policies and procedures under which investment opportunities will be allocated in a manner that it believes is consistent with its obligations as an investment adviser. However, the amount, timing, structuring or terms of an investment by us may differ from, and performance may be different than, the investments and performance of other Accounts.

Global economic, political and market conditions may adversely affect our business, financial condition and results of operations, including our revenue growth and profitability.

The current worldwide financial market situation, as well as various social and political tensions in the United States and around the world, have contributed and may continue to contribute to increased market volatility, may have long-term effects on the United States and worldwide financial markets, and may cause economic uncertainties or deterioration in the United States and worldwide. We monitor developments and seek to manage our investments in a manner consistent with achieving our investment objective, but there can be no assurance that we will be successful in doing so.

In August 2011 and then affirmed in August 2013, Standard & Poor’s Rating Services lowered its long-term sovereign credit rating on the United States from “AAA” to “AA+”. Additionally, in January of 2012, Standard & Poor’s Rating Services lowered its long-term sovereign credit rating for several large European countries. These ratings negatively impacted global markets and economic conditions. Although U.S. lawmakers have taken steps to avoid further downgrades, U.S. budget deficit concerns and similar conditions in Europe, China and elsewhere have increased the possibility of additional credit-rating downgrades and worsening global economic and market conditions. There can be no assurance that current or future governmental measures to mitigate these conditions will be effective. These conditions, government actions and future developments may cause interest rates and borrowing costs to rise, which may adversely affect our ability to access debt financing on favorable terms and may increase the interest costs of our borrowers, hampering their ability to repay us. Continued or future adverse economic conditions could have a material adverse effect on our business, financial condition and results of operations.

In October 2014, the Federal Reserve announced that it was concluding its bond-buying program, or quantitative easing, which was designed to stimulate the economy and expand the Federal Reserve’s holdings of long-term securities, suggesting that key economic indicators, such as the unemployment rate, had showed signs of improvement since the inception of the program. It is possible that, without quantitative easing by the Federal Reserve, these developments, along with the United States government’s credit and deficit concerns and other global economic conditions, could cause interest rates and borrowing costs to rise, which may negatively impact our ability to access the debt markets on favorable terms. Additionally, the Federal Reserve has raised its federal funds target rate five times since December 2016. However, if key economic indicators, such as the unemployment rate or inflation, do not progress at a rate consistent with the Federal Reserve’s objectives, the target range for the federal funds rate may further increase and cause interest rates and borrowing costs to rise, which may negatively impact our ability to access the debt markets on favorable terms and may also increase the costs of our borrowers, hampering their ability to repay us.

Legislation may be adopted that could significantly affect the regulation of U.S. financial markets. Areas subject to potential change, amendment or repeal include the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the authority of the Federal Reserve and the Financial Stability Oversight Council. These or other regulatory changes could result in greater competition from banks and other lenders with which we compete for lending and other investment opportunities. The United States may also potentially withdraw from or renegotiate various trade agreements and take other actions that would change current trade policies of the United States. We cannot predict which, if any, of these actions will be taken or, if taken, their effect on the financial stability of the United States. Such actions could have a material adverse effect on our business, financial condition and results of operations.

Our financial condition and results of operations depend on our Investment Adviser’s ability to manage our future growth effectively.

Our ability to achieve our investment objective depends on our Investment Adviser’s ability to identify, invest in and monitor companies that meet our investment criteria.

Accomplishing this result on a cost-effective basis is largely a function of the structuring of our investment process and the ability of our Investment Adviser to provide competent, attentive and efficient services to us. Our executive officers and the members of the Investment Committee have substantial responsibilities in connection with their roles at our Investment Adviser, with respect to GS BDC, PMMC and MMLC and other clients of our Investment Adviser, as well as responsibilities under the Investment Advisory Agreement. We may also be called upon to provide significant managerial assistance to certain of our Portfolio Companies. These demands on their time, which will increase as the number of Investments grow, may distract them or slow the rate of investment. In order to grow, our Investment Adviser may need to hire, train, supervise, manage and retain new employees. However, we cannot assure investors that we will be able to do so effectively. Any failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations.

Our ability to grow depends on our access to adequate capital.

If we do not have adequate capital available for investment, our performance could be adversely affected. In addition, we intend to elect to be treated, and expect to qualify annually, as a RIC under Subchapter M of the Code, commencing with the Initial Drawdown Date. To qualify, and maintain our status as a RIC, among other requirements, we will be required to timely distribute to Unitholders at least 90% of our investment company taxable income (determined without regard to the dividends paid deduction), which is generally our net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses, if any, for each taxable year. Consequently, such distributions will not be available to fund new Investments. During the Investment Period, we may issue Units to subscribers, but our ability to sell additional securities may be adversely affected by a number of factors including our performance prior to such date or general market conditions. While we are permitted to reinvest proceeds realized from the sale or repayment of Investments during the Investment Period, subject to the requirements of Subchapter M of the Code and the terms of any indebtedness or Preferred Units, after the expiry of the Investment Period, we will not be permitted to do so, subject to certain exceptions. Accordingly, after the Investment Period, we expect to use debt financing to fund our growth, if any. Unfavorable economic or capital market conditions may increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. An inability to successfully access the capital markets could limit our ability to grow our business and fully execute our business strategy and could decrease our earnings, if any.

Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital. These constraints may hinder our Investment Adviser’s ability to take advantage of attractive investment opportunities and to achieve our investment objective.

Regulations governing our operation as a BDC affect our ability to raise additional capital, and the ways in which we can do so. Raising additional capital may expose us to risks, including the typical risks associated with leverage, and may result in dilution to our current Unitholders. The use of leverage involves significant risks. We are permitted to issue multiple classes of indebtedness and one class of equity securities senior to the Units if our asset coverage, as defined in the Investment Company Act, would at least equal 150% immediately after each such issuance. Consequently, if the value of our assets declines, we may be required to sell a portion of our Investments and, depending on the nature of our leverage, repay a portion of our indebtedness at a time when this may be disadvantageous to us and, as a result, our Unitholders.

We may borrow money, which may magnify the potential for gain or loss and may increase the risk of investing in us.

As part of our business strategy, we may borrow from and issue senior debt securities to banks, insurance companies and other lenders or investors. Holders of these senior securities or other credit facilities will have claims on our assets that are superior to the claims of Unitholders. If the value of our assets decreases, leveraging would cause NAV to decline more sharply than we otherwise would have if we did not employ leverage. Similarly, any decrease in our income would cause net income to decline more sharply than we would have had we not borrowed. Such a decline could negatively affect our ability to make distributions to Unitholders. Our ability to service any debt that we incur will depend largely on our financial performance and will be subject to prevailing economic conditions and competitive pressures.

Also, if we have senior debt securities or other credit facilities, any obligations to such creditors may be secured by a pledge of and a security interest in some or all of our assets, including our portfolio of investments and cash. In the case of a liquidation event, those lenders would receive proceeds to the extent of their security interest before any distributions are made to the Unitholders. Furthermore, the Revolving Credit Facility imposes, and any credit agreement or other debt financing agreement into which we may enter may impose, financial and operating covenants that restrict our investment activities (including restrictions on industry concentrations), remedies on default and similar matters. In connection with any future borrowings, our lenders may also require us to pledge assets.

We may, to the extent permitted by applicable law including the Investment Company Act, become co-liable (as a joint borrower, guarantor or otherwise) for borrowings or other types of leverage of our subsidiaries or other entities in which we have an interest, including joint ventures.

In addition, we may be unable to obtain our desired leverage, which would, in turn, affect investors’ return on investment.

We currently do not intend to enter into any collateral and asset reuse arrangements, but may decide to enter into such an arrangement in the future.

We operate in a highly competitive market for investment opportunities.

A number of entities, including GS BDC, PMMC and MMLC, compete with us to make the types of investments that we make in middle-market companies. We compete with other BDCs, commercial and investment banks, commercial financing companies, collateralized loan obligations (“CLOs”), private funds, including hedge funds, and, to the extent they provide an alternative form of financing, private equity funds. Many of our competitors are more experienced, substantially larger and have considerably greater financial, technical and marketing resources than we do. Some competitors may have a lower cost of funds, perpetual fund lives and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, certain of our competitors are not subject to the regulatory restrictions that the Investment Company Act imposes on us as a BDC and that the Code will impose on us as a RIC. Additionally, an investment opportunity may be appropriate for one or more of us and GS BDC, PMMC and MMLC or any other investment fund managed by our affiliates, and co-investment may not be possible. In these instances GSAM will adhere to its investment allocation policy in order to determine to which entity to allocate the opportunity. Also, as a result of this competition, we may not be able to secure attractive investment opportunities from time to time.

We do not seek to compete primarily based on the interest rates we offer, and GSAM believes that some of our competitors may make loans with interest rates that are comparable to or lower than the rates we will offer. Rather, we compete with our competitors based on our reputation in the market, our existing investment platform, the seasoned investment professionals of our Investment Adviser, our experience and focus on middle-market companies, our disciplined investment philosophy, our extensive industry focus and relationships and our flexible transaction structuring.

We may lose investment opportunities if we do not match our competitors’ pricing, terms and structure. If we match our competitors’ pricing, terms and structure, we may experience decreased net interest income and increased risk of credit loss. As a result of operating in such a competitive environment, we may make Investments that are on less favorable terms than what we may have originally anticipated, which may impact our return on these Investments. We cannot assure investors that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations.

Our Investment Adviser will be paid the Management Fee even if the value of the Unitholders’ investments declines and the Investment Adviser’s Incentive Fee may create incentives for it to make certain kinds of investments.

Our Investment Adviser is entitled to an Incentive Fee from us based on our investment performance. The Incentive Fee payable by us to the Investment Adviser may create an incentive for the Investment Adviser to make investments on behalf of us that are risky or more speculative than would be the case in the absence of such a compensation arrangement, and also to incur leverage, which will tend to enhance returns where our portfolio has positive returns. Additionally, the Management Fee is payable even in the event the value of Unitholders’ investments declines.

Beneficial owners of our equity securities may be subject to certain regulatory requirements based on their ownership percentages.

A beneficial owner, either directly or indirectly, of more than 25% of our voting securities is presumed to control us under the Investment Company Act. Certain events beyond an investor’s control may result in an increase in the percentage of such investor’s beneficial ownership of Units, including the repurchase by us of Units from other Unitholders. Control of us would also arise under the Investment Company Act if a person has the power to exercise a controlling influence over our management or policies, unless that power is solely the result of an official position with us. In the event an investor is or becomes a person that controls us, such investor and certain of its affiliated persons will be subject to, among other things, prohibitions or restrictions on engaging in certain transactions with us and certain of our affiliated persons. A beneficial owner of a large number of our equity securities may also become subject to public reporting obligations when we become a public reporting company under the Exchange Act.

Investors may fail to pay their Undrawn Commitment.

The obligation of Unitholders to fund Undrawn Commitments is without defense, counterclaim or offset of any kind. However, if a Unitholder fails to pay any amount of its Commitment when called, other Unitholders who have an Undrawn Commitment may be required to fund their respective Commitments sooner and in a greater amount (but not more than their Undrawn Commitment) than they otherwise would have absent such a default.

In addition, if funding of Commitments by other Unitholders and borrowings by us are inadequate to cover defaulted Commitments, we may make fewer Investments and be less diversified than if all Unitholders had paid their contributions. Additionally, we may be forced to obtain substitute sources of liquidity by selling Investments (to the extent permitted by the LLC Agreement) to meet our funding obligations. Such forced sales of investment assets by us may be at disadvantageous prices. In addition, if we are not able to obtain substitute sources of liquidity, we may default on our funding obligations.

We will incur significant costs as a result of being registered under the Exchange Act.

We will incur legal, accounting and other expenses, including costs associated with the periodic reporting requirements, as well as additional corporate governance requirements, including requirements under the Sarbanes-Oxley Act once this Registration Statement becomes effective. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal control over financial reporting, which requires significant resources and management oversight. We will implement procedures, processes, policies and practices for the purpose of addressing the standards and requirements applicable to public companies. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. We expect to incur significant annual expenses related to these steps and directors’ and officers’ liability insurance, director fees, reporting requirements of the SEC, transfer agent fees, additional administrative expenses payable to the Administrator to compensate it for hiring additional accounting, legal and administrative personnel, increased auditing and legal fees and similar expenses associated with being a public company.

The systems and resources necessary to comply with public company reporting requirements will increase further once we cease to be an “emerging growth company” under the JOBS Act. As long as we remain an emerging growth company we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act.

Efforts to comply with Section 404 of the Sarbanes-Oxley Act will involve significant expenditures, and any failure to comply with Section 404 of the Sarbanes-Oxley Act will adversely affect us.

While we will not be required to comply with certain requirements of the Sarbanes-Oxley Act until we have been subject to the reporting requirements of the Exchange Act for a specified period of time or cease to be classified as an emerging growth company, under current SEC rules we will be required to report on our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act starting with our fiscal year ending December 31, 2020. Thereafter, we will be required to review on an annual basis our internal control over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in our internal control over financial reporting. Accordingly, our internal control over financial reporting does not currently meet all of the standards contemplated by Section 404 of the Sarbanes-Oxley Act that we will eventually be required to meet. We will establish formal procedures, policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within our organization.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer classified as an emerging growth company under the JOBS Act. Because we do not currently have comprehensive documentation of our internal control and have not yet tested our internal control in accordance with Section 404 of the Sarbanes-Oxley Act, we cannot conclude, as required by Section 404 of the Sarbanes-Oxley Act, that we do not have a material weakness in our internal control or a combination of significant deficiencies that could result in the conclusion that we have a material weakness in our internal control. As a public entity, we will be required to complete our initial assessment in a timely manner. If we are not able to implement the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner or with adequate compliance, our operations, financial reporting or financial results could be adversely affected. Matters impacting our internal control may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC.

Potential conflicts of interest with other businesses of Goldman Sachs could impact our investment returns.

There are significant potential conflicts of interest that could negatively impact our investment returns. A number of these potential conflicts of interest with affiliates of the Investment Adviser and Group Inc. are discussed in more detail under “Item 7(a). Transactions with Related Persons; Review, Approval or Ratification of Transaction with Related Persons—Potential Conflicts of Interest.”

Group Inc., including its affiliates and personnel, is a bank holding company and a worldwide, full-service investment banking, broker-dealer, asset management and financial services organization, and a major participant in global financial markets that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, it acts as an investor, investment banker, research provider, investment manager, financer, advisor, market maker, proprietary trader, prime broker, lender, agent and principal. In those and other capacities, Goldman Sachs purchases, sells and holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products for its own Accounts or for the Accounts of its customers, and has other direct and indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets in which we invest or may invest. Such additional businesses and interests will likely give rise to potential conflicts of interest and may restrict the way we operate our business. For example, (1) we may not be able to conduct transactions relating to investments in Portfolio Companies because our Investment Adviser is not permitted to obtain or use material nonpublic information in effecting purchases and sales in public securities transactions for us, or (2) Goldman Sachs, the clients it advises, and its personnel may engage (or consider engaging) in commercial arrangements or transactions with us (subject to any limitations under the law), and/or may compete for commercial arrangements or transactions in the same types of companies, assets, securities or other assets or instruments as us. Transactions by, advice to and activities of such Accounts (including potentially Goldman Sachs acting on a proprietary basis), may involve the same or related companies, securities or other assets or instruments as those in which we invest and may negatively affect us (including our ability to engage in a transaction or other activities) or the prices or terms at which our transactions or other activities may be effected. For example, Goldman Sachs may be engaged to provide advice to an account that is considering entering into a transaction with us, and Goldman Sachs may advise the account not to pursue the transaction with us, or otherwise in connection with a potential transaction provide advice to the account that would be adverse to us. See “—Our Investment Adviser, its principals, investment professionals and employees and the members of its Investment Committee have certain conflicts of interest” and “—Our ability to enter into transactions with our affiliates is restricted.” In addition, Goldman Sachs & Co. LLC may, to the extent permitted by applicable law, including the limitations set forth in Section 57(k) of the Investment Company Act, receive compensation from us or from the borrowers if we make any investments based on opportunities that such employees or personnel of Goldman Sachs & Co. LLC have referred to us. Such compensation might incentivize Goldman Sachs & Co. LLC or its employees or personnel to refer opportunities or to recommend investments that might otherwise be unsuitable for us. Further, any such compensation paid by us, or paid by the borrower (to which we would otherwise have been entitled) in connection with such investments, may negatively impact our returns.

Furthermore, Goldman Sachs is currently, and in the future expects to be, raising capital for new public and private investment vehicles that have, or when formed will have, the primary purpose of middle-market direct lending. These investment vehicles, as well as existing investment vehicles (including GS BDC, PMMC and MMLC), will compete with the Company for investments. Although our Investment Adviser and its affiliates will endeavor to allocate investment opportunities among their clients, including the Company, in a fair and equitable manner and consistent with applicable allocation procedures, it is expected that, in the future, we may not be given the opportunity to participate in investments made by other clients or entities managed by our Investment Adviser or its affiliates or that we may participate in such investments to a lesser extent due to participation by such other clients or entities.

In addition, subject to applicable law, Goldman Sachs or another investment account or vehicle managed or controlled by Goldman Sachs may hold securities, loans or other instruments of a Portfolio Company in a different class or a different part of the capital structure than securities, loans or other instruments of such Portfolio Company held by us. As a result, Goldman Sachs or another investment account or vehicle may pursue or enforce rights or activities, or refrain from pursuing or enforcing rights or activities, on behalf of its own account, that could have an adverse effect on us. In addition, to the extent Goldman Sachs has invested in a Portfolio Company for its own account, Goldman Sachs may limit the transactions engaged in by the Company with respect to such Portfolio Company or issuer for reputational, legal, regulatory or other reasons.

Unitholders should note the matters discussed in “Item 7(a). Transactions with Related Persons; Review, Approval or Ratification of Transaction with Related Persons—Potential Conflicts of Interest” and “—Our ability to enter into transactions with our affiliates will be restricted,” below.

The Board of Directors may change our investment objective, operating policies and strategies without prior notice or Unitholder approval.

The Board of Directors has the authority to modify or waive certain of our operating policies and strategies without prior notice (except as required by the Investment Company Act or other applicable laws) and without Unitholder approval. However, absent Unitholder approval, we may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and value of the Units. Nevertheless, the effects may adversely affect our business and impact our ability to make distributions.

Changes in laws or regulations governing our operations or the operations of our Portfolio Companies, changes in the interpretation thereof or newly enacted laws or regulations, or any failure by us or our Portfolio Companies to comply with these laws or regulations, could require changes to certain of our or our Portfolio Companies’ business practices, negatively impact us or our Portfolio Companies’ operations, cash flows or financial condition, impose additional costs on us or our Portfolio Companies or otherwise adversely affect our business or the business of our Portfolio Companies.

We and our Portfolio Companies are subject to regulation at the local, state, federal and, in some cases, foreign levels. These laws and regulations, as well as their interpretation, are likely to change from time to time, and new laws and regulations may be enacted. Accordingly, any change in these laws or regulations, changes in their interpretation, or newly enacted laws or regulations, or any failure by us or our Portfolio Companies to comply with these laws or regulations, could require changes to certain of our or our Portfolio Companies’ business practices, negatively impact us or our Portfolio Companies’ operations, cash flows or financial condition, impose additional costs on us or our Portfolio Companies or otherwise adversely affect our business or the business of our Portfolio Companies. In addition to the legal, tax and regulatory changes that are expected to occur, there may be unanticipated changes and uncertainty regarding any such changes. The legal, tax and regulatory environment for BDCs, investment advisers and the instruments that they utilize (including derivative instruments) is continuously evolving. In addition, there is significant uncertainty regarding certain legislation (and the regulations that have recently been adopted and future regulations that will need to be adopted pursuant to such legislation) and, consequently, the full impact that such legislation will ultimately have on us and the markets in which we trade and invest is not fully known. Such uncertainty and any resulting confusion may itself be detrimental to the efficient functioning of the markets and the success of certain investment strategies.

The Dodd-Frank Act impacts many aspects of the financial services industry. Many of the provisions of the Dodd-Frank Act have been implemented, while others will still require final rulemaking by regulatory authorities. While the full impact of the Dodd-Frank Act on us and our Portfolio Companies may not be known for an extended period of time, the Dodd-Frank Act, including current rules and regulations and proposed rules implementing its provisions and the interpretation of those rules, along with other legislative and regulatory proposals directed at the financial services industry that are proposed or pending in the U.S. Congress, may negatively impact the operations, cash flows or financial condition of us and our Portfolio Companies, impose additional costs on us and our Portfolio Companies, intensify the regulatory supervision of us and our Portfolio Companies or otherwise adversely affect our business or the business of our Portfolio Companies.

Over the last several years, there also has been an increase in regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector will be subject to new regulation. While it cannot be known at this time whether any regulation will be implemented or what form it will take, increased regulation of non-bank credit extension could negatively impact our operations, cash flows or financial condition, impose additional costs on us, intensify the regulatory supervision of us or otherwise adversely affect our business.

The continued uncertainty related to the sustainability and pace of economic recovery in the U.S. and globally could have a negative impact on our business.

Our business is directly influenced by the economic cycle, and could be negatively impacted by a downturn in economic activity in the U.S. as well as globally. Fiscal and monetary actions taken by U.S. and non-U.S. government and regulatory authorities could have a material adverse impact on our business. To the extent uncertainty regarding the U.S. or global economy negatively impacts consumer confidence and consumer credit factors, our business, financial condition and results of operations could be adversely affected. Moreover, Federal Reserve policy, including with respect to certain interest rates and the decision to end its quantitative easing policy, along with the general policies of the current Presidential administration, may also adversely affect the value, volatility and liquidity of dividend- and interest-paying securities. Market volatility, rising interest rates and/or a return to unfavorable economic conditions could adversely affect our business.

The Tax Cuts and Jobs Act could have a negative effect on us, our subsidiaries, our portfolio companies and the holders of our securities.

On December 22, 2017, President Trump signed H.R. 1 (the “Tax Cuts and Jobs Act”) into law. The Tax Cuts and Jobs Act makes significant changes to the United States income tax rules applicable to both individuals and entities, including corporations. The Tax Cuts and Jobs Act includes provisions that, among other things, reduce the U.S. corporate tax rate, introduce a capital investment deduction, limit the interest deduction, limit the use of net operating losses to offset future taxable income and make extensive changes to the U.S. international tax system. The Tax Cuts and Jobs Act is complex and far-reaching, and we cannot predict the impact its enactment will have on us, our subsidiaries, our portfolio companies and the holders of our securities.

Our Investment Adviser can resign on 60 days’ notice. We may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

Our Investment Adviser has the right, under the Investment Advisory Agreement, to resign at any time upon 60 days’ written notice, regardless of whether we have found a replacement. If our Investment Adviser resigns, we may not be able to find a new external investment adviser or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption and our financial condition, business and results of operations as well as our ability to pay distributions are likely to be adversely affected, and the value of our Units may decline.

Our Investment Adviser’s responsibilities and its liability to us are limited under the Investment Advisory Agreement, which may lead our Investment Adviser to act in a riskier manner on our behalf than it would when acting for its own account.

Our Investment Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by us in connection with the matters to which the Investment Advisory Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on our Investment Adviser’s part in the performance of its duties or from reckless disregard by our Investment Adviser of its obligations and duties under the Investment Advisory Agreement. Any person, even though also employed by our Investment Adviser, who may be or become an employee of and paid by us shall be deemed, when acting within the scope of his or her employment by us, to be acting in such employment solely for us and not as our Investment Adviser’s employee or agent. These protections may lead our Investment Adviser to act in a riskier manner when acting on our behalf than it would when acting for its own account. See “—Risks Relating to Our Business and Structure—Our Investment Adviser will be paid the Management Fee even if the value of the Unitholders’ investments declines and the Investment Adviser’s Incentive Fee may create incentives for it to make certain kinds of investments.”

Our ability to enter into transactions with our affiliates is restricted.

As a BDC, we are prohibited under the Investment Company Act from knowingly participating in certain transactions with our affiliates without the prior approval of a majority of the Independent Directors who have no financial interest in the transaction, or in some cases, the prior approval of the SEC. For example, any person that owns, directly or indirectly, 5% or more of our outstanding voting securities is deemed to be an affiliate for purposes of the Investment Company Act and, if this is the only reason such person is an affiliate, we are generally prohibited from buying any asset from or selling any asset (other than Units) to such affiliate, absent the prior approval of such directors. The Investment Company Act also prohibits “joint transactions” with an affiliate, which could include joint investments in the same Portfolio Company, without approval of the Independent Directors or in some cases the prior approval of the SEC. Moreover, except in certain limited circumstances, we are prohibited from buying any asset from or selling any asset to a holder of more than 25% of our voting securities, absent prior approval of the SEC. The analysis of whether a particular transaction constitutes a joint transaction requires a review of the relevant facts and circumstances then existing.

In certain circumstances, negotiated co-investments may be made only pursuant to an order from the SEC permitting us to do so. GSAM, GS BDC, PMMC and MMLC applied for and received an exemptive order from the SEC that permits GS BDC, PMMC and MMLC to co-invest with other funds managed by the GSAM Credit Alternatives Team, including GS BDC, PMMC, MMLC and other funds established by the GSAM Credit Alternatives Team after the date of the exemptive order, which would include us, subject to certain conditions, such as that the co-investments be made in a manner consistent with the participants’ investment objectives, positions, policies, strategies and restrictions, as well as regulatory requirements and pursuant to the conditions required by the exemptive relief. As a result of such order, there could be significant overlap in our investment portfolio and the investment portfolios of us and GS BDC, PMMC, MMLC and/or other funds managed by the Investment Adviser. Additionally, if our Investment Adviser forms other funds in the future, we may co-invest on a concurrent basis with certain of such other affiliates, subject to compliance with the exemptive relief, applicable regulations and regulatory guidance, as well as applicable allocation procedures.

Additionally, except in certain circumstances, we will be unable to invest in any issuer in which another Account sponsored or managed by our Investment Adviser has previously invested, including GS BDC, PMMC and MMLC.

We may experience fluctuations in our quarterly results.

We could experience fluctuations in our quarterly operating results due to a number of factors, including interest rates payable on debt Investments we make, default rates on such Investments, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in certain markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods or the full fiscal year.

We will be exposed to risks associated with changes in interest rates.

Our debt Investments may be based on floating rates, such as LIBOR, the Euro Interbank Offered Rate, the Federal Funds Rate or the Prime Rate. General interest rate fluctuations may have a substantial negative impact on our Investments, the value of the Units and our rate of return on invested capital. We expect that most of our floating rate Investments are linked to LIBOR and it is unclear how increased regulatory oversight and changes in the method for determining LIBOR may affect the value of the financial obligations to be held by or issued to us that are linked to LIBOR, or how such changes could affect our results of operations or financial condition. For example, on July 27, 2017, the U.K. Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021. At this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or any other reforms to LIBOR that may be enacted in the United Kingdom or elsewhere. The elimination of LIBOR or any other changes or reforms to the determination or supervision of LIBOR could have an adverse impact on the market for or value of any LIBOR-linked securities, loans, and other financial obligations or extensions of credit held by or due to us or on our overall financial condition or results of operations. In addition, if LIBOR ceases to exist, we may need to renegotiate the credit agreements extending beyond 2021 with our portfolio companies that utilize LIBOR as a factor in determining the interest rate, in order to replace LIBOR with the new standard that is established, which may have an adverse effect on our overall financial condition or results of operations. Following the replacement of LIBOR, some or all of these credit agreements may bear interest at a lower interest rate, which could have an adverse impact on our results of operations. Moreover, if LIBOR ceases to exist, we may need to renegotiate certain terms of our Revolving Credit Facility. If we are unable to do so, amounts drawn under the Revolving Credit Facility may bear interest at a higher rate, which would increase the cost of our borrowings and, in turn, affect our results of operations.

Because we intend to borrow money, our net investment income will depend, in part, upon the difference between the rate at which we borrow funds or pay distributions on preferred stock and the rate that our Investments yield. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.

A reduction in the interest rates on new Investments relative to interest rates on current Investments could also have an adverse impact on our net interest income. However, an increase in interest rates could decrease the value of any Investments we hold which earn fixed interest rates, including subordinated loans, senior and junior secured and unsecured debt securities and loans and high yield bonds, and also could increase our interest expense, thereby decreasing our net income. Also, an increase in interest rates available to investors could make an investment in Units less attractive if we are not able to increase our dividend rate, which could reduce the value of the Units. Further, rising interest rates could also adversely affect our performance if such increases cause our borrowing costs to rise at a rate in excess of the rate that our Investments yield.

Further, rising interest rates could also adversely affect our performance if we hold Investments with floating interest rates, subject to specified minimum interest rates (such as a LIBOR floor), while at the same time engaging in borrowings subject to floating interest rates not subject to such minimums. In such a scenario, rising interest rates may increase our interest expense, even though our interest income from Investments is not increasing in a corresponding manner as a result of such minimum interest rates.

In periods of rising interest rates, to the extent we borrow money subject to a floating interest rate, our cost of funds would increase, which could reduce our net investment income. Further, rising interest rates could also adversely affect our performance if we hold investments with floating interest rates, subject to specified minimum interest rates (such as a LIBOR floor), while at the same time engaging in borrowings subject to floating interest rates not subject to such minimums. In such a scenario, rising interest rates may increase our interest expense, even though our interest income from investments is not increasing in a corresponding manner as a result of such minimum interest rates.

If general interest rates rise, there is a risk that the Portfolio Companies in which we hold floating rate securities will be unable to pay escalating interest amounts, which could result in a default under their loan documents with us. Rising interest rates could also cause Portfolio Companies to shift cash from other productive uses to the payment of interest, which may have a material adverse effect on their business and operations and could, over time, lead to increased defaults. In addition, rising interest rates may increase pressure on us to provide fixed rate loans to our Portfolio Companies, which could adversely affect our net investment income, as increases in our cost of borrowed funds would not be accompanied by increased interest income from such fixed-rate Investments.

A change in the general level of interest rates can be expected to lead to a change in the interest rate we receive on many of our debt investments. Accordingly, a change in the interest rate could make it easier for us to meet or exceed the performance threshold in our Investment Advisory Agreement and may result in a substantial increase in the amount of Incentive Fees payable to our Investment Adviser.

Our activities may be limited as a result of potentially being deemed to be controlled by a bank holding company.

Goldman Sachs is a BHC under the BHCA and is therefore subject to supervision and regulation by the Federal Reserve. In addition, Goldman Sachs is a FHC under the BHCA, which is a status available to BHCs that meet certain criteria. FHCs may engage in a broader range of activities than BHCs that are not FHCs. However, the activities of FHCs and their affiliates remain subject to certain restrictions imposed by the BHCA and related regulations. Because Goldman Sachs may be deemed to “control” us within the meaning of the BHCA, these restrictions could apply to us as well. Accordingly, the BHCA and other applicable banking laws, rules, regulations and guidelines, and their interpretation and administration by the appropriate regulatory agencies, including the Federal Reserve, may restrict our investments, transactions and operations and may restrict the transactions and relationships between our Investment Adviser, Goldman Sachs and their affiliates, on the one hand, and us on the other hand. For example, the BHCA regulations applicable to Goldman Sachs and us may, among other things, restrict our ability to make certain investments or the size of certain investments, impose a maximum holding period on some or all of our Investments and restrict our and our Investment Adviser’s ability to participate in the management and operations of the companies in which we invest. In addition, certain BHCA regulations may require aggregation of the positions owned, held or controlled by related entities. Thus, in certain circumstances, positions held by Goldman Sachs and its affiliates (including our Investment Adviser) for client and proprietary Accounts may need to be aggregated with positions held by us. In this case, where BHCA regulations impose a cap on the amount of a position that may be held, Goldman Sachs may utilize available capacity to make investments for its proprietary Accounts or for the Accounts of other clients, which may require us to limit and/or liquidate certain Investments.

These restrictions may materially adversely affect us by affecting our Investment Adviser’s ability to pursue certain strategies within our investment program or trade in certain securities. In addition, Goldman Sachs may cease in the future to qualify as an FHC, which may subject us to additional restrictions. Moreover, there can be no assurance that the bank regulatory requirements applicable to Goldman Sachs and us, or the interpretation thereof, will not change, or that any such change will not have a material adverse effect on us.

Goldman Sachs may in the future, in its sole discretion and without notice to investors, engage in activities impacting us and/or our Investment Adviser in order to comply with the BHCA or other legal requirements applicable to, or reduce or eliminate the impact or applicability of any bank regulatory or other restrictions on, Goldman Sachs, us or other funds and Accounts managed by our Investment Adviser and its affiliates. Goldman Sachs may seek to accomplish this result by causing GSAM to resign as our Investment Adviser, voting for changes to the Board of Directors, causing Goldman Sachs personnel to resign from the Board of Directors, reducing the amount of Goldman Sachs’s investment in us (if any), revoking our right to use the Goldman Sachs name or any combination of the foregoing, or by such other means as it determines in its sole discretion. Any replacement investment adviser appointed by us may be unaffiliated with Goldman Sachs. See “Item 7(a). Transactions with Related Persons; Review, Approval or Ratification of Transaction with Related Persons—Potential Conflicts of Interest.”

Commodity Futures Trading Commission rulemaking may have a negative impact on us and our Investment Adviser.

The CFTC and the SEC have issued final rules establishing that certain swap transactions are subject to CFTC regulation. Engaging in such swap or other commodity interest transactions such as futures contracts or options on futures contracts may cause us to fall within the definition of “commodity pool” under the Commodity Exchange Act and related CFTC regulations. Our Investment Adviser has claimed no-action relief from CFTC registration and regulation as a commodity pool operator pursuant to a CFTC staff no-action letter with respect to our operations, with the result that we will be limited in our ability to use futures contracts or options on futures contracts or engage in swap transactions. Specifically, the BDC CFTC No-Action Letter imposes strict limitations on using such derivatives other than for hedging purposes, whereby the use of derivatives not used solely for hedging purposes is generally limited to situations where (i) the aggregate initial margin and premiums required to establish such positions does not exceed five percent of the liquidation value of the Company’s portfolio, after taking into account unrealized profits and unrealized losses on any such contracts it has entered into; or (ii) the aggregate net notional value of such derivatives does not exceed 100% of the liquidation value of the Company’s portfolio. Moreover, the Company anticipates entering into transactions involving such derivatives to a very limited extent solely for hedging purposes or otherwise within the limitations of the BDC CFTC No-Action Letter.

The Company intends to limit participation in this offering by certain investors due to ERISA restrictions.

We do not intend to permit Benefit Plan Investors to hold twenty-five percent (25%) (or such higher percentage as may be specified in regulations promulgated by the United States Department of Labor) or more of the value of any outstanding class of its equity interests. Accordingly, we expect that our assets will not be treated as “plan assets” subject to Title I of ERISA or Section 4975 of the Code, as amended, though there is no assurance that this will be the case. Were our assets to be treated as “plan assets” (that is, if 25% or more of the value of any class of equity interests is held by Benefit Plan Investors), we could, among other things, be subject to certain restrictions on our ability to carry out our activities as described herein, including, without limitation, that we may be prohibited from trading with and through Goldman Sachs and its affiliates in respect of Investments made for us. Moreover, in such a case, we may require Benefit Plan Investors or other employee benefit plans not subject to Title I of ERISA or Section 4975 of the Code to reduce or terminate their interests in us in whole or in part notwithstanding that other investors may not be permitted to redeem or transfer their interests in us at such time.

We are dependent on information systems, and systems failures, as well as operating failures, could significantly disrupt our business, which may, in turn, negatively affect our liquidity, financial condition or results of operations.

Our business is dependent on our Investment Adviser’s and third parties’ communications and information systems. Any failure or interruption of those systems, including as a result of the termination of the Investment Advisory Agreement or an agreement with any third-party service providers, could cause delays or other problems in our activities. Our financial, accounting, data processing, backup or other operating systems and facilities may fail to operate properly or become disabled or damaged as a result of a number of factors including events that are wholly or partially beyond our control and adversely affect our business. There could be:

•	sudden electrical or telecommunications outages;

•	natural disasters such as earthquakes, tornadoes and hurricanes;

•	disease pandemics;

•	events arising from local or larger scale political or social matters, including terrorist acts; and

•	cyber-attacks.

In addition to our dependence on information systems, poor operating performance by our service providers could adversely impact us.

These events, in turn, could have a material adverse effect on our operating results and negatively affect the value of Units and our ability to pay distributions to Unitholders.

Cybersecurity risks and cyber incidents may adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information and/or damage to our business relationships, all of which could negatively impact our business, financial condition and operating results.

A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve a third party or our own personnel gaining unauthorized access to our information systems for purposes of obtaining ransom payments, misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. The result of these incidents may include disrupted operations, misstated or unreliable financial data, liability for loss or misappropriation of data, stolen assets or information, increased cybersecurity protection and insurance costs, litigation and damage to our reputation or business relationships. As our reliance on technology has increased, so have the risks posed to our information systems, both internal and those provided by Goldman Sachs and third-party service providers. Goldman Sachs and these third-party service providers have implemented processes, procedures and internal controls to help mitigate cybersecurity risks and cyber intrusions, but these measures, as well as our increased awareness of the nature and extent of a risk of a cyber incident, do not guarantee that a cyber incident will not occur and/or that our financial results, operations or confidential information will not be negatively impacted by such an incident.

Our ability to enter into transactions involving derivatives may be limited.

In 2015, the SEC proposed a rule under the Investment Company Act that would govern the use of derivatives (defined to include any swap, security-based swap, futures contract, forward contract, option or any similar instrument) as well as financial commitment transactions (defined to include reverse repurchase agreements, short sale borrowings and any firm or standby commitment agreement or similar agreement) by BDCs. Under the proposed rule, a BDC would be required to comply with one of two alternative portfolio limitations and manage the risks associated with derivatives transactions and financial commitment transactions by segregating certain assets. Furthermore, a BDC that engages in more than a limited amount of derivatives transactions or that uses complex derivatives would be required to establish a formalized derivatives risk management program. If the SEC adopts this rule in the form proposed, our ability to enter into transactions involving such instruments may be hindered, which could have an adverse effect on our business, financial condition and results of operations.

The United Kingdom referendum decision to leave the European Union may create significant risks and uncertainty for global markets and our investments.

The decision made in the United Kingdom referendum in June 2016 to leave the European Union (commonly known as “Brexit”) has led to volatility in global financial markets, and in particular in the markets of the United Kingdom and across Europe, and may also lead to weakening in political, regulatory, consumer, corporate and financial confidence in the United Kingdom and Europe. The United Kingdom and European Union announced in March 2018 an agreement in principle to transitional provisions under which European Union law would remain in force in the United Kingdom until the end of December 2020, but this remains subject to the successful conclusion of an agreement between the United Kingdom and the European Union. In the absence of such an agreement there would be no transitional provisions and the United Kingdom would exit the European Union and the relationship between the United Kingdom and the European Union would be based on the World Trade Organization rules (a “hard Brexit”). On April 11, 2019, the United Kingdom came to an agreement with the European Union to delay the deadline for withdrawal. Unless the United Kingdom parliament approves the withdrawal agreement by October 31, 2019, it is expected that there will be a hard Brexit on that date absent any further agreements to delay the withdrawal. The process for the United Kingdom to exit the European Union, and the longer term economic, legal, political, regulatory and social framework to be put in place between the United Kingdom and the European Union remain unclear and may lead to ongoing political and economic uncertainty and periods of exacerbated volatility in both the United Kingdom and in wider European markets for some time. The mid-to-long term uncertainty may have a negative effect on the performance of any investments located or with operations in the United Kingdom or Europe. Additionally, the decision made in the United Kingdom referendum may lead to a call for similar referenda in other European jurisdictions which may cause increased economic volatility and uncertainty in the European and global markets. This volatility and uncertainty may have an adverse effect on the economy generally and on the ability of us and our portfolio companies to execute our respective strategies and to receive attractive returns.

In particular, currency volatility may mean that the returns of us and our portfolio companies are adversely affected by market movements and may make it more difficult, or more expensive, for us to implement appropriate currency hedging. Fluctuations in the value of the British Pound and/or the euro, along with the potential downgrading of the United Kingdom’s sovereign credit rating, may also have an impact on the performance of our portfolio companies located in the United Kingdom or Europe.

Risks Relating to Our Portfolio Company Investments

Our Investments are very risky and highly speculative.

We will invest primarily through direct originations of secured debt, including first lien, unitranche, including last out portions of such loans, and second lien debt, and unsecured debt, including mezzanine debt, as well as select equity investments. The securities in which we invest will generally not be rated by any rating agency, and if they were rated, they would be below investment grade (rated lower than “Baa3” by Moody’s Investors Service and lower than “BBB-” by Fitch Ratings or S&P). These securities, which may be referred to as “junk bonds,” “high yield bonds” or “leveraged loans,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Therefore, our investments may result in an above average amount of risk and volatility or loss of principal. We also may invest in other assets, including U.S. government securities and structured securities. These investments entail additional risks that could adversely affect our investment returns.

Secured Debt. When we make a secured debt investment, we generally take a security interest in the available assets of the Portfolio Company, including the equity interests of any subsidiaries, which we expect to help mitigate the risk that we will not be repaid. However, there is a risk that the collateral securing our debt investment may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the Portfolio Company to raise additional capital. In some circumstances, our lien could be subordinated to claims of other creditors, such as trade creditors. In addition, deterioration in a Portfolio Company’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the debt investment. Consequently, the fact that our debt is secured does not guarantee that we will receive principal and interest payments according to the debt investment’s terms, or at all, or that we will be able to collect on the loan, in full or at all, should we enforce our remedies.

Unsecured Debt, including Mezzanine Debt. Our unsecured debt investments, including mezzanine debt investments, generally will be subordinated to senior debt in the event of an insolvency. This may result in an above average amount of risk and loss of principal.

Equity Investments. When we invest in secured debt or unsecured debt, including mezzanine debt, we may acquire equity securities from the company in which we make the investment. In addition, we may invest in the equity securities of Portfolio Companies independent of any debt investment. Our goal is ultimately to dispose of such equity interests and realize gains upon our disposition of such interests. However, the equity interests we hold may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience.

Investing in middle-market companies involves a number of significant risks.

Investing in middle-market companies involves a number of significant risks, including:

•

such companies may have limited financial resources and may be unable to meet their obligations under their debt securities that we hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing any guarantees we may have obtained in connection with our investment;

•

such companies typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;

•

such companies are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on the Portfolio Company and, in turn, on us;

•

such companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position;

•

there is generally little public information about these companies, they and their financial information are not subject to the reporting requirements of the Exchange Act and other regulations that govern public companies and we may be unable to uncover all material information about these companies, which may prevent us from making a fully informed investment decision and cause us to lose money on our Investments;

•	our executive officers, directors and Investment Adviser may, in the ordinary course of business, be named as defendants in litigation arising from our Investments in the Portfolio Companies; and

•

such companies may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness, including any debt securities held by us, upon maturity.

Many of our portfolio securities may not have a readily available market price and we will value these securities at fair value as determined in good faith under procedures adopted by our Board of Directors, which valuation is inherently subjective and may not reflect what we may actually realize for the sale of the Investment.

The majority of our Investments are expected to be in debt instruments that do not have readily ascertainable market prices. The fair value of assets that are not publicly traded or whose market prices are not readily available will be determined in good faith under procedures adopted by our Board of Directors. Our Board of Directors is expected to utilize the services of independent third-party valuation firms (“Independent Valuation Advisors”) in determining the fair value of any securities as of each quarter end. Investment professionals from our Investment Adviser will also prepare Portfolio Company valuations using sources and/or proprietary models depending on the availability of information on our assets and the type of asset being valued, all in accordance with our valuation policy.

Because fair valuations, and particularly fair valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and are often based to a large extent on estimates, comparisons and qualitative evaluations of private information, it may be more difficult for investors to value accurately our Investments and could lead to undervaluation or overvaluation of the Units. In addition, the valuation of these types of securities may result in substantial write-downs and earnings volatility.

Our NAV as of a particular date may be materially greater than or less than the value that would be realized if our assets were to be liquidated as of such date. For example, if we were required to sell a certain asset or all or a substantial portion of our assets on a particular date, the actual price that we would realize upon the disposition of such asset or assets could be materially less than the value of such asset or assets as reflected in our NAV. Volatile market conditions could also cause reduced liquidity in the market for certain assets, which could result in liquidation values that are materially less than the values of such assets as reflected in our NAV.

We expect that when our NAV is determined other than on a quarter-end (such as in connection with issuances of shares of our common stock on dates occurring mid-quarter), such determinations of NAV will typically be made by our Investment Adviser, acting under delegated authority from, and subject to the supervision of our Board of Directors. While such NAV determinations would be made in accordance with procedures adopted by our Board of Directors, such intra-quarter NAV determinations would not follow the same procedures as quarter-end NAV determinations, such as the input of our Audit Committee or Independent Valuation Advisors, which may heighten the risks described above. However, we intend to comply at all times with the limitations of Section 23 under the Investment Company Act (which generally prohibits us from issuing Units at a price below the then-current NAV of the Units as determined within 48 hours, excluding Sundays and holidays, of such issuance, subject to certain exceptions).

The lack of liquidity in our Investments may adversely affect our business.

Various restrictions will render our Investments relatively illiquid, which may adversely affect our business. As we will generally make investments in private companies, substantially all of these Investments are subject to legal and other restrictions on resale or are otherwise less liquid than publicly traded securities. Our Investment Adviser is not permitted to obtain or use material non-public information in effecting purchases and sales in public securities transactions for us, which could create an additional limitation on the liquidity of our Investments. The illiquidity of our Investments may make it difficult for us to sell such Investments if the need arises. Therefore, if we are required to or desire to liquidate all or a portion of our portfolio quickly, we could realize significantly less than the value at which we have recorded our Investments, or could be unable to dispose of our Investments in a timely manner or at such times as we deem advisable.

Our portfolio may be focused initially in a limited number of Portfolio Companies, which will subject us to a risk of significant loss if any of these companies default on their obligations under any of their debt instruments or if there is a downturn in a particular industry.

We are classified as a non-diversified investment company within the meaning of the Investment Company Act, which means that we are not limited by the Investment Company Act with respect to the proportion of our assets that we may invest in securities of a single issuer, excluding limitations on investments in certain other financial and investment companies. To the extent that we assume large positions in the securities of a small number of issuers or industries, our NAV may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. We may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. In addition, the aggregate returns we realize may be significantly adversely affected if a small number of Investments perform poorly or if we need to write down the value of any one Investment. Additionally, a downturn in any particular industry in which we are invested could significantly affect our aggregate returns. Further, any industry in which we are meaningfully concentrated at any given time could be subject to significant risks that could adversely impact its aggregate returns.

We will generally not be in a position to exercise control over our Portfolio Companies or to prevent decisions by management of our Portfolio Companies that could decrease the value of our investments.

We will not generally hold controlling equity positions in our Portfolio Companies. While we are obligated as a BDC to offer to make managerial assistance available to our Portfolio Companies, there can be no assurance that management personnel of our Portfolio Companies will accept or rely on such assistance. To the extent that we do not hold a controlling equity interest in a Portfolio Company, we are subject to the risk that such Portfolio Company may make business decisions with which we disagree, and the stockholders and management of such Portfolio Company may take risks or otherwise act in ways that are adverse to our interests. Due to the lack of liquidity for the debt and equity Investments that we may hold in our Portfolio Companies, we may not be able to dispose of our Investments in the event we disagree with the actions of a Portfolio Company, and may therefore suffer a decrease in the value of our Investments.

In addition, we may not be in a position to control any Portfolio Company by investing in its debt securities. As a result, we are subject to the risk that a Portfolio Company in which we invest may make business decisions with which we disagree and the management of such company, as representatives of the holders of their common equity, may take risks or otherwise act in ways that do not serve our interests as debt investors.

We may be subject to risks associated with investments in real estate loans.

Our Investment Adviser, on our behalf, may periodically invest in loans related to real estate and real estate- related assets, and such investments will be subject to the risks inherent to investment in real estate-related assets generally. These risks include, but are not limited to, regional, national and international economic conditions, the supply and demand for properties, the financial resources of tenants, buyers and sellers of properties, changes in building, environmental, zoning and other laws and regulations, changes in real property tax rates, changes in interest rates and the availability of financing, which may render the sale or refinancing of properties difficult or impracticable, environmental liabilities, uninsured losses, acts of God, natural disasters, terrorist attacks, acts of war (declared and undeclared), strikes and other factors which are beyond the control of our Investment Adviser and us.

We may be subject to risks associated with investments in energy companies.

The energy industry has been in a period of disruption and volatility that has been characterized by fluctuations in oil and gas prices and production levels. This disruption and volatility has led to, and future disruptions and volatility may lead to, decreases in the credit quality and performance of our potential debt and equity Investments in energy companies, which could, in turn, negatively impact the fair value of our Investments in energy companies. Any prolonged decline in oil and gas prices or production levels could adversely impact the ability of our potential portfolio companies in the energy industry to satisfy financial or operating covenants that may be imposed by us and other lenders or to make payments to us as and when due, which could have a material adverse effect on our business, financial condition and results of operations. In addition, energy companies are subject to supply and demand fluctuations in the markets in which they operate, which are impacted by numerous factors, including weather, use of renewable fuel sources, natural disasters, governmental regulation and general economic conditions, in addition to the effects of increasing regulation and general operational risks, any of which could have a material adverse effect on the performance and value of our energy-related Investments as well as our cash flows from such Investments.

Our failure to make follow-on investments in our Portfolio Companies could impair the value of our portfolio.

Following an initial investment in a Portfolio Company, we may make additional investments in that portfolio company as “follow-on” investments, in order to:

•	increase or maintain in whole or in part our equity ownership percentage;

•	exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or

•	attempt to preserve or enhance the value of our Investment.

We may elect not to make follow on investments or may lack sufficient funds to make those investments.

We will have the discretion to make any follow-on investments, subject to the availability of capital resources and the limitations set forth in “Item 1(c). Description of Business.” The failure to make follow-on investments may, in some circumstances, jeopardize the continued viability of a Portfolio Company and the initial investment, or may result in a missed opportunity for us to increase our participation in a successful operation. Even if we have sufficient capital to make a desired follow-on investment, we may elect not to make a follow-on investment because we may not want to increase our concentration of risk, because we prefer other opportunities or because we are inhibited by compliance with BDC requirements, compliance with covenants in our financing arrangements or compliance with the requirements for maintenance of our RIC status.

The Portfolio Companies may prepay loans, which may reduce stated yields in the future if the capital returned cannot be invested in transactions with equal or greater expected yields.

Certain of the loans we make will be prepayable at any time, with some prepayable at no premium to par. We cannot predict when such loans may be prepaid. Whether a loan is prepaid will depend both on the continued positive performance of the Portfolio Company and the existence of favorable financing market conditions that permit such Portfolio Company to replace existing financing with less expensive capital. In periods of rising interest rates, the risk of prepayment of floating rate loans may increase if other financing sources are available. As market conditions change frequently, it is unknown when, and if, this may be possible for each Portfolio Company. In the case of some of these loans, having the loan prepaid early may reduce the achievable yield for us in the future below the current yield disclosed for our portfolio if the capital returned cannot be invested in transactions with equal or greater expected yields.

Investments in common and preferred equity securities, many of which are illiquid with no readily available market, involve a substantial degree of risk.

Although common stock has historically generated higher average total returns than fixed income securities over the long term, common stock also has experienced significantly more volatility in those returns. Our equity investments may fail to appreciate and may decline in value or become worthless, and our ability to recover our investment will depend on our Portfolio Company’s success. Investments in equity securities involve a number of significant risks, including:

•

any equity investment we make in a Portfolio Company could be subject to further dilution as a result of the issuance of additional equity interests and to serious risks as a junior security that will be subordinate to all indebtedness (including trade creditors) or senior securities in the event that the issuer is unable to meet its obligations or becomes subject to a bankruptcy process;

•	to the extent that the Portfolio Company requires additional capital and is unable to obtain it, we may not recover our investment; and

•

in some cases, equity securities in which we invest will not pay current dividends, and our ability to realize a return on our investment, as well as to recover our investment, will be dependent on the success of the Portfolio Company.

Even if the Portfolio Company is successful, our ability to realize the value of our Investment may be dependent on the occurrence of a liquidity event, such as a public offering or the sale of the Portfolio Company. It is likely to take a significant amount of time before a liquidity event occurs or we can otherwise sell our Investment. In addition, the equity securities we receive or invest in may be subject to restrictions on resale during periods in which it could be advantageous to sell them.

There are special risks associated with investing in preferred securities, including:

•

preferred securities may include provisions that permit the issuer, at its discretion, to defer distributions for a stated period without any adverse consequences to the issuer. If we own a preferred security that is deferring its distributions, we may be required to report income for tax purposes before we receive such distributions;

•	preferred securities are subordinated to debt in terms of priority to income and liquidation payments, and therefore will be subject to greater credit risk than debt;

•	preferred securities may be substantially less liquid than many other securities, such as common stock or U.S. government securities; and

•	generally, preferred security holders have no voting rights with respect to the issuing company, subject to limited exceptions.

Additionally, when we invest in debt securities, we may acquire warrants or other equity securities as well. Our goal is ultimately to dispose of such equity interests and realize gains upon our disposition of such interests. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience.

We may invest, to the extent permitted by law, in the equity securities of investment funds that are operating pursuant to certain exceptions to the Investment Company Act and, to the extent we so invest, will bear our ratable share of any such company’s expenses, including management and performance fees. We will also remain obligated to pay the Management Fee and Incentive Fee to our Investment Adviser with respect to the assets invested in the securities and instruments of such companies. With respect to each of these investments, the Unitholders will bear their pro rata share of the Management Fee and Incentive Fee due to our Investment Adviser as well as indirectly bearing the management and performance fees and other expenses of any such investment funds or advisers.

By originating loans to companies that are experiencing significant financial or business difficulties, we may be exposed to distressed lending risks.

As part of our lending activities, we may originate loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financing may result in significant financial returns to us, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. There is no assurance that we will correctly evaluate the value of the assets collateralizing our loans or the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a company that we fund, we may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the loan advanced by us to the borrower.

We may be exposed to special risks associated with bankruptcy cases.

Many of the events within a bankruptcy case are adversarial and often beyond the control of the creditors. While creditors generally are afforded an opportunity to object to significant actions, there can be no assurance that a bankruptcy court would not approve actions that may be contrary to our interests. Furthermore, there are instances where creditors can lose their ranking and priority if they are considered to have taken over management of a borrower.

The reorganization of a company can involve substantial legal, professional and administrative costs to a lender and the borrower; it is subject to unpredictable and lengthy delays; and during the process a company’s competitive position may erode, key management may depart and a company may not be able to invest its capital adequately. In some cases, the debtor company may not be able to reorganize and may be required to liquidate assets. The debt of companies in financial reorganization will, in most cases, not pay current interest, may not accrue interest during reorganization and may be adversely affected by an erosion of the issuer’s fundamental value.

In addition, lenders can be subject to lender liability claims for actions taken by them where they become too involved in the borrower’s business or exercise control over the borrower. For example, we could become subject to a lender’s liability claim, if, among other things, the borrower requests significant managerial assistance from us and we provide such assistance as contemplated by the Investment Company Act.

We will have broad discretion over the use of proceeds of the funds we raise from investors and will use proceeds in part to satisfy operating expenses.

There can be no assurance that we will be able to locate a sufficient number of suitable investment opportunities to allow us to successfully deploy capital that we raise from investors in a timeframe that will permit investors to earn above-market returns. To the extent we are unable to invest substantially all of the capital we raise within our contemplated timeframe, our investment income, and in turn our results of operations, will likely be materially adversely affected. See “—Risks Relating to Our Business and Structure—We are a new company and have no operating history.”

We intend to use substantially all of the proceeds from the offering of Units, net of expenses, to make investments in accordance with our investment objectives and using the strategies described in this Registration Statement. We anticipate that the remainder will be used for working capital and general corporate purposes, including the payment of operating expenses. However, subject to the restrictions of applicable law and regulations, including the Investment Company Act, we have significant flexibility in applying the proceeds of the funds we raise from investors and may use the net proceeds in ways with which Unitholders may not agree, or for purposes other than those contemplated at the time of the capital raising. We may also pay operating expenses, and may pay other expenses such as due diligence expenses of potential new Investments, from net proceeds. Our ability to achieve our investment objective may be limited to the extent that net proceeds of the funds we raise from investors, pending full investment by us in Portfolio Companies, are used to pay operating expenses.

Declines in market prices and liquidity in the corporate debt markets can result in significant net unrealized depreciation of our portfolio, which in turn would reduce our NAV.

As a BDC, we are required to carry our Investments at market value or, if no market value is ascertainable, at fair value as determined in good faith under procedures adopted by our Board of Directors. We may take into account the following types of factors, if relevant, in determining the fair value of our Investments: the enterprise value of a Portfolio Company (the entire value of the Portfolio Company to a market participant, including the sum of the values of debt and equity securities used to capitalize the enterprise at a point in time), the nature and realizable value of any collateral, the Portfolio Company’s ability to make payments and its earnings and discounted cash flow (taking into consideration current market interest rates and credit spreads), the markets in which the Portfolio Company does business, a comparison of the Portfolio Company’s securities to similar publicly traded securities and other relevant factors. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we use the pricing indicated by the external event to corroborate our valuation.

While most of our Investments are not publicly traded, applicable accounting standards require us to assume as part of our valuation process that our Investments are sold in a principal market to market participants (even if we plan on holding an Investment through its maturity). As a result, volatility in the capital markets can also adversely affect our Investment valuations. Decreases in the market values or fair values of our Investments are recorded as unrealized depreciation. The effect of all of these factors on our portfolio can reduce our NAV by increasing net unrealized depreciation in our portfolio. Depending on market conditions, we could incur substantial realized losses and may suffer unrealized losses, which could have a material adverse impact on our business, financial condition and results of operations.

Economic recessions or downturns could impair our Portfolio Companies and harm our operating results.

Our Portfolio Companies may be susceptible to economic downturns or recessions and may be unable to repay our loans during these periods. Therefore, during these periods our non-performing assets may increase and the value of our portfolio may decrease if we are required to write down the values of our Investments. Adverse economic conditions may also decrease the value of collateral securing some of our loans and the value of our equity investments. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit use to us. These events could prevent us from increasing investments and harm our operating results.

A Portfolio Company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on the Portfolio Company’s assets representing collateral for its obligations. This could trigger cross defaults under other agreements and jeopardize our Portfolio Company’s ability to meet its obligations under the debt that we hold and the value of any equity securities we own. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting Portfolio Company.

Our Portfolio Companies may have incurred or issued, or may in the future incur or issue, debt or equity securities that rank equally with, or senior to, our Investments in such companies, which could have an adverse effect on us in any liquidation of the Portfolio Company.

Our Portfolio Companies may have, or may be permitted to incur, other debt, or issue other equity securities that rank equally with or senior to, our Investments. By their terms, such instruments may provide that the holders are entitled to receive payment of dividends, interest or principal on or before the dates on which we are entitled to receive payments in respect of our Investments. These debt instruments would usually prohibit the Portfolio Companies from paying interest on or repaying our Investments in the event and during the continuance of a default under such debt. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a Portfolio Company, holders of securities ranking senior to our Investment in that Portfolio Company typically are entitled to receive payment in full before we receive any distribution in respect of our Investment. After repaying such holders, the Portfolio Company may not have any remaining assets to use for repaying its obligation to us. In the case of securities ranking equally with our Investments, we would have to share on an equal basis any distributions with other security holders in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant Portfolio Company.

Additionally, certain loans that we make to Portfolio Companies may be secured on a second priority basis by the same collateral securing senior secured debt, which will be secured on a first priority basis. The first priority liens on the collateral will secure the Portfolio Company’s obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the Portfolio Company under the agreements governing the loans. The holders of obligations secured by the first priority liens on the collateral will generally control the liquidation of and be entitled to receive proceeds from any realization of the collateral to repay their obligations in full before us. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from the sale or sales of all of the collateral would be sufficient to satisfy the loan obligations secured by the second priority liens after payment in full of all obligations secured by the first priority liens. If such proceeds are not sufficient to repay amounts outstanding under the loan obligations secured by the second priority liens, then we, to the extent not repaid from the proceeds of the sale of the collateral, will only have an unsecured claim against the Portfolio Company’s remaining assets, if any.

The rights we may have with respect to the collateral securing any junior priority loans we make to our Portfolio Companies may also be limited pursuant to the terms of one or more intercreditor agreements that we enter into with the holders of senior debt. Under such an intercreditor agreement, at any time that senior obligations are outstanding, we may forfeit certain rights with respect to the collateral to the holders of the senior obligations. These rights may include the right to commence enforcement proceedings against the collateral, the right to control the conduct of such enforcement proceedings, the right to approve amendments to collateral documents, the right to release liens on the collateral and the right to waive past defaults under collateral documents. We may not have the ability to control or direct such actions, even if our rights as junior lenders are adversely affected. In addition, a bankruptcy court may choose not to enforce an intercreditor agreement or other arrangement with creditors. Similar risks to the foregoing may apply where we hold the last out piece of a unitranche loan.

We may also make unsecured loans to Portfolio Companies, meaning that such loans will not benefit from any interest in collateral of such Portfolio Companies. Liens on such Portfolio Companies’ collateral, if any, will secure the Portfolio Company’s obligations under its outstanding secured debt and may secure certain future debt that is permitted to be incurred by the Portfolio Company under its secured loan agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before us. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy our unsecured loan obligations after payment in full of all secured loan obligations. If such proceeds were not sufficient to repay the outstanding secured loan obligations, then the unsecured claims would rank equally with the unpaid portion of such secured creditors’ claims against the Portfolio Company’s remaining assets, if any.

Our Portfolio Companies may be highly leveraged.

Many of our Portfolio Companies may be highly leveraged, which may have adverse consequences to these Portfolio Companies and to us as an investor. These Portfolio Companies may be subject to restrictive financial and operating covenants and the leverage may impair these Portfolio Companies’ ability to finance their future operations and capital needs. As a result, these Portfolio Companies’ flexibility to respond to changing business and economic conditions and to take advantage of business opportunities may be limited. Further, a leveraged company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used.

Our Investments in non-U.S. companies may involve significant risks in addition to the risks inherent in U.S. Investments.

Our investment strategy contemplates potential Investments in securities of non-U.S. companies to the extent permissible under the Investment Company Act. Investing in non-U.S. companies may expose us to additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, political and social instability, expropriation, imposition of non-U.S. taxes (potentially at confiscatory levels), less liquid markets, less available information than is generally the case in the United States, higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility. These risks are likely to be more pronounced for investments in companies located in emerging markets and particularly for middle market companies in these economies.

Although we expect that most of our investments will be denominated in U.S. dollars, any Investments that are denominated in a non-U.S. currency will be subject to the risk that the value of a particular currency will change in relation to the U.S. dollar. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments. We may employ hedging techniques to minimize these risks, but we cannot assure investors that such strategies will be effective or without risk to us.

We may expose ourselves to risks if we engage in hedging transactions.

Subject to applicable provisions of the Investment Company Act and applicable CFTC regulations, we may enter into hedging transactions in a manner consistent with SEC guidance, which may expose us to risks associated with such transactions. Such hedging may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates and market interest rates. Use of these hedging instruments may include counter-party credit risk.

Hedging against a decline in the values of our portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions may also limit the opportunity for gain if the values of the underlying portfolio positions should increase. Moreover, it may not be possible to hedge against an exchange rate or interest rate fluctuation that is so generally anticipated that we are not able to enter into a hedging transaction at an acceptable price.

The success of any hedging transactions we may enter into will depend on our ability to correctly predict movements in currencies and interest rates. Therefore, while we may enter into such transactions to seek to reduce currency exchange rate and interest rate risks, unanticipated changes in currency exchange rates or interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged may vary. Moreover, for a variety of reasons, we may not seek to (or be able to) establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss. In addition, it may not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities is likely to fluctuate as a result of factors not related to currency fluctuations. See also “—Risk Relating to Our Business—We will be exposed to risks associated with changes in interest rates.”

We may form one or more CLOs, which may subject us to certain structured financing risks.

To the extent permissible under risk retention rules adopted pursuant to Section 941 of the Dodd-Frank Act and applicable provisions of the Investment Company Act, to finance investments, we may securitize certain of our Investments, including through the formation of one or more CLOs, while retaining all or most of the exposure to the performance of these Investments. This would involve contributing a pool of assets to a special purpose entity, and selling debt interests in such entity on a non-recourse or limited-recourse basis to purchasers. Any interest in any such CLO held by us may be considered a “non-qualifying asset” for purposes of the Investment Company Act.

If we create a CLO, we will depend on distributions from the CLO’s assets out of our earnings and cash flows to enable us to make distributions to Unitholders. The ability of a CLO to make distributions will be subject to various limitations, including the terms and covenants of the debt it issues. For example, tests (based on interest coverage or other financial ratios or other criteria) may restrict our ability, as holder of a CLO’s equity interests, to receive cash flow from these Investments. There is no assurance any such performance tests will be satisfied. Also, a CLO may take actions that delay distributions in order to preserve ratings and to keep the cost of present and future financings lower or the CLO may be obligated to retain cash or other assets to satisfy over-collateralization requirements commonly provided for holders of the CLO’s debt. As a result, there may be a lag, which could be significant, between the repayment or other realization on a loan or other assets in, and the distribution of cash out of, a CLO, or cash flow may be completely restricted for the life of the CLO. If we do not receive cash flow from any such CLO that is necessary to satisfy the annual distribution requirement for maintaining RIC status, and we are unable to obtain cash from other sources necessary to satisfy this requirement, we could fail to maintain our qualification as a RIC, which would have a material adverse effect on our financial performance.

In addition, a decline in the credit quality of loans in a CLO due to poor operating results of the relevant borrower, declines in the value of loan collateral or increases in defaults, among other things, may force a CLO to sell certain assets at a loss, reducing their earnings and, in turn, cash potentially available for distribution to us for distribution to Unitholders.

To the extent that any losses are incurred by the CLO in respect of any collateral, such losses will be borne first by us as owner of equity interests. Finally, any equity interests that we retain in a CLO will not be secured by the assets of the CLO, and we will rank behind all creditors of the CLO.

We may initially invest a significant portion of the net proceeds from the offering of Units primarily in high-quality short-term investments, which will generate lower rates of return than those expected from the interest generated on our intended investment program.

We may initially invest a portion of the net proceeds from the offering of Units primarily in cash, cash equivalents, U.S. government securities and other high-quality short-term investments. These securities may earn yields substantially lower than the income that we anticipate receiving once we are fully invested in accordance with our investment objective. As a result, we may not be able to achieve our investment objective and/or pay any dividends during this period or, if we are able to do so, such dividends may be substantially lower than the dividends that we expect to pay when our portfolio is fully invested in accordance with our investment objectives. If we do not realize yields in excess of our expenses, we may incur operating losses.

Risks Relating to the Offering and to the Units

Investors who purchase Units after the Initial Drawdown Date could receive fewer Units than anticipated.

Subject to certain limited exceptions under the Investment Company Act, following the Initial Drawdown Date, Units will be offered on a private placement basis at a price equal to the Company’s then-current NAV per Unit as of the end of the most recent calendar month prior to the date of the applicable drawdown notice or issuance date, subject to the limitations of Section 23 under the Investment Company Act (which generally prohibits the Company from issuing Units at a price below the then-current NAV of the Units as determined within 48 hours, excluding Sundays and holidays, of such issuance, subject to certain exceptions). As a result, in the event of an increase in our NAV per Unit, the purchase price for Units purchased on any Subsequent Closing Date may be higher than the purchase price of the Units at the Initial Closing Date, and therefore an investor may receive a smaller number of Units than if it had purchased Units on the Initial Closing Date.

The Units are limited in their transferability; we may repurchase or force a sale of a Unitholder’s Units.

Unitholders will not be permitted to transfer their Units, including a transfer of solely an economic interest, without the prior written consent of us. While we expect not to unreasonably withhold our prior written consent to transfers by Unitholders, adverse tax consequences for certain of our U.S. holders may arise if we have fewer than 500 beneficial owners of our capital stock. Accordingly, we expect to withhold our consent if any such transfer would or may result in us having fewer than 550 beneficial owners of our capital stock. Additionally, we expect to withhold our consent if any such transfer would (i) be prohibited by or trigger a prepayment under our debt or other credit facilities, (ii) result in a violation of applicable securities law, (iii) result in us no longer being eligible to be treated as a RIC, (iv) result in us being subject to additional regulatory or compliance requirements imposed by laws other than the Exchange Act or the Investment Company Act, or (v) result in our assets becoming “plan assets” of any ERISA Unitholder within the meaning of the Plan Assets Regulation (the regulation concerning the definition of “plan assets” under ERISA adopted by the United State Department of Labor and codified in 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA). Finally, Units may be transferred only in transactions that are exempt from registration under the Securities Act and the applicable securities laws of other jurisdictions, and therefore investors will be subject to restrictions on resale and transfer associated with securities sold pursuant to Regulation D, Regulation S and other exemptions from registration under the Securities Act.

Any transfer of Units in violation of these provisions will be void, and any intended recipient of the Units will acquire no rights in such Units and will not be treated as a Unitholder for any purpose. Prospective investors in us should not invest in us unless they are prepared to retain their Units until we liquidate.

Under the terms of the LLC Agreement, in the event any person is or becomes the owner of Units, and such ownership would result in a violation of any of the above provisions, we may, and each Unitholder has agreed and acknowledged that we will have the power to, cause the Company to repurchase the Units of such person, or require such person to transfer their Units to another person; provided, any such repurchase will be conducted in accordance with the terms of the LLC Agreement and Section 23 of the Investment Company Act and applicable rules thereunder.

An investor may be subject to the short-swing profits rules under the Exchange Act as a result of its investment in us.

When this Registration Statement becomes effective, persons with the right to appoint a director or who beneficially own more than 10% of the Units may be subject to Section 16(b) of the Exchange Act, which recaptures for our benefit profits from the purchase and sale of registered Units within a six-month period.

Investing in Units involves an above average degree of risk.

The investments we make in accordance with our investment objective may result in a higher amount of risk than alternative investment options and volatility or loss of principal. The Investments in Portfolio Companies may be highly speculative and aggressive, and therefore an investment in Units may not be suitable for someone with lower risk tolerance.

A Unitholder’s interest in us will be diluted if we issue additional Units, which could reduce the overall value of an investment in us.

Unitholders do not have preemptive rights to any Units we issue in the future. We may decide, in accordance with the process described below, to issue additional equity interests at or below the NAV per Unit. To the extent we issue additional equity interests, a Unitholder’s percentage ownership interest in us may be diluted. In addition, if such Units are issued below NAV, existing Unitholders may also experience dilution in the book value and fair value of their Units.

We are generally not able to issue and sell Units at a price per Unit below the then-current NAV per Unit. We may, however, sell Units, warrants, options or rights to acquire Units, at a price below the then-current NAV per Unit (i) with the consent of a majority in interest of our Unitholders (and a majority in interest of our Unitholders who are not affiliates of us) and (ii) if, among other things, a majority of our Independent Directors and a majority of our directors who have no financial interest in the transaction determine that a sale is in the best interests of us and our Unitholders.

We have the right to call Commitments from each investor subscribing at a Subsequent Closing Date to purchase Units in an amount such that the percentage of Commitment contributed by each Unitholder in us will be the same (excluding any Defaulting Unitholder). If our NAV has decreased between the Initial Closing Date and such Subsequent Closing Date, the investors subscribing on the Subsequent Closing Date will receive more Units than they would have received had they subscribed for Units on the Initial Closing Date and accordingly, Unitholders who subscribed on the Initial Closing Date would have their percentage ownership interest in us further diluted.

We may have difficulty paying our required distributions if we recognize taxable income before or without receiving cash representing such income.

For U.S. federal income tax purposes, we will include in our taxable income certain amounts that we have not yet received in cash, such as OID or accruals on a contingent payment debt instrument, which may occur if we receive warrants in connection with the origination of a loan or possibly in other circumstances or contracted PIK interest, which generally represents contractual interest added to the loan balance and due at the end of the loan term. Such OID, which could be significant relative to our overall investment assets, and increases in loan balances as a result of PIK interest will be included in income before we receive any corresponding cash payments. We also may be required to include in income certain other amounts that we will not receive in cash. The credit risk associated with the collectability of deferred payments may be increased as and when a portfolio company increases the amount of interest on which it is deferring cash payment through deferred interest features. Our investments with a deferred interest feature may represent a higher credit risk than loans for which interest must be paid in full in cash on a regular basis. For example, even if the accounting conditions for income accrual are met, the borrower could still default when our actual collection is scheduled to occur upon maturity of the obligation.

Because in certain cases we may recognize taxable income before or without receiving cash representing such income, we may have difficulty making distributions to Unitholders that will be sufficient to enable it to meet the annual distribution requirement necessary for it to qualify as a RIC. Accordingly, we may need to sell some of our assets at times and/or at prices that we would not consider advantageous, we may need to raise additional equity or debt capital, or we may need to forego new investment opportunities or otherwise take actions that are disadvantageous to our business (or be unable to take actions that are advantageous to our business) to enable us to make distributions to Unitholders that will be sufficient to enable the Company to meet the annual distribution requirement. If we are unable to obtain cash from other sources to meet the annual distribution requirement, we may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to a corporate-level U.S. federal income tax (and any applicable U.S. state and local taxes). For additional discussion regarding the tax implications of a RIC, see “Item 1(c). Description of Business—Certain U.S. Federal Income Tax Considerations.”

We may in the future determine to issue Preferred Units, which could adversely affect the market value of the Units.

The issuance of Preferred Units with dividend or conversion rights, liquidation preferences or other economic terms favorable to the holders of Preferred Units could make an investment in the Units less attractive. In addition, the dividends on any Preferred Units the Company issues must be cumulative. Payment of dividends and repayment of the liquidation preference of Preferred Units must take preference over any distributions or other payments to Unitholders, and holders of Preferred Units are not subject to any of our expenses or losses and are not entitled to participate in any income or appreciation in excess of their stated preference (other than convertible Preferred Units that converts into Units). In addition, under the Investment Company Act, Preferred Units would constitute a “senior security” for purposes of the 150% asset coverage test.

We may not be able to pay investors distributions on Units, our distributions to investors may not grow over time and a portion of our distributions to investors may be a return of capital for U.S. federal income tax purposes.

Subject to the requirements of Section 852(a) of Subchapter M of the Code, and the terms of any indebtedness or Preferred Units, we intend to (i) distribute to Unitholders, pro rata based on the number of Units held by each Unitholder, before the end of each taxable year net proceeds attributable to the repayment or disposition of Investments (together with any interest, dividends and other net cash flow in respect of such Investments), except to the extent such proceeds from repayment or disposition are permitted to be, and are, retained for reinvestment prior to the termination of the Investment Period, (ii) distribute quarterly investment income (i.e., proceeds received in respect of interest payments, dividends or fees as opposed to proceeds received in connection with the disposition or repayment of an Investment) (commencing with the period ending December 31, 2019), and (iii) distribute substantially all of our investment company taxable income and net capital gain for each taxable year in order to qualify for treatment as a RIC under Subchapter M of the Code, except that we may retain certain net capital gains for reinvestment and carry forward taxable income for distribution in the following year and pay any applicable tax. All distributions will be paid at the discretion of our Board of Directors and will depend on such factors as the Board determines to be relevant from time to time, including our earnings, financial condition and compliance with any debt covenants we may be subject to. Accordingly, we may not pay distributions to Unitholders.

The distributions we pay to Unitholders in a year may exceed our taxable income for that year and, accordingly, a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes that would reduce a holder’s adjusted tax basis in its Units and correspondingly increase such holder’s gain, or reduce such holder’s loss, on disposition of such Units. Distributions in excess of a holder’s adjusted tax basis in its Units will constitute capital gains to such holder. Unitholders who periodically receive the payment of a distribution from a RIC consisting of a return of capital for U.S. federal income tax purposes may be under the impression that they are receiving a distribution of RIC’s net ordinary income or capital gains when they are not. Accordingly, Unitholders should read carefully any written disclosure accompanying a distribution from us and the information about the specific tax characteristics of our distributions provided to Unitholders after the end of each calendar year, and should not assume that the source of any distribution is our net ordinary income or capital gains.

Certain investors will be limited in their ability to make significant investments in us.

Private funds that are excluded from the definition of “investment company” either pursuant to Section 3(c)(1) or 3(c)(7) of the Investment Company Act are restricted from acquiring directly or through a controlled entity more than 3% of our total outstanding voting equity (measured at the time of the acquisition). Investment companies registered under the Investment Company Act are also subject to this restriction as well as other limitations under the Investment Company Act that would restrict the amount that they are able to invest in our securities. As a result, certain investors may be precluded from acquiring additional Units, at a time that they might desire to do so.

An investor may be subject to filing requirements under the Exchange Act as a result of its investment in us.

When this Registration Statement becomes effective, ownership information for any person or group that beneficially owns more than 5% of the Units will have to be disclosed in a Schedule 13G or other filings with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC, and includes having voting or investment power over the securities. Although we will provide in our quarterly statements the amount of outstanding Units, the responsibility for determining the filing obligation and preparing the filing remains with the investor. In addition beneficial owners of 10% or more of our Units will be subject to reporting obligations under Section 16(a) of the Exchange Act.

The tax treatment of a Non-U.S. Unitholder in its jurisdiction of tax residence will depend entirely on the laws of such jurisdiction, and may vary considerably from jurisdiction to jurisdiction.

Depending on (i) the laws of such Non-U.S. Unitholder’s jurisdiction of tax residence, (ii) how the Company is treated in such jurisdiction, and (iii) the activities of the Company, an investment in the Company could result in such Non-U.S. Unitholder recognizing adverse tax consequences in its jurisdiction of tax residence, including with respect to any generally required or additional tax filings and/or additional disclosure required in such filings in relation to the treatment for tax purposes in the relevant jurisdiction of an interest in the Company and/or of distribution from the Company and any uncertainties arising in that respect (the Company not being established under the laws of the relevant jurisdiction), the possibility of taxable income significantly in excess of cash distributed to a Non-U.S. Unitholder, and possibly in excess of the actual economic income of the Company, the possibilities of losing deductions or the ability to utilize tax basis and of sums invested being returned in the form of taxable income or gains, and the possibility of being subject to tax at unfavorable tax rates. A Non-U.S. Unitholder may also be subject to restrictions on the use of its share of the Company’s deductions and losses in its jurisdiction of tax residence. Each prospective investor is urged to consult its own tax advisors with respect to the tax and tax filing consequences, if any, in its jurisdiction of tax residence of an investment in the Company, as well as any other jurisdiction in which such prospective investor is subject to taxation.

Unitholders may receive Units as distributions, which could result in adverse tax consequences to them.

In order to satisfy the annual distribution requirement applicable to RICs, we have the ability to declare a large portion of a distribution in Units instead of in cash. The Company is not subject to restrictions on the circumstances in which it may declare a portion of a distribution in Units but would generally anticipate doing so only in unusual situations, such as, for example, if we do not have sufficient cash to meet its RIC distribution requirements under the Code. Generally, were we to declare such a distribution, we would allow Unitholders to elect payment in cash and/or Units of equivalent value, with a percentage limitation on the portion of the total distribution available to be received in cash. Under published IRS guidance, the entire distribution will generally be treated as a taxable distribution for U.S. federal income tax purposes, and count towards our RIC distribution requirements under the Code, if certain conditions are satisfied. Among other things, the aggregate amount of cash available to be distributed to all Unitholders is required to be at least 20% of the aggregate declared distribution. If too many Unitholders elect to receive cash, the cash available for distribution is required to be allocated among the Unitholders electing to receive cash (with the balance of the distribution paid in Units) under a formula provided in the applicable IRS guidance. The number of Units declared would thus depend on the applicable percentage limitation on cash available for distribution, the Unitholders’ individual elections to receive cash or stock, and the value of the Units. Each Unitholder generally would be treated as having received a taxable distribution (including for purposes of the withholding tax rules applicable to a Non-U.S. Unitholder) on the date the distribution is received in an amount equal to the cash that such Unitholder would have received if the entire distribution had been paid in cash, even if the Unitholder received all or most of the distribution in Units. We currently do not intend to pay distributions in Units, but there can be no assurance we will not do so in the future.

If we are not treated as a “publicly offered regulated investment company,” as defined in the Code, U.S. Unitholders that are individuals, trusts or estates will be taxed as though they received a distribution of some of our expenses.

During the period when we have elected to be treated as a RIC, we generally expect to be treated as a “publicly offered regulated investment company” as a result of Units being held by at least 500 persons at all times during a taxable year. However, we cannot assure investors that we will be treated as a publicly offered regulated investment company for all years. If we are not treated as a publicly offered regulated investment company for any calendar year, each U.S. Unitholder that is an individual, trust or estate will be treated as having received a dividend from us in the amount of such U.S. Unitholder’s allocable share of the Management Fees and Incentive Fees paid to the Investment Adviser and certain of our other expenses for the calendar year, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. Unitholder. Miscellaneous itemized deductions of a U.S. Unitholder that is an individual, trust or estate are disallowed under the Tax Cuts and Jobs Act for tax years beginning before January 1, 2026, and thereafter generally are (i) deductible by such Unitholders only to the extent that the aggregate of such U.S. Unitholder’s miscellaneous itemized deductions exceeds 2% of such U.S. Unitholder’s adjusted gross income for U.S. federal income tax purposes, (ii) not deductible for purposes of the alternative minimum tax and (iii) subject to the overall limitation on itemized deductions under the Code. In addition, if we are not treated as a publicly offered regulated investment company, we will be subject to limitations on the deductibility of certain “preferential dividends” that are distributed to Unitholders on a non-pro-rata basis. See “Item 1(c). Description of Business—Certain U.S. Federal Income Tax Considerations.”

Non-U.S. Unitholders may be subject to withholding of U.S. federal income tax on dividends paid by us.

Distributions of our “investment company taxable income” to a non-U.S. Unitholder that are not effectively connected with the non-U.S. Unitholder’s conduct of a trade or business within the United States will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable income tax treaty) to the extent of our current or accumulated earnings and profits.

Certain properly reported dividends are generally exempt from withholding of U.S. federal income tax where they are paid in respect of our (i) “qualified net interest income” (generally, our U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we or the non-U.S. Unitholder are at least a 10% equity holder, reduced by expenses that are allocable to such income) or (ii) “qualified short-term capital gains” (generally, the excess of our net short-term capital gain over our net long-term capital loss for such taxable year), and certain other requirements are satisfied.

NO ASSURANCE CAN BE GIVEN AS TO WHETHER ANY OF OUR DISTRIBUTIONS WILL BE ELIGIBLE FOR THIS EXEMPTION FROM WITHHOLDING OF U.S. FEDERAL INCOME TAX. IN PARTICULAR, THIS EXEMPTION WILL NOT APPLY TO OUR DISTRIBUTIONS PAID IN RESPECT OF OUR NON-U.S. SOURCE INTEREST INCOME OR OUR DIVIDEND INCOME (OR ANY OTHER TYPE OF INCOME OTHER THAN GENERALLY OUR NON-CONTINGENT U.S.-SOURCE INTEREST INCOME RECEIVED FROM UNRELATED OBLIGORS AND OUR QUALIFIED SHORT-TERM CAPITAL GAINS). IN THE CASE OF UNITS HELD THROUGH AN INTERMEDIARY, THE INTERMEDIARY MAY WITHHOLD U.S. FEDERAL INCOME TAX EVEN IF WE REPORT THE PAYMENT AS QUALIFIED NET INTEREST INCOME OR QUALIFIED SHORT-TERM CAPITAL GAIN. SEE “ITEM 1(C). DESCRIPTION OF BUSINESS—CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS.” BECAUSE THE UNITS WILL BE SUBJECT TO SIGNIFICANT TRANSFER RESTRICTIONS, AND AN INVESTMENT IN UNITS WILL GENERALLY BE ILLIQUID, NON-U.S. UNITHOLDERS WHOSE DISTRIBUTIONS ON UNITS ARE SUBJECT TO WITHHOLDING OF U.S. FEDERAL INCOME TAX MAY NOT BE ABLE TO TRANSFER THEIR UNITS EASILY OR QUICKLY OR AT ALL.

To the extent OID and PIK interest constitute a portion of our income, we will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash representing such income.

Our investments may include OID instruments and PIK interest arrangements, which represents contractual interest added to a loan balance and due at the end of such loan’s term. To the extent OID or PIK interest constitute a portion of our income, we are exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash, including the following:

•

The higher interest rates of OID and PIK instruments reflect the payment deferral and increased credit risk associated with these instruments, and OID and PIK instruments generally represent a significantly higher credit risk than coupon loans.

•	Even if the accounting conditions for income accrual are met, the borrower could still default when our actual collection is supposed to occur at the maturity of the obligation.

•

OID and PIK instruments may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of any associated collateral. OID and PIK income may also create uncertainty about the source of our cash distributions.

For accounting purposes, any cash distributions to shareholders representing OID and PIK income are not treated as coming from paid-in capital, even if the cash to pay them comes from offering proceeds. As a result, despite the fact that a distribution representing OID and PIK income could be paid out of amounts invested by our stockholders, the Investment Company Act does not require that stockholders be given notice of this fact by reporting it as a return of capital.

ITEM 2. FINANCIAL INFORMATION.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Overview

The Company was formed as a Delaware limited liability company on December 20, 2018. We are conducting a private offering of our Units to investors in reliance on exemptions from the registration requirements of the Securities Act.

We intend to elect to be regulated as a BDC under the Investment Company Act. We also intend to elect to be treated for U.S. federal income tax purposes as a RIC under Subchapter M of the Code. As a BDC and a RIC, we will be required to comply with certain regulatory requirements. See “Item 1(c). Description of Business—Regulation as a Business Development Company” and “Item 1(c). Description of Business—Certain U.S. Federal Income Tax Considerations.”

We are currently in the development stage. Prior to the Initial Drawdown Date, the Initial Member, an affiliate of the Investment Adviser, was the sole owner of our membership interests, which were acquired for an initial capital contribution of $100. The Company canceled the Initial Member’s interest in the Company on the Initial Drawdown Date. Concurrent with the cancellation, investors (other than the Initial Member) made their initial capital contribution to purchase Units.

Investments

We expect our level of investment activity to vary substantially from period to period depending on many factors, including the amount of debt and equity capital available to middle-market companies, the level of merger and acquisition activity for such companies, the general economic environment, the amount of capital we have available to us and the competitive environment for the type of investments we make.

As a BDC, we must not acquire any assets other than “qualifying assets” specified in the Investment Company Act, unless, at the time the acquisition is made, at least 70% of our total assets are qualifying assets (with certain limited exceptions). Qualifying assets include investments in “eligible portfolio companies.” Pursuant to rules adopted by the SEC, “eligible portfolio companies” include certain companies that do not have any securities listed on a national securities exchange and public companies whose securities are listed on a national securities exchange but whose market capitalization is less than $250 million.

Revenues

We expect to generate revenue in the form of interest income on debt investments and, to a lesser extent, capital gains and distributions, if any, on equity securities that we may acquire in portfolio companies. Some of our investments may provide for deferred interest payments or PIK interest. The principal amount of the debt investments and any accrued but unpaid interest generally becomes due at the maturity date.

We generate revenues primarily through receipt of interest income from the investments we hold. In addition, we may generate revenue in the form of commitment, origination, structuring, syndication, exit fees or diligence fees, fees for providing managerial assistance and consulting fees. Portfolio Company fees (directors’ fees, consulting fees, administrative fees, tax advisory fees and other similar compensation) will be paid to the Company, unless, to the extent required by applicable law or exemptive relief therefrom, the Company receives its allocable portion of such fees when invested in the same Portfolio Company as other Accounts, which other Accounts could receive their allocable portion of such fee. The Company does not expect to receive material Portfolio Company fees as it is not the Company’s principal investment strategy. We record contractual prepayment premiums on loans and debt securities as interest income.

Dividend income on preferred equity investments is recorded on an accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity investments is recorded on the record date for private portfolio companies and on the ex-dividend date for publicly traded portfolio companies. Interest and dividend income are presented net of withholding tax, if any.

Expenses

We expect our primary operating expenses to include the payment of the Management Fee and the Incentive Fee to our Investment Adviser, legal and professional fees, interest and credit facility expenses and other operating and overhead related expenses. The Management Fee and Incentive Fee compensate our investment adviser for its work in identifying, evaluating, negotiating, closing and monitoring our investments. Pursuant to the Investment Advisory Agreement, GSAM has agreed to limit certain expenses borne by the Company in the ordinary course on an annual basis (excluding Management Fees, Incentive Fees, organizational and start-up expenses and leverage-related expenses) to an amount equal to 0.5% of the aggregate amount of commitments to us by holders of our Units; provided, however, that expenses incurred outside of the ordinary course, including litigation and similar expenses, are not subject to such cap. We bear all other costs and expenses relating to our operations and transactions in accordance with our Investment Advisory Agreement and Administration Agreement, including those relating to:

•	our operational, offering and organizational expenses;

•

fees and expenses, including travel expenses, incurred by our Investment Adviser or payable to third parties related to our Investments, including, among others, professional fees (including the fees and expenses of consultants and experts) and fees and expenses from evaluating, monitoring, researching and performing due diligence on Investments and prospective Investments;

•	Interest and fees payable on Financings, if any, incurred by us;

•	fees and expenses incurred by us in connection with membership in investment company organizations;

•	brokers’ commissions;

•	fees and expenses associated with calculating our NAV (including the costs and expenses of any independent valuation firm);

•	the expenses of and fees for registering or qualifying Units for sale;

•	legal, auditing or accounting expenses;

•	taxes or governmental fees;

•	the fees and expenses of our administrator, transfer agent and/or sub-transfer agent;

•	the cost of preparing unit certificates or any other expenses, including clerical expenses of issue, redemption or repurchase of the Units;

•	the fees and expenses of our directors who are not affiliated with our Investment Adviser;

•	the cost of preparing and distributing reports, proxy statements and notices to holders of equity interests in the Company, the SEC and other regulatory authorities;

•	costs of holding Unitholder meetings;

•

the fees or disbursements of custodians of the Company’s assets, including expenses incurred in the performance of any obligations enumerated by the LLC Agreement or other organizational documents of the Company insofar as they govern agreements with any such custodian;

•	insurance premiums; and

•

costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with our business and the amount of any judgment or settlement paid in connection therewith, or the enforcement of our rights against any person and indemnification or contribution expenses payable by us to any person and other extraordinary expenses not incurred in the ordinary course of our business.

Our Investment Adviser will not be required to pay expenses of activities which are primarily intended to result in sales of Units.

We expect our general and administrative expenses to be relatively stable or decline as a percentage of total assets during periods of asset growth and to increase during periods of asset declines. Incentive Fees and costs relating to future offerings of securities would be incremental.

Leverage

We have, and may from time to time in the future, borrow funds for a variety of purposes, subject to the limitations of the Investment Company Act, including to bridge fundings for investments in advance of drawdowns, as part of its investment program, to meet other short-term liquidity needs, including to pay the Management Fee, and to facilitate our hedging activities. Sources of leverage include the issuance of senior securities (including Preferred Units) and other credit facilities (secured by Investments and/or pledges of Undrawn Commitments).

The above borrowing of funds could increase or decrease returns to Unitholders. The use of leverage involves significant risks. We are permitted to issue multiple classes of indebtedness and one class of equity securities senior to the Units if its asset coverage, as defined in the Investment Company Act, would at least equal 150% immediately after each such issuance as further described in “Item 1(c). Description of Business—Indebtedness and Senior Securities.”

Certain trading practices and investments, such as reverse repurchase agreements, may be considered borrowings or involve leverage and thus may be subject to Investment Company Act restrictions. In accordance with applicable SEC staff guidance and interpretations, if we engage in such transactions, instead of maintaining an asset coverage ratio of at least 150%, we intend to segregate or earmark liquid assets, or enter into an offsetting position, in an amount at least equal to its exposure, on a mark-to-market basis, to such transactions (as calculated pursuant to requirements of the SEC). Short-term credits necessary for the settlement of securities transactions and arrangements with respect to securities lending will not be considered borrowings for these purposes. Practices and investments that may involve leverage but are not considered borrowings are not subject to the Investment Company Act’s asset coverage requirement and we will not otherwise segregate or earmark liquid assets or enter into offsetting positions for such transactions. The amount of leverage that we employ will depend on our assessment of market conditions and other factors at the time of any proposed borrowing. Additionally, we will be able to incur additional leverage if we are able to obtain exemptive relief from the SEC to exclude the debt of any subsidiary we may form in the future from the leverage requirements otherwise applicable to BDCs. We can offer no assurances as to whether or when we will be able to form such a subsidiary or obtain such exemptive relief.

In connection with obtaining leverage, we may assign and/or pledge to the provider of such leverage the Unitholders’ Undrawn Commitments (including our right to make drawdowns and to enforce the Unitholders’ funding obligations). If we pledge to the provider of leverage Undrawn Commitments, and the amount of such Undrawn Commitments decreases as drawdowns are made by us, we may be required to make additional drawdowns, use distributable proceeds or otherwise reduce our outstanding borrowings. In addition, the use of borrowed funds will result in us paying interest as well as financing, transaction and other fees and costs to the lender, which will reduce the actual cash returns realized by the Unitholders as compared to situations in which there was no borrowing or in which the borrowed funds were repaid at an earlier date. Gains made with borrowed funds generally will increase the returns realized by Unitholders. However, losses incurred with borrowed funds will magnify the losses realized by Unitholders. For the avoidance of doubt, we may exclude from such pledge all or a portion of the Undrawn Commitment of any investors that are officers, directors, or certain significant investors of the Company, and certain other persons, to the extent restricted under, or considered by the Board to be necessary or desirable to facilitate compliance with, applicable laws or regulations, including ERISA, the Investment Company Act and the Sarbanes-Oxley Act.

In 2015, the SEC proposed a rule under the Investment Company Act that would govern the use of derivatives (defined to include any swap, security-based swap, futures contract, forward contract, option or any similar instrument) as well as financial commitment transactions (defined to include reverse repurchase agreements, short sale borrowings and any firm or standby commitment agreement or similar agreement) by BDCs. Under the proposed rule, a BDC would be required to comply with one of two alternative portfolio limitations and manage the risks associated with derivatives transactions and financial commitment transactions by segregating certain assets. Furthermore, a BDC that engages in more than a limited amount of derivatives transactions or that uses complex derivatives would be required to establish a formalized derivatives risk management program. If the SEC adopts this rule in the form proposed, our ability to enter into transactions involving such instruments may be hindered, which could have an adverse effect on our business, financial condition and results of operations.

For a description of risks associated with the Company’s ability to borrow, see “Item 1A. Risk Factors—Risks Relating to Our Business and Structure—We may borrow money, which may magnify the potential for gain or loss and may increase the risk of investing in us.”

Hedging

Subject to applicable provisions of the Investment Company Act and applicable CFTC regulations, we may enter into hedging transactions in a manner consistent with SEC guidance. To the extent that any of our loans are denominated in a currency other than U.S. dollars, we may enter into currency hedging contracts to reduce our exposure to fluctuations in currency exchange rates. We may also enter into interest rate hedging agreements. Such hedging activities, which will be subject to compliance with applicable legal requirements, may include the use of futures, options, swaps and forward contracts. Costs incurred in entering into such contracts or in settling them, if any, will be borne by us. Our Investment Adviser has claimed no-action relief from CFTC registration and regulation as a commodity pool operator pursuant to the BDC CFTC No-Action Letter with respect to our operations, with the result that we will be limited in our ability to use futures contracts or options on futures contracts or engage in swap transactions. Specifically, the BDC CFTC No-Action Letter imposes strict limitations on using such derivatives other than for hedging purposes, whereby the use of derivatives not used solely for hedging purposes is generally limited to situations where (i) the aggregate initial margin and premiums required to establish such positions does not exceed five percent of the liquidation value of our portfolio, after taking into account unrealized profits and unrealized losses on any such contracts it has entered into; or (ii) the aggregate net notional value of such derivatives does not exceed 100% of the liquidation value of our portfolio. Moreover, we anticipate entering into transactions involving such derivatives to a very limited extent solely for hedging purposes or otherwise within the limitations of the BDC CFTC No-Action Letter.

Financial Condition, Liquidity and Capital Resources

From inception through June 21, 2019, we called approximately $84.4 million of capital and made five secured, first lien debt investments, totaling approximately $101.5 million, in the aggregate, at cost.

The primary use of existing funds and any funds raised in the future is expected to be for our investments in portfolio companies, cash distributions to our Unitholders or for other general corporate purposes, including paying for operating expenses or debt service to the extent we borrow or issue senior securities.

We expect to generate cash primarily from the net proceeds of any future offerings of securities, future borrowings and cash flows from operations. To the extent we determine that additional capital would allow us to take advantage of additional investment opportunities, if the market for debt financing presents attractively priced debt financing opportunities, or if our Board of Directors otherwise determines that leveraging our portfolio would be in our best interest and the best interests of our Unitholders, we may enter into credit facilities or issue senior securities. We would expect any such credit facilities may be secured by certain of our assets and may contain advance rates based upon pledged collateral. The pricing and other terms of any such facilities would depend upon market conditions when we enter into any such facilities as well as the performance of our business, among other factors. In accordance with applicable SEC staff guidance and interpretations, as a BDC, with certain limited exceptions, we are only permitted to borrow amounts such that our asset coverage ratio, as defined in the Investment Company Act, is at least 1.5 to 1 after such borrowing. We may also refinance or repay any of our indebtedness at any time based on our financial condition and market conditions.

Revolving Credit Facility

On the Closing Date, the Company entered into the “Revolving Credit Facility with MUFG Union Bank, N.A., as the Administrative Agent and lender. Certain material terms of the Revolving Credit Facility are set forth below.

Proceeds from the Revolving Credit Facility may be used for investments, working capital, expenses and general corporate purposes (including to pay dividends or distributions).

The maximum principal amount of the Revolving Credit Facility is $125 million, subject to availability under the “Borrowing Base.” The Borrowing Base is calculated based on the Undrawn Commitments of the Unitholders meeting various eligibility requirements (subject to investor concentration limits) multiplied by specified advance rates. The Company has the ability to increase the maximum principal amount of the Revolving Credit Facility up to $500 million, subject to increasing commitments of existing lenders and/or obtaining commitments of new lenders and certain other customary conditions. As of June 19, 2019, total outstanding borrowings under the Revolving Credit Facility were $61.7 million.

Interest rates on obligations under the Revolving Credit Facility are based on LIBOR for one month plus 2.15% per annum or an alternate base rate equal to the greater of (i) the prime rate of such commercial bank, (ii) the federal funds rate plus 0.50%, and (iii) LIBOR plus 1.00% (“ABR”), in each case, plus 1.15% per annum. The Company has the ability to elect either LIBOR or ABR at the time of draw-down, and loans may be converted from one rate to another at any time, subject to certain conditions.

The Revolving Credit Facility will mature upon the two-year anniversary of the Closing Date, subject to the Company’s right to extend for up to a one-year period upon the satisfaction of certain customary conditions (including the payment of an extension fee equal to 0.25% of the aggregate principal amount of loans and commitments extended under the Revolving Credit Facility). Amounts drawn under the Revolving Credit Facility may be prepaid at any time without premium or penalty, subject to applicable breakage costs. Loans will be subject to mandatory prepayment for amounts exceeding the Borrowing Base or the lenders’ aggregate commitment and to the extent required to comply with the Investment Company Act, as applied to BDCs. Transfers of Units in the Company by Unitholders will be subject to certain restrictions. In addition, any transfer of Units from a Unitholder whose Undrawn Commitments are included in the Borrowing Base to a Unitholder that is not eligible to be included in the Borrowing Base (or that is eligible to be included in the Borrowing Base at a lower advance rate) may trigger mandatory prepayment obligations.

The Revolving Credit Facility is secured by a perfected first priority security interest in the Undrawn Commitments of the Unitholders (with certain exceptions) and the proceeds thereof, including an assignment of the right to make capital calls, receive and apply capital contributions, and enforce remedies and claims related thereto, and a pledge of the collateral account into which capital call proceeds are deposited. Additionally, under the Revolving Credit Facility, in certain circumstances after an event of default, the Administrative Agent will be able to require Unitholders to fund their Undrawn Commitments directly to the Administrative Agent for the purposes of repaying the loans, but lenders cannot seek recourse against a Unitholder in excess of such Unitholder’s obligation to contribute capital to the Company.

The Revolving Credit Facility contains customary representations, warranties, and affirmative and negative covenants of the Company, including, without limitation, representations and covenants regarding treatment of the Company as a “regulated investment company” under the Code and as a “business development company” under the Investment Company Act and restrictions on certain operations, including, without limitation, the ability of the Company to make certain distributions, to incur additional indebtedness, to incur any liens on the collateral and to permit certain transfers of Unitholders’ ownership interests in the Units. The Revolving Credit Facility includes customary conditions precedent to the draw-down of loans and customary events of default.

In connection with the closing of the Revolving Credit Facility, the Company paid at closing an upfront fee to each lender under the Revolving Credit Facility equal to 0.50% of the aggregate principal amount of such lender’s commitments, and upon any increase to the Revolving Credit Facility, the Company will pay to the applicable lenders an equivalent fee to the foregoing (prorated based on the remaining period from the date of such increase to the maturity date). The Company will also pay an arranger fee to the Administrative Agent equal to 0.05% of the aggregate principal amount of commitments in effect on the Closing Date, which will be payable on the earlier of (x) the date that any lender other than the Administrative Agent joins the Revolving Credit Facility or (y) 180 days following the Closing Date. An equivalent arranger fee will be due on the date of any increase to the Revolving Credit Facility (based upon the aggregate principal amount of such increase). The Company will pay a fee on a quarterly basis on the amount committed by lenders that is undrawn under the Revolving Credit Facility equal to 0.25% per annum of such undrawn amount.

Off-Balance Sheet Arrangements

We may become a party to financial instruments with off-balance sheet risk in the normal course of our business to fund investments and to meet the financial needs of our portfolio companies. These instruments may include commitments to extend credit and involve, to varying degrees, elements of liquidity and credit risk in excess of the amount recognized in the balance sheet.

Quantitative and Qualitative Disclosures about Market Risk

We are subject to financial market risks, most significantly changes in interest rates. Interest rate sensitivity refers to the change in our earnings that may result from changes in the level of interest rates. Because we expect to fund a portion of our investments with borrowings, our net investment income is expected to be affected by the difference between the rate at which we invest and the rate at which we borrow. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income. We regularly measure our exposure to interest rate risk. We assess interest rate risk and manage our interest rate exposure on an ongoing basis by comparing our interest rate sensitive assets to our interest rate sensitive liabilities.

ITEM 3. PROPERTIES.

We maintain our principal executive office at 200 West Street, New York, New York 10282. We do not own any real estate.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth, as of June 15, 2019, certain ownership information with respect to our Units for those persons who directly or indirectly own, control or hold with the power to vote, five percent or more of our outstanding Units and all executive officers and directors, on an individual and group basis. Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table has sole voting and investment power over such Units.

Name and Address	Number of Units Owned	Percentage
5% Owners
—	—	—
Interested Director
Katherine (“Kaysie”) Uniacke	65.4	*
Independent Directors
Jaime Ardila	—	—
Ross J. Kari	—	—
Ann B. Lane	130.79	*
Susan B. McGee	117.71	*
Executive Officers
Brendan McGovern	523.17	*
Jon Yoder	65.4	*
Jonathan Lamm	—	—
Julien Yoo	—	—
David Yu	52.31	*
Michael Mastropaolo	45.78	*
Jordan Walter	65.4	*
Carmine Rossetti	—	—
All officers and directors as a group (13 persons)	1,065.96	*

*	Less than 1%

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.

The Company’s business and affairs will be managed under the direction of its Board of Directors. The Board of Directors consists of five directors, four of whom are Independent Directors. “Independent Directors” are directors who (1) are not deemed to be “interested persons,” of the Company (as defined in the Investment Company Act), (2) meet the definition of “independent directors” under the corporate governance standards of the New York Stock Exchange and (3) meet the independence requirements of Section 10A(m)(3) of the Exchange Act. The Board of Directors elects the Company’s officers, who serve at the discretion of the Board of Directors. The responsibilities of the Board of Directors include quarterly valuation of the Company’s assets, corporate governance activities, oversight of the Company’s financing arrangements and oversight of the Company’s investment activities.

The Board of Directors’ role in the management of the Company is one of oversight. Oversight of the Company’s investment activities extends to oversight of the risk management processes employed by the Investment Adviser as part of its day-to-day management of the Company’s investment activities. The Board of Directors reviews risk management processes at both regular and special Board meetings throughout the year, consulting with appropriate representatives of the Investment Adviser as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board of Directors’ risk oversight function is to ensure that the risks associated with the Company’s investment activities are accurately identified, thoroughly investigated and responsibly addressed. The Board’s oversight function cannot, however, eliminate all risks or ensure that particular events do not adversely affect the value of the Investments. The Board of Directors also has primary responsibility for the valuation of the Company’s assets.

The Board of Directors has established an Audit Committee, Governance and Nominating Committee, Compliance Committee and Contract Review Committee. The scope of each committee’s responsibilities is discussed in greater detail below.

Jaime Ardila, an Independent Director, serves as Chair (“Chair”) of the Board of Directors. The Board of Directors believes that it is in the best interests of Unitholders for Mr. Ardila to lead the Board of Directors because of his broad corporate background, his experience with financial and investment matters, and his significant senior management experience, as described below. The Chair generally acts as a liaison between the Company’s management, officers and attorneys between meetings of the Board of Directors and presides over all executive sessions of the Independent Directors without management. The Board of Directors believes that its leadership structure is appropriate because the structure allocates areas of responsibility among the individual directors and the committees in a manner that enhances effective oversight. The Board of Directors also believes that its size creates an efficient corporate governance structure that provides opportunity for direct communication and interaction between management and the Board of Directors.

Board of Directors and Executive Officers

The current directors were appointed to their positions in February 2019, and each director will hold office until his or her death, resignation, removal or disqualification. In addition, the Board of Directors has adopted policies which provide that (a) no director will hold office for more than 15 years and (b) a director will retire as of December 31st of the calendar year in which he or she reaches his or her 74th birthday, unless a waiver of such requirement has been adopted by a majority of the other directors. These policies may be changed by the directors without a Unitholder vote.

Directors

Information regarding the initial members of the Board of Directors is as follows:

Name and Age	Term of Office	Principal Occupation(s) During Past 5 Years	Other Directorships

Independent Directors

Jaime Ardila (63)	Chairman of the Board of Directors since February 2019

Mr. Ardila is retired. He is Director, Accenture plc (2013–Present); and Director, Nexa Resources S.A. (2019–Present). Formerly, he was Director, Ecopetrol (2016 – 2019); and held senior management positions with General Motors Company (an automobile manufacturer) (1984–1996 and 1998–2016), most recently as Executive Vice President, and President of General Motors’ South America region (2010–2016).

Chairman of the Board of Directors—the Company, GS BDC and PMMC.

Accenture plc (a management consulting services company); Nexa Resources S.A. (an oil and gas company).

Ross J. Kari (60)	Director since February 2019

Mr. Kari is retired. He is Director, Summit Bank (2014-Present). Formerly, he was Executive Vice President and Chief Financial Officer, Federal Home Loan Mortgage Corporation (Freddie Mac) (2009–2013); and was a Member of the Board of Directors of KKR Financial Holdings, LLC (2007–2014).

Director—the Company, GS BDC and PMMC.

None

Ann B. Lane (64)	Director since February 2019

Ms. Lane is retired. Formerly, she was Director, Dealertrack Technologies, Inc. (an automotive software solutions and services company) (2007– 2015); and Managing Director, Co–Head of Syndicated & Leveraged Finance and Head of Loan Syndications Capital Markets, JPMorgan Chase & Co. (a financial services company) (2000–2005).

Director—the Company, GS BDC and PMMC.

None

Susan B. McGee (60)	Director since February 2019

Ms. McGee is retired. She formerly held senior management positions with U.S. Global Investors, Inc. (an investment management firm), including Chief Compliance Officer (2016–2018), President (1998–2018) and General Counsel (1997–2018). She was also formerly Vice President of the U.S. Global Investors Funds (2016–2018).

Director—the Company, GS BDC and PMMC.

None

Name and Age	Term of Office	Principal Occupation(s) During Past 5 Years	Other Directorships

Interested Director*

Katherine (“Kaysie”) Uniacke (58)	Director since February 2019	Chair of the Board—Goldman Sachs Asset Management International (2013–Present); Director—Goldman Sachs Funds, plc (2013–Present); Advisory Director—Goldman Sachs (2013–Present); Global Chief Operating Officer—GSAM (2007– 2012); Partner, Goldman Sachs (2002–2012); and Managing Director Goldman Sachs (1997–2002).	None

Director—the Company, GS BDC, PMMC and MMLC.

*

Ms. Uniacke is considered to be an “Interested Director” because she holds positions with Goldman Sachs and owns securities issued by Group Inc. Ms. Uniacke holds comparable positions with certain other companies of which Goldman Sachs, GSAM or an affiliate thereof is the investment adviser, administrator and/or distributor.

Executive Officers

Information regarding the Company’s executive officers who are not directors is as follows:

Name	Age	Position(s)

Brendan McGovern	48	Chief Executive Officer and President

Jon Yoder	45	Chief Operating Officer

Jonathan Lamm	45	Chief Financial Officer and Treasurer

Julien Yoo	48	Chief Compliance Officer

David Yu	37	Executive Vice President and Head of Research

Michael Mastropaolo	40	Executive Vice President

Jordan Walter	38	Executive Vice President

Carmine Rossetti	40	Principal Accounting Officer

The address for each director and executive officer is c/o Goldman Sachs Asset Management, L.P., 200 West Street, New York, New York 10282. Each officer holds office at the pleasure of the Board until the next election of officers or until his or her successor is duly elected and qualifies.

Biographical Information

Directors

Independent Directors:

Jaime Ardila. Mr. Ardila is retired. Mr. Ardila has served as Chairman of the Board of Directors of the Company since February 2019. He also serves as a member and Chairman of the Board of Directors of GS BDC and PMMC. Mr. Ardila is a member of the Board of Directors of Accenture plc, a management consulting services company, where he serves as Chair of the Finance Committee and a member of the Audit Committee, and a member of the Board of Directors of Nexa Resources S.A., an oil and gas company. Previously, he was a member of the Board of Directors of Ecopetrol, an integrated oil company, where he served as Chair of the Audit Committee and a member of the Business Committee and the Corporate Governance and Sustainability Committee, from 2016 to 2019. Mr. Ardila also worked for 29 years at General Motors Company, an automobile manufacturer, where he held several senior management positions, most recently as Executive Vice President of the company and President of General Motors’ South America region. Mr. Ardila joined General Motors in 1984. From 1996 to 1998, Mr. Ardila served as the managing director, Colombian Operations, of N M Rothschild & Sons Ltd, before rejoining General Motors in 1998. Based on the foregoing, Mr. Ardila is experienced with financial and investment matters.

Ross J. Kari. Mr. Kari is retired. Mr. Kari has served on the Board of Directors of the Company since February 2019. He also serves on the Board of Directors of GS BDC and PMMC. Previously, Mr. Kari was Executive Vice President and Chief Financial Officer of Federal Home Loan Mortgage Corporation (Freddie Mac), where he worked for four years. Previously, he held senior management positions at SAFECO Corporation, a personal insurance company, Federal Home Loan Bank of San Francisco, and Wells Fargo & Company, where he began his career and worked for 19 years. Mr. Kari also serves as a Director and a member of the Audit Committee and ALCO Chairman of Summit Bank. Based on the foregoing, Mr. Kari is experienced with financial and investment matters.

Ann B. Lane. Ms. Lane is retired. Ms. Lane has served on the Board of Directors of the Company since February 2019. She also serves on the Board of Directors of GS BDC and PMMC. Ms. Lane was a Director of Dealertrack Technologies, Inc., an automotive software solutions and services company, from 2007 to 2015. Previously, she worked for five years at JPMorgan Chase & Co., a financial services company, as a Managing Director and Co-Head of Syndicated & Leveraged Finance and Head of Loan Syndications Capital Markets. Prior to joining JPMorgan Chase & Co., Ms. Lane held several senior management positions at Citigroup, Inc., a financial services company, where she worked for 18 years. Based on the foregoing, Ms. Lane is experienced with financial and investment matters.

Susan B. McGee. Ms. McGee is retired. Ms. McGee has served on the Board of Directors of the Company since February 2019. She also serves on the Board of Directors of GS BDC and PMMC. Ms. McGee worked for 26 years at U.S. Global Investors, Inc., an investment management firm, until June 2018, during which time she held several senior management positions, including President, General Counsel and Chief Compliance Officer. She has also been involved in the governance of the U.S. Global Investors Funds, serving as Vice President until June 2018. In addition, Ms. McGee serves on the Board of Governors of the Investment Company Institute and as Chairperson of the Investment Company Institute Small Funds Committee. She is also a member of the Board of Directors of the San Antonio Sports Foundation, a not-for-profit organization. Based on the foregoing, Ms. McGee is experienced with financial and investment matters.

Interested Directors:

Kaysie Uniacke. Ms. Uniacke has served on the Board of Directors of the Company since February 2019. Ms. Uniacke is the chair of the board of Goldman Sachs Asset Management International; serves on the boards of the Goldman Sachs Luxembourg and, Dublin family of funds, several GSAM-managed pooled vehicles organized in the Cayman Islands and GS BDC, PMMC and MMLC; and is an advisory director to Group Inc. Previously, she was global chief operating officer of GSAM’s portfolio management business until 2012 and served on the Investment Management Division Client and Business Standards Committee. Prior to this, she was president of Goldman Sachs Trust, the GS mutual fund family, and was head of the Fiduciary Management business within Global Manager Strategies, responsible for business development and client service globally. Earlier in her career, Ms. Uniacke managed GSAM’s U.S. and Canadian Distribution groups. In that capacity, she was responsible for overseeing all North American institutional and third-party sales channels, marketing and client service functions, for which client assets exceeded $200 billion. Before that, Ms. Uniacke was head of GSAM’s Global Cash Services business, where she was responsible for overseeing the management of assets exceeding $100 billion. Ms. Uniacke worked at Goldman Sachs from 1983 to 2012 where she was named managing director in 1997 and partner in 2002. Ms. Uniacke serves on the board of Person-to-Person, a non-profit organization that supports the working poor in lower Fairfield County, CT. Based on the foregoing, Ms. Uniacke is experienced with financial and investment matters.

Executive Officers who are not Directors:

Brendan McGovern. Mr. McGovern is the chief executive officer and president of the Company and has served in such capacity since February 2019. Mr. McGovern heads GSAM’s Private Credit Group, is chief executive officer and president of GS BDC, PMMC and MMLC and also serves as co-head and senior portfolio manager of the GSAM Credit Alternatives portfolio management team. He is also the Chair and a voting member of the Private Credit Group’s Investment Committee, which is responsible for evaluating and approving all of the Company’s investments. Mr. McGovern joined Goldman Sachs in 2006. Prior to joining the Goldman Sachs, Mr. McGovern served as a managing director in the Global Investment Group at Amaranth Advisors, where he co-headed the fund’s private placement efforts for both debt and equity linked products in the United States. He is also on the board of directors for the Oxalosis and Hyperoxaluria Foundation.

Jon Yoder. Mr. Yoder is the chief operating officer of the Company and has served in such capacity since February 2019. Mr. Yoder is the chief operating officer of GS BDC, PMMC and MMLC and a member of GSAM’s Private Credit Group with a focus on sourcing, structuring and executing privately negotiated debt financings. He is also a voting member of the Private Credit Group’s Investment Committee, which is responsible for evaluating and approving all of the Company’s investments. Mr. Yoder joined Goldman Sachs in 2005. Prior to joining Goldman Sachs, he was a member of the mergers and acquisitions and private equity groups at Paul, Weiss, Rifkind, Wharton & Garrison, LLP.

Jonathan Lamm. Mr. Lamm is the chief financial officer and treasurer of the Company and has served in such capacity since February 2019. Mr. Lamm is also chief financial officer and treasurer of GS BDC, PMMC and MMLC and chief operating officer of the GSAM Credit Alternatives portfolio management team, responsible for the operations of the business, including business financials, infrastructure support, and IT project management, as well as the continuous improvement of the control environment. Mr. Lamm is secretary and a non-voting member of the Private Credit Group’s Investment Committee, which is responsible for evaluating and approving all of the Company’s investments. He joined Goldman Sachs in 2002. Prior to joining Goldman Sachs, Mr. Lamm worked in the securities audit practice at Deloitte & Touche LLP.

Julien Yoo. Ms. Yoo is the chief compliance officer of the Company and has served in such capacity since June 2019. Ms. Yoo is also the chief compliance officer of GS BDC, PMMC, MMLC, Goldman Sachs Trust, Goldman Sachs Variable Insurance Trust, Goldman Sachs Trust II, Goldman Sachs MLP Income Opportunities Fund, Goldman Sachs MLP and Energy Renaissance Fund, and Goldman Sachs ETF Trust. Ms. Yoo joined Goldman Sachs in 2013. Prior to joining Goldman Sachs, Ms. Yoo was a Vice President in the legal department of Morgan Stanley Investment Management. Prior to joining Morgan Stanley, she was an associate at Shearman & Sterling, LLP and at Swidler Berlin Shereff Friedman, LLP.

Jordan Walter. Mr. Walter is an executive vice president of the Company and has served in such capacity since February 2019. Mr. Walter is executive vice president of GS BDC, PMMC and MMLC and a member of the GSAM Credit Alternatives team with a focus on sourcing, structuring and executing privately negotiated debt financings. He is also a voting member of the Private Credit Group’s Investment Committee, which is responsible for evaluating and approving all of the Company’s investments. Mr. Walter joined Goldman Sachs in 2014. Prior to joining Goldman Sachs, Mr. Walter was a vice president at MCG Capital where he originated and managed middle market debt and equity investments. Prior to joining MCG Capital, Mr. Walter was in the Financial Management Program at General Electric.

David Yu. Mr. Yu is an executive vice president and head of research for the Company and has served in such capacity since February 2019. Mr. Yu is executive vice president and Head of Research of GS BDC, PMMC and MMLC and a member of the GSAM Private Credit Group with a focus on sourcing, structuring and executing privately negotiated debt financings and serves as its Head of Research. Mr. Yu is a voting member of the Private Credit Group’s Investment Committee, which is responsible for evaluating and approving all of the Company’s investments. Mr. Yu joined Goldman Sachs in 2006. Prior to joining Goldman Sachs, Mr. Yu was an associate in the Global Investments Group at Amaranth Advisors, where he similarly worked with public and private issuers to structure and execute debt and equity financings. Prior to joining Amaranth, he worked in the Leveraged Finance and Sponsor Coverage Group at CIBC World Markets.

Carmine Rossetti. Mr. Rossetti is the principal accounting officer of the Company and has served in such capacity since February 2019. Mr. Rossetti is also the principal accounting officer of GS BDC, PMMC and MMLC and head of the GSAM Hedge Fund and BDC Fund Controller teams. He is responsible for fund accounting and financial reporting oversight as well as the continuous improvement of the control environment. He joined Goldman Sachs in 2004. Prior to joining Goldman Sachs, Mr. Rossetti worked in the audit practice at Ernst & Young LLP.

Michael Mastropaolo. Mr. Mastropaolo is an executive vice president of the Company and has served in such capacity since February 2019. Mr. Mastropaolo is executive vice president of GS BDC, PMMC and MMLC and a member of the GSAM Credit Alternatives team with a focus on sourcing, structuring and executing privately negotiated debt financings. He is also a voting member of the Private Credit Group’s Investment Committee, which is responsible for evaluating and approving all of the Company’s investments. Mr. Mastropaolo joined the firm in 2016. Prior to joining the firm, Mr. Mastropaolo was a director at Golub Capital where he originated and managed middle market debt and equity investments. Mr. Mastropaolo started his career at General Electric in the Investment Analyst training program at GE Capital.

Committees of the Board of Directors

Audit Committee. The members of the Audit Committee are Mr. Ardila, Mr. Kari, Ms. Lane and Ms. McGee, each of whom is an Independent Director, meets the current independence and experience requirements of Rule 10A-3 of the Exchange Act and none of whom is an “interested person” of the Company (as defined in Section 2(a)(19) of the Investment Company Act.) Mr. Kari serves as the Chair of the Audit Committee. The Board of Directors and the Audit Committee have determined that Mr. Kari is an “audit committee financial expert,” as defined in Item 407 of Regulation S-K under the Exchange Act. The Audit Committee is responsible for overseeing matters relating to the appointment and activities of the Company’s auditors, audit plans and procedures, various accounting and financial reporting issues and changes in accounting policies, and reviewing the results and scope of the audit and other services provided by the Company’s independent public accountants. The Audit Committee is also responsible for aiding the Board of Directors in fair value pricing debt and equity securities that are not publicly traded or for which current market values are not readily available.

Governance and Nominating Committee. The members of the Governance and Nominating Committee are Mr. Ardila, Mr. Kari, Ms. Lane and Ms. McGee, each of whom is an Independent Director. Mr. Ardila serves as the Chair of the Governance and Nominating Committee. The Governance and Nominating Committee is responsible for identifying, researching and nominating Independent Directors for selection by the Board (and election by the Preferred Unitholders, if applicable), when necessary, selecting nominees to fill vacancies on the Board of Directors or a committee of the Board of Directors, developing and recommending to the Board of Directors a set of corporate governance principles and overseeing the evaluation of the Board of Directors and our management.

Compliance Committee. The members of the Compliance Committee are Mr. Ardila, Mr. Kari, Ms. Lane and Ms. McGee, each of whom is an Independent Director. Mr. Ardila serves as the Chair of the Compliance Committee. The Compliance Committee is responsible for overseeing our compliance processes, and insofar as they relate to services provided to the Company, the compliance processes of our Investment Adviser, the Placement Agents, the Administrator and the transfer agent, except that compliance processes relating to the accounting and financial reporting processes and certain related matters are overseen by the Audit Committee. In addition, the Compliance Committee provides assistance to the full Board of Directors with respect to compliance matters.

Contract Review Committee. The members of the Contract Review Committee are Mr. Ardila, Mr. Kari, Ms. Lane and Ms. McGee each of whom is an Independent Director. Mr. Ardila serves as the Chair of the Contract Review Committee. The Contract Review Committee is responsible for overseeing the processes of the Board of Directors for reviewing and monitoring performance under the Investment Advisory Agreement and our placement agency (if any) and certain other agreements with our Investment Adviser and its affiliates. The Contract Review Committee also provides appropriate assistance to the Board of Directors in connection with the Board of Directors’ approval, oversight and review of our other service providers, including the custodian/accounting agent, transfer agents, printing firms and professional firms (other than the Company’s independent auditor, which is the responsibility of the Audit Committee).

ITEM 6. EXECUTIVE COMPENSATION.

Compensation of Executive Officers

None of our executive officers are currently compensated by us. We do not currently have any employees. Our day-to-day operations are managed by the Investment Adviser.

Compensation of Directors

Each Independent Director is compensated with a $25,000 annual fee for his or her services as a director. The Independent Directors will also be reimbursed for travel and other expenses incurred in connection with attending Board and Committee meetings. The Company may also pay the incidental costs of a director to attend training or other types of conferences relating to the BDC industry. In addition, the Company purchases directors’ and officers’ liability insurance on behalf of the directors.

	Total Compensation From the Company (2)	Total Compensation From the Goldman Sachs Fund Complex (3)
	For Fiscal Year 2019	For Fiscal Year 2018

Interested Director

Kaysie Uniacke (1)	–	–

Independent Directors

Jaime Ardila	$25,000	$240,000

Ross J. Kari	$25,000	$200,000

Ann B. Lane	$25,000	$180,000

Susan B. McGee	$25,000	$105,000

(1)	Kaysie Uniacke is an interested director and, as such, receives no compensation from the Company or the Goldman Sachs Fund Complex for her service as director or trustee.

(2)	The Company does not have a profit-sharing plan, and directors do not receive any pension or retirement benefits from the Company.

(3)	Reflects compensation earned during the year ended December 31, 2018. For the Independent Directors, the Goldman Sachs Fund Complex includes GS BDC and PMMC.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

(a)	Transactions with Related Persons; Review, Approval or Ratification of Transaction with Related Persons

Investment Management and Advisory Agreement

GSAM serves as the Investment Adviser. The Investment Adviser has been registered as an investment adviser with the SEC since 1990 and is a subsidiary of Group Inc., a bank holding company and an affiliate of Goldman Sachs & Co. LLC, a placement agent.

Subject to the supervision of the Board of Directors, the Investment Adviser provides day-to-day advice regarding the Company’s portfolio transactions and is responsible for the Company’s business affairs and other administrative matters.

The Investment Advisory Agreement between the Company and the Investment Adviser was approved by the Initial Member of the Company, and was approved by the Board of Directors at an in person meeting held on February 27, 2019 and entered into prior to the Initial Closing Date.

License Agreement

The Company has entered into the License Agreement with Goldman Sachs & Co. LLC pursuant to which it has been granted a personal, non-exclusive, worldwide, royalty-free right and license to use the “Goldman Sachs” name. Under the License Agreement, the Company does not have the right to use the Goldman Sachs name if GSAM or another affiliate of Goldman Sachs is not the Company’s investment adviser or if the Company’s continued use of such license results in a violation of applicable law, results in a regulatory burden or has adverse regulatory consequences. Other than with respect to this limited license, the Company has no legal right to the “Goldman Sachs” name.

Potential Conflicts of Interest

General Categories of Conflicts Associated with the Company

Goldman Sachs (which, for purposes of this “Potential Conflicts of Interest” section, will mean, collectively, Group Inc., the Investment Adviser and their affiliates, directors, partners, trustees, managers, members, officers and employees) is a worldwide, full-service investment banking, broker-dealer, asset management and financial services organization and a major participant in global financial markets. As such, it provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high net-worth individuals. Goldman Sachs acts as an investment banker, research provider, investment adviser, financier, adviser, market maker, prime broker, derivatives dealer, lender, counterparty, agent, principal and investor. In those and other capacities, Goldman Sachs advises clients in all markets and transactions and purchases, sells, holds and recommends a broad array of investments, including securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products, for its own Accounts and for the Accounts of clients and of its personnel, through client Accounts and the relationships and products it sponsors, manages and advises. Goldman Sachs has direct and indirect interests in the global fixed income, currency, commodity, equities, bank loan and other markets, and the securities and issuers, in which the Company may directly and indirectly invest. As a result, Goldman Sachs’ activities and dealings, including on behalf of the Company, may affect the Company in ways that may disadvantage or restrict the Company and/or benefit Goldman Sachs or other Accounts. “Accounts” means Goldman Sachs’ own accounts, accounts in which personnel of Goldman Sachs have an interest, accounts of Goldman Sachs’ clients, including separately managed accounts (or separate accounts), and pooled investment vehicles that Goldman Sachs sponsors, manages or advises, including the Company. In managing conflicts of interest that may arise as a result of the foregoing, GSAM generally will be subject to fiduciary requirements.

The following are descriptions of certain conflicts of interest and potential conflicts of interest that may be associated with the financial or other interests that the Investment Adviser and Goldman Sachs may have in transactions effected by, with, or on behalf of the Company. In addition, Goldman Sachs’ activities on behalf of certain other entities that are not investment advisory clients of Goldman Sachs may create conflicts of interest between such entities, on the one hand, and Accounts (including the Company), on the other hand, that are the same as or similar to the conflicts that arise between the Company and other Accounts, as described in this prospectus. See Item 7 (“TYPES OF CLIENTS”) of the Investment Adviser’s Form ADV. The conflicts herein do not purport to be a complete list or explanation of the conflicts associated with the financial or other interests GSAM or Goldman Sachs may have now or in the future. Additional information about potential conflicts of interest regarding the Investment Adviser and Goldman Sachs is set forth in the Investment Adviser’s Form ADV. A copy of Part 1 and Part 2A of the Investment Adviser’s Form ADV is available on the SEC’s website (www.adviserinfo.sec.gov). A copy of Part 2B of the Investment Adviser’s Form ADV will be provided to Unitholders or prospective Unitholders upon request.

Other Activities of Goldman Sachs, the Sale of the Units and the Allocation of Investment Opportunities

Sales Incentives and Related Conflicts Arising from Goldman Sachs’ Financial and Other Relationships with Intermediaries

Goldman Sachs and its personnel, including employees of the Investment Adviser, may receive benefits and earn fees and compensation for services provided to Accounts (including the Company) and in connection with the distribution of the Company. Any such fees and compensation may be paid directly or indirectly out of the fees payable to the Investment Adviser in connection with the management of such Accounts (including the Company). Moreover, Goldman Sachs and its personnel, including employees of the Investment Adviser, may have relationships (both involving and not involving the Company, and including without limitation placement, brokerage, advisory and board relationships) with distributors, consultants and others who recommend, or engage in transactions with or for, the Company. Such distributors, consultants and other parties may receive compensation from Goldman Sachs or the Company in connection with such relationships. As a result of these relationships, distributors, consultants and other parties may have conflicts that create incentives for them to promote the Company.

To the extent permitted by applicable law, the Company and Goldman Sachs may make payments to authorized dealers and other financial intermediaries and to salespersons (collectively, “Intermediaries”) from time to time to promote the Company. These payments may be made out of Goldman Sachs’ assets, or amounts payable to Goldman Sachs. These payments may create an incentive for a particular Intermediary to highlight, feature or recommend the Company.

Allocation of Investment Opportunities Among the Company and Other Accounts

The Company’s investment objectives and investment strategies are similar to those of other Accounts managed by the Investment Adviser (including GS BDC, PMMC and MMLC), and an investment appropriate for the Company may also be appropriate for those Accounts. This creates potential conflicts in allocating investment opportunities among the Company and such other Accounts, particularly in circumstances where the availability of such investment opportunities is limited (e.g., in high yield securities, fixed income securities, regulated industries, small capitalization and initial public offerings/new issues), where the liquidity of such investment opportunities is limited or where co-investments by the Company and other Accounts are not permitted under applicable law.

Subject to applicable law, Goldman Sachs or Accounts may invest alongside the Company. In certain circumstances, negotiated co-investments by the Company and other funds managed by the Investment Adviser may be made only if the Company receives an order from the SEC permitting the Company to do so. GSAM, GS BDC, PMMC and MMLC applied for and received an exemptive order from the SEC that permits GS BDC, PMMC and MMLC to co-invest with other funds managed by the GSAM Credit Alternatives Team, including GS BDC, PMMC, MMLC and other funds established by the GSAM Credit Alternatives Team. After the date of the exemptive order, which would include the Company, co-investments may be made subject to certain conditions, including that co-investments are made in a manner consistent with the participants’ investment objectives, positions, policies, strategies and restrictions, as well as regulatory requirements and pursuant to the conditions required by the exemptive relief, and are allocated fairly among participants. As a result of such order, there could be significant overlap in the investment portfolios of the Company and GS BDC, PMMC, MMLC and/or other funds managed by the Investment Adviser. If the Investment Adviser identifies an investment and were unable to rely on that order, the Investment Adviser will be forced to choose which Accounts should make the investment at the potential exclusion of other Accounts. In such circumstances, the Investment Adviser will adhere to its investment allocation policy in order to determine the Account to which to allocate the opportunity. The policy provides that the Investment Adviser allocate opportunities through a rotation system or in such other manner as the Investment Adviser determines to be equitable. Accordingly, it is possible that, from time to time, the Company may not be given the opportunity to participate in investments made by other Accounts.

The Company is prohibited under the Investment Company Act from participating in certain transactions with its affiliates without the prior approval of the Independent Directors and, in some cases, of the SEC. Any person that owns, directly or indirectly, five percent or more of the Company’s outstanding voting securities will be an affiliate of the Company for purposes of the Investment Company Act, and the Company is generally prohibited from buying or selling any assets from or to, or entering into certain “joint” transactions (which could include investments in the same Portfolio Company) with such affiliates, absent the prior approval of the Independent Directors. The Investment Adviser and its affiliates, including persons that control, or are under common control with, the Company or the Investment Adviser, are also considered to be affiliates of the Company under the Investment Company Act, and the Company is generally prohibited from buying or selling any assets from or to, or entering into “joint” transactions with, such affiliates without prior approval of the Independent Directors and, in some cases, exemptive relief from the SEC.

The Company may also invest alongside other Accounts advised by the Investment Adviser and its affiliates in certain circumstances where doing so is consistent with applicable law and SEC staff guidance and interpretations. For example, the Company may invest alongside such Accounts consistent with guidance promulgated by the staff of the SEC permitting the Company and such other Accounts to purchase interests in a single class of privately placed securities so long as certain conditions are met, including that the Investment Adviser, acting on behalf of the Company and on behalf of its other clients, negotiates no term other than price. The Company may also invest alongside the Investment Adviser’s other clients as otherwise permissible under SEC staff guidance and interpretations, applicable regulations and the allocation policy of the Investment Adviser.

To address these potential conflicts, the Investment Adviser has developed allocation policies and procedures that provide that personnel of the Investment Adviser making portfolio decisions for Accounts will make investment decisions for, and allocate investment opportunities among, such Accounts consistent with its fiduciary obligations. To the extent permitted by applicable law, these policies and procedures may result in the pro rata allocation of limited opportunities across eligible Accounts managed by a particular portfolio management team, but in many other cases the allocations reflect numerous other factors as described below. Accounts managed outside the GSAM Private Credit Group are generally viewed separately for allocation purposes. There will be cases where certain Accounts receive an allocation of an investment opportunity when the Company does not and vice versa.

In some cases, due to information barriers that are in place, other Accounts may compete with the Company for specific investment opportunities without being aware that they are competing against each other. Goldman Sachs has a conflicts system in place above these information barriers to identify potential conflicts early in the process and determine if an allocation decision needs to be made. If the conflicts system detects a potential conflict, the legal and compliance departments of Goldman Sachs assess investment opportunities to determine whether a particular investment opportunity is required to be allocated to a particular Account (including the Company) or is prohibited from being allocated to a particular Account. Subject to a determination by the legal and compliance departments (if applicable), portfolio management teams are then charged with ensuring that investment opportunities are allocated to the appropriate Account.

Personnel of the Investment Adviser involved in decision-making for Accounts may make allocation related decisions for the Company and other Accounts by reference to one or more factors, including: the Account’s portfolio and its investment horizons, objectives, guidelines and restrictions (including legal and regulatory restrictions); strategic fit and other portfolio management considerations, including different desired levels of investment for different strategies; the expected future capacity of the applicable Accounts; limits on the Investment Adviser’s brokerage discretion; cash and liquidity considerations; and the availability of other appropriate investment opportunities. Suitability considerations, reputational matters and other considerations may also be considered. The application of these considerations may cause differences in the performance of different Accounts that have similar strategies. In addition, in some cases the Investment Adviser may make investment recommendations to Accounts where the Accounts make the investment independently of the Investment Adviser, which may result in a reduction in the availability of the investment opportunity for other Accounts (including the Company) irrespective of the Investment Adviser’s policies regarding allocation of investments. Additional information about the Investment Adviser’s allocation policies is set forth in Item 6 (“Performance-based Fees and Side-by-Side Management—Side-by-Side Management of Advisory Accounts; Allocation of Opportunities”) of the Investment Adviser’s Form ADV.

The Investment Adviser, including the GSAM Credit Alternatives Team, may, from time to time, develop and implement new trading strategies or seek to participate in new investment opportunities and trading strategies. These opportunities and strategies may not be employed in all Accounts or pro rata among Accounts where they are employed, even if the opportunity or strategy is consistent with the objectives of such Accounts.

During periods of unusual market conditions, the Investment Adviser may deviate from its normal trade allocation practices. For example, this may occur with respect to the management of unlevered and/or long-only Accounts that are typically managed on a side-by-side basis with levered and/or long-short Accounts.

The Company may or may not receive opportunities sourced by Goldman Sachs businesses and affiliates, but in no event does he Company have any rights with respect to such opportunities. Such opportunities or any portion thereof may be offered to other Accounts, Goldman Sachs, all or certain investors in the Company, or such other persons or entities as determined by Goldman Sachs in its sole discretion. The Company will have no rights and will not receive any compensation related to such opportunities.

In connection with certain investments, following the Investment Adviser’s determination that the appropriate portion of an applicable investment opportunity has been offered to the Company and other funds and accounts managed by the Investment Adviser in accordance with the Investment Adviser’s allocation policy and applicable legal requirements, including the Investment Company Act and, if applicable, the terms of the SEC exemptive order on co-investments disclosed herein, the Investment Adviser and/or the Company may have the opportunity to offer all or a portion of the excess amounts of such investment opportunity to other persons or entities. These opportunities include, for example, where the Investment Adviser has determined that while it is in the best interests of the Company to acquire the full amount of an investment available to it if the alternative is to not make the investment at all, it is further in the best interests of the Company, due to diversification, portfolio management, leverage management, investment profile, risk tolerance or other exposure guidelines or limitations, cash flow or other considerations, for the Company to hold less economic exposure to the investment than such full amount. Subject to applicable law, such opportunities may be structured as an investment alongside the Company or as a purchase of a portion of the investment from the Company (through a syndication, participation or otherwise).

In all cases, subject to applicable law, the Investment Adviser has broad discretion in determining to whom and in what relative amounts to offer such opportunities, and factors the Investment Adviser may take into account, in its sole discretion, include whether such potential recipient is able to assist or provide a benefit to the Company in connection with the potential transaction or otherwise, whether the Investment Adviser believes the potential recipient is able to execute a transaction quickly, whether the potential recipient is expected to provide expertise or other advantages in connection with a particular Company investment, whether the Investment Adviser is aware of such potential recipient’s expertise or interest in these types of opportunities generally or in a subset of such opportunities or, the potential recipient’s target investment sizing. Recipients of these opportunities may, in accordance with applicable law, include one or more investors in the Company, one or more investors in other funds managed by the GSAM Credit Alternatives Team, clients or potential clients of Goldman Sachs, or funds or accounts established for any such persons. These opportunities may give rise to potential conflicts of interest. These opportunities will be offered to the recipients thereof on such terms as the Investment Adviser determines in its sole discretion, subject to applicable law, including on a no-fee basis or at prices higher or lower than those paid by the Company. As a result of these and other reasons, returns with respect to an opportunity may exceed investors’ returns with respect to the Company’s investment in the same opportunity.

Goldman Sachs’ Financial and Other Interests May Incentivize Goldman Sachs to Promote the Sale of Units

Goldman Sachs and its personnel have interests in promoting sales of Units in the Company, and the compensation from such sales may be greater than the compensation relating to sales of interests in other Accounts (including business development companies and other investment funds managed by our Investment Adviser). Therefore, Goldman Sachs and its personnel may have a financial interest in promoting Units in the Company over interests in other Accounts.

The Investment Adviser receives performance-based compensation in respect of its investment management activities on the Company’s behalf, which rewards the Investment Adviser for positive performance of the Company’s investment portfolio. As a result, the Investment Adviser may make investments for the Company that present a greater potential for return but also a greater risk of loss or that are more speculative than would be the case in the absence of performance-based compensation. In addition, the Investment Adviser may simultaneously manage other Accounts (including other business development companies (including GS BDC, PMMC and MMLC)) for which the Investment Adviser may be entitled to receive greater fees or other compensation (as a percentage of performance or otherwise) than it receives in respect of the Company. In addition, subject to applicable law, Goldman Sachs may invest in other Accounts (including other business development companies (including GS BDC, PMMC and MMLC)), and such investments may constitute substantial percentages of such other Accounts’ outstanding equity interests. Therefore, the Investment Adviser may have an incentive to favor such other Accounts when allocating resources, services, functions or investment opportunities among Accounts. In addition, subject to applicable law, Goldman Sachs may invest in other Accounts, and such investments may constitute substantial percentages of such other Accounts’ outstanding equity interests. As a result, the Investment Adviser may have an incentive to favor such other Accounts over the Company. Such other Accounts may include business development companies (including GS BDC, PMMC and MMLC).

To address these types of conflicts, the Investment Adviser has adopted policies and procedures under which investment opportunities will be allocated in a manner that it believes is consistent with its obligations and fiduciary duties as an Investment Adviser. However, the availability, amount, timing, structuring or terms of an investment by the Company may differ from, and performance may be different than, the investments and performance of other Accounts.

Management of the Company by the Investment Adviser

Considerations Relating to Information Held by Goldman Sachs

Goldman Sachs has established certain information barriers and other policies to address the sharing of information between different businesses within Goldman Sachs. As a result of information barriers, the Investment Adviser generally will not have access, or will have limited access, to information and personnel in other areas of Goldman Sachs, and generally will not manage the Company with the benefit of information held by such other areas. Goldman Sachs, due to its access to and knowledge of funds, markets and securities based on its prime brokerage and other businesses, may make decisions based on information or take (or refrain from taking) actions with respect to interests in investments of the kind held (directly or indirectly) by the Company in a manner that may be adverse to the Company, and will not have any obligation or other duty to share information with the Investment Adviser.

Information barriers also exist between certain businesses within the Investment Adviser, and the conflicts described herein with respect to information barriers and otherwise with respect to Goldman Sachs and the Investment Adviser will also apply to the businesses within the Investment Adviser. There may also be circumstances in which, as a result of information held by certain portfolio management teams in the Investment Adviser, the Investment Adviser limits an activity or transaction for the Company, including if the Company is managed by a portfolio management team other than the team holding such information.

In addition, regardless of the existence of information barriers, Goldman Sachs will not have any obligation or other duty to make available for the benefit of the Company any information regarding Goldman Sachs’ trading activities, strategies or views, or the activities, strategies or views used for other Accounts. Furthermore, to the extent that the Investment Adviser has access to fundamental analysis and proprietary technical models or other information developed by Goldman Sachs and its personnel, or other parts of the Investment Adviser, the Investment Adviser will not be under any obligation or other duty to effect transactions on behalf of Accounts (including the Company) in accordance with such analysis and models. In the event Goldman Sachs or the Investment Adviser elects not to share certain information with the Company, the Company may make investment decisions that differ from those it would have made if Goldman Sachs or the Investment Adviser had provided such information, which may be disadvantageous to the Company.

Different areas of the Investment Adviser and Goldman Sachs may take views, and make decisions or recommendations, that are different than other areas of the Investment Adviser and Goldman Sachs. Different portfolio management teams within the Investment Adviser may make decisions based on information or take (or refrain from taking) actions with respect to Accounts they advise in a manner that may be different than or adverse to the Company. Such teams may not share information with the Company’s portfolio management team, including as a result of certain information barriers and other policies, and will not have any obligation or other duty to do so.

Goldman Sachs operates a business known as Goldman Sachs Securities Services (“GSS”), which provides prime brokerage, administrative and other services to clients which may involve investment funds (including pooled investment vehicles and private funds) in which one or more Accounts invest (“Underlying Funds”) or markets and securities in which Accounts invest. GSS and other parts of Goldman Sachs have broad access to information regarding the current status of certain markets, investments and funds and detailed information about fund operators that is not available to the Investment Adviser. In addition, Goldman Sachs may act as a prime broker to one or more Underlying Funds, in which case Goldman Sachs will have information concerning the investments and transactions of such Underlying Funds that is not available to the Investment Adviser. As a result of these and other activities, parts of Goldman Sachs may be in possession of information in respect of markets, investments, investment advisers that are affiliated or unaffiliated with Goldman Sachs and Underlying Funds, which, if known to the Investment Adviser, might cause the Investment Adviser to seek to dispose of, retain or increase interests in investments held by Accounts or acquire certain positions on behalf of Accounts, or take other actions. Goldman Sachs will be under no obligation or other duty to make any such information available to the Investment Adviser or personnel involved in decision-making for Accounts (including the Company).

Valuation of the Company’s Investments

The Investment Adviser, while not our primary valuation agent, performs certain valuation services related to securities and assets held in the Company. The Investment Adviser, pursuant to delegated authority, and subject to the supervision of the Board of Directors, performs such valuation services in accordance with the Company’s valuation policies and may value an identical asset differently than another division or unit within Goldman Sachs or another Account values the asset, including because such other division or unit or Account has information or uses valuation techniques and models that it does not share with, or that are different than those of, the Investment Adviser or the Company. This is particularly the case in respect of difficult-to-value assets. The Investment Adviser will face a conflict with respect to valuations generally because of their effect on the Investment Adviser’s fees and other compensation.

Goldman Sachs’ and the Investment Adviser’s Activities on Behalf of Other Accounts

The Investment Adviser’s decisions and actions on behalf of the Company may differ from those on behalf of other Accounts, including Accounts sponsored, managed or advised by the Investment Adviser. Advice given to, or investment or voting decisions made for, one or more Accounts, including Accounts sponsored, managed or advised by the Investment Adviser, may compete with, affect, differ from, conflict with, or involve timing different from, advice given to or investment or voting decisions made for the Company.

Goldman Sachs engages in a variety of activities in the global financial markets. The extent of Goldman Sachs’ activities in the global financial markets, including without limitation in its capacity as an investment banker, market maker, lender, investor, broker, advisor and research provider, may have potential adverse effects on the Company. Goldman Sachs, the clients it advises, and its personnel have interests in and advise Accounts which have investment objectives or portfolios similar to, related to or opposed to those of the Company.

Goldman Sachs (including GSAM), the clients it advises, and its personnel have interests in and advise Accounts that have investment objectives or portfolios similar to, related to or opposed to those of the Company. Goldman Sachs may receive greater fees or other compensation (including performance-based fees) from such Accounts than it does from the Company. In addition, Goldman Sachs (including GSAM), the clients it advises, and its personnel may engage (or consider engaging) in commercial arrangements or transactions with Accounts, and/or may compete for commercial arrangements or transactions in the same types of companies, assets, securities and other instruments, as the Company. Transactions by, advice to and activities of such Accounts (including with respect to investment decisions, voting and the enforcement of rights) may involve the same or related companies, securities or other assets or instruments as those in which the Company invests, and such Accounts may engage in a strategy while the Company is undertaking the same or a differing strategy, any of which could directly or indirectly disadvantage the Company (including its ability to engage in a transaction or other activities) or the prices or terms at which the Company’s transactions or other activities may be effected. For example, Goldman Sachs may be engaged to provide advice to an Account that is considering entering into a transaction with the Company, and Goldman Sachs may advise the Account not to pursue the transaction with the Company, or otherwise in connection with a potential transaction provide advice to the Account that would be adverse to the Company. Additionally, the Company may buy a security and Goldman Sachs may establish a short position in that same security or in similar securities. This short position may result in the impairment of the price of the security that the Company holds or may be designed to profit from a decline in the price of the security. The Company could similarly be adversely impacted if it establishes a short position, following which Goldman Sachs takes a long position in the same security or in similar securities. In addition, Goldman Sachs (including GSAM) may make filings in connection with a shareholder class action lawsuit or similar matter involving a particular security on behalf of an Account (including the Company), but not on behalf of a different Account (including the Company) that holds or held the same security, or that is invested in or has extended credit to different parts of the capital structure of the same issuer. To the extent the Company engages in transactions in the same or similar types of securities or other investments as other Accounts, the Company and other Accounts may compete for such transactions or investments, and transactions or investments by such other Accounts may negatively affect the investments of the Company (including the ability of the Company to engage in such a transaction or investment or other activities), or the price or terms at which the Company’s transactions or Investments or other activities may be effected. Moreover, Goldman Sachs or Accounts, on the one hand, and the Company, on the other hand, may vote differently on or take or refrain from taking different actions with respect to the same security, which may be disadvantageous to the Company. Accounts may also have different rights in respect of an investment with the same issuer or unaffiliated investment adviser, or invest in different classes of the same issuer that have different rights, including, without limitation, with respect to liquidity. The determination to exercise such rights by GSAM on behalf of such other Accounts may have an adverse effect on the Company.

Goldman Sachs and its personnel may make investment decisions or recommendations, provide differing investment views or have views with respect to research or valuations that are inconsistent with, or adverse to, the Company’s interests and activities. Unitholders may be offered access to advisory services through several different Goldman Sachs advisory businesses (including Goldman Sachs & Co. LLC and GSAM). Different advisory businesses within Goldman Sachs manage Accounts according to different strategies and may also apply different criteria to the same or similar strategies and may have differing investment views in respect of an issuer or a security or other investment. Similarly, within the Investment Adviser, certain portfolio management teams may have differing or opposite investment views in respect of an issuer or a security, and the actions the Company’s portfolio management team takes in respect of the Company’s investments may be inconsistent with, or adversely affected by, the interests and activities of the Accounts advised by other portfolio management teams of the Investment Adviser. Research analyses or viewpoints may be available to clients or potential clients at different times. Goldman Sachs will not have any obligation or duty to make available to the Company any research or analysis prior to its public dissemination. The Investment Adviser is responsible for making investment decisions on the Company’s behalf and such investment decisions can differ from investment decisions or recommendations by Goldman Sachs on behalf of other Accounts. Goldman Sachs may, on behalf of other Accounts, implement an investment decision or strategy ahead of, or contemporaneously with, or behind similar investment decisions or strategies made for the Company (whether or not the investment decisions emanate from the same research analysis or other information). The relative timing for the implementation of investment decisions or strategies among Accounts (including Accounts sponsored, managed or advised by GSAM) and the Company may disadvantage the Company. Certain factors, for example, market impact, liquidity constraints, or other circumstances, could result in the Company receiving less favorable trading results or incurring increased costs associated with implementing such investment decisions or strategies, or being otherwise disadvantaged.

Subject to applicable law, the Investment Adviser may cause the Company to invest in securities, loans or other obligations of companies affiliated with Goldman Sachs or in which Goldman Sachs or Accounts have an equity, debt or other interest, or to engage in investment transactions that may result in other Accounts being relieved of obligations or otherwise divesting of investments, which may enhance the profitability of Goldman Sachs’ or other Accounts’ investments in and activities with respect to such companies.

When the Investment Adviser wishes to place an order for different types of Accounts (including the Company) for which aggregation is not practicable, the Investment Adviser may use a trade sequencing and rotation policy to determine which type of Account is to be traded first. Under this policy, each portfolio management team may determine the length of its trade rotation period and the sequencing schedule for different categories of clients within this period provided that the trading periods and these sequencing schedules are designed to be fair and equitable over time. The portfolio management teams currently base their trading periods and rotation schedules on the relative amounts of assets managed for different client categories (e.g., unconstrained client accounts, “wrap program” accounts, etc.) and, as a result, the Company may trade behind other Accounts. Within a given trading period, the sequencing schedule establishes when and how frequently a given client category will trade first in the order of rotation. The Investment Adviser may deviate from the predetermined sequencing schedule under certain circumstances, and the Investment Adviser’s trade sequencing and rotation policy may be amended, modified or supplemented at any time without prior notice to clients.

Potential Conflicts Relating to Follow-On Investments

To the extent permitted by law, from time to time, the Investment Adviser may provide opportunities to Accounts (including potentially the Company) to make investments in companies in which certain Accounts have already invested. Such follow-on investments can create conflicts of interest, such as the determination of the terms of the new investment and the allocation of such opportunities among Accounts (including the Company). Follow-on investment opportunities may be available to the Company notwithstanding that the Company has no existing investment in the issuer, resulting in the assets of the Company potentially providing value to, or otherwise supporting the investments of, other Accounts. Accounts (including the Company) may also participate in releveraging, recapitalization and similar transactions involving companies in which other Accounts have invested or will invest. Conflicts of interest in these and other transactions may arise between Accounts (including the Company) with existing investments in a company and Accounts making subsequent investments in the company, which may have opposing interests regarding pricing and other terms. The subsequent investments may dilute or otherwise adversely affect the interests of the previously-invested Accounts (including the Company).

Diverse Interests

The various types of investors in and beneficiaries of the Company, including to the extent applicable the Investment Adviser and its affiliates, may have conflicting investment, tax and other interests with respect to their interest in the Company. When considering a potential investment for the Company, the Investment Adviser will generally consider the investment objectives of the Company, not the investment objectives of any particular investor or beneficiary. The Investment Adviser may make decisions, including with respect to tax matters, from time to time that may be more beneficial to one type of investor or beneficiary than another, or to the Investment Adviser and its affiliates than to investors or beneficiaries unaffiliated with the Investment Adviser. In addition, Goldman Sachs may face certain tax risks based on positions taken by the Company, including as a withholding agent. Goldman Sachs reserves the right on behalf of itself and its affiliates to take actions adverse to the Company or other Accounts in these circumstances, including withholding amounts to cover actual or potential tax liabilities.

Selection of Service Providers

The Company expects to engage service providers (including attorneys and consultants) that may also provide services to Goldman Sachs and other Accounts. The Investment Adviser intends to select these service providers based on a number of factors, including expertise and experience, knowledge of related or similar products, quality of service, reputation in the marketplace, relationships with the Investment Adviser, Goldman Sachs or others, and price. These service providers may have business, financial, or other relationships with Goldman Sachs (including its personnel), including being a portfolio company of GSAM, Goldman Sachs, or an Account. These relationships may or may not influence the Investment Adviser’s selection of these service providers for the Company. In such circumstances, there may be a conflict of interest between Goldman Sachs (acting on behalf of the Company) and the Company if the Company determines not to engage or continue to engage these service providers. Notwithstanding the foregoing, the selection of service providers for the Company will be conducted in accordance with the Investment Adviser’s fiduciary obligations to the Company. The service providers selected by the Investment Adviser may charge different rates to different recipients based on the specific services provided, the personnel providing the services, the complexity of the services provided, or other factors. As a result, the rates paid with respect to these service providers by the Company, on the one hand, may be more or less favorable than the rates paid by Goldman Sachs, including GSAM, on the other hand. In addition, the rates paid by GSAM or the Company, on the one hand, may be more or less favorable than the rates paid by other parts of Goldman Sachs or Accounts managed by other parts of Goldman Sachs, on the other hand. Goldman Sachs (including GSAM) and/or Accounts may hold investments in companies that provide services to entities in which the Company invests generally, and, subject to applicable law, GSAM may refer or introduce such companies’ services to entities that have issued securities held by the Company.

Investments in Goldman Sachs Funds

To the extent permitted by applicable law, the Company may invest in money market and other funds sponsored, managed or advised by Goldman Sachs. In connection with any such investments, the Company, to the extent permitted by the Investment Company Act, will generally pay all advisory, administrative or Rule 12b-1 fees applicable to the investment, and fees to the Investment Adviser in its capacity as manager will not be reduced thereby (i.e., there could be “double fees” involved in making any such investment because Goldman Sachs could receive fees with respect to both the Company’s management and such money market fund), other than in certain cases. In such circumstances, as well as in all other circumstances in which Goldman Sachs receives any fees or other compensation in any form relating to the provision of services, no accounting or repayment to the Company will be required.

Goldman Sachs May In-Source or Outsource

Subject to applicable law, Goldman Sachs, including the Investment Adviser, may from time to time and without notice to investors in-source or outsource certain processes or functions in connection with a variety of services that it provides to the Company in its administrative or other capacities. Such in-sourcing or outsourcing may give rise to additional conflicts of interest.

Goldman Sachs May Act in a Capacity Other Than Investment Adviser to the Company

Investments in Different Parts of a Portfolio Company’s Capital Structure

When permitted by applicable law, Goldman Sachs or Accounts, on the one hand, and the Company, on the other hand, may invest in or extend credit to different classes of securities or different parts of the capital structure of a single issuer. As a result, Goldman Sachs (including GSAM) or Accounts may take actions that adversely affect the Company. In addition, when permitted by applicable law, Goldman Sachs (including GSAM) may advise Accounts with respect to different parts of the capital structure of the same issuer, or classes of securities that are subordinate or senior to securities, in which the Company invests. Goldman Sachs (including GSAM) may pursue rights, provide advice or engage in other activities, or refrain from pursuing rights, providing advice or engaging in other activities, on behalf of itself or other Accounts with respect to an issuer in which the Company has invested, and such actions (or refraining from action) may have a material adverse effect on the Company.

For example, in the event that Goldman Sachs (including GSAM) or an Account holds loans, securities or other positions in the capital structure of an issuer that ranks senior in preference to the holdings of the Company in the same issuer, and the issuer experiences financial or operational challenges, Goldman Sachs (including GSAM), acting on behalf of itself or the Account, may seek a liquidation, reorganization or restructuring of the issuer, or terms in connection with the foregoing, that may have an adverse effect on or otherwise conflict with the interests of the Company’s holdings in the issuer. In connection with any such liquidation, reorganization or restructuring, the Company’s holdings in the issuer may be extinguished or substantially diluted, while Goldman Sachs (including GSAM) or another Account may receive a recovery of some or all of the amounts due to them. In addition, in connection with any lending arrangements involving the issuer in which Goldman Sachs (including GSAM) or an Account participates, Goldman Sachs (including GSAM) or the Account may seek to exercise its rights under the applicable loan agreement or other document, which may be detrimental to the Company. Alternatively, in situations in which the Company holds a more senior position in the capital structure of an issuer experiencing financial or other difficulties as compared to positions held by other Accounts (which may include those of Goldman Sachs, including GSAM), the Investment Adviser may determine not to pursue actions and remedies that may be available to the Company or enforce particular terms that might be unfavorable to the Accounts holding the less senior position. In addition, in the event that Goldman Sachs (including GSAM) or the Accounts hold voting securities of an issuer in which the Company holds loans, bonds or other credit-related assets or securities, Goldman Sachs (including GSAM) or the Accounts may vote on certain matters in a manner that has an adverse effect on the positions held by the Company. Conversely, Accounts may hold voting securities of an issuer in which Goldman Sachs (including GSAM) or Accounts hold credit-related assets or securities, and the Investment Adviser may determine on behalf of the Accounts not to vote in a manner adverse to Goldman Sachs (including GSAM) or the Accounts.

Also in connection with a conflicted situation regarding the Company, or to an Account other than the Company or its own account, Goldman Sachs may determine to rely on the actions of similarly situated holders of loans or securities rather than, or in connection with, taking such actions itself on behalf of the Account. As a result of the various conflicts and related issues described above and the fact that conflicts will not necessarily be resolved in favor of the interests of the Company, the Company could sustain losses during periods in which Goldman Sachs (including GSAM) and other Accounts (including Accounts sponsored, managed or advised by GSAM) achieve profits generally or with respect to particular holdings in the same issuer, or could achieve lower profits or higher losses than would have been the case had the conflicts described above not existed. The negative effects described above may be more pronounced in connection with transactions in, or the Company’s use of, small capitalization, emerging market, distressed or less liquid strategies.

Cross Transactions

When permitted by applicable law and the Investment Adviser’s and the Company’s policies, the Investment Adviser, acting on behalf of the Company, may enter into transactions in securities and other instruments with or through Goldman Sachs, and may cause the

Company to engage in transactions in which the Investment Adviser, advises both sides of a transaction (cross transactions) and acts as broker for, and receives a commission from, the Company on one side of a transaction and a brokerage account on the other side of the transaction (agency cross transactions). There may be potential conflicts of interest, regulatory issues or restrictions contained in GSAM’s internal policies relating to these transactions which could limit GSAM’s determination to engage in these transactions for the Company. In certain circumstances, such as when Goldman Sachs is the only or one of a few participants in a particular market or is one of the largest such participants, such limitations may eliminate or reduce the availability of certain investment opportunities to the Company or impact the price or terms on which transactions relating to such investment opportunities may be effected. Cross transactions may also occur in connection with the offering of co-investment opportunities to an Account following the acquisition of an investment by another Account. In these cases, the Account that is offered the co-investment opportunity may purchase a portion of the investment acquired by another Account. The price at which an Account (including the Company) acquires an investment in connection with a co-investment opportunity may be based upon cost and may or may not include an interest component or may reflect adjustments to the value of the investment following acquisition by the selling Account. Goldman Sachs will have a potentially conflicting division of loyalties and responsibilities to the parties in such transactions, including with respect to a decision to enter into such transactions as well as with respect to valuation, pricing and other terms. The Investment Adviser has developed policies and procedures in relation to such transactions and conflicts. However, there can be no assurance that such transactions will be effected, or that such transactions will be effected in the manner that is most favorable to the Company as a party to any such transaction. Cross transactions may disproportionately benefit some Accounts relative to other Accounts, including the Company, due to the relative amount of market savings obtained by the Accounts. Cross or agency cross transactions will be effected in accordance with fiduciary requirements and applicable law, which will generally require disclosure to and consent of the Independent Directors).

Goldman Sachs May Act in Multiple Commercial Capacities

To the extent permitted by applicable law, Goldman Sachs may act as broker, dealer, agent, counterparty, lender or advisor or in other commercial capacities for the Company or issuers of securities held by the Company. To the extent permitted by applicable law, Goldman Sachs may be entitled to compensation in connection with the provision of such services, and the Company will not be entitled to any such compensation. Goldman Sachs will have an interest in obtaining fees and other compensation in connection with such services that are favorable to Goldman Sachs, and in connection with providing such services may take commercial steps in its own interest, or may advise the parties to which it is providing services, or take other actions, any of which may have an adverse effect on the Company. For example, Goldman Sachs may require repayment of all or part of a loan from a company in which an Account (including the Company) holds an interest, which could cause the company to default or be required to liquidate its assets more rapidly, which could adversely affect the value of the company and the value of the Account invested therein. Goldman Sachs may also advise such a company to make changes to its capital structure the result of which would be a reduction in the value or priority of a security held (directly or indirectly) by the Company. Actions taken or advised to be taken by Goldman Sachs in connection with other types of transactions may also result in adverse consequences for the Company. Goldman Sachs may also provide various services to companies in which the Company has an interest, or to the Company, which may result in fees, compensation and remuneration, as well as other benefits, to Goldman Sachs. Such fees, compensation and remuneration may be substantial. Providing services to the Company and companies in which the Company invests may enhance Goldman Sachs’ relationships with various parties, facilitate additional business development and enable Goldman Sachs to obtain additional business and generate additional revenue.

Goldman Sachs’ activities on behalf of its clients may also restrict investment opportunities that may be available to the Company. For example, Goldman Sachs is often engaged by companies as a financial advisor, or to provide financing or other services, in connection with commercial transactions that may be potential investment opportunities for the Company. There may be circumstances in which the Company is precluded from participating in such transactions as a result of Goldman Sachs’ engagement by such companies. Goldman Sachs reserves the right to act for these companies in such circumstances, notwithstanding the potential adverse effect on the Company. Goldman Sachs may also represent creditor or debtor companies in proceedings under Chapter 11 of the U.S. Bankruptcy Code (and equivalent non-U.S. bankruptcy laws) or prior to these filings. From time to time, Goldman Sachs may serve on creditor or equity committees. These actions, for which Goldman Sachs may be compensated, may limit or preclude the flexibility that the Company may otherwise have to buy or sell securities issued by those companies, as well as certain other assets. Please also see “—Management of the Company by the Investment Adviser—Considerations Relating to Information Held by Goldman Sachs” above and “—Potential Limitations and Restrictions on Investment Opportunities and Activities of Goldman Sachs and the Company” below.

Subject to applicable law, Goldman Sachs or Accounts may invest in the Company and such investments may constitute substantial percentages of the Company’s outstanding equity interests.

To the extent permitted by applicable law, Goldman Sachs (including GSAM) may create, write, sell, issue, invest in or act as placement agent or distributor of derivative instruments related to the Company, or with respect to underlying securities or assets of the Company, or which may be otherwise based on or seek to replicate or hedge the performance of the Company. Such derivative transactions, and any associated hedging activity, may differ from and be adverse to the interests of the Company.

Goldman Sachs may make loans to, or enter into margin, asset-based or other credit facilities or similar transactions with, clients, companies or individuals that may (or may not) be secured by publicly or privately held securities or other assets, including a client’s Units in the Company. Some of these borrowers may be public or private companies, or founders, officers or shareholders in companies in which the Company (directly or indirectly) invests, and such loans may be secured by securities of such companies, which may be the same as, pari passu with, or more senior or junior to, interests held (directly or indirectly) by the Company. In connection with its rights as lender, Goldman Sachs may act to protect its own commercial interest and may take actions that adversely affect the borrower, including by liquidating or causing the liquidation of securities on behalf of a borrower or foreclosing and liquidating such securities in Goldman Sachs’ own name. Such actions may adversely affect the Company (e.g., if a large position in a security is liquidated, among the other potential adverse consequences, the value of such security may decline rapidly and the Company may in turn decline in value or may be unable to liquidate its positions in such security at an advantageous price or at all). See “—Investments in Different Parts of an Issuer’s Capital Structure” above. In addition, Goldman Sachs may make loans to Unitholders or enter into similar transactions that are secured by a pledge of, or mortgage over, a Unitholder’s Units, which would provide Goldman Sachs with the right to redeem such Units in the event that such Unitholder defaults on its obligations. These transactions and related redemptions may be significant and may be made without notice to the Unitholders.

Code of Ethics and Personal Trading

Each of the Company, GSAM, as the Company’s Investment Adviser, and Goldman Sachs & Co. LLC and Goldman Sachs International, as principal underwriters (if applicable), has adopted a Code of Ethics (the “Code of Ethics”) in compliance with Section 17(j) of the Investment Company Act designed to provide that the Company’s directors, personnel of the Investment Adviser, and certain additional Goldman Sachs personnel who support the Investment Adviser, comply with applicable federal securities laws and place the interests of clients first in conducting personal securities transactions. The Code of Ethics imposes certain restrictions on securities transactions in the personal accounts of covered persons to help avoid conflicts of interest. Subject to the limitations of the Code of Ethics, covered persons may buy and sell securities or other investments for their personal accounts, including investments in the Company, and may also take positions that are the same as, different from, or made at different times than, positions taken (directly or indirectly) by the Company. Additionally, Goldman Sachs personnel, including personnel of the Investment Adviser, are subject to firm-wide policies and procedures regarding confidential and proprietary information, information barriers, private investments, outside business activities and personal trading.

Related Party Transaction Review Policy

The Audit Committee will conduct quarterly reviews of any potential related party transactions brought to its attention and, during these reviews, it will consider any conflicts of interest brought to its attention pursuant to the Company’s Code of Ethics. Each of the Company’s directors and executive officers is instructed and periodically reminded to inform GSAM Compliance of any potential related party transactions. In addition, each such director and executive officer completes a questionnaire on an annual basis designed to elicit information about any potential related party transactions.

Proxy Voting by the Investment Adviser

The Investment Adviser has implemented processes designed to prevent conflicts of interest from influencing proxy voting decisions that it makes on behalf of advisory clients, including the Company, and to help ensure that such decisions are made in accordance with its fiduciary obligations to its clients. Notwithstanding such proxy voting processes, proxy voting decisions made by the Investment Adviser with respect to securities held by the Company may benefit the interests of Goldman Sachs and Accounts other than the Company.

Potential Limitations and Restrictions on Investment Opportunities and Activities of Goldman Sachs and the Company

The Investment Adviser may restrict its investment decisions and activities on behalf of the Company in various circumstances, including as a result of applicable regulatory requirements, information held by GSAM or Goldman Sachs, Goldman Sachs’ roles in connection with other clients and in the capital markets (including in connection with advice it may give to such clients or commercial arrangements or transactions that may be undertaken by such clients or by Goldman Sachs), Goldman Sachs’ internal policies and/or potential reputational risk or disadvantage to Accounts, including the Company, and Goldman Sachs. The Investment Adviser might not engage in transactions or other activities for, or enforce certain rights in favor of, the Company due to Goldman Sachs’ activities outside services provided to the Company and regulatory requirements, policies and reputational risk assessments.

In addition, the Investment Adviser may restrict or limit the amount of the Company’s investment, or restrict the type of governance or voting rights it acquires or exercises, where the Company (potentially together with Goldman Sachs and other Accounts) exceed a certain ownership interest, or possess certain degrees of voting or control, or have other interests. For example, such limitations may exist if a position or transaction could require a filing or license or other regulatory or corporate consent, which could, among other things, result in additional costs and disclosure obligations for, or impose regulatory restrictions on, Goldman Sachs, including GSAM, or on other Accounts, or where exceeding a threshold amount is prohibited or may result in regulatory or other restrictions. In certain cases, restrictions and limitations will be applied to avoid approaching such a threshold. Circumstances in which such restrictions or limitations may arise include, without limitation: (i) a strict prohibition against owning more than a certain percentage of an issuer’s securities; (ii) a “poison pill” that would have a material dilutive impact on the holdings of the Company in the issuer should a threshold be exceeded; (iii) provisions that would cause Goldman Sachs to be considered an “interested stockholder” of an issuer should a threshold be exceeded; and (iv) provisions that may cause Goldman Sachs to be considered an “affiliate” or “control person” of the issuer.

When faced with the foregoing limitations, Goldman Sachs will generally avoid exceeding the threshold because exceeding the threshold could have an adverse impact on the ability of Goldman Sachs to conduct business activities. The Investment Adviser may also reduce the Company’s interest in, or restrict the Company from participating in, an investment opportunity that has limited availability or where Goldman Sachs has determined to cap its aggregate investment in consideration of certain regulatory or other requirements so that other Accounts that pursue similar investment strategies may be able to acquire an interest in the investment opportunity. The Investment Adviser may determine not to engage in certain transactions or activities which may be beneficial to the Company because engaging in such transactions or activities in compliance with applicable law would result in significant cost to, or administrative burden on, the Investment Adviser or create the potential risk of trade or other errors. In circumstances in which the Company and one or more registered investment funds are permitted under applicable law to make side-by-side investments, Goldman Sachs, acting on behalf of the Company, may be limited in the terms of the transactions that it may negotiate under applicable law. This may have the effect of limiting the ability of the Company from participating in certain transactions or result in terms to the Company that are less favorable than would have otherwise been the case.

The Investment Adviser generally is not permitted to use material non-public information in effecting purchases and sales in transactions for the Company that involve public securities. The Investment Adviser may limit an activity or transaction (such as a purchase or sale transaction) which might otherwise be engaged in by the Company, including as a result of information held by Goldman Sachs (including information held by a portfolio management team in GSAM other than the team managing the Company). For example, directors, officers and employees of Goldman Sachs may take seats on the boards of directors of, or have board of directors observer rights with respect to, companies in which Goldman Sachs invests on behalf of the Company. Generally, Goldman Sachs takes such seats or acquires such observer rights only with respect to private (not publicly traded) companies. However, to the extent a director, officer or employee of Goldman Sachs were to take a seat on the board of directors of, or have board of directors observer rights with respect to, a public company, the Investment Adviser (or certain of its investment teams) would be limited and/or restricted in its or their ability to trade in the securities of the company to the extent the Investment Adviser (or certain of its investment teams) possessed or were deemed to possess material non-public information regarding the company.

The Investment Adviser may determine to limit or not engage at all in the activities and transactions engaged in by the Company, and may limit its exercise of rights on the Company’s behalf or in respect of the Company, for reputational or other reasons. Examples of when such determinations may be made include, but are not limited to, where Goldman Sachs is providing (or may provide) advice or services to an entity involved in such activity or transaction, where Goldman Sachs or an Account is or may be engaged in the same or a related activity or transaction to that being considered on behalf of the Company, where Goldman Sachs or an Account has an interest in an entity involved in such activity or transaction, where there are political, public relations, or other reputational considerations relating to counterparties or other participants in such activity or transaction, or where such activity or transaction or the exercise of such rights on behalf of the Company or in respect of the Company could affect, in tangible or intangible ways, Goldman Sachs, the Investment Adviser or their activities.

Furthermore, GSAM operates a program reasonably designed to ensure compliance generally with economic and trade sanctions-related obligations applicable directly to its activities (although such obligations are not necessarily the same obligations that the Company may be subject to). Such economic and trade sanctions prohibit, among other things, transactions with and the provision of services to, directly or indirectly, certain countries, territories, entities and individuals. These economic and trade sanctions, and the application by GSAM of its compliance program in respect thereof, may significantly restrict or limit the Company’s intended investment activities.

In light of the BHCA and the Volcker Rule, the Investment Adviser may be required to, or may choose to, dispose of certain investments on behalf of the Company earlier or at a different time than the Investment Adviser would otherwise have determined to do so (or earlier or at a different time than may be the case for Accounts that are not pooled investment vehicles).

In order to engage in certain transactions on behalf of the Company, the Investment Adviser will also be subject to (or cause the Company to become subject to) the rules, terms and/or conditions of any venues through which it trades securities, derivatives or other instruments. This includes, but is not limited to, where the Investment Adviser and/or the Company may be required to comply with the rules of certain exchanges, execution platforms, trading facilities, clearinghouses and other venues, or may be required to consent to the jurisdiction of any such venues. The rules, terms and/or conditions of any such venue may result in the Investment Adviser and/or the Company being subject to, among other things, margin requirements, additional fees and other charges, disciplinary procedures, reporting and recordkeeping, position limits and other restrictions on trading, settlement risks and other related conditions on trading set out by such venues.

From time to time, the Company, the Investment Adviser or its affiliates and/or their service providers or agents may be required, or may determine that it is advisable, to disclose certain information about the Company, including, but not limited to, investments held by the Company, and the names and percentage interest of beneficial owners thereof (and the underlying beneficial owners of such beneficial owners), to third parties, including local governmental authorities, regulatory organizations, taxing authorities, markets, exchanges, clearing facilities, custodians, brokers and trading counterparties of, or service providers to, the Investment Adviser or the Company. The Investment Adviser generally expects to comply with requests to disclose such information as it so determines, including through electronic delivery platforms; however, the Investment Adviser may determine to cause the sale of certain assets for the Company rather than make certain required disclosures, and such sale may be at a time that is inopportune from a pricing or other standpoint.

Pursuant to the BHCA, for so long as GSAM acts as Investment Adviser of the Company or in certain other capacities, the periods during which certain investments may be held are limited. As a result, the Company may be required to dispose of investments at an earlier date than would otherwise have been the case had the BHCA not been applicable. In addition, under the Volcker Rule, the size of Goldman Sachs’ ownership interest in certain types of funds is limited, and as a result, Goldman Sachs may be required to dispose of all or a portion of its investment in the Company, if applicable, including at times that other investors in the Company may not have the opportunity to dispose of their fund investments. Any such sale of Company interests by Goldman Sachs could reduce the alignment of interest of Goldman Sachs with other investors in the Company.

Goldman Sachs may become subject to additional restrictions on its business activities that could have an impact on the Company’s activities. In addition, to the extent permitted by law, the Investment Adviser may restrict its investment decisions and activities on behalf of the Company and not other Accounts, including Accounts sponsored, managed or advised by GSAM.

Brokerage Transactions

The Investment Adviser often selects U.S. and non-U.S. broker-dealers (including affiliates of the Investment Adviser) that furnish the Investment Adviser, the Company, Investment Adviser affiliates and other Goldman Sachs personnel with proprietary or third-party brokerage and research services (collectively, “brokerage and research services”) that provide, in the Investment Adviser’s view, appropriate assistance to the Investment Adviser in the investment decision-making process. These brokerage and research services may be bundled with the trade execution, clearing or settlement services provided by a particular broker-dealer and, subject to applicable law, the Investment Adviser may pay for such brokerage and research services with client commissions (or “soft” dollars). There may be instances or situations in which such practices are subject to restrictions under applicable law.

Accounts may differ with regard to whether and to what extent they pay for research and brokerage services through commissions and, subject to applicable law, brokerage and research services may be used to service the Company and any or all other Accounts throughout GSAM, including Accounts that do not pay commissions to the broker-dealer relating to the brokerage and research service arrangements. As a result, brokerage and research services (including soft dollar benefits) may disproportionately benefit other Accounts relative to the Company based on the relative amount of commissions paid by the Company, and in particular those Accounts that do not pay for research and brokerage services or do so to a lesser extent, including in connection with the establishment of maximum budgets for research costs (and switching to execution-only pricing when maximums are met). Except as required by applicable law, the Investment Adviser does not attempt to allocate soft dollar benefits proportionately among clients or to track the benefits of brokerage and research services to the commissions associated with a particular Account or group of Accounts.

Since the Company will generally acquire and dispose of investments in privately negotiated transactions, it will infrequently use brokers in the normal course of its business. Subject to policies established by the Company’s Board of Directors, the Investment Adviser will be primarily responsible for the execution of the publicly traded securities portion of its portfolio transactions and the allocation of brokerage commissions. The Investment Adviser does not expect to execute transactions through any particular broker or dealer, but will seek to obtain the best net results for the Company, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While the Investment Adviser generally will seek reasonably competitive trade execution costs, the Company will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Investment Adviser may select a broker based partly upon brokerage or research services provided to the Investment Adviser and the Company and any other Accounts. In return for such services, the Company may pay a higher commission than other brokers would charge if the Investment Adviser determines in good faith that such commission is reasonable in relation to the services provided.

Aggregation of Trades by the Investment Adviser

The Investment Adviser follows policies and procedures pursuant to which, subject to applicable law, it may combine or aggregate purchase or sale orders for the same security or other instrument for multiple clients (sometimes referred to as “bunching”) (including Accounts that are proprietary to Goldman Sachs), so that the orders can be executed at the same time and block trade treatment of any such orders can be elected when available. The Investment Adviser aggregates orders, when subject to applicable law, the Investment Adviser considers doing so appropriate and in the interests of its clients generally and may elect block trade treatment when available. In addition, under certain circumstances and subject to applicable law, orders for the Company may be aggregated with orders for Accounts that contain Goldman Sachs assets.

When a bunched order or block trade is completely filled, or, if the order is only partially filled, at the end of the day, the Investment Adviser generally will allocate the securities or other instruments purchased or the proceeds of any sale pro rata among the participating Accounts, based on the Company’s relative size order. If an order is filled at several different prices, through multiple trades (whether at a particular broker-dealer or among multiple broker-dealers), generally all participating Accounts will receive the average price and pay the average commission, however, this may not always be the case (due to, e.g., odd lots, rounding, market practice or constraints applicable to particular Accounts).

Although it may do so in certain circumstances, the Investment Adviser does not always bunch or aggregate orders for different Accounts, elect block trade treatment or net buy and sell orders for the same Account, if portfolio management decisions relating to the orders are made separately, or if bunching, aggregating, electing block trade treatment or netting is not appropriate or practicable from the Investment Adviser’s operational or other perspective. The Investment Adviser may be able to negotiate a better price and lower commission rate on aggregated orders than on orders that are not aggregated, and incur lower transaction costs on netted orders than orders that are not netted. Where orders for an Account are not aggregated with other orders, or not netted against orders for the Company or other Accounts, the Company may not benefit from a better price and lower commission rate or lower transaction cost. Aggregation and netting of orders may disproportionately benefit some Accounts relative to other Accounts, including the Company, due to the relative amount of market savings obtained by the Accounts. The Investment Adviser may aggregate orders of Accounts that are subject to MiFID II with orders of Accounts not subject to MiFID II, including those that generate soft dollar commissions (including the Company) and those that restrict the use of soft dollars. All Accounts included in an aggregated order with MiFID II Accounts pay (or receive) the same average price for the security and the same execution costs (measured by rate). However, MiFID II Accounts included in an aggregated order may pay commissions at “execution-only” rates below the total commission rates paid by Accounts included in the aggregated order that are not subject to MiFID II.

Other present and future activities of Goldman Sachs may give rise to additional conflicts of interest.

Certain Business Relationships

Certain of our current directors and officers are directors or officers of affiliated Goldman Sachs entities.

Indebtedness of Management

None.

(b)     Promoters and Certain Control Persons

The Investment Adviser may be deemed a promoter of the Company. We have entered into the Investment Advisory Agreement with the Investment Adviser. The Investment Adviser, for its services to us, will be entitled to receive Management Fees and Incentive Fees. In addition, under the Investment Advisory Agreement, we expect, to the extent permitted by applicable law and in the discretion of our Board of Directors, to indemnify the Investment Adviser and certain of its affiliates. See “Item 1(c). Description of Business—Investment Advisory Agreement.”

(c)     Director Independence

For information regarding the independence of our directors, see  “Item 5. Directors and Executive Officers.”

ITEM 8. LEGAL PROCEEDINGS.

We are not currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us. From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under loans to or other contracts with our portfolio companies. While the outcome of these legal proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material effect upon our financial condition or results of operations.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED UNITHOLDER MATTERS.

Market Information

Our Units are offered and sold in transactions exempt from registration under the Securities Act under Regulation D and Regulation S. Each purchaser will be required to represent that it is (i) either an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act or, in the case of Units sold outside the United States, is not a “U.S. person” in accordance with Regulation S of the Securities Act and (ii) is acquiring the Units purchased by it for investment and not with a view to resale or distribution.

Because the Units are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our Units may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) our consent is granted, and (ii) the Units are registered under applicable securities laws or specifically exempted from registration (in which case the Unitholder may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the Units until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of Units may be made except by registration of the transfer on our books. Each transferee will be required to execute the LLC Agreement of the Company pursuant to which they will agree to be bound by these restrictions and the other restrictions imposed on the Units.

There is currently no public market for the Units, and we do not expect one to develop in the future.

Unitholders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the Unitholders. Prior to the Initial Drawdown Date, the Initial Member, an affiliate of the Investment Adviser, was the sole owner of our membership interests, which were acquired for an initial capital contribution of $100. On May 3, 2019, the Company’s initial investors (other than the Initial Member) funded the initial portion of their capital commitment to purchase Units, at which time the Initial Member’s initial capital contribution to the Company was canceled. See “Item 10. Recent Sales of Unregistered Securities.”

Valuation of Portfolio Investments

As a BDC, we conduct the valuation of our assets, pursuant to which our NAV is determined, at all times consistent with GAAP and the Investment Company Act. Our Board of Directors, with the assistance of our Audit Committee, determines the fair value of our assets within the meaning of the Investment Company Act, on at least a quarterly basis, in accordance with the terms of Financial Accounting Standards Board ASC Topic 820, Fair Value Measurement and Disclosures (“ASC 820”).

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is a market-based measurement, not an entity-specific measurement. For some assets and liabilities, observable market transactions or market information might be available. For other assets and liabilities, observable market transactions and market information might not be available. However, the objective of a fair value measurement in both cases is the same – to estimate the price when an orderly transaction to sell the asset or transfer the liability would take place between market participants at the measurement date under current market conditions (that is, an exit price at the measurement date from the perspective of a market participant that holds the asset or owes the liability).

ASC 820 establishes a hierarchal disclosure framework which ranks the observability of inputs used in measuring financial instruments at fair value. The observability of inputs is impacted by a number of factors, including the type of financial instruments and their specific characteristics. Financial instruments with readily available quoted prices, or for which fair value can be measured from quoted prices in active markets, generally will have a higher degree of market price observability and a lesser degree of judgment applied in determining fair value. The levels used for classifying investments are not necessarily an indication of the risk associated with investing in these securities.

The three-level hierarchy for fair value measurement is defined as follows:

Level 1 – inputs to the valuation methodology are quoted prices available in active markets for identical instruments as of the reporting date. The types of financial instruments included in Level 1 include unrestricted securities, including equities and derivatives, listed in active markets.

Level 2 – inputs to the valuation methodology are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date. The type of financial instruments in this category includes less liquid and restricted securities listed in active markets, securities traded in other than active markets, government and agency securities, and certain over-the-counter derivatives where the fair value is based on observable inputs.

Level 3 – inputs to the valuation methodology are unobservable and significant to overall fair value measurement. The inputs into the determination of fair value require significant management judgment or estimation. Financial instruments that are included in this category include investments in privately held entities and certain over-the-counter derivatives where the fair value is based on unobservable inputs.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the determination of which category within the fair value hierarchy is appropriate for any given financial instrument is based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement requires judgment and considers factors specific to the financial instrument.

Currently, the majority of our investments fall within Level 3 of the fair value hierarchy. We do not expect that there will be readily available market values for most of the investments which are in our portfolio, and we value such investments at fair value as determined in good faith by or under the direction of our Board of Directors using a documented valuation policy, described below, and a consistently applied valuation process. The factors that may be taken into account in pricing our investments at fair value include, as relevant, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, and the markets in which the portfolio company does business, comparison to publicly traded securities and other relevant factors. Available current market data are considered such as applicable market yields and multiples of publicly traded securities, comparison of financial ratios of peer companies, and changes in the interest rate environment and the credit markets that may affect the price at which similar investments would trade in their principal market, and other relevant factors. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we consider the pricing indicated by the external event to corroborate or revise our valuation.

With respect to investments for which market quotations are not readily available, or for which market quotations are deemed not reflective of the fair value, the valuation procedures adopted by our Board of Directors contemplates a multi-step valuation process each quarter, as described below:

(1)

Our quarterly valuation process begins with each portfolio company or investment being initially valued by the investment professionals of our Investment Adviser responsible for the portfolio investment;

(2)

Our Board of Directors also engages independent valuation firms (the “Independent Valuation Advisors”) to provide independent valuations of the investments for which market quotations are not readily available, or are readily available but deemed not reflective of the fair value of an investment. The Independent Valuation Advisors independently value such investments using quantitative and qualitative information provided by the investment professionals of the Investment Adviser as well as any market quotations obtained from independent pricing services, brokers, dealers or market dealers. The Independent Valuation Advisors also provide analyses to support their valuation methodology and calculations. The Independent Valuation Advisors provide an opinion on a final range of values on such investments to our Board of Directors or the Audit Committee. The Independent Valuation Advisors define fair value in accordance with ASC 820 and utilize valuation approaches including the market approach, the income approach or both. A portion of the portfolio is reviewed on a quarterly basis, and all investments in the portfolio for which market quotations are not readily available, or are readily available, but deemed not reflective of the fair value of an investment, are reviewed at least annually by an Independent Valuation Advisor;

(3)

The Independent Valuation Advisors’ preliminary valuations are reviewed by our Investment Adviser and the Valuation Oversight Group (“VOG”), a team that is part of the Controllers Department within the Finance Division of Goldman Sachs. The Independent Valuation Advisors’ ranges are compared to our Investment Adviser’s valuations to ensure our Investment Adviser’s valuations are reasonable. VOG presents the valuations to the Private Investment Valuation and Side Pocket Sub-Committee of the Investment Management Division Valuation Committee, which is comprised of representatives from GSAM who are independent of the investment making decision process;

(4)	The Investment Management Division Valuation Committee ratifies fair valuations and makes recommendations to the Audit Committee of the Board of Directors;

(5)

The Audit Committee of our Board of Directors reviews valuation information provided by the Investment Management Division Valuation Committee, our Investment Adviser and the Independent Valuation Advisors. The Audit Committee then assesses such valuation recommendations; and

(6)

Our Board of Directors discusses the valuations and, within the meaning of the Investment Company Act, determines the fair value of our investments in good faith, based on the input of our Investment Adviser, the Independent Valuation Advisors and the Audit Committee.

Units will not be issued at a purchase price below the then-current NAV per Unit.

When our NAV is determined other than on a quarter-end (such as in connection with issuances of Units on dates occurring mid-quarter), it is determined by our Investment Adviser, acting under delegated authority from, and subject to the supervision of, our Board of Directors and in accordance with procedures adopted by our Board of Directors. See “Item 1A. Risk Factors—Risks Relating to Our Portfolio Company Investments—Many of our portfolio securities may not have a readily available market price and we will value these securities at fair value as determined in good faith under procedures adopted by our Board of Directors, which valuation is inherently subjective and may not reflect what we may actually realize for the sale of the Investment.”

Distributions

Subject to the requirements of Section 852(a) of Subchapter M of the Code, and the terms of any indebtedness or Preferred Units, the Company intends to (i) distribute to Unitholders, pro rata based on the number of Units held by each Unitholder, before the end of each taxable year, or in certain cases, during the following taxable year, net proceeds attributable to the repayment or disposition of Investments (together with any interest, dividends and other net cash flow in respect of such Investments), except to the extent such proceeds from repayment or disposition are retained for reinvestment prior to the termination of the Investment Period in accordance with “—Recycling” below, (ii) distribute quarterly investment income (i.e. proceeds received in respect of interest payments, dividends or fees as opposed to proceeds received in connection with the disposition or repayment of an Investment) (commencing with the quarter ending December 31, 2019), and (iii) distribute substantially all of its investment company taxable income and net capital gain for each taxable year in order to qualify for treatment as a RIC under Subchapter M of the Code, for any such taxable year.

Depending upon the level of taxable income and net capital gain earned in a year, the Company may retain certain net capital gain for reinvestment and carry forward taxable income for distribution in the following year and pay any applicable tax.

No distribution will be made to a Unitholder to the extent not permitted under applicable law.

Although the Company currently does not intend to do so, the Company has the ability to declare a portion of a dividend in Units.

Upon liquidation of the Company, after payment or provision for payment of the Company’s debts and other liabilities and subject to the prior rights of any outstanding Preferred Units, the Company’s remaining net assets will be distributed among Unitholders equally on a per Unit basis (subject to the payment of the Incentive Fee and other Company expenses).

Recycling

Subject to the requirements of Section 852(a) of Subchapter M of the Code and the terms of any indebtedness or Preferred Units, proceeds realized by the Company from the sale or repayment of any Investment (as opposed to investment income) during the Investment Period (but not in excess of the cost of any such Investment), may be retained and reinvested by the Company; provided that such additional amounts reinvested will not, in the aggregate, exceed the Company’s total Unitholder Commitments. Any amounts so reinvested will not reduce a Unitholder’s Undrawn Commitment.

To the extent that the Company retains net capital gains for reinvestment or carries forward taxable income for distribution in the following year, there may be certain tax consequences to the Company and the Unitholders. See “Item 1(c). Description of Business —Certain U.S. Federal Income Tax Considerations.”

Reports to Unitholders

In order to be regulated as a BDC under the Investment Company Act, we have filed this Registration Statement for our Units with the SEC under the Exchange Act. Following the effectiveness of this Registration Statement, we will be required to file annual reports, quarterly reports and current reports with the SEC, which will be available on the SEC’s website at http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained by electronic request at the following e-mail address: publicinfo@sec.gov.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES.

The Initial Member, an affiliate of the Investment Adviser, was the sole owner of our membership interests, which were acquired for an initial capital contribution of $100 on April 11, 2019 in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act. On May 3, 2019, the Initial Drawdown date, the Company’s initial investors (other than the Initial Member) funded the initial portion of their capital commitment to purchase Units, at which time the Initial Member’s initial capital contribution to the Company was canceled. On the Initial Drawdown Date, we issued 324,642.5 Units for an aggregate purchase price of $32,464,250.00. These Units were issued pursuant to subscription agreements with several investors providing for the private placement of our Units.

Each purchaser of Units in the offering will be required to represent that it is (i) either an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act or, in the case of Units sold outside the United States, is not a “U.S. person” in accordance with Regulation S of the Securities Act and (ii) is acquiring the Units purchased by it for investment and not with a view to resale or distribution.

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Description of our Units

Limited Liability Company Units

Under the terms of the LLC Agreement, the Company retains the right to accept subscriptions for Commitments to purchase its Units on or prior to the Final Closing Date. In addition, Unitholders are entitled to one vote for each Unit held on all matters submitted to a vote of Unitholders and do not have cumulative voting rights. Unitholders are entitled to receive proportionately any dividends declared by the Board of Directors, subject to any preferential dividend rights of outstanding Preferred Units. Upon the Company’s liquidation, dissolution or winding up, the Unitholders will be entitled to receive ratably its net assets available after the payment of (or establishment of reserves for) all debts and other liabilities and will be subject to the prior rights of any outstanding Preferred Units. Unitholders have no redemption or preemptive rights. The rights, preferences and privileges of Unitholders are subject to the rights of the holders of Preferred Units that the Company may designate and issue in the future.

Preferred Units

Under the terms of the LLC Agreement, the Board of Directors is authorized to issue Preferred Units without Unitholder approval. Prior to the issuance of Preferred Units, the Board of Directors is required by the LLC Agreement to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption. The Investment Company Act limits the Company’s flexibility as certain rights and preferences of the Preferred Units require, among other things: (i) immediately after issuance and before any distribution is made with respect to Units, the Company must meet an asset coverage ratio of total assets to total senior securities, which include all of the Company’s borrowings and Preferred Units as described in “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Leverage”; and (ii) the holders of Preferred Units, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if and for so long as dividends on the Preferred Units are unpaid in an amount equal to two full years of dividends on the Preferred Units.

Transfer and Resale Restrictions; Required Transfers

The Units have not been registered under the Securities Act or the securities laws of any other jurisdiction. Accordingly, the Company and the Placement Agents are offering the Units only to purchasers of Units who represent that they are (i) either an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act or, in the case of Units sold outside the United States, not a “U.S. person” in accordance with Regulation S under the Securities Act and (ii) are acquiring the Units purchased by them for investment and not with a view to resale or distribution.

Each purchaser of Units will be required to complete and deliver to the applicable Placement Agent and the Company, prior to the acceptance of any order, a Subscription Agreement substantiating the purchaser’s investor status and including other limitations on resales and transfers of the Units.

Purchasers of Units will not be permitted to transfer their Units, including a transfer of solely an economic interest, without the prior written consent of the Company. While the Company expects not to unreasonably withhold its prior written consent to transfers by

Unitholders, adverse tax consequences for certain of the Company’s U.S. holders may arise if it has fewer than 500 beneficial owners of its capital stock. Accordingly, the Company expects to withhold its consent if any such transfer would or may result in the Company having fewer than 550 beneficial owners of its capital stock. Additionally, the Company expects to withhold its consent if any such transfer would (i) be prohibited by or trigger a prepayment under its debt or other credit facilities, (ii) result in a violation of applicable securities law, (iii) result in the Company no longer being eligible to be treated as a RIC, (iv) result in the Company being subject to additional regulatory or compliance requirements imposed by laws other than the Exchange Act or the Investment Company Act or (v) result in the Company’s assets becoming “plan assets” of any ERISA Unitholder within the meaning of the Plan Assets Regulation. Finally, Units may be transferred only in transactions that are exempt from registration under the Securities Act and the applicable securities laws of other jurisdictions, and therefore investors will be subject to restrictions on resale and transfer associated with securities sold pursuant to Regulation D, Regulation S and other exemptions from registration under the Securities Act.

Any transfer of Units in violation of these provisions will be void, and any intended recipient of the Units will acquire no rights in such Units and will not be treated as a Unitholder for any purpose. Prospective investors in the Company should not invest in the Company unless they are prepared to retain their Units until the Company liquidates.

Under the terms of the LLC Agreement, in the event any person is or becomes the owner of Units, and such ownership would result in a violation of any of the above provisions, the Company may, and each of the Unitholders has agreed and acknowledged that the Company will have the power to, cause the Company to repurchase the Units of such person, or require such person to transfer their Units to another person; provided, any such repurchase will be conducted in accordance with the terms of the LLC Agreement and Section 23 of the Investment Company Act and applicable rules thereunder.

Limited Liability of the Members

No Unitholder or former Unitholder, in its capacity as such, will be liable for any of the debts, liabilities or obligations of the Company except as provided hereunder and to the extent otherwise required by law. Each Unitholder will be required to pay to the Company (a) any Commitments that they have agreed to make to the Company, (b) the amount of any distribution that he, she or it is required to return to the Company (including any Returned Capital) pursuant to the LLC Agreement or applicable law, and (c) the unpaid balance of any other payments that he, she or it is expressly required to make to the Company pursuant to the LLC Agreement or pursuant to their Subscription Agreement, as the case may be.

Delaware Law and Certain Limited Liability Company Agreement Provisions

Organization and Duration

The Company was formed as a Delaware limited liability company on December 20, 2018. The Company will remain in existence until dissolved in accordance with the LLC Agreement or pursuant to Delaware law.

Purpose

Under the LLC Agreement, the Company is permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon it pursuant to the agreements relating to such business activity.

Agreement to be Bound by the LLC Agreement; Power of Attorney

By executing the Subscription Agreement (which signature page constitutes a counterpart signature page to the LLC Agreement), each investor accepted by the Company is agreeing to be admitted as a member of the Company and bound by the terms of the LLC Agreement. Pursuant to the LLC Agreement, each Unitholder and each person who acquires Units from a Unitholder grants to certain of the Company’s officers (and, if appointed, a liquidator) a power of attorney to, among other things, execute and file documents required for the Company’s qualification, continuance or dissolution. The power of attorney also grants the Board of Directors the authority to make certain amendments to, and to make consents and waivers under and in accordance with, the LLC Agreement.

Drawdowns

From time to time in its discretion, the Company may issue drawdowns on all or any portion of the Unitholders’ Undrawn Commitments. The Undrawn Commitments will equal total Commitments minus amounts that Unitholders have contributed to purchase Units on previous Drawdown Dates or Catch-Up Dates, plus any Returned Capital.

Drawdown notices will be issued at least five (5) Business Days prior to the Drawdown Date or Catch-Up Date, as applicable, and will require investors to purchase Units in an amount not to exceed their Undrawn Commitments. Purchases will generally be made pro rata in accordance with the investors’ Commitments, at a per Unit price equal to the then-current NAV per Unit. For purposes of this calculation, the NAV per Unit may be based on the NAV per Unit calculated at the end of the most recent calendar month prior to the date of the applicable drawdown notice or issuance date, subject to adjustments for material changes and to the limitations of Section 23 under the Investment Company Act (which generally prohibits the Company from issuing Units at a price below the then-current NAV of the Units as determined within 48 hours, excluding Sundays and holidays, of such issuance, subject to certain exceptions). The obligation of Unitholders to fund Undrawn Commitments is without defense, counterclaim or offset of any kind.

During the Investment Period, drawdowns may be issued at any time for any permitted purpose. Following the end of the Investment Period, the Company will have the right to make drawdowns only (i) to pay, and/or establish reserves for, actual or anticipated Company expenses, liabilities, including the payment or repayment of Financings, or other obligations, contingent or otherwise (including the Management Fee), whether incurred before or after the end of the Investment Period, (ii) to fulfill investment commitments made or approved by the Investment Committee prior to the expiration of the Investment Period, (iii) to engage in hedging transactions, or (iv) to make Additional Investments in existing Portfolio Companies (including transactions to hedge interest rate or currency risks related to an Additional Investment).

Resignation and Removal of Directors; Procedures for Vacancies

A director may resign from the Board of Directors at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chair of the Board of Directors, the chief executive officer of the Company or the Secretary. The resignation will take effect at the time specified therein, and if no time is specified, at the time of its receipt. The acceptance of a resignation will not be necessary to make it effective unless otherwise expressly provided in the resignation. Any or all of the directors may be removed only for cause and only by the affirmative vote of at least 66 2/3% in voting power of all the then-outstanding Units of the Company entitled to vote thereon, voting together as a single class.

Except as otherwise provided by applicable law, including the Investment Company Act, any newly created directorship on the Board of Directors that results from an increase in the number of directors, and any vacancy occurring in the Board of Directors that results from the death, resignation, retirement, disqualification or removal of a director or other cause, will be filled exclusively by the affirmative vote of a majority of the remaining directors in office, although less than a quorum (with a quorum being a majority of the total number of directors), or by a sole remaining director. Any director elected to fill a vacancy or newly created directorship will hold office until his or her death, resignation, retirement, disqualification or removal.

Action by Unitholders

Under the LLC Agreement, Unitholder action can be taken only at a meeting of Unitholders or by written consent in lieu of a meeting by Unitholders representing at least the number of Units required to approve the matter in question.

Only the Board of Directors, the Chair of the Board or the Company’s Chief Executive Officer may call a meeting of Unitholders. Only business specified in the Company’s notice of meeting (or supplement thereto) may be conducted at a meeting of Unitholders.

Amendment of the Limited Liability Company Agreement; No Approval by Unitholders

Except as otherwise provided in the LLC Agreement, the terms and provisions of the LLC Agreement may be amended (which term includes any waiver, modification, or deletion of the LLC Agreement) during or after the term of the Company, with the prior written consent of:

(a)	If no Preferred Units have been issued and are outstanding, a majority in interest of the Unitholders; or

(b)

If Preferred Units have been issued and are outstanding, (A) in the case of an amendment not affecting the rights of Preferred Unitholders, a majority in interest of the Unitholders, (ii) in the case of an amendment not affecting the rights of the Unitholders (including rights or protections with respect to tax consequences to Unitholders), a majority in interest of the Preferred Unitholders, and (iii) in case of an amendment affecting the rights (including rights or protections with respect to tax consequences of Unitholders) of both the Unitholders and the Preferred Unitholders, a majority in interest of the Unitholders and a majority in interest of the Preferred Unitholders.

Notwithstanding clauses (a) or (b) above, certain limited amendments, as set forth in the LLC Agreement, may be made with the consent of the Board of Directors and without the need to seek the consent of any Unitholder or Preferred Unitholder.

Merger, Sale or Other Disposition of Assets

Subject to the requirements of the Investment Company Act, the Board of Directors may, without the approval of holders of the Company’s outstanding Units, cause the Company to, among other things, sell, exchange or otherwise dispose of all or substantially all of its assets in a single transaction or a series of related transactions, or approve on the Company’s behalf the sale, exchange or other disposition of all or substantially all of its assets. The Board of Directors may also cause the sale of all or substantially all of its assets under a foreclosure or other realization without Unitholder approval. Unitholders are not entitled to dissenters’ rights of appraisal under the LLC Agreement or applicable Delaware law in the event of a merger or consolidation, a sale of all or substantially all of the Company’s assets or any other similar transaction or event.

Term of the Company

The term of the Company is as described under “Item 1(c). Description of Business—Term.”

Books and Reports

The Company is required to keep appropriate books of its business at the principal offices of the Company. The books will be maintained for both tax and financial reporting purposes on an accrual basis in accordance with GAAP. For financial reporting purposes, the Company’s fiscal year is a calendar year ending December 31.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

The LLC Agreement provides that, to the fullest extent permitted by applicable law, none of the Company’s officers, directors or employees (each, an “Indemnified Person”) will be liable to the Company or to any Unitholder for any act or omission performed or omitted by any such Indemnified Person (including any acts or omissions of or by another Indemnified Person), in the absence of willful misfeasance, gross negligence, bad faith, reckless disregard of the duties involved in the conduct of such Indemnified Person’s respective position or criminal wrongdoing on its part (“Disabling Conduct”).

The Company will indemnify each Indemnified Person for any loss or damage incurred by it in connection with any matter arising out of, or in connection with, the Company, including the operations of the Company and the offering of Units, except for losses incurred by an Indemnified Person arising solely from the Indemnified Person’s own Disabling Conduct.

Under the indemnification provision of the LLC Agreement, expenses (including attorneys’ fees) incurred by each Indemnified Person in defending any action, suit or proceeding for which they may be entitled to indemnification will be paid in advance of the final disposition of the action, suit or proceeding. However, any such indemnification or payment or reimbursement of expenses will be subject to the applicable requirements of the Investment Company Act.

So long as the Company is regulated under the Investment Company Act, the above indemnification and limitation of liability is limited by the Investment Company Act or by any valid rule, regulation or order of the SEC thereunder. The Investment Company Act provides, among other things, that a company may not indemnify any director or officer against liability to it or its security holders to which he or she might otherwise be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office unless a determination is made by final decision of a court, by vote of a majority of a quorum of directors who are disinterested, non-party directors or by independent legal counsel that the liability for which indemnification is sought did not arise out of the foregoing conduct. In addition, the Company has obtained liability insurance for its officers and directors.

ITEM 13.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

Set forth below is a list of our audited financial statements included in this Registration Statement.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There are not and have not been any disagreements between us and our accountant on any matter of accounting principles, practices, or financial statement disclosure.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	List separately all financial statements filed

The financial statements included in this Registration Statement are listed in Item 13 and commence on page F-1.

(b)	Exhibits

Exhibit Index

3.1	Certificate of Formation. *

3.2	Second Amended and Restated Limited Liability Company Agreement, dated as of March 21, 2019. *

10.1	Investment Management and Advisory Agreement, dated as of February 27, 2019, between the Company and Goldman Sachs Asset Management, L.P. *

10.2	Administration Agreement, dated as of April 11, 2019, between the Company and State Street Bank and Trust Company. *

10.3	License Agreement, dated as of February 28, 2019, between the Company and Goldman Sachs & Co. LLC. *

10.4	Custodian Contract, dated as of April 11, 2019, between the Company and State Street Bank and Trust Company. *

10.5	Revolving Credit Agreement, dated as of May 7, 2019, between the Company, as Initial Borrower and MUFG Union Bank, N.A., as Administrative Agent, Sole Lead Arranger and Sole Borrower.

*	Previously filed on May 2, 2019, as an exhibit to this registration statement.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT II LLC

By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Financial Officer and Treasurer

Date: June 21, 2019

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Unitholder of Goldman Sachs Private Middle Market Credit II LLC

Opinion on the Financial Statements

We have audited the accompanying statement of financial condition of Goldman Sachs Private Middle Market Credit II LLC (the “Company”) as of April 12, 2019, and the related statement of operations for the period from April 11, 2019 (commencement of operations) to April 12, 2019, including the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 12, 2019 and the results of its operations for the period from April 11, 2019 (commencement of operations) to April 12, 2019 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit of these financial statements in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

May 2, 2019

We have served as the auditor of one or more investment companies in the following group of business development companies

since 2012 – Goldman Sachs Private Middle Market Credit II LLC,

Goldman Sachs Private Middle Market Credit LLC,

Goldman Sachs Middle Market Lending Corp.,

and Goldman Sachs BDC, Inc.

Goldman Sachs Private Middle Market Credit II LLC

Statement of Financial Condition

As of April 12, 2019
Assets
Cash	$100
Deferred offering costs	597,908
Deferred financing costs	81,497

Total assets	$679,505

Liabilities
Accrued offering costs	$601,193
Accrued organization costs	125,827
Accrued deferred financing costs	81,497

Total liabilities	$808,517

Commitments and Contingencies (Note 4)

Members’ Capital
Preferred units (no units issued and outstanding)	$-
Common units (1 unit issued and outstanding)	100
Accumulated investment loss	(129,112)

TOTAL MEMBERS’ CAPITAL	$(129,012)

TOTAL LIABILITIES AND MEMBERS’ CAPITAL	$679,505

Net asset value per unit	$(129,012)

The accompanying notes are part of these financial statements.

Goldman Sachs Private Middle Market Credit II LLC

Statement of Operations

For the period from April 11, 2019 (commencement of operations) to April 12, 2019
Revenue	$-
Expenses
Organization Costs	125,827
Offering Costs	3,285

Total Expenses	$(129,112)

Net Loss	$(129,112)

Weighted average number of units outstanding
Loss Per Unit (basic and diluted)	$(129,112)
Weighted average units outstanding	1

The accompanying notes are part of these financial statements.

Goldman Sachs Private Middle Market Credit II LLC

Notes to Financial Statements

1.	ORGANIZATION

Goldman Sachs Private Middle Market Credit II LLC (the “Company”) is a Delaware limited liability company formed on December 20, 2018. The Company intends to elect to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”). In addition, the Company intends to elect to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

The Company’s investment objective is to generate current income and, to a lesser extent, capital appreciation primarily through direct originations of secured debt, including first lien, unitranche, including last out portions of such loans, and second lien debt, and unsecured debt, including mezzanine debt, as well as through select equity investments.

Goldman Sachs Asset Management, L.P. (“GSAM”), a Delaware limited partnership and an affiliate of Goldman Sachs & Co. LLC (including its predecessors, “GS & Co.”), is the investment adviser (the “Investment Adviser”) of the Company. The term “Goldman Sachs” refers to The Goldman Sachs Group, Inc. (“Group Inc.”), together with GS & Co., GSAM and its other subsidiaries.

The Company is conducting an offering pursuant to which investors will make a capital commitment (a “Commitment”) to purchase common units of the Company’s limited liability interest (“Units”) pursuant to a subscription agreement entered into with the Company pursuant to which the investor will agree to purchase common units for an aggregate purchase price equal to its Commitment. Each investor will be required to purchase units of the Company’s common units each time the Company delivers a drawdown notice at least five business days prior to the required funding date (the “Drawdown Date”). The offering and sale of common units will be exempt from registration pursuant to Regulation D and Regulation S promulgated under the U.S. Securities Act of 1933, as amended, for offers and sales of securities that do not involve a public offering and for offers and sale of securities outside of the United States.

GS & Co. and Goldman Sachs International will assist the Company in conducting its private placement offering pursuant to agreements between the Company and each of GS & Co. and Goldman Sachs International.

Through April 12, 2019, the Company received a capital commitment of $100 from an affiliate of the Investment Adviser (the “Initial Member”). The Initial Member is expected to withdraw from the Company on the initial Drawdown Date subsequent to the Company’s conversion to a corporation, at which time the Initial Member’s initial capital contribution to the Company will be returned or forfeited.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to Regulation S-X. This requires the Company’s management to make estimates and assumptions that may affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash

Cash consists of deposits held at a custodian bank. As of April 12, 2019, the Company held $100 in cash.

Deferred Financing Costs

Deferred financing costs consist of fees and expenses incurred in connection with the Company’s preparation of entering into a revolving credit facility (the “Revolving Credit Facility”). These costs are recognized as a deferred charge and will be amortized using the straight-line method over the term of the Revolving Credit Facility, beginning on the date the Company enters into the Revolving Credit Facility agreement. Deferred financing costs related to the Revolving Credit Facility are presented separately on the Company’s Statement of Financial Condition.

Income Taxes

As of April 12, 2019, the Company is a single member limited liability company, which is a disregarded entity for U.S. tax purposes. As such the Company has adopted an accounting policy of not recording a tax provision.

The Company intends to elect to be treated as a RIC under the Code. So long as the Company maintains its status as a RIC, it generally will not be required to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its unitholders as dividends. As a result, any U.S. federal income tax liability related to income earned by the Company represents obligations of the Company’s unitholders and will not be reflected in the financial statements of the Company.

Offering Costs

Offering costs consist primarily of fees incurred in connection with the continuous offering of Units, including legal, printing and other costs, as well as costs associated with the preparation of the Company’s registration statement on Form 10. Offering costs are recognized as a deferred charge and are amortized on a straight line basis over 12 months beginning on the date of commencement of operations.

Organization Costs

Organization costs include costs relating to the formation and organization of the Company. These costs are expensed as incurred. Upon the Initial Drawdown Date, Unitholders will bear such cost. Unitholders that make capital commitments after the Initial Drawdown Date will bear a pro rata portion of such cost at the time of their first investment in the Company.

New Accounting Pronouncements

Management does not believe any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

3.	SIGNIFICANT AGREEMENTS AND RELATED PARTIES

Investment Management Agreement

The Company entered into an investment management agreement effective as of February 27, 2019 (the “Investment Management Agreement”) with the Investment Adviser, pursuant to which the Investment Adviser manages the Company’s investment program and related activities.

Under the terms of the Investment Management Agreement, the Company will pay the Investment Adviser a base management fee and may also pay an incentive fee. The cost of both the management fee and the incentive fee will ultimately be borne by the Company’s unitholders.

There were no management fees or incentive fee incurred through the period from April 11, 2019 (commencement of operations) to April 12, 2019.

Other Expense Agreements

GSAM has agreed to limit certain “Other Expenses” of the Company (excluding management fees, incentive fee, organizational and start-up expenses, leverage-related expenses, litigation and similar expenses) to the extent such expenses exceed on an annual basis an amount equal to 0.5% of the aggregate amount of commitments to the Company by its unitholders.

4.	COMMITMENTS AND CONTINGENCIES

Capital Commitments

As of April 12, 2019, the Company had $358.74 million in total capital commitments from investors, of which all was unfunded.

Contingencies

In the normal course of business, the Company enters into contracts that provide a variety of general indemnifications. Any exposure to the Company under these arrangements could involve future claims that may be made against the Company. Currently, no such claims exist or are expected to arise and, accordingly, the Company has not accrued any liability in connection with such indemnifications.

5.	SUBSEQUENT EVENTS

Subsequent events after the Statement of Financial Condition have been evaluated through the date the financial statements were issued. Other than the items discussed below, the Company has concluded that there are no items requiring adjustments or disclosure in the financial statements.

The Company has entered into subscription agreements with investors providing additional capital commitments of $290.55 million. When combined with prior capital commitments made to the Company, the total capital commitments are $649.29 million.

On April 26, 2019, the Company delivered its first capital drawdown notice to investors for an aggregate amount of $32.46 million in exchange for 324,643 of the Company’s common units. The units are expected to be issued on or around May 3, 2019.

ANNEX A

Effective: March 2019

GSAM Proxy Voting Guidelines Summary

The following is a summary of the material GSAM Proxy Voting Guidelines (the “Guidelines”), which form the substantive basis of GSAM’s Policy and Procedures on Proxy Voting for Investment Advisory Clients (the “Policy”). As described in the main body of the Policy, one or more GSAM Portfolio Management Teams may diverge from the Guidelines and a related Recommendation on any particular proxy vote or in connection with any individual investment decision in accordance with the Policy.

A. US proxy items:

1.	Operational Items	page A-1
2.	Board of Directors	page A-2
3.	Executive Compensation	page A-4
4.	Director Nominees and Proxy Access	page A-6
5.	Shareholder Rights and Defenses	page A-6
6.	Mergers and Corporate Restructurings	page A-7
7.	State of Incorporation	page A-7
8.	Capital Structure	page A-7
9.	Environmental, Social, Governance (ESG) Issues	page A-8

B. Non-U.S. proxy items:

1.	Operational Items	page A-10
2.	Board of Directors	page A-11
3.	Compensation	page A-12
4.	Board Structure	page A-13
5.	Capital Structure	page A-13
6.	Mergers and Corporate Restructurings & Other	page A-15
7.	Environmental, Social, Governance (ESG) Issues	page A-15

U.S. Proxy Items

The following section is a summary of the Guidelines, which form the substantive basis of the Policy with respect to U.S. public equity investments.

1.	Operational Items

Auditor Ratification

Vote FOR proposals to ratify auditors, unless any of the following apply within the last year:

•	An auditor has a financial interest in or association with the company, and is therefore not independent;
•	There is reason to believe that the independent auditor has rendered an opinion that is neither accurate nor indicative of the company’s financial position;
•	Poor accounting practices are identified that rise to a serious level of concern, such as: fraud; misapplication of GAAP; or material weaknesses identified in Section 404 disclosures; or
•	Fees for non-audit services are excessive (generally over 50% or more of the audit fees).

Vote CASE-BY-CASE on shareholder proposals asking companies to prohibit or limit their auditors from engaging in non-audit services or asking for audit firm rotation.

2.	Board of Directors

The board of directors should promote the interests of shareholders by acting in an oversight and/or advisory role; the board should consist of a majority of independent directors and should be held accountable for actions and results related to their responsibilities.

When evaluating board composition, GSAM believes a diversity of ethnicity, gender and experience is an important consideration.

Classification of Directors

Where applicable, the New York Stock Exchange or NASDAQ Listing Standards definition is to be used to classify directors as inside directors, affiliated outsiders, or independent outside directors.

Additionally, GSAM will consider compensation committee interlocking directors to be affiliated (defined as CEOs who sit on each other’s compensation committees).

Voting on Director Nominees in Uncontested Elections

Vote on director nominees should be determined on a CASE-BY-CASE basis.

Vote AGAINST or WITHHOLD from individual directors who:

•	Attend less than 75 % of the board and committee meetings without a disclosed valid excuse;
•	Sit on more than five public operating and/or holding company boards;
•	Are CEOs of public companies who sit on the boards of more than two public companies besides their own—withhold only at their outside boards.

Other items considered for an AGAINST vote include specific concerns about the individual or the company, such as criminal wrongdoing or breach of fiduciary responsibilities, sanctions from government or authority, violations of laws and regulations, the presence of inappropriate related party transactions, or other issues related to improper business practices.

Vote AGAINST or WITHHOLD from inside directors and affiliated outside directors (per the Classification of Directors above) in the case of operating and/or holding companies when:

•	The inside director or affiliated outside director serves on the Audit, Compensation, or Nominating Committees; and
•

The company lacks an Audit, Compensation or Nominating Committee so that the full board functions as such committees and insider directors or affiliated outside directors are participating in voting on matters that independent committees should be voting on.

Vote AGAINST or WITHHOLD from members of the appropriate committee (or only the independent chairman or lead director as may be appropriate in situations such as where there is a classified board and members of appropriate committee are not up for re-election or the appropriate committee is comprised of the entire board) for the below reasons. Extreme cases may warrant a vote against the entire board.

•	Material failures of governance, stewardship, or fiduciary responsibilities at the company;
•

Egregious actions related to the director(s)’ service on other boards that raise substantial doubt about his or her ability to effectively oversee management and serve the best interests of shareholders at any company;

•

At the previous board election, any director received more than 50 % withhold/against votes of the shares cast and the company has failed to address the underlying issue(s) that caused the high withhold/against vote (members of the Nominating or Governance Committees);

•

The board failed to act on a shareholder proposal that received approval of the majority of shares cast for the previous two consecutive years (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken); an adopted proposal that is substantially similar to the original shareholder proposal will be deemed sufficient; (vote against members of the committee of the board that is responsible for the issue under consideration). If GSAM did not support the shareholder proposal in both years, GSAM will still vote against the committee member(s); or

•	The average board tenure exceeds 15 years, and there has not been a new nominee in the last 5 years.

Vote AGAINST or WITHHOLD from the members of the Audit Committee if:

•	The non-audit fees paid to the auditor are excessive (generally over 50% or more of the audit fees);
•	The company receives an adverse opinion on the company’s financial statements from its auditor and there is not clear evidence that the situation has been remedied;

•

There is persuasive evidence that the Audit Committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm; or

•	No members of the Audit Committee hold sufficient financial expertise.

Vote CASE-BY-CASE on members of the Audit Committee and/or the full board if poor accounting practices, which rise to a level of serious concern are identified, such as fraud, misapplication of GAAP and material weaknesses identified in Section 404 disclosures.

Examine the severity, breadth, chronological sequence and duration, as well as the company’s efforts at remediation or corrective actions, in determining whether negative vote recommendations are warranted against the members of the Audit Committee who are responsible for the poor accounting practices, or the entire board.

See section 3 on executive and director compensation for reasons to withhold from members of the Compensation Committee.

In limited circumstances, GSAM may vote AGAINST or WITHHOLD from all nominees of the board of directors (except from new nominees who should be considered on a CASE-BY-CASE basis and except as discussed below) if:

•

The company’s poison pill has a dead-hand or modified dead-hand feature for two or more years. Vote against/withhold every year until this feature is removed; however, vote against the poison pill if there is one on the ballot with this feature rather than the director;

•

The board adopts or renews a poison pill without shareholder approval, does not commit to putting it to shareholder vote within 12 months of adoption (or in the case of an newly public company, does not commit to put the pill to a shareholder vote within 12 months following the IPO), or reneges on a commitment to put the pill to a vote, and has not yet received a withhold/against recommendation for this issue;

•	The board failed to act on takeover offers where the majority of the shareholders tendered their shares;
•	If in an extreme situation the board lacks accountability and oversight, coupled with sustained poor performance relative to peers.

Shareholder proposal regarding Independent Chair (Separate Chair/CEO)

Vote on a CASE-BY-CASE basis.

GSAM will generally recommend a vote AGAINST shareholder proposals requiring that the chairman’s position be filled by an independent director, if the company satisfies 3 of the 4 following criteria:

•	Designated lead director, elected by and from the independent board members with clearly delineated and comprehensive duties;
•	Two-thirds independent board;
•	All independent “key” committees (audit, compensation and nominating committees); or
•	Established, disclosed governance guidelines.

Shareholder proposal regarding board declassification

GSAM will generally vote FOR proposals requesting that the board adopt a declassified structure in the case of operating and holding companies.

Majority Vote Shareholder Proposals

GSAM will vote FOR proposals requesting that the board adopt majority voting in the election of directors provided it does not conflict with the state law where the company is incorporated.

GSAM also looks for companies to adopt a post-election policy outlining how the company will address the situation of a holdover director.

Cumulative Vote Shareholder Proposals

GSAM will generally support shareholder proposals to restore or provide cumulative voting in the case of operating and holding companies unless:

•

The company has adopted (i) majority vote standard with a carve-out for plurality voting in situations where there are more nominees than seats and (ii) a director resignation policy to address failed elections.

3.	Executive Compensation

Pay Practices

Good pay practices should align management’s interests with long-term shareholder value creation. Detailed disclosure of compensation criteria is preferred; proof that companies follow the criteria should be evident and retroactive performance target changes without proper disclosure is not viewed favorably. Compensation practices should allow a company to attract and retain proven talent. Some examples of poor pay practices include: abnormally large bonus payouts without justifiable performance linkage or proper disclosure, egregious employment contracts, excessive severance and/or change in control provisions, repricing or replacing of underwater stock options/stock appreciation rights without prior shareholder approval, and excessive perquisites. A company should also have an appropriate balance of short-term vs. long-term metrics and the metrics should be aligned with business goals and objectives.

If the company maintains problematic or poor pay practices, generally vote:

•	AGAINST Management Say on Pay (MSOP) Proposals; or
•	AGAINST an equity-based incentive plan proposal if excessive non-performance-based equity awards are the major contributor to a pay-for-performance misalignment.
•	If no MSOP or equity-based incentive plan proposal item is on the ballot, vote AGAINST/WITHHOLD from compensation committee members.

Equity Compensation Plans

Vote CASE-BY-CASE on equity-based compensation plans. Evaluation takes into account potential plan cost, plan features and grant practices. While a negative combination of these factors could cause a vote AGAINST, other reasons to vote AGAINST the equity plan could include the following factors:

•    The plan permits the repricing of stock options/stock appreciation rights (SARs) without prior shareholder approval;

or

•    There is more than one problematic material feature of the plan, which could include one of the following:

unfavorable change-in-control features, presence of gross ups and options reload.

Advisory Vote on Executive Compensation (Say-on-Pay, MSOP) Management Proposals

Vote FOR annual frequency and AGAINST all proposals asking for any frequency less than annual.

Vote CASE-BY-CASE on management proposals for an advisory vote on executive compensation. For U.S. companies, consider the following factors in the context of each company’s specific circumstances and the board’s disclosed rationale for its practices. In general more than one factor will need to be present in order to warrant a vote AGAINST.

Pay-for-Performance Disconnect:

•

GSAM will consider there to be a disconnect based on a quantitative assessment of the following: CEO pay vs. TSR (“Total Shareholder Return”) and peers, CEO pay as a percentage of the median peer group or CEO pay vs. shareholder return over time.

Additional Factors Considered Include:

•	Board’s responsiveness if company received 70% or less shareholder support in the previous year’s MSOP vote;
•	Abnormally large bonus payouts without justifiable performance linkage or proper disclosure;
•	Egregious employment contracts;
•	Excessive perquisites or excessive severance and/or change in control provisions;
•	Repricing or replacing of underwater stock options without prior shareholder approval;
•	Excessive pledging or hedging of stock by executives;
•	Egregious pension/SERP (supplemental executive retirement plan) payouts;
•	Extraordinary relocation benefits;
•	Internal pay disparity;
•	Lack of transparent disclosure of compensation philosophy and goals and targets, including details on short-term and long-term performance incentives; and
•	Long-term equity-based compensation is 100% time-based.

Other Compensation Proposals and Policies

Employee Stock Purchase Plans — Non-Qualified Plans

Vote CASE-BY-CASE on nonqualified employee stock purchase plans taking into account the following factors:

•	Broad-based participation;
•	Limits on employee contributions;
•	Company matching contributions; and
•	Presence of a discount on the stock price on the date of purchase.

Option Exchange Programs/Repricing Options

Vote CASE-BY-CASE on management proposals seeking approval to exchange/reprice options, taking into consideration:

•	Historic trading patterns—the stock price should not be so volatile that the options are likely to be back “in-the-money” over the near term;
•	Rationale for the re-pricing;
•	If it is a value-for-value exchange;
•	If surrendered stock options are added back to the plan reserve;
•	Option vesting;
•	Term of the option—the term should remain the same as that of the replaced option;
•	Exercise price—should be set at fair market or a premium to market;
•	Participants—executive officers and directors should be excluded.

Vote FOR shareholder proposals to put option repricings to a shareholder vote.

Other Shareholder Proposals on Compensation

Advisory Vote on Executive Compensation (Frequency on Pay)

Vote FOR annual frequency.

Stock retention holding period

Vote FOR shareholder proposals asking for a policy requiring that senior executives retain a significant percentage of shares acquired through equity compensation programs if the policy requests retention for two years or less following the termination of their employment (through retirement or otherwise) and a holding threshold percentage of 50% or less.

Also consider:

•	Whether the company has any holding period, retention ratio, or officer ownership requirements in place and the terms/provisions of awards already granted.

Elimination of accelerated vesting in the event of a change in control

Vote AGAINST shareholder proposals seeking a policy eliminating the accelerated vesting of time-based equity awards in the event of a change-in-control.

Performance-based equity awards and pay-for-superior-performance proposals

Generally support unless there is sufficient evidence that the current compensation structure is already substantially performance-based. GSAM considers performance-based awards to include awards that are tied to shareholder return or other metrics that are relevant to the business.

Say on Supplemental Executive Retirement Plans (SERP)

Generally vote AGAINST proposals asking for shareholder votes on SERP.

4.	Director Nominees and Proxy Access

Voting for Director Nominees (Management or Shareholder)

Vote CASE-BY-CASE on the election of directors of operating and holding companies in contested elections, considering the following factors:

•	Long-term financial performance of the target company relative to its industry;
•	Management’s track record;
•	Background of the nomination, in cases where there is a shareholder nomination;
•	Qualifications of director nominee(s);
•	Strategic plan related to the nomination and quality of critique against management;
•	Number of boards on which the director nominee already serves; and
•	Likelihood that the board will be productive as a result.

Proxy Access

Vote CASE-BY-CASE on shareholder or management proposals asking for proxy access.

GSAM may support proxy access as an important right for shareholders of operating and holding companies and as an alternative to costly proxy contests and as a method for GSAM to vote for directors on an individual basis, as appropriate, rather than voting on one slate or the other. While this could be an important shareholder right, the following factors will be taken into account when evaluating the shareholder proposals:

•	The ownership thresholds, percentage and duration proposed (GSAM generally will not support if the ownership threshold is less than 3%);
•	The maximum proportion of directors that shareholders may nominate each year (GSAM generally will not support if the proportion of directors is greater than 25%); and
•	Other restricting factors that when taken in combination could serve to materially limit the proxy access provision.

GSAM will take the above factors into account when evaluating proposals proactively adopted by the company or in response to a shareholder proposal to adopt or amend the right. A vote against governance committee members could result if provisions exist that materially limit the right to proxy access.

Reimbursing Proxy Solicitation Expenses

Vote CASE-BY-CASE on proposals to reimburse proxy solicitation expenses. When voting in conjunction with support of a dissident slate, vote FOR the reimbursement of all appropriate proxy solicitation expenses associated with the election.

5.	Shareholders Rights and Defenses

Shareholder Ability to Act by Written Consent

In the case of operating and holding companies, generally vote FOR shareholder proposals that provide shareholders with the ability to act by written consent, unless:

•	The company already gives shareholders the right to call special meetings at a threshold of 25% or lower; and
•	The company has a history of strong governance practices.

Shareholder Ability to Call Special Meetings

In the case of operating and holding companies, generally vote FOR management proposals that provide shareholders with the ability to call special meetings.

In the case of operating and holding companies, generally vote FOR shareholder proposals that provide shareholders with the ability to call special meetings at a threshold of 25% or lower if the company currently does not give shareholders the right to call special meetings. However, if a company already gives shareholders the right to call special meetings at a threshold of at least 25%, vote AGAINST shareholder proposals to further reduce the threshold.

Advance Notice Requirements for Shareholder Proposals/Nominations

In the case of operating and holding companies, vote CASE-BY-CASE on advance notice proposals, giving support to proposals that allow shareholders to submit proposals/nominations reasonably close to the meeting date and within the broadest window possible, recognizing the need to allow sufficient notice for company, regulatory and shareholder review.

Poison Pills

Vote FOR shareholder proposals requesting that the company submit its poison pill to a shareholder vote or redeem it, unless the company has:

•	a shareholder-approved poison pill in place; or
•	adopted a policy concerning the adoption of a pill in the future specifying certain shareholder friendly provisions.

Vote FOR shareholder proposals calling for poison pills to be put to a vote within a time period of less than one year after adoption.

Vote CASE-BY-CASE on management proposals on poison pill ratification, focusing on the features of the shareholder rights plan.

In addition, the rationale for adopting the pill should be thoroughly explained by the company. In examining the request for the pill, take into consideration the company’s existing governance structure, including: board independence, existing takeover defenses, and any problematic governance concerns.

6.	Mergers and Corporate Restructurings

Vote CASE-BY-CASE on mergers and acquisitions taking into account the following based on publicly available information:

•	Valuation;
•	Market reaction;
•	Strategic rationale;
•	Management’s track record of successful integration of historical acquisitions;
•	Presence of conflicts of interest; and
•	Governance profile of the combined company.

7.	State of Incorporation

Reincorporation Proposals

GSAM may support management proposals to reincorporate as long as the reincorporation would not substantially diminish shareholder rights. GSAM may not support shareholder proposals for reincorporation unless the current state of incorporation is substantially less shareholder friendly than the proposed reincorporation, there is a strong economic case to reincorporate or the company has a history of making decisions that are not shareholder friendly.

Exclusive venue for shareholder lawsuits

Generally vote FOR on exclusive venue proposals, taking into account:

•	Whether the company has been materially harmed by shareholder litigation outside its jurisdiction of incorporation, based on disclosure in the company’s proxy statement;
•	Whether the company has the following good governance features:
○	Majority independent board;
○	Independent key committees;
○	An annually elected board;
○	A majority vote standard in uncontested director elections;
○	The absence of a poison pill, unless the pill was approved by shareholders; and/or
○	Separate Chairman CEO role or, if combined, an independent chairman with clearly delineated duties.

8.	Capital Structure

Common and Preferred Stock Authorization

Generally vote FOR proposals to increase the number of shares of common stock authorized for issuance.

Generally vote FOR proposals to increase the number of shares of preferred stock, as long as there is a commitment to not use the shares for anti-takeover purposes.

9.	Environmental, Social, Governance (ESG) Issues

Overall Approach

GSAM recognizes that Environmental, Social and Governance (ESG) factors can affect investment performance, expose potential investment risks and provide an indication of management excellence and leadership. When evaluating ESG proxy issues, GSAM balances the purpose of a proposal with the overall benefit to shareholders.

Shareholder proposals considered under this category could include, among others, reports on:

1)	employee labor and safety policies;
2)	impact on the environment of the company’s production or manufacturing operations;
3)	societal impact of products manufactured;
4)	risks throughout the supply chain or operations including labor practices, animal treatment practices within food production and conflict minerals; and
5)	overall board structure, including diversity.

When evaluating environmental and social shareholder proposals, the following factors are generally considered:

•	The company’s current level of publicly-available disclosure, including if the company already discloses similar information through existing reports or policies;
•	If the company has implemented or formally committed to the implementation of a reporting program based on Global Reporting Initiative (GRI) guidelines or a similar standard;
•	Whether adoption of the proposal is likely to enhance or protect shareholder value;
•	Whether the information requested concerns business issues that relate to a meaningful percentage of the company’s business;
•	The degree to which the company’s stated position on the issues raised in the proposal could affect its reputation or sales, or leave it vulnerable to a boycott or selective purchasing;
•	Whether the company has already responded in some appropriate manner to the request embodied in the proposal;
•	What other companies in the relevant industry have done in response to the issue addressed in the proposal;
•	Whether the proposal itself is well framed and the cost of preparing the report is reasonable;
•	Whether the subject of the proposal is best left to the discretion of the board;
•	Whether the company has material fines or violations in the area and if so, if appropriate actions have already been taken to remedy going forward;
•	Whether providing this information would reveal proprietary or confidential information that would place the company at a competitive disadvantage.

Environmental Sustainability, climate change reporting

Generally vote FOR proposals requesting the company to report on its policies, initiatives and oversight mechanisms related to environmental sustainability, or how the company may be impacted by climate change. The following factors will be considered:

•	The company’s current level of publicly-available disclosure including if the company already discloses similar information through existing reports or policies;
•	If the company has formally committed to the implementation of a reporting program based on Global Reporting Initiative (GRI) guidelines or a similar standard within a specified time frame;
•	If the company’s current level of disclosure is comparable to that of its industry peers; and
•	If there are significant controversies, fines, penalties, or litigation associated with the company’s environmental performance.

Establishing goals or targets for emissions reduction

Vote CASE-BY-CASE on proposals that call for the adoption of Greenhouse Gas (“GHG”) reduction goals from products and operations, taking into account:

•	Overly prescriptive requests for the reduction in GHG emissions by specific amounts or within a specific time frame;
•	Whether the industry is a material contributor to global GHG emissions and company disclosure is lacking;
•	Whether company disclosure lags behind industry peers;
•	Whether the company has been the subject of recent, significant violations, fines, litigation, or controversy related to GHG emissions;
•	The feasibility of reduction of GHGs given the company’s product line and current technology; and

•	Whether the company already provides meaningful disclosure on GHG emissions from its products and operations.

Political Contributions and Trade Association Spending/Lobbying Expenditures and Initiatives

GSAM generally believes that it is the role of boards and management to determine the appropriate level of disclosure of all types of corporate political activity. When evaluating these proposals, GSAM considers the prescriptive nature of the proposal and the overall benefit to shareholders along with a company’s current disclosure of policies, practices and oversight.

Generally vote AGAINST proposals asking the company to affirm political nonpartisanship in the workplace so long as:

•	There are no recent, significant controversies, fines or litigation regarding the company’s political contributions or trade association spending; and
•	The company has procedures in place to ensure that employee contributions to company-sponsored political action committees (PACs) are strictly voluntary and prohibits coercion.

Vote AGAINST proposals requesting increased disclosure of a company’s policies with respect to political contributions, lobbying and trade association spending as long as:

•	There is no significant potential threat or actual harm to shareholders’ interests;
•	There are no recent significant controversies or litigation related to the company’s political contributions or governmental affairs; and
•	There is publicly available information to assess the company’s oversight related to such expenditures of corporate assets.

GSAM generally will vote AGAINST proposals asking for detailed disclosure of political contributions or trade association or lobbying expenditures.

Vote AGAINST proposals barring the company from making political contributions. Businesses are affected by legislation at the federal, state, and local level and barring political contributions can put the company at a competitive disadvantage.

Gender Identity and Sexual Orientation

A company should have a clear, public Equal Employment Opportunity (EEO) statement and/or diversity policy. Generally vote FOR proposals seeking to amend a company’s EEO statement or diversity policies to additionally prohibit discrimination based on sexual orientation and/or gender identity.

Labor and Human Rights Standards

Generally vote FOR proposals requesting a report on company or company supplier labor and/or human rights standards and policies, or on the impact of its operations on society, unless such information is already publicly disclosed considering:

•	The degree to which existing relevant policies and practices are disclosed;
•	Whether or not existing relevant policies are consistent with internationally recognized standards;
•	Whether company facilities and those of its suppliers are monitored and how;
•	Company participation in fair labor organizations or other internationally recognized human rights initiatives;
•	Scope and nature of business conducted in markets known to have higher risk of workplace labor/human rights abuse;
•	Recent, significant company controversies, fines, or litigation regarding human rights at the company or its suppliers;
•	The scope of the request; and
•	Deviation from industry sector peer company standards and practices.

Non-U.S. Proxy Items

The following section is a broad summary of the Guidelines, which form the basis of the Policy with respect to non-U.S. public equity investments. Applying these guidelines is subject to certain regional and country-specific exceptions and modifications and is not inclusive of all considerations in each market.

1.	Operational Items

Financial Results/Director and Auditor Reports

Vote FOR approval of financial statements and director and auditor reports, unless:

•	There are concerns about the accounts presented or audit procedures used; or
•	The company is not responsive to shareholder questions about specific items that should be publicly disclosed.

Appointment of Auditors and Auditor Fees

Vote FOR the re-election of auditors and proposals authorizing the board to fix auditor fees, unless:

•	There are serious concerns about the accounts presented, audit procedures used or audit opinion rendered;
•	There is reason to believe that the auditor has rendered an opinion, that is neither accurate nor indicative of the company’s financial position;
•	Name of the proposed auditor has not been published;
•	The auditors are being changed without explanation;
•	Non-audit-related fees are substantial or are in excess of standard annual audit-related fees; or
•	The appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

Appointment of Statutory Auditors

Vote FOR the appointment or re-election of statutory auditors, unless:

•	There are serious concerns about the statutory reports presented or the audit procedures used;
•	Questions exist concerning any of the statutory auditors being appointed; or
•	The auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

Allocation of Income

Vote FOR approval of the allocation of income, unless:

•	The dividend payout ratio has been consistently low without adequate explanation; or
•	The payout is excessive given the company’s financial position.

Stock (Scrip) Dividend Alternative

Vote FOR most stock (scrip) dividend proposals.

Vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

Amendments to Articles of Association

Vote amendments to the articles of association on a CASE-BY-CASE basis.

Change in Company Fiscal Term

Vote FOR resolutions to change a company’s fiscal term unless a company’s motivation for the change is to postpone its annual general meeting.

Lower Disclosure Threshold for Stock Ownership

Vote AGAINST resolutions to lower the stock ownership disclosure threshold below 5 % unless specific reasons exist to implement a lower threshold.

Amend Quorum Requirements

Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.

Transact Other Business

Vote AGAINST other business when it appears as a voting item.

2.	Board of Directors

Director Elections

Vote FOR management nominees taking into consideration the following:

•	Adequate disclosure has not been provided in a timely manner; or
•	There are clear concerns over questionable finances or restatements; or
•	There have been questionable transactions or conflicts of interest; or
•	There are any records of abuses against minority shareholder interests; or
•	The board fails to meet minimum corporate governance standards. or
•	There are reservations about:
○	Director terms
○	Bundling of proposals to elect directors
○	Board independence
○	Disclosure of named nominees
○	Combined Chairman/CEO
○	Election of former CEO as Chairman of the board
○	Overboarded directors
○	Composition of committees
○	Director independence
○	Number of directors on the board
•	Specific concerns about the individual or company, such as criminal wrongdoing or breach of fiduciary responsibilities; or
•	Repeated absences at board meetings have not been explained (in countries where this information is disclosed); or
•

Unless there are other considerations which may include sanctions from government or authority, violations of laws and regulations, or other issues related to improper business practice, failure to replace management, or egregious actions related to service on other boards.

Vote on a CASE-BY-CASE basis in contested elections of directors, e.g., the election of shareholder nominees or the dismissal of incumbent directors, determining which directors are best suited to add value for shareholders.

The analysis will generally be based on, but not limited to, the following major decision factors:

•	Company performance relative to its peers;
•	Strategy of the incumbents versus the dissidents;
•	Independence of board candidates;
•	Experience and skills of board candidates;
•	Governance profile of the company;
•	Evidence of management entrenchment;
•	Responsiveness to shareholders;
•	Whether a takeover offer has been rebuffed;
•	Whether minority or majority representation is being sought.

Vote FOR employee and/or labor representatives if they sit on either the audit or compensation committee and are required by law to be on those committees.

Vote AGAINST employee and/or labor representatives if they sit on either the audit or compensation committee, if they are not required to be on those committees.

Classification of directors

Executive Director

•	Employee or executive of the company;
•	Any director who is classified as a non-executive, but receives salary, fees, bonus, and/or other benefits that are in line with the highest-paid executives of the company.

Non-Independent Non-Executive Director (NED)

•	Any director who is attested by the board to be a non-independent NED;
•	Any director specifically designated as a representative of a significant shareholder of the company;
•	Any director who is also an employee or executive of a significant shareholder of the company;
•

Beneficial owner (direct or indirect) of at least 10% of the company’s stock, either in economic terms or in voting rights (this may be aggregated if voting power is distributed among more than one member of a defined group, e.g., family members who beneficially own less than 10% individually, but collectively own more than 10%), unless market best practice dictates a lower ownership and/or disclosure threshold (and in other special market-specific circumstances);

•	Government representative;
•

Currently provides (or a relative provides) professional services to the company, to an affiliate of the company, or to an individual officer of the company or of one of its affiliates in excess of $10,000 per year;

•	Represents customer, supplier, creditor, banker, or other entity with which company maintains transactional/commercial relationship (unless company discloses information to apply a materiality test);
•	Any director who has conflicting or cross-directorships with executive directors or the chairman of the company;
•	Relative of a current employee of the company or its affiliates;
•	Relative of a former executive of the company or its affiliates;
•	A new appointee elected other than by a formal process through the General Meeting (such as a contractual appointment by a substantial shareholder);
•	Founder/co-founder/member of founding family but not currently an employee;
•	Former executive (5 year cooling off period);
•	Years of service is generally not a determining factor unless it is recommended best practice in a market and/or in extreme circumstances, in which case it may be considered; and
•	Any additional relationship or principle considered to compromise independence under local corporate governance best practice guidance.

Independent NED

•	No material connection, either directly or indirectly, to the company other than a board seat.

Employee Representative

•	Represents employees or employee shareholders of the company (classified as “employee representative” but considered a non-independent NED).

Discharge of Directors

Generally vote FOR the discharge of directors, including members of the management board and/or supervisory board, unless there is reliable information about significant and compelling controversies that the board is not fulfilling its fiduciary duties warranted by:

•

A lack of oversight or actions by board members which invoke shareholder distrust related to malfeasance or poor supervision, such as operating in private or company interest rather than in shareholder interest; or

•

Any legal issues (e.g., civil/criminal) aiming to hold the board responsible for breach of trust in the past or related to currently alleged actions yet to be confirmed (and not only the fiscal year in question), such as price fixing, insider trading, bribery, fraud, and other illegal actions; or

•	Other egregious governance issues where shareholders may bring legal action against the company or its directors; or
•	Vote on a CASE-BY-CASE basis where a vote against other agenda items are deemed inappropriate.

3.	Compensation

Director Compensation

Vote FOR proposals to award cash fees to non-executive directors unless the amounts are excessive relative to other companies in the country or industry.

Vote non-executive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.

Vote proposals that bundle compensation for both non-executive and executive directors into a single resolution on a CASE-BY-CASE basis.

Vote AGAINST proposals to introduce retirement benefits for non-executive directors.

Compensation Plans

Vote compensation plans on a CASE-BY-CASE basis.

Director, Officer, and Auditor Indemnification and Liability Provisions

Vote proposals seeking indemnification and liability protection for directors and officers on a CASE-BY-CASE basis.

Vote AGAINST proposals to indemnify auditors.

4.	Board Structure

Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.

Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.

Chairman CEO combined role (for applicable markets)

GSAM will generally recommend a vote AGAINST shareholder proposals requiring that the chairman’s position be filled by an independent director, if the company satisfies 3 of the 4 following criteria:

•	Two-thirds independent board, or majority in countries where employee representation is common practice;
•	A designated, or a rotating, lead director, elected by and from the independent board members with clearly delineated and comprehensive duties;
•	Fully independent key committees; and/or
•	Established, publicly disclosed, governance guidelines and director biographies/profiles.

5.	Capital Structure

Share Issuance Requests

General Issuances:

Vote FOR issuance requests with preemptive rights to a maximum of 100 % over currently issued capital.

Vote FOR issuance requests without preemptive rights to a maximum of 20 % of currently issued capital.

Specific Issuances:

Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

Increases in Authorized Capital

Vote FOR non-specific proposals to increase authorized capital up to 100 % over the current authorization unless the increase would leave the company with less than 30 % of its new authorization outstanding.

Vote FOR specific proposals to increase authorized capital to any amount, unless:

•	The specific purpose of the increase (such as a share-based acquisition or merger) does not meet guidelines for the purpose being proposed; or
•	The increase would leave the company with less than 30 % of its new authorization outstanding after adjusting for all proposed issuances.

Vote AGAINST proposals to adopt unlimited capital authorizations.

Reduction of Capital

Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

Capital Structures

Vote FOR resolutions that seek to maintain or convert to a one-share, one-vote capital structure.

Vote AGAINST requests for the creation or continuation of dual-class capital structures or the creation of new or additional super voting shares.

Preferred Stock

Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50 % of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

Debt Issuance Requests

Vote non-convertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.

Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets guidelines on equity issuance requests.

Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.

Increase in Borrowing Powers

Vote proposals to approve increases in a company’s borrowing powers on a CASE-BY-CASE basis.

Share Repurchase Plans

GSAM will generally recommend FOR share repurchase programs taking into account whether:

•	The share repurchase program can be used as a takeover defense;
•	There is clear evidence of historical abuse;
•	There is no safeguard in the share repurchase program against selective buybacks;
•	Pricing provisions and safeguards in the share repurchase program are deemed to be unreasonable in light of market practice.

Reissuance of Repurchased Shares

Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.

Capitalization of Reserves for Bonus Issues/Increase in Par Value

Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.

6.	Mergers and Corporate Restructuring & Other

Reorganizations/Restructurings

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

Mergers and Acquisitions

Vote CASE-BY-CASE on mergers and acquisitions taking into account the following based on publicly available information:

•	Valuation;
•	Market reaction;
•	Strategic rationale;
•	Management’s track record of successful integration of historical acquisitions;
•	Presence of conflicts of interest; and
•	Governance profile of the combined company.

Antitakeover Mechanisms

Generally vote AGAINST all antitakeover proposals, unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.

Reincorporation Proposals

Vote reincorporation proposals on a CASE-BY-CASE basis.

Related-Party Transactions

Vote related-party transactions on a CASE-BY-CASE basis, considering factors including, but not limited to, the following:

•	The parties on either side of the transaction;
•	The nature of the asset to be transferred/service to be provided;
•	The pricing of the transaction (and any associated professional valuation);
•	The views of independent directors (where provided);
•	The views of an independent financial adviser (where appointed);
•	Whether any entities party to the transaction (including advisers) is conflicted; and
•	The stated rationale for the transaction, including discussions of timing.

Shareholder Proposals

Vote all shareholder proposals on a CASE-BY-CASE basis.

Vote FOR proposals that would improve the company’s corporate governance or business profile at a reasonable cost.

Vote AGAINST proposals that limit the company’s business activities or capabilities or result in significant costs being incurred with little or no benefit.

7.	Environmental, Social, Governance (ESG) Issues

Please refer to page A-8 for our current approach to these important topics.